As filed with the Securities and Exchange Commission on October 18, 2011
Registration No. 333-164884

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5 TO
Form S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES
Cole Credit Property Trust III, Inc.
(Exact Name of Registrant as Specified in Its Governing Instruments)

2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
(602) 778-8700
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

D. Kirk McAllaster, Jr.
Executive Vice President, Chief Financial Officer and Treasurer
Cole Credit Property Trust III, Inc.
2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
(602) 778-8700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lauren Burnham Prevost, Esq.
Heath D. Linsky, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000

Approximate date of commencement of proposed sale to the public:  As soon as practicable following effectiveness of this Registration Statement.

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 5 consists of the following:

1.	The Registrant’s final form of prospectus dated May 2, 2011.

2.	Supplement No. 6 dated October 18, 2011 to the Registrant’s Prospectus dated May 2, 2011, included herewith, which supersedes and replaces all prior supplements to the Prospectus dated May 2, 2011, and which will be delivered as an unattached document along with the Prospectus dated May 2, 2011.

3.	Part II, included herewith.

4.	Signatures, included herewith.

Cole Credit Property Trust III, Inc.
Maximum Offering of 275,000,000 Shares of Common Stock

Cole Credit Property Trust III, Inc. is a Maryland corporation that qualifies and has elected to be taxed as a real estate investment trust. We invest primarily in necessity retail properties that are single-tenant or multi-tenant “power centers” subject to long-term triple net or double net leases with national or regional creditworthy retailers. Our properties are, and we expect additional properties will be, strategically located throughout the United States and U.S. protectorates.

We are offering up to 250,000,000 shares of our common stock in our primary offering for $10.00 per share in a follow-on offering, with discounts available for certain categories of purchasers. We also are offering under this prospectus up to 25,000,000 shares of our common stock pursuant to our distribution reinvestment plan at a purchase price during this offering of $9.50 per share, and at the most recent estimated value per share after our board of directors determines a reasonable estimate of the value of our shares. We will offer these shares until September 22, 2012, which is two years after the effective date of this offering, unless the offering is extended; provided, however, that we may terminate this offering at any time. We reserve the right to reallocate the shares we are offering between our primary offering and our distribution reinvestment plan.

See “Risk Factors” beginning on page 28 for a description of some of the risks you should consider before buying shares of our common stock. These risks include the following:

•	This investment has limited liquidity. No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their market value.

•	You should consider an investment in our common stock a long-term investment. Although we have targeted an investment horizon in excess of five years, there is no fixed liquidation date for your investment.

•	The offering price for our shares is not based on the book value or net asset value of our current or expected investments, or our current or expected cash flow. Until such time as our shares are valued by our board of directors, the price of our shares is not intended to reflect the net asset value of our shares.

•	We may pay distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flows.

•	There are substantial conflicts of interest between us and our advisor and its affiliates. Key persons associated with our advisor perform similar duties for other Cole-sponsored programs that may use investment strategies similar to ours creating potential conflicts of interest when allocating investment opportunities. In addition, our advisor and its affiliates have substantial discretion in managing our operations, and we pay them substantial fees.

•	The timing and method of our eventual liquidity event is undetermined at this time. If we do not successfully implement our exit strategy, you may suffer losses on your investment, or your shares may continue to have limited liquidity.

•	Although you will be provided with information about our investments after the investments have been made, you will be unable to evaluate the economic merit of future investments, including how the proceeds from this offering will be invested. This makes an investment in our shares speculative.

•	We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•	We may suffer from delays in our advisor locating suitable investments, which could adversely affect our ability to pay distributions and the value of your investment.

•	You may not own more than 9.8% of our outstanding shares of common stock unless exempted by our board of directors. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock.

•	If we do not remain qualified as a real estate investment trust (REIT), we will be subject to federal income tax at regular corporate rates, which would reduce the amount of income available for distributions to be paid to you.

•	For qualified accounts, if an investment in our shares constitutes a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (ERISA), you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested.

This investment involves substantial risk. The value of your shares may decline significantly.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York, nor any other state securities regulator, has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections in this offering is prohibited. Any representation to the contrary, and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in this program is not permitted. All proceeds from this offering are held in trust until subscriptions are accepted and funds are released.

	Price	Selling	Dealer	Net Proceeds
	to Public	Commissions	Manager Fee	(Before Expenses)

Primary Offering
Per Share	$10.00	$0.70	$0.20	$9.10
Total Maximum	$2,500,000,000	$175,000,000	$50,000,000	$2,275,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$237,500,000	$—	$—	$237,500,000

The dealer manager of this offering, Cole Capital Corporation, a member firm of the Financial Industry Regulatory Authority, Inc. (FINRA), is an affiliate of our advisor and will offer the shares on a best efforts basis. The minimum investment generally is 250 shares. See the “Plan of Distribution” section of this prospectus for a description of compensation that may be received by our dealer manager and other broker-dealers in this offering.

May 2, 2011

SUITABILITY STANDARDS

An investment in our common stock is only suitable for persons who have adequate financial means and desire a long-term investment (generally, an investment horizon in excess of five years). In addition, the investment has limited liquidity, which means that it may be difficult for you to sell your shares. Persons who may require liquidity within several years from the date of their investment or seek a guaranteed stream of income should not invest in our common stock.

In consideration of these factors, we have established minimum suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These minimum suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Certain states have established suitability requirements in addition to the minimum standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below:

•	Alabama — Investors must have a liquid net worth of at least ten times their investment in us and similar programs.

•	California — Investors must have either (i) a net worth of at least $250,000, or (ii) a gross annual income of at least $75,000 and a net worth of at least $75,000. In addition, the investment must not exceed ten percent (10%) of the net worth of the investor.

•	Iowa and Ohio — Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates.

•	Kansas — It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Kentucky, Michigan, Oregon, Pennsylvania and Tennessee — Investors must have a liquid net worth of at least 10 times their investment in us.

In the case of sales to fiduciary accounts, the suitability standards must be met by either the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares, or by the beneficiary of the account.

Our sponsor and affiliated dealer manager are responsible for determining if investors meet these minimum suitability standards for investing in our common stock. In making this determination, our sponsor and affiliated dealer manager will rely on the participating broker-dealers and information provided by investors. In addition to the minimum suitability standards described above, each participating broker-dealer, authorized representative or any other person selling shares on our behalf, and our sponsor is required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor.

In making this determination, your participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, including your age, investment objectives, income, net worth, financial situation and other investments held by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

i

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor; and

•	the tax, including ERISA, consequences of an investment in our common stock.

Such persons must maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act), the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor,” which means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

ii

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	In general, a REIT is a company that:

• pays distributions to investors of at least 90% of its taxable income;

• avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied; and

• combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management.

Q:	How are you different from your competitors who offer non-traded finite-life public REIT shares or real estate limited partnership units?

A:	We believe that our sponsor’s disciplined investment focus on core commercial real estate and experience in managing such properties will distinguish us from other non-traded REITs. We use the term “core” to describe existing properties currently operating and generating income, that are leased to national and regional creditworthy tenants under long-term net leases and are strategically located. In addition, core properties typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value).

We invest primarily in income-producing necessity retail properties that are single-tenant or multi-tenant “power centers,” which are leased to national and regional creditworthy tenants under long-term leases, and are strategically located throughout the United States and U.S. protectorates. Necessity retail properties are properties leased to retail tenants that attract consumers for everyday needs, such as pharmacies, home improvement stores, national superstores, restaurants and regional retailers. Most of our properties are subject to triple net and double net leases, whereby the tenant is obligated to pay for most of the expenses of maintaining the property. Through our investments in core commercial real estate, we expect to achieve a relatively predictable and stable stream of income, which will provide a principal source of return for investors in our common stock, and the potential for capital appreciation in the value of our real estate assets.

For over three decades, our sponsor, Cole Real Estate Investments, has developed and utilized this investment approach in acquiring and managing core commercial real estate assets in the retail sector. We believe that our sponsor’s experience in assembling real estate portfolios, which principally focus on national and regional creditworthy tenants subject to long-term net leases, will provide us with a competitive advantage. In addition, our sponsor has built a business of over 200 employees, who are experienced in the various aspects of acquiring, financing and managing commercial real estate, and that our access to these resources also will provide us with an advantage.

Q.	Will you invest in anything other than retail commercial properties?

A.	Yes. We also may invest in other income-producing properties, such as office and industrial properties, which may share certain core characteristics with our retail investments, such as a principal creditworthy tenant, a long-term net lease, and a strategic location. Our sponsor’s disciplined investment focus on core commercial real estate historically has included office and industrial properties. To the extent that we invest in office and industrial properties, we will focus on core properties that are essential to the business operations of the tenant. These types of properties are often referred to as mission critical properties. We believe investments in these properties are consistent with our goal of providing investors with a relatively stable stream of current income and an opportunity for capital appreciation. Our portfolio also may include other income-producing real estate, as well as real estate-related investments such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forgo a high quality investment because it does not precisely fit our expected portfolio composition. Our goal is to assemble a portfolio that is diversified by investment type, investment size and investment risk, which will provide attractive and reasonably stable returns to our investors. See the section of this prospectus captioned “Investment Objectives and Policies — Acquisition and Investment Policies” for a more detailed discussion of all of the types of investments we may make.

Q:	Generally, what are the terms of your leases?

A:	We seek to secure leases from creditworthy tenants before or at the time we acquire a property. Many of our leases are what is known as triple net or double net leases, which means that the tenant is primarily responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. This helps ensure the predictability and stability of our expenses, which we believe will result in greater predictability and stability of our cash distributions to stockholders. Our leases generally have terms of ten or more years and include renewal options. We may, however, enter into leases that have a shorter term.

Q:	How will you determine whether tenants are creditworthy?

A:	We determine creditworthiness pursuant to various methods, including reviewing financial data and other information about the tenant. In addition, we frequently obtain financial guarantees of leases by the corporate parent of the tenant. We may use an industry credit rating service to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of the tenant. We consider the reports produced by these services along with the relevant financial and other data relating to the proposed tenant before acquiring a property subject to an existing lease or entering into a new lease.

Q:	What is the experience of your sponsor and your advisor?

A:	Our sponsor, Cole Real Estate Investments, is a group of affiliated entities directly or indirectly controlled by Christopher H. Cole, including Cole Capital Advisors, Inc. (Cole Capital Advisors), Cole Capital Partners, LLC (Cole Capital Partners) and other affiliates of our advisor. From January 1, 2001 to December 31, 2010, Cole Real Estate Investments sponsored 65 private real estate programs and a publicly offered REIT with an aggregate of over 47,000 investors, excluding our company. These prior programs had raised approximately $2.9 billion as of December 31, 2010. During the three years ended December 31, 2010, the prior real estate programs had purchased 402 properties located in 38 states and the U.S. Virgin Islands.

Our advisor is Cole REIT Advisors III, LLC (CR III Advisors), an affiliate of our sponsor that was formed solely for the purpose of managing our company. Mr. Cole is the chief executive officer and president of our advisor and other key personnel of our advisor have been associated with Cole Real Estate Investments for several years. For additional information about the key personnel of our advisor, see the section of this prospectus captioned “Management — The Advisor.”

Q:	Do you expect to acquire properties in transactions with affiliates of your advisor?

A:	Other than as set forth below, our board of directors has adopted a policy to prohibit acquisitions and loans from or to affiliates of our advisor. From time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable investments for us or our advisor may create special purposes entities to acquire properties that would be suitable investments for us. Subsequently, we may acquire such properties from such affiliates of our advisor but only at cost, including acquisition-related expenses. In addition, any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser.

From time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties; provided, however, that our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, neither of which would be considered a loan.

Q:	Will you acquire properties in joint ventures, including joint ventures with affiliates?

A:	It is possible that we may acquire properties through one or more joint ventures in order to increase our purchasing power and diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. Increased portfolio diversification reduces the risk to investors as compared to a program with less diversified investments. Our joint ventures may be with affiliates of our advisor or with non-affiliated third parties. Any joint venture with an affiliate of our advisor will be supported by an appraisal and must be approved by a majority of our independent directors. If we enter into a joint venture with an affiliate of our advisor or with another Cole-sponsored program, officers and key persons of our advisor will face conflicts of interest.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Generally, unless your investment is held in a qualified tax-exempt account, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions in any given year may not be subject to tax because depreciation and other non-cash expenses reduce taxable income but do not reduce cash available for distribution. In addition, distributions may be made from other sources, such as borrowings in anticipation of future operating cash flows or proceeds of this offering, which would not be currently taxed. The portion of your distribution that is not currently taxable is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you likely will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q:	What will you do with the money raised in this offering before you invest the proceeds in real estate?

A:	Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments. We may not be able to invest the proceeds from this offering in real estate promptly and such short-term investments will not earn as high of a return as we expect to earn on our real estate investments.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

Q:	Who can buy shares?

A:	In order to buy shares of our common stock, you must meet our minimum suitability standards, which generally require that you have either (1) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. You may be required to meet certain state suitability standards. In addition, all investors must meet suitability standards determined by his or her broker or financial advisor. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	For whom might an investment in our shares be appropriate?

A:	An investment in our shares may be appropriate for you if, in addition to meeting the suitability standards described above, you seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, and seek the opportunity to achieve capital appreciation over an investment horizon of more than five years. An investment in our shares has limited liquidity and therefore is not appropriate if you may require liquidity within several years from the date of your investment or seek a guaranteed stream of income.

Q:	May I make an investment through my IRA or other tax-deferred account?

A:	Yes. You may make an investment through your IRA or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (4) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (5) whether there is sufficient liquidity for such investment under your IRA, plan or other account, and (6) the need to value the assets of your IRA, plan or other account annually or more frequently. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (Internal Revenue Code).

Q:	Is there any minimum investment required?

A:	The minimum investment generally is 250 shares. You may not transfer any of your shares if such transfer would result in your owning less than the minimum investment amount, unless you transfer all of your shares. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate individual retirement accounts (IRAs), provided that each such contribution is made in increments of $1,000.

After you have purchased the minimum investment amount in this offering or have satisfied the minimum purchase requirement of any other Cole-sponsored public real estate program, any additional purchase must be in increments of at least 100 shares or made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, in addition to reading this prospectus, you will need to complete and sign a subscription agreement, similar to the one contained in this prospectus as Appendix A, for a specific number of shares and pay for the shares at the time you subscribe. After you become a stockholder, you may purchase additional shares by completing and signing an additional investment subscription agreement, similar to the one contained in this prospectus as Appendix B.

Q:	Who is the transfer agent?

A:	The name, address and telephone number of our transfer agent is as follows:

DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312
(866) 907-2653

To ensure that any account changes are made promptly and accurately, all changes, including your address, ownership type and distribution mailing address, should be directed to the transfer agent.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

• three quarterly financial reports;

• an annual report;

• an annual Form 1099;

• supplements to the prospectus during the offering period; and

• notification to Maryland residents regarding the sources of their distributions if such distributions are not entirely from our funds from operations, which will be sent via U.S. mail in connection with every third monthly distribution statement and/or check, as applicable.

Except as set forth above, we will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

• U.S. mail or other courier;

• facsimile;

• electronic delivery, including email and/or CD-ROM; or

• posting, or providing a link, on our affiliated website, which is www.colecapital.com.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Cole Capital Corporation
2575 E. Camelback Road, Suite 500
Phoenix, AZ 85016
(866) 341-2653
Attn: Investor Services
www.colecapital.com

PROSPECTUS SUMMARY

This prospectus summary highlights some of the material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements (including the financial statements incorporated by reference in this prospectus), before making a decision to invest in our common stock.

Cole Credit Property Trust III, Inc.

Cole Credit Property Trust III, Inc. is a Maryland corporation, formed on January 22, 2008, which has elected to be taxed as a REIT for federal income tax purposes beginning with the taxable year ended December 31, 2009, the year during which we began material operations. We intend to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of core commercial real estate investments primarily consisting of necessity retail properties located throughout the United States, including U.S. protectorates. Our retail properties primarily have been and will be single-tenant properties and multi-tenant “power centers” anchored by large, creditworthy national or regional retailers. Our retail properties are typically subject to long-term triple net or double net leases, which means the tenant will be obligated to pay for most of the expenses of maintaining the property. Frequently, our leases are guaranteed by the tenant’s corporate parent. Through our investments in core commercial real estate, we expect to achieve a relatively predictable and stable stream of income, which will provide a principal source of return for our investors in our common stock, and the potential for capital appreciation in the value of our real estate assets. We generally intend to hold each property for a period in excess of five years.

We also may invest in other income-producing properties, such as office and industrial properties which may share certain core characteristics with our retail investments, such as a principal creditworthy tenant, a long-term net lease, and a strategic location. Investments in these types of office and industrial properties, which are essential to the business operations of the tenant, will assist in accomplishing our goal of providing investors with a relatively stable stream of current income and an opportunity for capital appreciation.

In addition, we may further diversify our portfolio by making and investing in mortgage, mezzanine, bridge and other loans secured, directly or indirectly, by the same types of properties that we may acquire directly. We also may acquire majority or minority interests in other entities (or business units of such entities) with investment objectives similar to ours or with management, investment or development capabilities that our advisor deems desirable or advantageous to acquire. See the section of this prospectus captioned “Investment Objectives and Policies — Acquisitions and Investment Policies” for a more detailed discussion of all of the types of investments we may make.

For over three decades, our sponsor, Cole Real Estate Investments, has developed and utilized this disciplined investment approach in acquiring and managing core commercial real estate assets primarily in the retail sector but in the office and industrial sectors as well. We believe that our sponsor’s experience in assembling real estate portfolios, which principally focus on national and regional creditworthy tenants subject to long-term leases, will provide us with a competitive advantage. In addition, our sponsor has built a business of over 200 employees, who are experienced in the various aspects of acquiring, financing and managing commercial real estate, and that our access to these resources also will provide us with an advantage.

We believe that another competitive advantage is our ability to purchase properties for cash and to close transactions quickly. Cole Capital Corporation, the broker-dealer affiliate of our sponsor, had raised over $2.5 billion on our behalf as of December 31, 2010, and we expect that, through their well-developed distribution capabilities and relationships with other broker-dealers, Cole Capital Corporation will be successful in raising additional capital on our behalf in this offering.

On October 1, 2008, we commenced our initial public offering of shares of our common stock pursuant to a registration statement on Form S-11, which was declared effective by the Securities and Exchange Commission on that date. At the commencement of our initial public offering, we offered a maximum of 230,000,000 shares of common stock to the public on a “best efforts” basis at $10.00 per share, with discounts available for certain categories of purchasers. We also offered a maximum of 20,000,000 shares of common stock pursuant to our distribution reinvestment plan at a purchase price of $9.50 per share during that offering. Our follow-on offering of shares of our common stock was declared effective by the Securities and Exchange Commission on September 22, 2010, although we did not begin selling shares pursuant to our follow-on offering until after we terminated our initial public offering. Of the 275,000,000 shares registered pursuant to our follow-on offering, we are offering up to 250,000,000 shares in our primary offering and up to 25,000,000 shares pursuant to our distribution reinvestment plan. As of April 1, 2011, we had accepted investors’ subscriptions for, and issued, 62,977,441 shares of our common stock in the follow-on offering, resulting in gross proceeds to us of approximately $626.5 million. As of April 1, 2011, we had 212,022,559 shares of our common stock remaining in our follow-on offering. Combined with our initial public offering, we had received a total of approximately $2.8 billion in gross offering proceeds as of April 1, 2011.

If all of the shares we are offering pursuant to the follow-on offering have not been sold by September 22, 2012, we may extend the offering as permitted under applicable law. In no event will we extend this offering beyond 180 days after the third anniversary of the effective date, and we may terminate this offering at any time. The follow-on offering must be registered in every state in which we offer or sell shares and generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate the offering at any time prior to the stated termination date.

Our offices are located at 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016. Our telephone number is 866-341-2653. Our fax number is 602-778-8780, and the e-mail address of our investor relations department is investorservices@colecapital.com.

Additional information about us and our affiliates may be obtained at www.colecapital.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Sponsor and our Advisor

Our sponsor is Cole Real Estate Investments, a trade name we use to refer to a group of affiliated entities directly or indirectly controlled by Christopher H. Cole. Our advisor, CR III Advisors, a Delaware limited liability company, is an affiliate of our sponsor, and is responsible for managing our affairs on a day-to-day basis, identifying and making acquisitions and investments on our behalf, and recommending an appropriate exit strategy to our board of directors. Our chairman, chief executive officer and president, Christopher H. Cole, is the indirect sole owner, chief executive officer, president and treasurer of our advisor. See “— Summary of Prior Offerings” below.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have six directors, Christopher H. Cole, Marc T. Nemer, Thomas A. Andruskevich, Marcus E. Bromley, Scott P. Sealy and Leonard W. Wood. Four of our six directors, Messrs. Andruskevich, Bromley, Sealy and Wood, are each independent directors. Our charter requires that, a majority of our directors be independent of our advisor. Our charter also provides that our independent directors will be responsible for reviewing the performance of our advisor and determining the compensation paid to our advisor and its affiliates is reasonable. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors are elected annually by our stockholders.

Our REIT Status

So long as we continue to qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its annual taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify for treatment as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Investment Objectives

Our primary investment objectives are:

•	to acquire quality commercial real estate properties, net leased under long-term leases to creditworthy tenants, which provide current operating cash flows;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.

See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment objectives and policies, and investment restrictions. We may not achieve our investment objectives. See “— Summary Risk Factors” below.

Summary Risk Factors

Following are some of the risks relating to your investment:

•	This investment has limited liquidity. No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their market value.

•	You should consider an investment in our common stock a long-term investment. Although we have targeted an investment horizon in excess of five years, there is no fixed liquidation date for your investment.

•	The offering price for our shares is not based on the book value or net asset value of our current or expected investments, or our current or expected cash flow. Until such time as our shares are valued by our board of directors, the price of our shares is not intended to reflect the net asset value of our shares.

•	We may pay distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flows.

•	There are substantial conflicts of interest between us and our advisor and its affiliates. Key persons associated with our advisor perform similar duties for other Cole-sponsored programs that may use investment strategies similar to ours creating potential conflicts of interest when allocating investment opportunities. In addition, our advisor and its affiliates have substantial discretion in managing our operations, and we pay them substantial fees.

•	The timing and method of our eventual liquidity event is undetermined at this time. If we do not successfully implement our exit strategy, you may suffer losses on your investment, or your shares may continue to have limited liquidity.

•	Although you will be provided with information about our investments after the investments have been made, you will be unable to evaluate the economic merit of future investments, including how the proceeds from this offering will be invested. This makes an investment in our shares speculative.

•	We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•	We may suffer from delays in our advisor locating suitable investments, which could adversely affect our ability to pay distributions and the value of your investment.

•	You may not own more than 9.8% of our outstanding shares of common stock, unless exempted by our board of directors. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock.

•	If we do not remain qualified as a REIT, we will be subject to federal income tax at regular corporate rates, which would reduce the amount of income available for distributions to be paid to you.

•	For qualified accounts, if an investment in our shares constitutes a prohibited transaction under ERISA, you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested.

Before you invest in us, you should carefully read and consider the more detailed “Risk Factors” section of this prospectus.

Description of Real Estate Investments

Our advisor is responsible for identifying and acquiring potential real estate investments on our behalf. All acquisitions of commercial properties are evaluated for the reliability and stability of their future income, as well as for their potential for capital appreciation. Our advisor considers the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors exercises its fiduciary duties to our stockholders by overseeing our advisor’s investment process.

Our charter limits our aggregate borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. There is no limitation on the amount we may borrow against any single improved property.

Wholly-owned properties

As of April 1, 2011, our investment portfolio consisted of 470 wholly-owned properties located in 41 states, comprising approximately 19.9 million gross rentable square feet of commercial space including square feet of buildings which are on land subject to ground leases. Our properties as of April 1, 2011 are listed below in order of date of acquisition.

				Rentable
		Number of		Square	Purchase
Property Description	Type	Tenants	Tenant	Feet(1)	Price

CVS — Fredericksburg, VA(2)	Drugstore	1	Virginia CVS Pharmacy, LLC	12,900	$6,116,530
Walgreens — Indianapolis, IN(3)	Drugstore	1	Walgreen Co.	14,820	6,250,000
Walgreens — Tulsa, OK(3)	Drugstore	1	Walgreen Co.	13,650	3,902,000
Walgreens — Fredericksburg, VA(2)	Drugstore	1	Walgreen Co.	14,820	7,289,273
Kohl’s — Burnsville, MN(4)	Department Store	1	Kohl’s Department Stores, Inc.	101,346	10,345,000
Sam’s Club — Hoover, AL(5)	Warehouse Club	1	Wal-Mart Real Estate Business Trust	115,347	12,300,000
Lowe’s — Las Vegas, NV	Home Improvement	1	Lowe’s HIW, Inc.	162,557	10,740,000
Wal-Mart — Las Vegas, NV	Discount Retail	1	Wal-Mart Real Estate Business Trust	223,901	14,765,000
Wal-Mart — Albuquerque, NM	Discount Retail	1	Wal-Mart Stores East, LP	203,962	18,055,000
Home Depot — Las Vegas, NV	Home Improvement	1	Home Depot U.S.A., Inc.	103,700	8,377,257
Home Depot — Odessa, TX	Home Improvement	1	Home Depot U.S.A., Inc.	100,400	9,259,743
Home Depot — San Diego, CA	Home Improvement	1	Home Depot U.S.A., Inc.	104,024	12,352,671
Home Depot — San Jose, CA	Home Improvement	1	Home Depot U.S.A., Inc.	120,244	8,026,657
Aaron Rents Portfolio II — Various(6)	Specialty Retail	8	Aaron’s, Inc.	65,375	8,629,000
Walgreens — Dunkirk, NY	Drugstore	1	Walgreen Eastern Co., Inc.	13,650	3,860,756
Aaron Rents Portfolio III — Various(7)	Specialty Retail	8	Aaron’s, Inc.	103,041	10,930,000
Academy Sports — Laredo, TX	Sporting Goods	1	Academy Ltd.	86,000	8,900,000

				Rentable
		Number of		Square	Purchase
Property Description	Type	Tenants	Tenant	Feet(1)	Price

Academy Sports — Bossier City, LA	Sporting Goods	1	Academy Louisiana Co., LLC	89,929	$8,500,000
Academy Sports — Fort Worth, TX	Sporting Goods	1	Academy Ltd.	83,741	7,600,000
Academy Sports — Montgomery, AL	Sporting Goods	1	Academy Ltd.	76,786	9,400,000
Aaron Rents Portfolio IV — Various(8)	Specialty Retail	8	Aaron’s, Inc.	72,949	10,627,035
Cracker Barrel Portfolio — Various(9)	Restaurant	15	CBOCS, Inc./CBOCS Texas, LLC	151,493	45,182,668
Kohl’s — Tavares, FL	Department Store	1	Kohl’s Department Stores, Inc.	89,722	8,467,000
LA Fitness — Carmel, IN	Fitness	1	LA Fitness International, LLC	45,000	8,113,636
HH Gregg — North Charleston, SC	Specialty Retail	1	Gregg Appliances, Inc.	30,167	5,593,000
Walgreens — Edmond, OK	Drugstore	1	Walgreen Co.	13,905	4,093,000
Walgreens — Stillwater, OK	Drugstore	1	Walgreen Co.	15,120	3,952,000
Kohl’s — Port Orange, FL	Department Store	1	Kohl’s Department Stores, Inc.	89,249	9,758,000
Walgreens — Denton, TX	Drugstore	1	Walgreen Co.	14,820	4,450,000
Tractor Supply — Del Rio, TX	Specialty Retail	1	Tractor Supply Co. of Texas, LP	19,097	2,380,000
Tractor Supply — Edinburg, TX	Specialty Retail	1	Tractor Supply Co. of Texas, LP	18,800	3,091,000
Tractor Supply — Roswell, NM	Specialty Retail	1	Tractor Supply Company	19,097	2,676,000
Kohl’s — Monrovia, CA	Department Store	1	Kohl’s Department Stores, Inc.	76,804	12,893,000
Kohl’s — Rancho Cordova, CA	Department Store	1	Kohl’s Department Stores, Inc.	76,158	7,283,000
Harris Teeter — Durham, NC	Grocery	1	Harris Teeter, Inc.	48,505	3,245,000
CVS — Southaven, MS	Drugstore	1	Mississippi CVS Pharmacy, LLC	13,225	5,308,659
CVS Portfolio I — Various(10)	Drugstore	8	CVS Pharmacy, Inc./Nevada CVS Pharmacy, LLC/Virginia CVS Pharmacy, LLC/Highland Park CVS, LLC/Missouri CVS Pharmacy, LLC/Hook-SupeRx, LLC	105,529	40,973,631
CVS Portfolio II — Various(11)	Drugstore	4	Missouri CVS Pharmacy, LLC/CVS Pharmacy, Inc./Revco Discount Drug Centers, Inc.	52,250	16,478,000
Best Buy — Coral Springs, FL	Consumer Electronics	1	Best Buy Stores, LP	52,550	6,239,459
Best Buy — Lakewood, CO	Consumer Electronics	1	Best Buy Stores, LP	45,976	8,263,815
Best Buy — Bourbonnais, IL	Consumer Electronics	1	Best Buy Stores, LP	46,996	6,033,680
Walgreens — Nampa, ID	Drugstore	1	Walgreen Co.	14,490	4,375,000
Walgreens — Grand Junction, CO	Drugstore	1	Walgreen Co.	14,490	4,400,000
Walgreens — St. George, UT	Drugstore	1	Walgreen Co.	14,490	6,400,000
Walgreens — McPherson, KS	Drugstore	1	Walgreen Co.	13,650	4,012,000
Walgreens — Houston, TX	Drugstore	1	Walgreen Co.	13,650	5,832,258
Walgreens — Spearfish, SD	Drugstore	1	Walgreen Co.	14,820	4,875,000
Walgreens — Papillion, NE	Drugstore	1	Walgreen Co.	14,820	4,135,000
Walgreens — Chickasha, OK	Drugstore	1	Walgreen Co.	14,820	4,037,000
Tractor Supply — Irmo, SC	Specialty Retail	1	Tractor Supply Company	19,097	2,500,000
Walgreens — Warner Robins, GA	Drugstore	1	Walgreen Co.	14,820	4,000,000
Home Depot — Tucson, AZ	Home Improvement	1	Home Depot U.S.A., Inc.	102,732	11,340,000
Home Depot — Winchester, VA	Home Improvement	1	Home Depot U.S.A., Inc.	465,600	28,600,000
Walgreens — Goose Creek, SC	Drugstore	1	Walgreen Co.	14,820	5,150,000
LA Fitness — Glendale, AZ	Fitness	1	LA Fitness International, LLC	38,000	6,400,000
Staples — Iowa City, IA	Office Supply	1	Staples the Office Superstore East, Inc.	18,049	4,180,000
University Plaza — Flagstaff, AZ	Shopping Center	22	Various	164,020	17,165,000
Walgreens — South Bend, IN	Drugstore	1	Walgreen Co.	14,550	4,937,500
LA Fitness — Spring, TX	Fitness	1	LA Fitness International Texas, LP	45,000	7,362,500
Lowe’s — Kansas City, MO	Home Improvement	1	Lowe’s Home Centers, Inc.	139,905	7,937,500
Publix — Birmingham, AL	Grocery	1	Publix Alabama, LLC	44,271	6,100,000
Kohl’s — Columbia, SC	Department Store	1	Kohl’s Department Stores, Inc.	89,706	11,900,000
Advance Auto — Lubbock, TX	Automotive Parts	1	Advance Stores Company, Inc.	6,000	1,219,899
Advance Auto — Huntsville, TX	Automotive Parts	1	Advance Stores Company, Inc.	6,000	1,305,101
Advance Auto — Houston (Aldine), TX	Automotive Parts	1	Advance Stores Company, Inc.	7,000	1,371,429
Advance Auto — Humble, TX	Automotive Parts	1	Advance Stores Company, Inc.	7,000	1,495,909

				Rentable
		Number of		Square	Purchase
Property Description	Type	Tenants	Tenant	Feet(1)	Price

Advance Auto — Webster, TX	Automotive Parts	1	Advance Stores Company, Inc.	7,000	$1,500,629
Advance Auto — Houston (Imperial), TX	Automotive Parts	1	Advance Stores Company, Inc.	8,000	1,228,994
Advance Auto — Houston (Wallisville), TX	Automotive Parts	1	Advance Stores Company, Inc.	7,000	1,509,874
Advance Auto — Deer Park, TX	Automotive Parts	1	Advance Stores Company, Inc.	6,000	1,473,314
Advance Auto — Kingwood, TX	Automotive Parts	1	Advance Stores Company, Inc.	6,000	1,480,206
Walgreens — Machesney Park, IL	Drugstore	1	Walgreen Co.	14,490	4,173,000
Tractor Supply — Sicklerville, NJ	Specialty Retail	1	Tractor Supply Company	22,670	5,350,000
Walgreens — Janesville, WI	Drugstore	1	Walgreen Co.	14,490	5,897,000
Mueller Regional Retail District — Austin, TX	Shopping Center	33	Various	351,146	67,250,000
Walgreens — South Bend (Ironwood), IN	Drugstore	1	Walgreen Co.	14,820	5,937,500
Walgreens — Brooklyn Park, MD	Drugstore	1	Walgreen Co.	14,560	4,829,000
FedEx — Effingham, IL	Distribution	1	Fed Ex Freight East, Inc.	101,240	14,150,000
CVS — Meridianville, AL	Drugstore	1	Alabama CVS Pharmacy, LLC	13,225	3,967,000
Walgreens — South Elgin, IL	Drugstore	1	Walgreen Co.	14,490	4,437,500
Walgreens — St. Charles, IL	Drugstore	1	Walgreen Co.	14,490	4,062,500
Town & Country — Andrews, TX	Convenience Store	1	Stripes LLC	4,656	2,366,265
Stripes — Pharr, TX	Convenience Store	1	Stripes LLC	8,528	2,476,374
Stripes — Rio Hondo, TX	Convenience Store	1	Stripes LLC	6,350	2,567,703
Stripes — La Feria, TX	Convenience Store	1	Stripes LLC	4,950	1,917,210
Kum & Go — Rogers, AR	Convenience Store	1	Kum & Go, LC	3,391	2,100,000
Kum & Go — Lowell, AR	Convenience Store	1	Kum & Go, LC	4,692	2,089,412
Kum & Go — Bentonville, AR	Convenience Store	1	Kum & Go, LC	3,392	1,847,059
Walgreens — Twin Falls, ID	Drugstore	1	Walgreen Co.	14,820	4,830,000
Walgreens — Loves Park, IL	Drugstore	1	Walgreen Co.	14,490	3,940,000
Walgreens — Framingham, MA	Drugstore	1	Walgreen Eastern Co., Inc.	14,820	5,963,000
CarMax — Garland, TX	Auto Dealership	1	CarMax, Inc.	82,169	14,000,000
Walgreens — Appleton (Meade), WI	Drugstore	1	Walgreen Co.	16,853	3,768,000
LA Fitness — Highland, CA	Fitness	1	LA Fitness International LLC	45,000	9,215,000
Walgreens — Cleveland, OH	Drugstore	1	Walgreen Co.	14,820	5,450,000
Walgreens — Appleton (Northland), WI	Drugstore	1	Walgreen Co.	14,490	5,301,000
Walgreens — Lancaster, SC	Drugstore	1	Walgreen Co.	14,820	5,897,190
Walgreens — Greenville, NC	Drugstore	1	Walgreen Co.	14,490	6,191,113
Walgreens — Baytown, TX	Drugstore	1	Walgreen Co.	14,820	4,805,000
Walgreens — North Platte, NE	Drugstore	1	Walgreen Co.	14,820	5,042,570
Cigna Pointe — Plano, TX	Healthcare	1	Connecticut General Life Insurance Company	209,089	49,500,000
Walgreens — Kingman, AZ	Drugstore	1	Walgreen Arizona Drug Co.	15,696	6,025,000
Walgreens — Omaha, NE	Drugstore	1	Walgreen Co.	14,550	5,200,000
Kum & Go — Story City, IA	Convenience Store	1	Kum & Go, LC	3,008	2,050,000
Kum & Go — Ottumwa, IA	Convenience Store	1	Kum & Go, LC	4,000	1,823,529
Kum & Go — West Branch, IA	Convenience Store	1	Kum & Go, LC	3,164	1,094,118
Walgreens — Augusta, ME	Drugstore	1	Walgreen Eastern Co., Inc.	14,065	6,424,242
O’Reilly Auto Parts — LaPlace, LA	Automotive Parts	1	O’Reilly Automotive, Inc.	7,000	1,021,076
O’Reilly Auto Parts — New Roads, LA	Automotive Parts	1	O’Reilly Automotive, Inc.	6,800	820,628
O’Reilly Auto Parts — Beaux Bridge, LA	Automotive Parts	1	O’Reilly Automotive, Inc.	6,800	807,175
Cargill — Blair, NE	Distribution	1	Cargill, Incorporated	30,000	4,955,003
Walgreens — North Mankato, MN	Drugstore	1	Walgreen Co.	14,550	5,070,000
CVS — New Port Richey, FL	Drugstore	1	Holiday CVS, LLC	13,813	3,315,000
Kohl’s — McAllen, TX	Department Store	1	Kohl’s Texas, LP	88,248	7,300,000
Sunset Valley — Austin, TX	Shopping Center	22	Various	148,176	35,500,000
Walgreens — Forestdale, AL	Drugstore	1	Walgreen Co.	13,905	3,126,000
Advance Auto — Twinsburg, OH	Automotive Parts	1	Advance Stores Company, Inc.	6,000	1,266,000
Advance Auto — Canton, OH	Automotive Parts	1	Advance Stores Company, Inc.	7,000	1,363,000
Advance Auto — Delaware, OH	Automotive Parts	1	Advance Stores Company, Inc.	7,000	1,495,000
Advance Auto — Holland, OH	Automotive Parts	1	Advance Stores Company, Inc.	6,000	1,323,000

				Rentable
		Number of		Square	Purchase
Property Description	Type	Tenants	Tenant	Feet(1)	Price

Applebee’s — Joplin, MO	Restaurant	1	(12)	5,386	$2,110,000
Applebee’s — Rolla, MO	Restaurant	1	(12)	4,791	2,196,000
Applebee’s — Marion, IL	Restaurant	1	(12)	5,403	1,734,000
Applebee’s — Elizabeth City, NC	Restaurant	1	(12)	4,676	1,900,000
Applebee’s — Memphis, TN	Restaurant	1	(12)	4,830	2,091,000
Applebee’s — Madisonville, KY	Restaurant	1	(12)	5,393	1,885,000
Applebee’s — Farmington, MO	Restaurant	1	(12)	3,894	2,119,600
Applebee’s — Vincennes, IN	Restaurant	1	(12)	5,840	1,845,200
Aaron Rents Portfolio V — Various(13)	Specialty Retail	8	Aaron’s Inc.	207,697	12,342,000
Aaron Rents Portfolio VI — Various(14)	Specialty Retail	8	Aaron’s Inc.	187,533	10,098,000
LA Fitness — Denton, TX	Fitness	1	LA Fitness International LLC	45,000	7,825,000
Tractor Supply — Pearsall, TX	Specialty Retail	1	Tractor Supply Co. of Texas, LP	18,948	2,437,209
Walgreens — Janesville, WI	Drugstore	1	Walgreen Co.	14,820	4,275,000
Tractor Supply — Summerdale, AL	Specialty Retail	1	Tractor Supply Company	19,097	2,468,260
National Tire and Battery — Nashville, TN	Automotive Parts and Services	1	NTW, LLC	8,074	1,709,850
FedEx — Beekmantown, NY	Distribution	1	FedEx Ground Package System, Inc.	49,768	5,325,000
Kum & Go — Sloan, IA	Convenience Store	1	Kum & Go, LC	4,794	2,600,000
FedEx — Lafayette, IN	Distribution	1	FedEx Freight, Inc.	22,194	4,493,000
Advance Auto — Sylvania, OH	Automotive Parts and Services	1	Advanced Stores Company, Inc.	6,000	1,241,000
Walgreens — Durham, NC	Drugstore	1	Walgreen Co.	14,820	5,800,000
Academy Sports — Killeen, TX	Sporting Goods	1	Academy, LTD	96,645	6,700,000
Tractor Supply — Kenedy, TX	Specialty Retail	1	Tractor Supply Co. of Texas, LP	18,800	2,476,744
Experian — Schaumburg, IL	Professional Services	1	Experian Marketing Solutions, Inc.	177,893	30,000,000
Tractor Supply — Stillwater, OK	Specialty Retail	1	Tractor Supply Company	19,180	2,427,000
Tractor Supply — Glenpool, OK	Specialty Retail	1	Tractor Supply Company	19,097	2,366,000
Tractor Supply — Gibsonia, PA	Specialty Retail	1	Tractor Supply Company	19,097	3,123,000
Walgreens — Lancaster (Palmdale), CA	Drugstore	1	Walgreens Co.	13,650	5,537,000
Northern Tool — Ocala, FL	Specialty Retail	1	Northern Tool & Equipment Company, Inc.	26,054	3,518,000
Walgreens — Beloit, WI	Drugstore	1	Walgreen Co.	14,820	4,310,000
Igloo Distribution Facility — Katy, TX	Distribution	1	Igloo Products Corp.	914,195	38,100,000
Tractor Supply — Ballinger, TX	Specialty Retail	1	Tractor Supply Co. of Texas, LP	19,097	2,493,721
Tractor Supply — Murphy, NC	Specialty Retail	1	Tractor Supply Company	19,097	2,842,093
Walgreens — Rocky Mount, NC	Drugstore	1	Walgreen Co.	14,820	5,863,000
Whole Foods — Hinsdale, IL	Grocery	1	Wild Oats Markets, Inc.	48,835	11,610,000
AT&T Regional Headquarters — Dallas, TX	Telecommunications	1	Southwestern Bell Telephone Company	206,040	29,400,000
Kum & Go — Tipton, IA	Convenience Store	1	Kum & Go, LC	5,118	2,494,118
AutoZone — Mt. Orab, OH	Automotive Parts	1	AutoZone Development Corporation	6,816	1,364,000
AutoZone — Hamilton, OH	Automotive Parts	1	AutoZone Development Corporation	6,816	1,636,000
AutoZone — Trenton, OH	Automotive Parts	1	AutoZone Development Corporation	6,816	1,011,000
AutoZone — Blanchester, OH	Automotive Parts	1	AutoZone Development Corporation	7,370	1,054,500
AutoZone — Nashville, TN	Automotive Parts	1	AutoZone Development Corporation	6,815	1,673,000
Evans Exchange — Evans, GA	Shopping Center	5	Various	195,960	19,400,000
Staples — Houston, TX	Office Supply	1	Staples the Office Superstore, LLC	20,060	3,692,000
CVS — Ft. Myers, FL	Drugstore	1	Holiday CVS, LLC	12,900	5,966,000
Walgreens — Fort Mill, SC	Drugstore	1	Walgreen Co.	14,820	4,358,793
Lowe’s — Sanford, ME	Home Improvement	1	Lowe’s Home Centers, Inc.	138,134	9,375,000
Stripes — Eagle Pass, TX	Convenience Store	1	Stripes LLC	4,888	2,855,458
Stripes — Edinburg, TX	Convenience Store	1	Stripes LLC	3,600	2,425,152
Stripes — Palmhurst, TX	Convenience Store	1	Stripes LLC	2,925	1,010,405
Stripes — Ranchito, TX	Convenience Store	1	Stripes LLC	4,888	2,650,210
Atascocita Commons — Humble, TX	Shopping Center	25	Various	316,395	56,500,000
Tractor Supply — Southwick, MA	Specialty Retail	1	Tractor Supply Company	19,097	4,399,201

				Rentable
		Number of		Square	Purchase
Property Description	Type	Tenants	Tenant	Feet(1)	Price

Tractor Supply — Belchertown, MA	Specialty Retail	1	Tractor Supply Company	19,097	$3,639,645
AutoZone — Pearl River, LA	Automotive Parts	1	AutoZone Development Corporation	7,370	1,400,000
AutoZone — Rapid City, SD	Automotive Parts	1	AutoZone Development Corporation	7,381	1,163,500
Chili’s — Flanders, NJ	Restaurant	1	Brinker New Jersey, Inc.	6,046	2,429,933
Chili’s — Ramsey, NJ	Restaurant	1	Brinker New Jersey, Inc.	6,148	1,814,056
Macaroni Grill — Flanders, NJ	Restaurant	1	MAC Acquisition of New Jersey, LLC	6,874	1,317,073
Macaroni Grill — Mt. Laurel, NJ	Restaurant	1	MAC Acquisition of New Jersey, LLC	7,058	1,375,610
Macaroni Grill — Ramsey, NJ	Restaurant	1	MAC Acquisition of New Jersey, LLC	8,074	2,487,805
Macaroni Grill — West Windsor, NJ	Restaurant	1	MAC Acquisition of New Jersey, LLC	7,913	1,531,707
On the Border — Alpharetta, GA	Restaurant	1	OTB Acquisition, LLC	6,660	2,939,089
On the Border — Auburn Hills, MI	Restaurant	1	OTB Acquisition, LLC	8,367	3,170,811
On the Border — Buford, GA	Restaurant	1	OTB Acquisition, LLC	6,088	2,652,456
On the Border — Burleson, TX	Restaurant	1	OTB Acquisition, LLC	6,082	3,193,622
On the Border — College Station, TX	Restaurant	1	OTB Acquisition, LLC	6,652	2,920,456
On the Border — Columbus, OH	Restaurant	1	OTB Acquisition, LLC	7,671	2,912,800
On the Border — Concord Mills, NC	Restaurant	1	OTB Acquisition, LLC	6,102	2,920,878
On the Border — Denton, TX	Restaurant	1	OTB Acquisition, LLC	5,661	2,823,933
On the Border — Desoto, TX	Restaurant	1	OTB Acquisition, LLC	9,231	3,206,233
On the Border — Fort Worth, TX	Restaurant	1	OTB Acquisition, LLC	7,127	3,472,678
On the Border — Garland, TX	Restaurant	1	OTB Acquisition, LLC	5,948	2,178,022
On the Border — Kansas City, MO	Restaurant	1	OTB Acquisition, LLC	6,780	2,513,889
On the Border — Lee’s Summit, MO	Restaurant	1	OTB Acquisition, LLC	5,780	2,360,611
On the Border — Lubbock, TX	Restaurant	1	OTB Acquisition, LLC	6,745	3,248,889
On the Border — Mesa, AZ	Restaurant	1	OTB Acquisition, LLC	6,586	2,906,011
On the Border — Mt. Laurel, NJ	Restaurant	1	OTB Acquisition, LLC	7,041	2,813,156
On the Border — Naperville, IL	Restaurant	1	OTB Acquisition, LLC	6,906	3,397,211
On the Border — Novi, MI	Restaurant	1	OTB Acquisition, LLC	8,017	2,824,744
On the Border — Oklahoma City, OK	Restaurant	1	OTB Acquisition, LLC	7,289	2,878,500
On the Border — Peoria, AZ	Restaurant	1	OTB Acquisition, LLC	6,506	2,550,522
On the Border — Rockwall, TX	Restaurant	1	OTB Acquisition, LLC	6,668	3,021,056
On the Border — Rogers, AR	Restaurant	1	OTB Acquisition, LLC	5,782	1,901,389
On the Border — Tulsa, OK	Restaurant	1	OTB Acquisition, LLC	7,559	3,328,678
On the Border — West Windsor, NJ	Restaurant	1	OTB Acquisition, LLC	7,611	3,509,378
On the Border — West Springfield, MA	Restaurant	1	OTB Acquisition, LLC	8,248	3,876,744
On the Border — Woodbridge, VA	Restaurant	1	OTB Acquisition, LLC	7,878	3,499,833
Best Buy — Montgomery, AL	Consumer Electronics	1	Best Buy Stores, LP	30,505	6,100,000
City Center Plaza— Bellevue, WA	Technology	4	Various(15)	583,179	310,000,000
AutoZone — Hartville, OH	Automotive Parts	1	AutoZone Development Corporation	7,381	1,212,000
Walgreens — Leland, NC	Drugstore	1	Walgreen Co.	14,820	4,805,000
Walgreens — Durham, NC	Drugstore	1	Walgreen Co.	14,606	5,405,245
Tire Kingdom — Auburndale, FL	Automotive Parts	1	TBC Retail Group, Inc	6,922	2,252,000
Tractor Supply — St. John, IN	Specialty Retail	1	Tractor Supply Company	24,727	4,460,000
Home Depot — Slidell, LA	Home Improvement	1	Home Depot USA, Inc.	106,000	3,703,710
Stop & Shop — Stamford, CT	Grocery	1	The Stop & Shop Supermarket Company, LLC	69,733	30,500,000
Home Depot — Tolleson, AZ	Home Improvement	1	Home Depot USA, Inc.	466,694	30,445,247
Advance Auto — Sapulpa, OK	Automotive Parts	1	Advance Stores Company, Inc.	6,784	1,413,006
Advance Auto — Franklin, IN	Automotive Parts	1	Advance Stores Company, Inc.	6,157	1,461,058
Advance Auto — Grand Rapids, MI	Automotive Parts	1	Advance Stores Company, Inc.	6,133	1,340,000
Tractor Supply — Troy, MO	Specialty Retail	1	Tractor Supply Company	19,100	2,619,048
Tractor Supply — Union, MO	Specialty Retail	1	Tractor Supply Company	19,097	2,857,143
Tractor Supply — Alton, IL	Specialty Retail	1	Tractor Supply Company	19,097	2,857,143
FedEx — Northwood, OH	Distribution	1	Federal Express Corporation	89,921	4,873,000
LA Fitness — Dallas, TX	Fitness	1	LA Fitness International, LLC	45,000	9,600,000
CarMax — Austin, TX	Auto Dealership	1	CarMax Auto Superstores, Inc.	55,888	21,250,000

				Rentable
		Number of		Square	Purchase
Property Description	Type	Tenants	Tenant	Feet(1)	Price

Manchester Highlands — St. Louis, MO	Shopping Center	8	Various	354,073	$48,500,000
Academy Sports — Austin, TX	Sporting Goods	1	Academy, Ltd.	89,807	10,338,000
Whittwood Town Center — Whittier, CA	Shopping Center	43	Various	688,196	83,500,000
Lowe’s — Ticonderoga, NY	Home Improvement	1	Lowe’s Home Centers, Inc.	124,631	8,724,832
CVS/Tres Amigos — Ringgold, GA	Drugstore/Restaurant	3	Various	15,029	3,990,000
CVS/Noble Roman — Mishawaka, IN	Drugstore/Restaurant	2	Various	12,376	4,610,745
Tractor Supply — Wauseon, OH	Specialty Retail	1	Tractor Supply Company	19,097	2,498,119
Tractor Supply — Sellersburg, IN	Specialty Retail	1	Tractor Supply Company	19,097	2,606,061
Lakeshore Crossing — Gainesville, GA	Shopping Center	2	Various	123,948	9,000,000
Tractor Supply — Hamilton, OH	Specialty Retail	1	Tractor Supply Company	40,700	1,680,000
Advance Auto — Bonita Springs, FL	Automotive Parts	1	Discount Auto Parts, Inc.	6,880	2,838,138
Tractor Supply — Dixon, CA	Specialty Retail	1	Tractor Supply Company	24,727	5,017,500
Tractor Supply — Lawrence, KS	Specialty Retail	1	Tractor Supply Company	19,097	2,771,000
Tractor Supply — Nixa, MO	Specialty Retail	1	Tractor Supply Company	19,180	2,349,000
CVS — Weaverville, NC	Drugstore	1	Revco Discount Drug Centers, Inc.	13,225	6,137,545
Wawa — Portsmouth, VA	Convenience Store	1	Wawa, Inc.	5,940	2,300,000
Advance Auto — Janesville, WI	Automotive Parts	1	Advance Stores Company, Inc.	6,892	1,693,000
Advance Auto — Appleton, WI	Automotive Parts	1	Advance Stores Company, Inc.	6,892	1,442,000
LA Fitness — Oakdale, MN	Fitness	1	LA Fitness International, LLC	42,348	8,635,000
Tractor Supply — Augusta, ME	Specialty Retail	1	Tractor Supply Company	19,097	2,780,000
Shoppes at Port Arthur — Port Arthur, TX	Shopping Center	10	Various	95,877	15,000,000
CVS — Lynchburg, VA	Drugstore	1	Revco Discount Drug Centers, Inc.	10,125	3,214,000
CVS — Gulf Breeze, FL	Drugstore	1	CVS 4155 FL, LLC	13,225	1,867,000
Applebee’s Portfolio — Various(16)	Restaurant	12	(17)	60,752	23,650,892
CompUSA — Arlington, TX	Consumer Electronics	1	CompUSA Retail, Inc.	25,000	3,275,000
Big O Tire — Phoenix, AZ	Automotive Parts and Services	1	Big O Tires LLC	4,560	1,481,400
FedEx — Dublin, VA	Distribution	1	FedEx Ground Package System, Inc.	32,105	3,276,247
CVS — Madison Heights, VA	Drugstore	1	Revco Discount Drug Centers, Inc.	10,125	2,915,000
Petco & Portrait Innovations — Lake Charles, LA	Specialty Retail	2	Petco Animal Supplies Stores, Inc./Portrait Innovations, Inc.	17,678	3,900,855
Albertson’s Portfolio — Various(18)	Grocery	32	Albertson’s LLC	1,871,563	266,048,648
Giant Eagle — Lancaster, OH	Grocery	1	The Tamarkin Company	92,490	15,562,903
Kohl’s — Salina, KS	Department Store	1	Kohl’s Illinois, Inc.	64,239	4,845,000
CVS — Auburndale, FL	Drugstore	1	Holiday CVS, LLC	13,086	2,926,220
CVS — Lake Wales, FL	Drugstore	1	Holiday CVS, LLC	11,220	3,180,828
FedEx — Bossier City, LA	Distribution	1	FedEx Ground Package System, Inc.	64,402	5,280,412
Ulta — Jackson, TN	Specialty Retail	1	Ulta Salon, Cosmetics & Fragrance, Inc.	9,991	2,680,000
Tractor Supply — Little Rock, AR	Specialty Retail	1	Tractor Supply Company	19,097	2,458,000
Tractor Supply — Jefferson City, MO	Specialty Retail	1	Tractor Supply Company	19,500	1,903,000
Walgreens — Tucson, AZ	Drugstore	1	Walgreen Arizona Drug Co.	15,120	5,450,000
Wal-Mart — Pueblo, CO	Discount Retail	1	Wal-Mart Real Estate Business Trust	202,847	15,000,000
Volusia Square — Daytona Beach, FL	Shopping Center	20	Various	231,493	31,000,000
CSAA — Oklahoma City, OK	Professional Services	1	California State Automobile Association Inter-Insurance Bureau	147,107	29,350,000
Dell Perot Systems — Lincoln, NE	IT Services	1	Perot Systems Corporation	150,000	22,100,000
Breakfast Point — Panama City Beach, FL	Shopping Center	12	Various	97,931	16,000,000
Stripes Portfolio — Various(19)	Convenience Store	3	Stripes LLC	17,826	8,167,761
Tractor Supply — Franklin, NC	Specialty Retail	1	Tractor Supply Company	19,097	2,870,000
Walgreens — Matteson, IL	Drugstore	1	Walgreen Co.	14,550	4,100,000
Walgreens — New Albany, OH	Drugstore	1	Walgreen Co.	14,820	4,100,000
Prairie Market East — Oswego, IL	Shopping Center	13	Various	113,002	25,100,000
Walgreens — Grayson, GA	Drugstore	1	Walgreen Co.	14,560	4,620,000
Walgreens — Tucson (Harrison), AZ	Drugstore	1	Walgreen Arizona Drug Co.	14,490	5,096,000
Walgreens — Pueblo, CO	Drugstore	1	Walgreen Co.	13,813	3,495,000

				Rentable
		Number of		Square		Purchase
Property Description	Type	Tenants	Tenant	Feet(1)		Price

Stearns Crossing — Bartlett, IL	Shopping Center	13	Various	96,613		$12,375,000
Tractor Supply — Sedalia, MO	Specialty Retail	1	Tractor Supply Company	19,028		2,132,000
Sherwin Williams — Muskegon, MI	Specialty Retail	1	The Sherwin-Williams Company	8,000		1,425,000
Kohl’s — Onalaska, WI	Department Store	1	Kohl’s Value Services, Inc.	86,432		7,250,000
CVS — Athens, GA	Drugstore	1	Georgia CVS Pharmacy, LLC	14,781		6,250,441
CVS — Boca Raton, FL	Drugstore	1	Holiday CVS, LLC	14,422	(20)	3,774,548
CVS — Brownsville, TX	Drugstore	1	CVS Pharmacy, Inc.	13,000		5,831,338
CVS — Cayce, SC	Drugstore	1	Revco Discount Drug Centers, Inc.	11,982		4,982,676
CVS — City of Industry, CA	Drugstore	1	Garfield Beach CVS, LLC	12,837	(20)	3,544,012
CVS — Jacksonville, FL	Drugstore	1	Holiday CVS, LLC	13,204		6,704,317
CVS — Lawrence, KS	Drugstore	1	Kansas CVS Pharmacy, LLC	12,900		5,410,966
CVS — Lawrenceville, NJ	Drugstore	1	New Jersey CVS Pharmacy, LLC	15,260		9,062,248
CVS — Mineola, NY	Drugstore	1	CVS Albany, LLC	12,838	(20)	4,232,667
CVS — Minneapolis, MN	Drugstore	1	Grand St. Paul CVS, LLC	13,000		4,270,828
CVS — Naples, FL	Drugstore	1	Holiday CVS, LLC	12,944	(20)	3,786,786
CVS — Southaven, MS	Drugstore	1	Mississippi CVS Pharmacy, Inc.	13,938		6,780,566
CVS — The Village, OK	Drugstore	1	Oklahoma CVS Pharmacy, Inc.	12,939		5,435,545
Folsom Gateway II — Folsom, CA	Shopping Center	9	Various	109,125		36,000,000
Learning Care Portfolio — Various(21)	Child Care and Development	7	Childtime Childcare, Inc./Tutor Time Learning Centers, LLC	56,161		8,069,938
HealthNow Corporate Headquarters — Buffalo, NY	Healthcare	1	HealthNow New York, Inc.	430,458		84,500,000
Thorntons Portfolio — Various(22)	Convenience Store	23	Thorntons, Inc.	79,485		60,109,000
Waterside Marketplace — Chesterfield Township, MI	Shopping Center	13	Various	243,934		26,500,000
Advance Auto — Howell, MI	Automotive Parts	1	Advanced Stores Company, Inc.	6,782		1,619,903
Advance Auto — Salem, OH	Automotive Parts	1	Advanced Stores Company, Inc.	6,141		1,272,727
Advanced Auto — Lehigh Acres, FL	Automotive Parts	1	Discount Auto Parts, LLC	6,913		2,344,994
Advanced Auto — Bethel, OH	Automotive Parts	1	Advanced Stores Company, Inc.	6,786		1,389,607
Advanced Auto — Crestwood, KY	Automotive Parts	1	Advanced Stores Company, Inc.	6,124		1,724,659
Advanced Auto — Hillview, KY	Automotive Parts	1	Advanced Stores Company, Inc.	6,128		1,412,884
CVS — Gainesville, TX	Drugstore	1	CVS Pharmacy, Inc.	13,813		3,125,818
Falcon Valley — Lenexa, KS	Shopping Center	6	Various	76,784		12,500,000
Red Oak Village — San Marcos, TX	Shopping Center	10	Various	176,264		22,000,000
O’Reilly Auto Parts — Christianburg, VA	Automotive Parts	1	O’Reilly Automotive, Inc.	7,200		1,164,450
O’Reilly Auto Parts — Highlands, TX	Automotive Parts	1	O’Reilly Automotive, Inc.	6,000		936,750
O’Reilly Auto Parts — San Antonio, TX	Automotive Parts	1	O’Reilly Automotive, Inc.	6,800		1,305,000
Best Buy — Pineville, NC	Consumer Electronics	1	Best Buy Co., Inc.	50,548		8,560,000
Walgreens — Fayetteville, NC	Drugstore	1	Walgreen Co.	14,820		6,164,384
Stripes — Portales, NM	Convenience Store	1	Stripes LLC	4,833		2,577,822
Stripes — Fort Stockton, TX	Convenience Store	1	Stripes LLC	9,950		4,866,602
Advanced Auto — Bedford, IN	Automotive Parts	1	Advanced Stores Company, Inc.	6,783		1,291,721
Staples — Pensacola, FL	Office Supply	1	Staples the Office Superstore East, Inc.	20,388		4,209,135
CVS — Dover, DE	Drugstore	1	CVS 75393 DE, LLC	13,225		3,793,103
Hanesbrands — Rural Hall, NC	Distribution	1	Hanesbrands Inc.	930,451		31,700,000
O’Reilly — Houston, TX	Automotive Parts	1	O’Reilly Automotive, Inc.	6,800		1,046,250
O’Reilly — Ravenna, OH	Automotive Parts	1	O’Reilly Automotive, Inc.	6,750		1,099,950
Albertson’s — Las Cruces, NM	Grocery	1	Albertson’s LLC	51,922		10,820,000
Pinehurst Square West — Bismarck, ND	Shopping Center	8	Various	69,119		10,250,000
Family Fare Supermarket — Battle Creek, MI	Grocery	1	Family Fare, LLC	46,625		8,523,186
Lowe’s — Denver, CO	Home Improvement	1	Lowe’s HIW, Inc.	122,132		13,000,000
Lowe’s — Columbia, SC	Home Improvement	1	Lowe’s Home Centers, Inc.	138,491		7,395,000
Best Buy — Marquette, MI	Consumer Electronics	1	Best Buy Stores, LP	30,040		4,952,153
Petco — Dardenne Prairie, MO	Specialty Retail	1	Petco Animal Supplies Stores, Inc.	14,995		2,777,000
Dick’s Sporting Goods — Jackson, TN	Sporting Goods	1	Dick’s Sporting Goods, Inc.	45,000		6,026,000
Walgreens — Country Club Hills, MO	Drugstore	1	Walgreen Co.	14,820		4,850,000

				Rentable
		Number of		Square	Purchase
Property Description	Type	Tenants	Tenant	Feet(1)	Price

Kohl’s — Saginaw, MI	Department Store	1	Kohl’s Department Stores, Inc.	80,684	$7,637,000
Kohl’s — Palm Coast, FL	Department Store	1	Kohl’s Department Stores, Inc.	89,089	12,006,000
Apollo — Phoenix, AZ	Education	1	Apollo Group Inc.	599,664	170,000,000
Walgreens — Brownwood, TX	Drugstore	1	Walgreen Co.	14,820	5,600,455
Best Buy — Norton Shores, MI	Specialty Retail	1	Best Buy Co. Inc	30,056	5,292,000
L.A. Fitness — Indianapolis, IN	Fitness	1	L.A. Fitness International, LLC	42,148	8,150,000
Walgreens — Lafayette, IN	Drugstore	1	Walgreen Co.	14,820	4,215,000
Walgreens — Liberty Township, OH	Drugstore	1	Walgreen Co.	14,490	5,416,667

				19,914,049	$3,271,453,984

(1)	Includes square feet of buildings that are on land subject to ground leases.

(2)	This property was acquired by purchasing 100% of the membership interests in Cole CV Fredericksburg VA, LLC (CV Fredericksburg) and Cole WG Fredericksburg VA, LLC (WG Fredericksburg), each a Delaware limited liability company, from Series B, LLC (Series B), an affiliate of our advisor. CV Fredericksburg and WG Fredericksburg owned, as their only asset, single tenant retail buildings located in Fredericksburg, VA (the CV Fredericksburg Property and the WG Fredericksburg Property). A majority of our board of directors, including all of our independent directors, not otherwise interested in the transaction approved the acquisition as being fair and reasonable to us and that the cost to us was not in excess of the current appraised value of the CV Fredericksburg Property and the WG Fredericksburg Property. The cost to us was not in excess of the cost to Series B.

(3)	This property was acquired by purchasing 100% of the membership interests in Cole WG Indianapolis IN, LLC (WG Indianapolis) and Cole WG Tulsa OK, LLC (WG Tulsa), each a Delaware limited liability company, from Series C, LLC (Series C), an affiliate of our advisor. WG Indianapolis and WG Tulsa owned, as their only assets, single tenant retail buildings located in Indianapolis, IN (the WG Indianapolis Property) and in Tulsa, OK (the WG Tulsa Property), respectively. A majority of our board of directors, including all of our independent directors, not otherwise interested in the transactions approved the acquisitions as being fair and reasonable to us and that the cost to us was not in excess of the current appraised value of the WG Indianapolis Property and the WG Tulsa Property. The cost to us was not in excess of the cost to Series C.

(4)	This property was acquired by purchasing 100% of the membership interests in Cole KO Burnsville MN, LLC (KO Burnsville), a Delaware limited liability company, from Series B, Series C, and Series D, LLC (Series D), each an affiliate of our advisor. Series B, Series C and Series D each owned 20%, 70% and 10%, respectively, of the ownership interests in KO Burnsville. KO Burnsville owned, as its only asset, a single tenant retail property located in Burnsville, MN (the KO Burnsville Property). A majority of our board of directors, including all of our independent directors, not otherwise interested in the transaction, approved the acquisition as being fair and reasonable to us and that the cost to us was not in excess of the current appraised value of the KO Burnsville Property. The cost to us was not in excess of the individual cost to Series B, Series C and Series D or the aggregate cost to Series B, Series C and Series D.

(5)	This property was acquired by purchasing 100% of the membership interests in Cole SC Hoover AL, LLC (SC Hoover), a Delaware limited liability company, from Series D. SC Hoover owned, as its only asset, a single tenant retail building located in Hoover, AL (the SC Hoover Property). A majority of our board of directors, including all of our independent directors, not otherwise interested in the transaction, approved the acquisition as being fair and reasonable to us and that the cost to us was not in excess of the current appraised value of the SC Hoover Property. The cost to us was not in excess of the cost to Series D.

(6)	The Aaron Rents Portfolio II consists of eight single-tenant retail properties located in Alabama, Indiana, Louisiana, Oklahoma, Pennsylvania and Texas, which were purchased under a sale-lease back agreement and the properties are subject to a master lease agreement.

(7)	The Aaron Rents Portfolio III consists of eight single-tenant retail properties located in Georgia, Louisiana, Michigan, South Carolina, Tennessee and Texas, which were purchased under a sale-lease back agreement and the properties are subject to a master lease agreement.

(8)	The Aaron Rents Portfolio IV consists of eight single-tenant retail properties located in Arkansas, Florida, Michigan, Texas and Virginia, which were purchased under a sale-lease back agreement and the properties are subject to a master lease agreement. One property, Aaron Rents — Texas City, TX, was purchased on August 31, 2009, subsequent to the initial portfolio.

(9)	The Cracker Barrel Portfolio consists of 15 single-tenant commercial properties located in Georgia, North Carolina, South Carolina, Texas and Virginia, which were purchased under a sale-lease back agreement and the properties are subject to individual lease agreements with identical terms. One property, Cracker Barrel — Columbus, GA, was purchased on July 15, 2009, subsequent to the initial portfolio.

(10)	The CVS Portfolio I consists of eight single-tenant retail properties located in Illinois, Indiana, Missouri, Nevada, Texas and Virginia, which were purchased under a sale-lease back agreement, and which are subject to individual lease agreements with identical terms.

(11)	The CVS Portfolio II consists of four single-tenant retail properties located in Missouri, North Carolina and Texas, which are subject to individual lease agreements with identical terms. One property, CVS — Lee’s Summit, MO, was purchased on September 29, 2009, subsequent to the initial portfolio.

(12)	Applebee’s Restaurants Kansas, LLC, Applebee’s Restaurants Mid-Atlantic, LLC, Applebee’s Restaurants North LLC, Applebee’s Restaurants Texas LLC, and Applebee’s Restaurants West LLC collectively executed the lease as tenant.

(13)	The Aaron Rents Portfolio V consists of eight single-tenant retail properties located in Alabama, Arkansas, Michigan, Ohio, Pennsylvania, Texas and Florida, which were purchased under a sale-lease back agreement and the properties are subject to a master lease agreement.

(14)	The Aaron Rents Portfolio VI consists of eight single-tenant retail properties located in Alabama, Indiana, Missouri, North Carolina, Ohio, South Carolina, Texas and Mississippi, which were purchased under a sale-lease back agreement and the properties are subject to a master lease agreement.

(15)	Microsoft Corporation leases 96% of the total rentable square feet.

(16)	The Applebee’s Portfolio, which consists of 12 single-tenant commercial properties located in Texas, Michigan, Virginia, Minnesota, Arkansas, Mississippi, Pennsylvania, Tennessee and Illinois, was purchased under a sale-leaseback agreement. The properties are subject to two master lease agreements with identical terms.

(17)	Applebee’s Restaurants Kansas LLC, Applebee’s Restaurants Mid-Atlantic LLC, Applebee’s Restaurants North LLC, Applebee’s Restaurants Texas, LLC, Applebee’s Restaurants West LLC and Restaurant Partnership of Central Texas, LP are tenants under the lease agreements.

(18)	The Albertson’s Portfolio consists of 32 single-tenant commercial properties located in Texas, New Mexico, Louisiana, Colorado and Arizona, which were purchased under a sale-leaseback agreement and are subject to individual lease agreements with identical terms. Three properties located in Arizona were purchased on September 29, 2010; the remaining properties were purchased on October 26, 2010.

(19)	The Stripes Portfolio consists of three single-tenant commercial properties located in Texas, which were purchased under sale-leaseback agreements. The properties are subject to individual lease agreements with identical terms.

(20)	We have a leasehold interest in this property.

(21)	The Learning Care Portfolio consists of seven single-tenant child care learning facilities located in California, Texas, Oklahoma, Ohio and Pennsylvania, which were purchased under sale-leaseback agreements. The properties are subject to individual lease agreements with identical terms.

(22)	The Thorntons Portfolio consists of 23 single-tenant commercial properties located in Illinois, Indiana, Kentucky and Ohio, which were purchased under sale-leaseback agreements. The properties are subject to individual lease agreements with identical terms.

Joint venture properties

Through three joint venture arrangements (the Joint Ventures), as of April 1, 2011, we had interests in seven properties comprising 909,000 gross rentable square feet of commercial space and an interest in a land parcel under development comprising 213,000 square feet of land. Properties acquired by the Joint Ventures as of April 1, 2011 are listed below.

			Rentable
Property Description	Type	Tenant	Square Feet(1)		Purchase Price

Kohl’s (Land Parcel) — Rice Lake, WI(2)	Department Store	Kohl’s Value Services, Inc.	—	(2)	$1,190,000
Tops Plaza — Arcade, NY(3)	Shopping Center	Various	65,915		4,363,960
Tops Plaza — Tonawanda, NY(3)	Shopping Center	Various	97,014		7,431,264
Tops Plaza — Hamlin, NY(3)	Shopping Center	Various	60,488		2,703,382
Tops Plaza — Elmira, NY(3)	Shopping Center	Various	98,330		7,610,983
Tops Plaza — Avon, NY(3)	Shopping Center	Various	63,288		3,148,179
Youngmann Plaza — Tonawanda, NY(3)	Shopping Center	Various	312,406		17,325,342
Wells Fargo — Hillsboro, OR(4)	Office Building	Wells Fargo Bank, N.A.	211,863		27,000,000

			909,304		$70,773,110

(1)	Includes square feet of buildings that are on land subject to ground leases.

(2)	We have a controlling interest in the joint venture which owns the land upon which a Kohl’s department store, of approximately 64,000 rentable square feet, will be developed. Upon completion of the building, we will be obligated to purchase the property from the joint venture subject to meeting certain requirements as specified in the joint venture agreement. Based on budgeted construction costs, the purchase price will be approximately $5.9 million.

(3)	We have an 80% indirect interest in the property.

(4)	We have a 97.5% indirect interest in the property.

For additional information regarding our acquisitions, see the section of this prospectus captioned “Investment Objectives and Policies — Real Property Investments.”

Estimated Use of Proceeds of This Offering

Depending primarily on the number of shares we sell in this offering and assuming all shares sold under our distribution reinvestment plan are sold at $9.50 per share, we estimate for each share sold in this offering that between approximately 88.0% (assuming all shares available under our distribution reinvestment plan are sold) and approximately 87.2% (assuming no shares available under our distribution reinvestment plan are sold) of gross offering proceeds will be available for the purchase of real estate and other real estate-related investments, including repayment of any indebtedness incurred in respect of such purchases. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and the fees and expenses of our advisor in connection with acquiring properties. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. The table below sets forth our estimated use of proceeds from this offering:

	Maximum Offering		Maximum Offering
	(Including Distribution		(Not Including Distribution
	Reinvestment Plan)		Reinvestment Plan)
	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,737,500,000	100%	$2,500,000,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	225,000,000	8.2%	225,000,000	9.0%
Other Organization and Offering Expenses	41,062,500	1.5%	37,500,000	1.5%

Amount Available for Investment	2,471,437,500	90.3%	2,237,500,000	89.5%
Acquisition and Development:
Acquisition Fees	48,176,170	1.8%	43,615,984	1.8%
Acquisition Expenses	12,044,042	0.4%	10,903,996	0.4%
Initial Working Capital Reserve	2,408,808	0.1%	2,180,799	0.1%

Amount Invested in Assets	$2,408,808,480	88.0%	$2,180,799,221	87.2%

Conflicts of Interest

Our advisor experiences potential conflicts of interest in connection with the management of our business affairs, including the following:

•	Our advisor and its affiliates will receive substantial fees in connection with the services provided to us, and, while those fees are approved on an annual basis by our independent directors, the approval process may be impacted by the fact that our stockholders invested with the understanding and expectation that an affiliate of Cole Real Estate Investments would act as our advisor;

•	The management personnel of our advisor, each of whom also makes investment decisions for other Cole-sponsored programs, must determine which investment opportunities to recommend to us or another Cole-sponsored program or joint venture, many of which have investment objectives similar to ours, and such persons must determine how to allocate their time and other resources among us and the other Cole-sponsored programs; and

•	We have retained Cole Realty Advisors, Inc. (Cole Realty Advisors), an affiliate of our advisor, to manage and lease some or all of our properties.

Our executive officers and the chairman of our board of directors also will face conflicts similar to those described above because of their affiliation with our advisor and other Cole-sponsored programs. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various Cole entities that are affiliated with our advisor immediately prior to this offering.

(1)	Cole Holdings Corporation currently owns 20,000 shares of our common stock, which represents less than 0.01% of the outstanding shares of common stock, as of December 31, 2010.

(2)	Our advisor, CR III Advisors, currently owns a 0.0001% limited partner interest in our operating partnership. As we continue to admit investors in this offering, that limited partner interest will be reduced.

Summary of Prior Offerings

The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by Cole Real Estate Investments from January 1, 2001 through December 31, 2010. Certain financial results and other information relating to such programs with investment objectives similar to ours are also provided in the Prior Performance Tables included in our Form 8-K filed with the Securities and Exchange Commission on April 22, 2011 and incorporated by reference into this prospectus. The prior performance of the programs previously sponsored by Cole Real Estate Investments is not necessarily indicative of the results that we will achieve. For example, most of the prior programs were privately offered and did not bear the additional costs associated with being a publicly held entity. Therefore, you should not assume that you will experience returns comparable to those experienced by investors in prior real estate programs sponsored by Cole Real Estate Investments.

The Offering

We are offering up to 250,000,000 shares of common stock in our primary offering on a best efforts basis at $10.00 per share. Discounts are available for certain categories of purchasers, as described in the “Plan of Distribution” section of this prospectus. We also are offering under this prospectus up to 25,000,000 additional shares of common stock under our distribution reinvestment plan at a purchase price of $9.50 per share during this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recent estimated value per share as determined by our board of directors as described in the “Summary of Distribution Reinvestment Plan” section of this prospectus. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and our distribution reinvestment plan. We will offer shares of common stock in our primary offering until the earlier of September 22, 2012, which is two years from the effective date of this offering, or the date we sell 275,000,000 shares; provided, however, that our board of directors may terminate this offering at any time or extend the offering one additional year. If we decide to extend the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. We may sell shares under the distribution reinvestment plan beyond the termination of our primary offering until we have sold 25,000,000 shares through the reinvestment of distributions, but only if there is an effective registration statement with respect to the shares. Pursuant to the Securities Act, and in some states, we may not be able to continue the offering for these periods without filing a new registration statement, or in the case of shares sold under the distribution reinvestment plan, renew or extend the registration statement in such state.

This is a follow-on offering. Our initial public offering of 250,000,000 shares of common stock was declared effective on October 1, 2008. As of April 1, 2011, we had received approximately $2.8 billion in gross proceeds from our offerings.

Compensation to Our Advisor and its Affiliates

Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment, management and disposition of our assets. All of the items of compensation are summarized in the table below. See the “Management Compensation” section of this prospectus for a more detailed description of the compensation we will pay to our advisor and its affiliates. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus for a more detailed discussion of the selling commissions and dealer manager fees we will pay. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees, and accounts for the fact that shares are sold through our distribution reinvestment plan at $9.50 per share with no selling commissions and no dealer manager fee.

		Estimated Amount for
		Maximum Offering
Type of Compensation	Determination of Amount	(275,000,000 Shares)

	Offering Stage
Selling Commission	We generally will pay to our affiliated dealer manager, Cole Capital Corporation, 7% of the gross proceeds of our primary offering. Cole Capital Corporation will reallow 100% of the selling commissions to participating broker-dealers. We will not pay any selling commissions with respect to sales of shares under our distribution reinvestment plan.	$175,000,000

Dealer Manager Fee	We generally will pay to Cole Capital Corporation 2% of the gross proceeds of our primary offering. Cole Capital Corporation may reallow all or a portion of its dealer manager fee to participating broker-dealers. We will not pay a dealer manager fee with respect to sales of shares under our distribution reinvestment plan.	$50,000,000

Reimbursement of Other Organization and Offering Expenses	Our advisor, CR III Advisors, will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse our advisor for these amounts up to 1.5% of gross offering proceeds.	$41,062,500

		Estimated Amount for
		Maximum Offering
Type of Compensation	Determination of Amount	(275,000,000 Shares)

	Acquisition and Operations Stage
Acquisition Fee	We pay to our advisor 2% of the contract purchase price of each property acquired directly or indirectly through a joint venture, or with respect to any loan we originate or acquire, 2% of the purchase price of the loan. Assuming a maximum leverage of 60% of our assets, the maximum acquisition fees would be approximately $120,440,424.	$48,176,170

Acquisition Expenses	We reimburse our advisor for acquisition expenses incurred in acquiring each asset or in the origination or acquisition of a loan. We expect these fees to be approximately 0.5% of the purchase price of each property or the amount of the loan. Assuming a maximum leverage of 60% of our assets, the maximum acquisition expenses would be approximately $30,110,106.	$12,044,042

Financing Coordination Fee	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain directly or indirectly through a joint venture and use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, we will pay to the advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing, subject to certain limitations; provided, however, that our advisor shall not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which our advisor received such a fee.	Not determinable at this time. Because the fee is based on a fixed percentage of any debt financing, there is no maximum dollar amount of this fee.

Development Fee	If our advisor or its affiliate provides development related services, we will pay to the advisor or its affiliate a development fee that is usual and customary, for comparable services rendered for similar projects in the geographic market where the services are provided; provided, however, that we will not pay a development fee to our advisor or its affiliate if our advisor or any of its affiliates elects to receive an acquisition fee based on the cost of such development. In the event that our property manager, Cole Realty Advisors, an affiliate of our advisor, assists with planning and coordinating the construction of any tenant improvements or capital improvements, Cole Realty Advisors may be paid up to 5% of the cost of such improvements.	Not determinable at this time.

Asset Management Fee	We pay our advisor a monthly fee equal to 0.0417%, which is one-twelfth of 0.50%, of the average invested assets for that month. For any loan acquired or originated by us, the asset value of such loan shall be the outstanding loan balance as of the last day of the immediately preceding month. After our board of directors begins to determine the estimated per share value of our common stock, the average invested assets will be based upon the aggregate valuation of our invested assets, as reasonably estimated by our board of directors.	Not determinable at this time. Because the fee is based on a fixed percentage of the average invested assets, there is no maximum dollar amount of this fee.

Estimated Amount for
Maximum Offering
Type of Compensation	Determination of Amount	(275,000,000 Shares)

Property Management and Leasing Fee	For the management and leasing of our properties, we pay to Cole Realty Advisors, an affiliate of our advisor, a property management fee up to (i) 2% of gross revenues from our single-tenant properties and (ii) 4% of gross revenues from our multi-tenant properties, plus, in each case, market-based leasing commissions applicable to the geographic location of the property. We also will reimburse Cole Realty Advisors’ costs of managing the properties. Cole Realty Advisors, or its affiliates, may also receive a fee for the initial leasing of properties, which would generally equal one month’s rent. Cole Realty Advisors may subcontract its duties for a fee that may be less than the property management fee described above. In the event that we contract directly with a third-party property manager in respect of a property, we may pay Cole Realty Advisors an oversight fee of up to 1% of gross revenues of the property managed; however, in no event will we pay both a property management fee and an oversight fee to Cole Realty Advisors with respect to the same property. The aggregate of all property management and leasing fees paid to our affiliates plus all payments to third parties for such fees will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location as determined by a survey of brokers and agents in such area.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee.

Operating Expenses	We reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (which include, among other things, the asset management fee, but exclude the expenses of raising capital, interest payments, taxes, non-cash items such as depreciation, amortization and bad debt reserves, and acquisition fees and acquisition expenses) paid during the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.	Not determinable at this time.

Estimated Amount for
Maximum Offering
Type of Compensation	Determination of Amount	(275,000,000 Shares)

Liquidation/Listing Stage
Real Estate Commission	Up to one-half of the brokerage commission paid on the sale of property, not to exceed 3% of the contract price for property sold, in each case, payable to our advisor if our advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. In no event will the combined real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed 6% of the contract price for the property sold.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.

Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)	15% of remaining net sale proceeds after return of capital plus payment to investors of an 8% cumulative, non-compounded annual return on the capital contributed by investors. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.

Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange, which we have no intention to do at this time)	15% of the amount by which the market value of our outstanding shares plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to an 8% cumulative, non-compounded annual return to investors.	Not determinable at this time. There is no maximum amount of this fee.

Subordinated Performance Fee (payable only if our advisor does not receive a Subordinated Participation in Net Sale Proceeds or a Subordinated Incentive Listing Distribution)	Upon termination of the advisory agreement, a performance fee equal to the amount that CR III Advisors would have been entitled to pursuant to its subordinated participation in net sale proceeds or a subordinated incentive listing distribution.	Actual amounts are dependent upon total equity and debt capital we raise and results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of this fee.

Distributions

To continue to qualify as a REIT for federal income tax purposes, we are required to, among other things, make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States (GAAP)). Our board of directors has authorized, and in the future may authorize, distributions in excess of those required for us to maintain REIT status, depending on our present and reasonably projected future cash flow from operations, and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. Distributions are paid to our stockholders as of the record date or dates selected by our board of directors. We expect to continue to declare distributions with a daily record date, and pay distributions monthly in arrears. In the event we do not have sufficient cash flow from operations to make distributions, we may borrow, use proceeds from this offering, issue additional securities or sell assets in order to fund distributions, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in properties, and negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flow. See the section of this prospectus captioned “Description of Shares — Distribution Policy and Distributions” for a description of our distributions.

Exit Strategy

Our goal is to sell our company, liquidate our portfolio or list our shares of common stock for trading on a national securities exchange at a time and in a method recommended by our advisor and determined by our independent directors to be in the best interest of our stockholders. At this time, we have no present intention to sell our company, liquidate our portfolio or list our shares. We do not anticipate that there will be any market for our common stock unless and until our shares are listed. If we do not list our shares of common stock on a national securities exchange within ten years of termination of our initial public offering, our charter requires that we either:

•	seek stockholder approval of an extension or elimination of the listing deadline; or

•	seek stockholder approval of the liquidation and dissolution of our corporation.

If we seek and do not obtain stockholder approval of an extension or elimination of the listing deadline, we would then be required to seek stockholder approval of our liquidation and dissolution. If we seek and obtain stockholder approval of our liquidation and dissolution, we would begin an orderly sale of our assets and distribute, subject to our advisor’s subordinated participation, our net proceeds to you. If we do not obtain such stockholder approval, our charter would not require us to list or liquidate and we could continue to operate as before. In such event, there would be no public market for shares of our common stock and you could be required to hold the shares indefinitely.

Distribution Reinvestment Plan

Our board of directors has approved an amended and restated distribution reinvestment plan (referred to in this prospectus as our distribution reinvestment plan). Pursuant to the distribution reinvestment plan, you may have the distributions you receive from us reinvested in additional shares of our common stock. The purchase price per share under our distribution reinvestment plan will be $9.50 per share during this offering and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recent estimated value per share as determined by our board of directors. No sales commissions or dealer manager fees will be paid with respect to shares sold under our distribution reinvestment plan.

If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability.

Our board of directors has the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of this offering until we have sold all of the shares allocated to the plan through the reinvestment of distributions. We may also offer distribution reinvestment plan shares pursuant to a new registration statement.

Participants in our distribution reinvestment plan who purchased shares of our common stock in the primary offering at a discounted purchase price (due to volume or other applicable discounts) may pay more for the shares they acquire pursuant to the distribution reinvestment plan than their original purchase price.

We may suspend or terminate the distribution reinvestment plan in the discretion of our board of directors at any time upon ten days written notice to plan participants.

Share Redemption Program

Our board of directors has adopted an amended share redemption program that enables you to sell your shares to us in limited circumstances (referred to in this prospectus as our share redemption program). Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations summarized below and described in more detail in the section captioned “Description of Shares — Share Redemption Program.”

Our share redemption program includes numerous restrictions that limit your ability to sell your shares. Generally, you must have held your shares for at least one year in order to participate in our share redemption program. Subject to funds being available, we will further limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing twelve months prior to the redemption date (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the cap); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately 1.25% of the weighted average number of shares outstanding during the trailing twelve-month period, and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the quarterly caps); however, our board of directors may waive these quarterly limitations in its sole discretion. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any quarter, in which case quarterly redemptions will be made pro rata. Following such redemption period, if you would like to resubmit the unsatisfied portion of the prior redemption request for redemption, you must submit a new request for redemption of such shares prior to the last day of the new quarter. Unfulfilled requests for redemption will not be carried over automatically to subsequent redemption periods.

During the term of this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares, the redemption price per share will depend on the price you paid for your shares and the length of time you have held such shares as follows: after one year from the purchase date, 95% of the amount you paid for each share; after two years from the purchase date, 97.5% of the amount you paid for each share; and after three years from the purchase date, 100% of the amount you paid for each share. After such time as our board of directors has determined a reasonable estimate of the value of our shares, the per share redemption price will be: after one year from the purchase date, 95% of the most recent estimated value of each share; after two years from the purchase date, 97.5% of the most recent estimated value of each share; and after three years from the purchase date, 100% of the most recent estimated value of each share.

Upon receipt of a request for redemption, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will bear any costs in conducting the Uniform Commercial Code search. We will not redeem any shares that are subject to a lien.

Our board of directors may amend, suspend or terminate the share redemption program at any time upon 30 days notice to our stockholders.

Cole REIT III Operating Partnership, LP

We are structured as an “umbrella partnership real estate investment trust,” or UPREIT. As such, we expect to own substantially all of our assets through Cole REIT III Operating Partnership, LP (CCPT III OP), our operating partnership. We may, however, own assets directly, through subsidiaries of CCPT III OP or through other entities. We are the sole general partner of CCPT III OP, and our advisor is the initial limited partner of CCPT III OP. We use the UPREIT structure because a contributor of property who desires to defer taxable gain on the transfer of his or her property may transfer the property to CCPT III OP in exchange for limited partnership units and defer taxation or gain until the contributor later exchanges his or her limited partnership units for shares of our common stock. We believe that using an UPREIT structure gives us an opportunity to acquire desired properties from persons who may not otherwise sell their properties because of unfavorable tax results. At present, we have no plans to acquire any specific properties in exchange for units of CCPT III OP.

ERISA Considerations

You may make an investment in our shares through your IRA or other tax-deferred retirement account. However, any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.

Description of Shares

Uncertificated Shares

Our board of directors authorized the issuance of shares of our common stock without certificates. We expect that we will not issue shares of common stock in certificated form. Our transfer agent maintains a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to transfers of uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner delivers a properly executed stock transfer form to us. We will provide the required form to you upon request.

Stockholder Voting Rights and Limitations

We hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be properly presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own.

Restriction on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any one person from owning more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive), of the aggregate of our outstanding shares of common stock, unless exempted by our board of directors. These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. These restrictions may discourage a takeover that could otherwise result in a premium price to our stockholders. For a more complete description of the restrictions on the ownership of our shares, see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares unless the transferee meets the minimum suitability standards regarding income and/or net worth and the transfer complies with our minimum purchase requirements, which are described in the “Suitability Standards” section of this prospectus.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition, and cause the value of your investment to decline. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

Risks Related to an Investment in Cole Credit Property Trust III, Inc.

This investment has limited liquidity. There is no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares. You should purchase our shares only as a long-term investment.

There currently is no public market for our common stock and there may never be one. In addition, although we have targeted an investment horizon in excess of five years, there is no fixed liquidation date for your investment. If you are able to find a buyer for your shares, you will likely have to sell them at a substantial discount to their market value. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment (five years or more) because of the generally illiquid nature of the shares. See the sections captioned “Suitability Standards,” “Description of Shares — Restrictions on Ownership and Transfer” and “Description of Shares — Share Redemption Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your shares.

You are limited in your ability to sell your shares pursuant to our share redemption program and may have to hold your shares for an indefinite period of time.

Our share redemption program includes numerous restrictions that limit your ability to sell your shares. Generally, you must have held your shares for at least one year in order to participate in our share redemption program. Subject to funds being available, we will further limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing twelve months prior to the redemption date (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the cap); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately 1.25% of the weighted average number of shares outstanding during the trailing twelve-month period, and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the quarterly caps); however, our board of directors may waive these quarterly limitations in its sole discretion. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any fiscal quarter or in any twelve-month period. Our board of directors may amend the terms of, suspend, or terminate our share redemption program without stockholder approval upon 30 days prior written notice. See the “Description of Shares — Share Redemption Program” section of this prospectus for more information about the share redemption program. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares.

The offering price for our shares is not based on the book value or net asset value of our current or expected investments or our current or expected cash flow.

The offering price for our shares is not based on the book value or net asset value of our current or expected investments or our current or expected cash flow. Our board of directors does not intend to provide a reasonable estimate of the value of our shares until eighteen months after the end of this offering. Until such time as our board of directors determines a reasonable estimate of the value of our shares, the price of our shares is not intended to reflect the net asset value of our shares.

The purchase price you pay for shares of our common stock may be higher than the value of our assets per share of common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. The offering price for our shares is not based on the book value or net asset value of our current or expected investments or our current or expected operating cash flows. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time. See the section of this prospectus captioned “Investment Objectives and Policies — Dilution of the Net Tangible Book Value of Our Shares” for further discussion.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to our stockholders. Distributions are based principally on cash flow from operations. The amount of cash available for distributions is affected by many factors, such as the performance of our advisor in selecting investments for us to make, selecting tenants for our properties and securing financing arrangements, our ability to buy properties as offering proceeds become available, rental income from our properties, and our operating expense levels, as well as many other variables. We may not always be in a position to pay distributions to you and any distributions we do make may not increase over time. In addition, our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to our stockholders. There also is a risk that we may not have sufficient cash from operations to make a distribution required to maintain our REIT status.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to pay distributions to you and the value of your investment.

We could suffer from delays in locating suitable investments, particularly if the capital raised in this offering outpaces our advisor’s ability to identify potential investments and/or close on acquisitions. Delays we encounter in the selection and/or acquisition of income-producing properties likely would adversely affect our ability to pay distributions to you and the value of your overall returns. The large size of our offering, coupled with competition from other real estate investors, increase the risk of delays in investing our net offering proceeds. If our advisor is unable to identify suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments, which would provide a significantly lower return to us than the return we expect from our investments in real estate.

We may pay some or all of our distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment.

We expect that cash distributions to you generally will be paid from cash available or anticipated from the operating cash flows from our investments in properties, real estate securities, mortgage, bridge or mezzanine loans and other real estate-related assets. However, to the extent that cash flow from operations is insufficient to make distributions to you, we have paid, and in the future may pay, some or all of our distributions from sources other than cash flows from operations, including borrowings and proceeds from the sale of our securities or asset sales. We have no limits on the amounts we may pay from sources other than cash flows from operations. To the extent distributions are paid from sources other than cash flow from operations, we may have less capital available to invest in real estate and other real estate-related investments. This may negatively impact our ability to make investments, reduce current returns and negatively impact the value of your investment.

Because we may pay distributions from sources other than our cash flow from operations, distributions at any point in time may not reflect the current performance of our properties or our current operating cash flows.

Our organizational documents permit us to make distributions from any source, including the sources described in the risk factor above. Because distribution funds may exceed our cash flow from operations, distributions may not reflect the current performance of our properties or our current operating cash flows. To the extent distributions exceed cash flow, distributions may be treated as a return of capital and could reduce a stockholder’s basis in our stock. In addition, as of December 31, 2010, we had paid distributions in excess of our cash flow from operations as defined by GAAP and we may continue to pay distributions in excess of our cash flow from operations in the future.

You will not have the opportunity to evaluate our future investments before we make them, which makes an investment in our common stock more speculative.

While we will provide you with information on a regular basis regarding our real estate investments after they are acquired, we will not provide you with a significant amount of information, if any, for you to evaluate our future investments prior to our making them. Since we have not identified specific properties that we intend to purchase with the proceeds from this offering, we are considered a “blind pool,” which makes your investment in our common stock speculative. We have established policies relating to the types of investments we will make and the creditworthiness of tenants of our properties, but our advisor will have wide discretion in implementing these policies, subject to the oversight of our board of directors. Additionally, our advisor has discretion to determine the location, number and size of our investments and the percentage of net proceeds we may dedicate to a single investment. For a more detailed discussion of our investment policies, see the “Investment Objectives and Policies — Acquisition and Investment Policies” section of this prospectus.

If we do not successfully implement our exit strategy, you could suffer losses on your investment or your shares may continue to have limited liquidity.

Depending upon then-prevailing market conditions, we do not intend to begin the process of selling our company, liquidating our portfolio or listing our shares on a national securities exchange until five or more years after the termination of this offering. Adverse market conditions could result in a sale of our company, liquidation of our portfolio or a listing of our shares in which the sales price, liquidation value or trading price of our shares, as the case may be, is less than the amount you paid to purchase your shares. Alternatively, market conditions and other factors could cause us to delay the sale, liquidation or listing process beyond five years from the termination of this offering. In such event, you could suffer losses on your investment or your shares may continue to have limited liquidity.

If our advisor loses or is unable to obtain key personnel, including in the event another Cole-sponsored program internalizes its advisor, our ability to achieve our investment objectives could be delayed or hindered, which could adversely affect our ability to pay distributions to you and the value of your investment.

Our success depends to a significant degree upon the contributions of certain executive officers and other key personnel of our advisor, as listed on page 68 of this prospectus, each of whom would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. This could occur, among other ways, if another Cole-sponsored program internalizes its advisor. If that occurs, key personnel of our advisor, who also are key personnel of the internalized advisors, would become employees of the other program and would no longer be available to our advisor. Further, we do not intend to separately maintain key person life insurance on Mr. Cole or any other person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

If our board of directors elects to internalize our management functions in connection with a listing of our shares of common stock on an exchange or other exit strategy, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.

In the future, we may undertake a listing of our common stock on an exchange or other exit strategy that may involve internalizing our management functions. If our board of directors elects to internalize our management functions, we may negotiate to acquire our advisor’s assets and personnel. At this time, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the net income per share and funds from operations per share attributable to your investment.

In addition, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would increase significantly. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to you and the value of our shares.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and/or have a negative effect on our results of operations.

Our participation in a co-ownership arrangement would subject us to risks that otherwise may not be present in other real estate investments.

We may enter in co-ownership arrangements with respect to a portion of the properties we acquire. Co-ownership arrangements involve risks generally not otherwise present with an investment in real estate, such as the following:

•	the co-owner may have goals that are inconsistent with our goals;

•	the co-owner may suffer financial difficulties and be unable to meet all of their obligations under the co-ownership arrangement; and

•	the co-owner may have the ability to make management decisions with respect to the investment that are not in our best interests.

In the event that our interests become adverse to those of the other co-owners, we may not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.

We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, because we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright, we may not be able to sell our interest in a property at the time we would like to sell.

Risks Related to Conflicts of Interest

We are subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

Our advisor and its affiliates, including our dealer manager and our property manager, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates, including our dealer manager and our property manager, are responsible for all of our day-to-day operations, and are entitled to substantial fees from us for the services they provide. These fees could influence the judgment of our advisor and its affiliates in performing their services. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	public offerings of equity by us, which entitle our dealer manager to fees and will likely entitle our advisor to increased acquisition and asset management fees;

•	property acquisitions or sales, which may result in the payment of fees to our advisor;

•	property acquisitions from other Cole-sponsored real estate programs, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	borrowings to acquire properties, which borrowings will increase the acquisition and asset management fees payable to our advisor; and

•	whether and when we seek to sell our company, liquidate our assets or list our common stock on a national securities exchange, which liquidation or listing could entitle our advisor to the payment of fees.

In addition, fees our advisor receives in connection with transactions involving the purchase and management of an asset are based on the cost or book value of the investment and not on the quality of the investment, the future performance of the investment or the quality of the services rendered to us.

Our advisor faces conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Pursuant to the terms of our advisory agreement, and in an effort to align the interests of our advisor with our stockholders’ interest, our advisor is entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in a manner that will enhance returns on our stockholders’ investment in us. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive certain fees regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. For example, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisory agreement requires us to pay a performance-based termination fee to our advisor in the event that we list our shares for trading on an exchange or in respect of its participation in net sales proceeds. Our advisor will have substantial influence with respect to whether and when our shares are listed on an exchange or our assets are liquidated, and these incentive fees could influence our advisor’s recommendations to us in this regard. Furthermore, our advisor has the right to terminate the advisory agreement upon a change of control of our company and thereby obligate us to pay the performance fee, which could have the effect of delaying, deferring or preventing the change of control.

A number of Cole real estate programs use investment strategies that are similar to ours, therefore our advisor and its and our executive officers may face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.

Our sponsor may have simultaneous offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms. As a result, we may be seeking to acquire properties and other real estate-related investments at the same time as one or more of the other Cole-sponsored programs managed by officers and key personnel of our advisor and/or its affiliates. Our executive officers and the executive officers of our advisor also are the executive officers of other Cole-sponsored REITs and/or their advisors, the general partners of Cole-sponsored partnerships and/or the advisors or fiduciaries of other Cole-sponsored programs. While the Cole-sponsored programs have allocation procedures in place, there is a risk that our advisor’s allocation of investment properties may result in our acquiring a property that provides lower returns to us than a property purchased by another Cole-sponsored program. In addition, we may compete with another Cole-sponsored program for tenants and, as a result, we could suffer a loss of revenue due to delays in locating suitable tenants. Similar conflicts of interest may arise if our advisor recommends that we make or purchase mortgage loans or participations in mortgage loans, since other Cole-sponsored programs may be competing with us for these investments. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Our officers face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

Each of our executive officers, including Mr. Cole, who also serves as the chairman of our board of directors, also are officers of our advisor and one or more entities affiliated with our advisor, including our property manager, our dealer manager and the advisors to other Cole-sponsored real estate programs. As a result, these individuals owe fiduciary duties to these other entities and their stockholders, members and limited partners. These additional fiduciary duties may create conflicts with the duties that they owe to us and our stockholders. There also will be competing demands on their time and resources, creating potential conflicts of interest in allocating their time between our business and these other activities. Should such persons devote insufficient time or resources to our business, it would hinder our ability to successfully implement our business strategy and to generate returns to you.

Our charter permits us to acquire assets and borrow funds from affiliates of our advisor, which could result in conflicts of interest.

Under our charter, we are permitted to acquire properties from affiliates of our advisor, subject to certain limitations and procedures. In the event that we acquire a property from an affiliate of our advisor, we may be foregoing an opportunity to acquire a different property that might be more advantageous to us. In addition, under our charter, we are permitted to borrow funds from affiliates of our advisor, including our sponsor. To the extent that we acquire any properties from affiliates of our advisor or borrow funds from affiliates of our advisor, we may not have the benefit of an arm’s-length negotiation of the type normally conducted between unrelated parties, and such transactions could result in a conflict of interest.

Our advisor faces conflicts of interest relating to joint ventures or other co-ownership arrangements that we enter into with other Cole-sponsored programs, which could result in a disproportionate benefit to another Cole-sponsored program.

We may enter into joint ventures with other Cole-sponsored programs for the acquisition, development or improvement of properties as well as the acquisition of real-estate related investments. Our advisor and its affiliates may face conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture or co-ownership arrangement. Our advisor and its affiliates also may have a conflict in structuring the terms of the relationship between us and the Cole-affiliated co-venturer or co-owner, as well as conflicts of interests in managing the joint venture and determining when and how to dispose of the joint venture.

Since Mr. Cole and his affiliates control our advisor and other Cole-sponsored programs, agreements and transactions between or among the parties with respect to any joint venture or other co-ownership arrangement will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners, which may result in the co-venturer or co-owner receiving benefits greater than the benefits that we receive. We have adopted certain procedures for dealing with potential conflicts of interest as described in the section of this prospectus captioned “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Risks Related to This Offering and Our Corporate Structure

The dealer manager is an affiliate of our advisor, therefore you will not have the benefit of an independent review of the prospectus or of us that customarily is performed in underwritten offerings.

The dealer manager, Cole Capital Corporation, is an affiliate of our advisor and, as a result, is not in a position to make an independent review of us or this offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering.

Payment of fees and reimbursements to our dealer manager, and our advisor and its affiliates, reduces cash available for investment.

We pay Cole Capital Corporation, our dealer manager, up to 9% of our gross offering proceeds in the form of selling commissions and a dealer manager fee, most of which is reallowed to participating broker-dealers. We also reimburse our advisor and its affiliates for up to 1.5% of our gross offering proceeds for other organization and offering expenses. Such payments reduce the amount of cash we have available to invest in properties and result in a lower total return to you than if we were able to invest 100% of the gross proceeds from this offering in properties. Moreover, dealer manager fees and selling commissions are included in the $10 per share offering price, therefore our offering price does not, and is not intended to, reflect our net asset value. In addition, we pay substantial fees to our advisor and its affiliates for the services they perform for us. The payment of these fees reduces the amount of cash available for investment in properties. For a more detailed discussion of the fees payable to such entities in respect of this offering, see the “Management Compensation” section of this prospectus.

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of common stock. These restrictions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium to the purchase price of our common stock for our stockholders. See the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 1,000,000,000 shares of stock, including 10,000,000 shares of preferred stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of any such stock. Thus, if also approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing the removal of incumbent management or a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium to the purchase price of our common stock for our stockholders. See the “Description of Shares — Preferred Stock” section of this prospectus.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to dispose of your shares.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any affiliate of our advisor. As a result, our advisor and any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section of this prospectus captioned “Description of Shares — Business Combinations.”

Maryland law also limits the ability of a third party to buy a large percentage of our outstanding shares and exercise voting control in electing directors.

Under its Control Share Acquisition Act, Maryland law also provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, or officers of the corporation or employees of the corporation who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock that would entitle the acquirer, except solely by virtue of a revocable proxy, to exercise voting control in electing directors within specified ranges of voting control. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by Cole Capital Advisors or any affiliate of Cole Capital Advisors. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our advisor or any of its affiliates. For a more detailed discussion on the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares — Control Share Acquisitions.”

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter requires that any tender offer, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act of 1934, as amended (the Exchange Act). The offering person must provide our company notice of the tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with these requirements, we will have the right to redeem that person’s shares and any shares acquired in such tender offer. In addition, the non-complying person shall be responsible for all of our expenses in connection with that person’s noncompliance. This provision of our charter may discourage a person from initiating a tender offer for our shares and prevent you from receiving a premium to your purchase price for your shares in such a transaction.

If we are required to register as an investment company under the Investment Company Act of 1940, as amended, we could not continue our business, which may significantly reduce the value of your investment.

We are not registered as an investment company under the Investment Company Act of 1940, as amended (Investment Company Act), pursuant to an exemption in Section 3(c)(5)(C) of the Investment Company Act and certain No-Action Letters from the Securities and Exchange Commission. Pursuant to this exemption: (1) at least 55% of our assets must consist of real estate fee interests or loans secured exclusively by real estate or both; (2) at least 25% of our assets must consist of loans secured primarily by real estate (this percentage will be reduced by the amount by which the percentage in (1) above is increased); and (3) up to 20% of our assets may consist of miscellaneous investments. We intend to monitor compliance with these requirements on an ongoing basis. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates;

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations; and

•	potentially, compliance with daily valuation requirements.

In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.

Our board of directors determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders generally have a right to vote only on the following:

•	the election or removal of directors;

•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, to change our name, to change the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock or to effect certain reverse stock splits; provided, however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

•	our dissolution; and

•	a merger or consolidation of the sale or other disposition of all or substantially all of our assets.

All other matters are subject to the discretion of our board of directors.

Our board of directors may change certain of our investment policies without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment policies also may vary, as new real estate development trends emerge and new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders, unless otherwise provided in our organizational documents. As a result, the nature of your investment could change without your consent.

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors and officers, and our charter and the advisory agreement, in the case of our advisor and its affiliates, require us, subject to certain exceptions, to indemnify and advance expenses to our directors, our officers, and our advisor and its affiliates. Our charter permits us to provide such indemnification and advance for expenses to our employees and agents. Additionally, our charter limits, subject to certain exceptions, the liability of our directors and officers to us and our stockholders for monetary damages. Although our charter does not allow us to indemnify our directors or our advisor and its affiliates for any liability or loss suffered by them or hold harmless our directors or our advisor and its affiliates for any loss or liability suffered by us to a greater extent than permitted under Maryland law or the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases, which would decrease the cash otherwise available for distribution to you. See the section captioned “Management — Limited Liability and Indemnification of our Directors, Officers, Advisor and Other Agents” elsewhere in this prospectus.

Your interest in us will be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 1,000,000,000 shares of stock, of which 990,000,000 shares are designated as common stock and 10,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock designated, or classify or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors, except that the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel. Investors purchasing shares in this offering likely will suffer dilution of their equity investment in us, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of our common stock to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement or (5) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of CCPT III OP. In addition, the partnership agreement for CCPT III OP contains provisions that would allow, under certain circumstances, other entities, including other Cole-sponsored programs, to merge into or cause the exchange or conversion of their interest in that entity for interests of CCPT III OP. Because the limited partnership interests of CCPT III OP may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between CCPT III OP and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, which may prevent us from being profitable or from realizing growth in the value of our real estate properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	the illiquidity of real estate investments generally;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

These risk and other factors may prevent us from being profitable, or from maintaining or growing the value of our real estate properties.

Many of our retail properties depend upon a single tenant, or a limited number of major tenants, for all or a majority of its rental income; therefore, our financial condition and ability to make distributions to you may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.

Many of our properties are occupied by only one tenant or derive a majority of its rental income from a limited number of major tenants and, therefore, the success of those properties are materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us would cause us to lose revenue from the property and force us to find an alternative source of revenue to meet any expenses associated with the property and prevent a foreclosure if the property is subject to a mortgage. In the event of a default by a single or major tenant, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated, we may not be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions to you.

A high concentration of our properties in a particular geographic area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

We expect that our properties will continue to be diverse according to geographic area and industry of our tenants. However, in the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties become concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio.

If a major tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could have a material adverse effect on our financial condition and ability to pay distributions to you.

We may experience concentration in one or more tenants. Any of our tenants, or any guarantor of one of our tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or its properties unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If we assume a lease, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim would be capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our operating cash flows and the amount available for distributions to you. In the event a tenant or lease guarantor declares bankruptcy, the tenant or its trustee may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our operating cash flows and the amounts available for distributions to you may be adversely affected. The bankruptcy of a major tenant could have a material adverse effect on our ability to pay distributions to you.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We have entered and may continue to enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our financial condition, cash flow and the amount available for distributions to you.

If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of a tenant under its leases, the expiration of a tenant lease or early termination of a lease by a tenant. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to you. In addition, because a property’s market value depends principally upon the value of the property’s leases, the resale value of a property with prolonged vacancies could decline, which could further reduce your return.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to you.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of the gross proceeds from this offering to buy real estate and real estate-related investments and to pay various fees and expenses. We intend to reserve only approximately 0.1% of the gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain funds from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have adequate funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to you.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

Many of our leases will not contain rental increases over time. When that is the case, the value of the leased property to a potential purchaser may not increase over time, which may restrict our ability to sell that property, or if we are able to sell that property, may result in a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

A lock-out provision is a provision that prohibits the prepayment of a loan during a specified period of time. Lock-out provisions may include terms that provide strong financial disincentives for borrowers to prepay their outstanding loan balance and exist in order to protect the yield expectations of investors. We expect that many of our properties will be subject to lock-out provisions. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties when we may desire to do so. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Increased operating expenses could reduce cash flow from operations and funds available to acquire investments or make distributions.

Our properties, including those that we acquire in the future, are and will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. While many of our property leases require the tenants to pay all or a portion of these expenses, some of our leases or future leases may not be negotiated on that basis, in which event we may have to pay these costs. If we are unable to lease properties on terms that require the tenants to pay all or some of the properties’ operating expenses, if our tenants fail to pay these expenses as required or if expenses we are required to pay exceed our expectations, we could have less funds available for future acquisitions or cash available for distributions to you.

Adverse economic and geopolitical conditions may negatively affect our returns and profitability.

Our operating results may be affected by market and economic challenges, which may result from a continued or exacerbated general economic downturn experienced by the nation as a whole, by the local economies where our properties may be located, or by the real estate industry including the following:

•	poor economic conditions may result in tenant defaults under leases;

•	poor economic conditions may result in lower revenue to us from retailers who pay us a percentage of their revenues under percentage rent leases;

•	re-leasing may require concessions or reduced rental rates under the new leases;

•	constricted access to credit may result in tenant defaults or non-renewals under leases; and

•	increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

The length and severity of any economic slow down or downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic slow down or downturn is prolonged or becomes more severe.

The United States’ armed conflict in various parts of the world could have a further impact on our tenants. The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment. More generally, any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in higher energy costs and increased economic uncertainty in the United States or abroad. Our revenues will be dependent upon payment of rent by retailers, which may be particularly vulnerable to uncertainty in the local economy. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay distributions to you.

The current market environment may adversely affect our operating results, financial condition and ability to pay distributions.

The global financial markets have undergone pervasive and fundamental disruptions since mid-2007. The disruptions in the global financial markets had an adverse impact on the availability of credit to businesses generally. To the extent that the global economic recession continues and/or, intensifies, it has the potential to materially affect the value of our properties and other investments we make, the availability or the terms of financing that we may anticipate utilizing, and our ability to make principal and interest payments on, or refinance, any outstanding debt when due, and/or, for our leased properties, the ability of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. The current market environment also could affect our operating results and financial condition as follows:

•	Debt Markets — Although there are signs of recovery, the real estate debt markets are currently experiencing volatility as a result of certain factors, including the tightening of underwriting standards by lenders and credit rating agencies. Should overall borrowing costs increase, either by increases in the index rates or by increases in lender spreads, our operations may generate lower returns. In addition, the recent dislocations in the debt markets have reduced the amount of capital that is available to finance real estate, which, in turn: (1) limits the ability of real estate investors to make new acquisitions and to potentially benefit from reduced real estate values or to realize enhanced returns on real estate investments; (2) has slowed real estate transaction activity; and (3) may result in an inability to refinance debt as it becomes due. In addition, the state of the debt markets could have a material impact on the overall amount of capital being invested in real estate, which may result in price or value decreases of real estate assets and impact our ability to raise equity capital.

•	Real Estate Markets — The recent global economic recession has caused commercial real estate values to decline substantially. As a result, there may be uncertainty in the valuation, or in the stability of the value, of the properties we acquire that could result in a substantial decrease in the value of our properties after we purchase them. Consequently, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge or record a loss on sale in earnings.

•	Government Intervention — The disruptions in the global financial markets have led to extensive and unprecedented government intervention. Although the government intervention is intended to stimulate the flow of capital and to strengthen the U.S. economy in the short term, it is impossible to predict the actual effect of the government intervention and what effect, if any, additional interim or permanent governmental intervention may have on the financial markets and/or the effect of such intervention on us.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

We diversify our cash and cash equivalents, and will continue to do so, among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation only insures amounts up to $250,000 per depositor per insured bank. We have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Generally, each of our tenants is, and we expect, will be, responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts that our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple net basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Real estate related taxes may increase, and if these increases are not passed on to tenants, our income will be reduced.

Local real property tax assessors may reassess our properties, which may result in increased taxes. Generally, property taxes increase as property values or assessment rates change, or for other reasons deemed relevant by property tax assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, renewal leases or future leases may not be negotiated on the same basis. Tax increases not passed through to tenants may adversely affect our income, cash available for distributions, and the amount of distributions to you.

CC&Rs may restrict our ability to operate a property.

Some of our properties are, and we expect certain additional properties will be contiguous to other parcels of real property, comprising part of the same retail center. In connection with such properties, we are subject to significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions to you.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

While we do not currently intend to do so, we may use proceeds from this offering to acquire properties upon which we will construct improvements. If we engage in development or construction projects, we will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks if we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

While we do not currently intend to do so, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved real property to real property we intend to develop, your investment, nevertheless, is subject to the risks associated with investments in unimproved real property.

If we contract with a development company for newly developed property, our earnest money deposit made to the development company may not be fully refunded.

We have and may continue to enter into one or more contracts, either directly or indirectly through joint ventures with affiliates or others, to acquire real property from a development company that is engaged in construction and development of commercial real properties. Properties acquired from a development company may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by a development company, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property. At the time of contracting and the payment of the earnest money deposit by us, the development company typically will not have acquired title to any real property. Typically, the development company will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with the development company even if at the time we enter into the contract, we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we may not be required to close a purchase from the development company, and may be entitled to a refund of our earnest money, in the following circumstances:

•	the development company fails to develop the property;

•	all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•	we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of the development company to refund our earnest money will be unsecured, and we may not be able to obtain a refund of such earnest money deposit from it under these circumstances since the development company may be an entity without substantial assets or operations.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger competitors may enjoy significant advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments as a result of competition with third parties without a corresponding increase in tenant lease rates, our profitability will be reduced, and you may experience a lower return on your investment.

Our properties face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions to you and the amount of distributions.

We typically acquire properties located in developed areas. Therefore, there are and will be numerous other retail properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in close proximity to our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions to you and the amount of distributions we pay.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns on real property, therefore accumulating such cash could reduce our funds available for distributions to you. Any of the foregoing events may have an adverse effect on our operations.

If we set aside insufficient capital reserves, we may be required to defer necessary capital improvements.

If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash flow from operations, we may be required to defer necessary improvements to a property, which may cause that property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased operating cash flows as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

Costs of complying with environmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use such property as collateral for future borrowing.

Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our properties may be affected by our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions to you and may reduce the value of your investment.

We may not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flow from operations.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations under the financing, which could negatively impact cash flow from operations. Even in the absence of a purchaser default, the distribution of sale proceeds, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to you.

Our costs associated with complying with the Americans with Disabilities Act of 1990, as amended, may affect cash available for distributions.

Our properties generally are subject to the Americans with Disabilities Act of 1990, as amended (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we may not be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

A proposed change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.

The existing accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset, which represents the tenant’s right to use the property, and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (i) the lease transfers ownership of the property to the lessee by the end of the lease term;

(ii) the lease contains a bargain purchase option; (iii) the non-cancellable lease term is more than 75% of the useful life of the asset; or (iv) if the present value of the minimum lease payments equals 90% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.

Recently, the U.S. Financial Accounting Standards Board (the FASB) and the International Accounting Standards Board (the IASB) initiated a joint project to develop new guidelines to lease accounting. The FASB and IASB (collectively, the Boards) issued an Exposure Draft on August 17, 2010 (the Exposure Draft), which proposes substantial changes to the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a lease asset and obligation will be recorded on the tenant’s balance sheet for all lease arrangements. In addition, the Exposure Draft could impact the method in which contractual lease payments will be recorded. In order to mitigate the effect of the proposed lease accounting, tenants may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms or fewer extension options, which would generally have less impact on tenant balance sheets. Also, tenants may reassess their lease-versus-buy strategies. This could result in a greater renewal risk, a delay in investing our offering proceeds, or shorter lease terms, all of which may negatively impact our operations and our ability to pay distributions to you.

The Exposure Draft does not include a proposed effective date; however, the Boards plan to issue a final standard regarding lease accounting in 2011.

Risks Associated with Debt Financing

We have incurred mortgage indebtedness and other borrowings, which may increase our business risks, hinder our ability to make distributions, and decrease the value of your investment.

We have acquired real estate and other real estate-related investments by borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties and other investments and to pay distributions to stockholders. We may borrow additional funds if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow additional funds if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. There is no limitation on the amount we may borrow against any individual property or other investment. However, under our charter, we are required to limit our borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in our next quarterly report along with a justification for such excess borrowing. Moreover, our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless such borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with a justification for such excess borrowing. Our borrowings will not exceed 300% of our net assets as of the date of any borrowing, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines; however, we may exceed that limit if approved by a majority of our independent directors. We expect that during the period of this offering, high debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute to you and could result in a decline in the value of your investment.

We do not intend to incur mortgage debt on a particular property unless we believe the property’s projected operating cash flow is sufficient to service the mortgage debt. However, if there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, the amount available for distributions to you may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We have given, and in the future may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we are responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to you will be adversely affected, which could result in our losing our REIT status and would result in a decrease in the value of your investment.

High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to you.

We run the risk of being unable to finance or refinance our properties on favorable terms or at all. If interest rates are higher when we desire to mortgage our properties or when existing loans come due and the properties need to be refinanced, we may not be able to finance the properties and we would be required to use cash to purchase or repay outstanding obligations. Our inability to use debt to finance or refinance our properties could reduce the number of properties we can acquire, which could reduce our operating cash flows and the amount of cash distributions we can make to you. Higher costs of capital also could negatively impact operating cash flows and returns on our investments.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to you.

We have incurred, and in the future may incur additional indebtedness that bears interest at a variable rate. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our operating cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. In general, our loan agreements restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace CR III Advisors as our advisor. These or other limitations imposed by a lender may adversely affect our flexibility and our ability to achieve our investment and operating objectives, which could limit our ability to make distributions to you.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to you.

We have financed our property acquisitions using interest-only mortgage indebtedness and may continue to do so. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the loan on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We have entered into, and in the future may use additional derivative financial instruments to hedge our exposure to changes in exchange rates and interest rates on loans secured by our assets and investments in commercial mortgage backed securities (CMBS). Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Risks Associated with Investments in Mortgage, Bridge and Mezzanine Loans and Real Estate-Related Securities

Investing in mortgage, bridge or mezzanine loans could adversely affect our return on our loan investments.

We may make or acquire mortgage, bridge or mezzanine loans, or participations in such loans, to the extent our advisor determines that it is advantageous for us to do so. However, if we make or invest in mortgage, bridge or mezzanine loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values, interest rate changes, rezoning, and failure by the borrower to maintain the property. If there are defaults under these loans, we may not be able to repossess and sell quickly any properties securing such loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of any lawsuit brought in connection with the foreclosure if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan, which could reduce the value of our investment in the defaulted loan. In addition, investments in mezzanine loans involve a higher degree of risk than long-term senior mortgage loans secured by income-producing real property because the investment may become unsecured as a result of foreclosure on the underlying real property by the senior lender.

We may invest in various types of real estate-related securities.

Aside from investments in real estate, we are permitted to invest in real estate-related securities, including securities issued by other real estate companies, CMBS, mortgage, bridge, mezzanine or other loans and Section 1031 tenant-in-common interests, and we may invest in real estate-related securities of both publicly traded and private real estate companies. We are focused, however, on acquiring interests in retail and other income-producing properties. We may not have the expertise necessary to maximize the return on our investment in real estate-related securities. If our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates do not have experience, our advisor intends to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments.

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

Our investments in real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (3) subordination to the prior claims of banks and other senior lenders to the issuer, (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slow down or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

The CMBS in which we may invest are subject to all of the risks of the underlying mortgage loans, the risks of the securitization process and dislocations in the mortgage-backed securities market in general.

CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans. In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. CMBS are issued by investment banks, not financial institutions, and are not insured or guaranteed by the U.S. government.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that interest payments on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

Although we intend to invest only in mortgage-backed securities collateralized by commercial loans, the value of such CMBS can be negatively impacted by any dislocation in the mortgage-backed securities market in general. Currently, the mortgage-backed securities market is suffering from a severe dislocation created by mortgage pools that include sub-prime mortgages secured by residential real estate. Sub-prime loans often have high interest rates and are often made to borrowers with credit scores that would not qualify them for prime conventional loans. In recent years, banks made a great number of the sub-prime residential mortgage loans with high interest rates, floating interest rates, interest rates that reset from time to time, and/or interest-only payment features that expire over time. These terms, coupled with rising interest rates, have caused an increasing number of homeowners to default on their mortgages. Purchasers of mortgage-backed securities collateralized by mortgage pools that include risky sub-prime residential mortgages have experienced severe losses as a result of the defaults and such losses have had a negative impact on the CMBS market.

Federal Income Tax Risks

Failure to continue to qualify as a REIT would adversely affect our operations and our ability to make distributions.

We made an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT, beginning with the taxable year ended December 31, 2009. In order for us to maintain our qualification as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code and treasury regulations promulgated thereunder and various factual matters and circumstances that are not entirely within our control. We structure our activities in a manner designed to satisfy all of these requirements. However, if certain of our operations were to be recharacterized by the Internal Revenue Service, such recharacterization could jeopardize our ability to satisfy all of the requirements for continued qualification as a REIT.

If we fail to continue to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to you because of the additional tax liability. In addition, distributions to you would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. Our failure to continue to qualify as a REIT would adversely affect the return on your investment.

Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, the IRS could challenge such characterization. In the event that any sale-leaseback transaction is challenged and re-characterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a nontaxable distribution. In addition, you will be treated, for tax purposes, as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

Tax legislation enacted in 2003, as amended in 2005 and 2010, generally reduces the maximum U.S. federal income tax rate for distributions payable by corporations to domestic stockholders that are individuals, trusts or estates to 15% prior to 2013. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Our distributions will be taxed as ordinary income at the non-preferential rate, to the extent they are from our current or accumulated earnings and profits; to the extent distributions exceed our current or accumulated earnings and profits, they will be treated first as a nontaxable distribution, reducing the tax basis in each U.S. stockholder’s shares (but not below zero), then the distributions will be taxed as gain from the sale of shares. You should discuss the difference in treatment of REIT distributions and regular corporate distributions with your tax advisor.

If our operating partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available to us for distribution to you.

We intend to maintain the status of CCPT III OP, our operating partnership, as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of our operating partnership as an entity taxable as a partnership, CCPT III OP would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This could also result in our losing REIT status, and becoming subject to a corporate level tax on our income. This would substantially reduce the cash available to us to make distributions to you and the return on your investment. In addition, if any of the partnerships or limited liability companies through which CCPT III OP owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to our operating partnership. Such a re-characterization of an underlying property owner also could threaten our ability to maintain REIT status.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of CCPT III OP or at the level of the other entities through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Legislative or regulatory action could adversely affect the returns to our investors.

Changes to the tax laws are likely to occur, and such changes may adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon existing law and treasury regulations, applicable as of the date of its opinion, all of which are subject to change, either prospectively or retroactively.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005 and in 2010. One of the changes affected by that legislation generally reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15% prior to 2013. REIT distributions generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, and we thus expect to avoid the “double taxation” that other corporations are typically subject to.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed, for federal income tax purposes, as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended, known as FIRPTA, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will continue to qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See the “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of Our Shares by a Non-U.S. Stockholder” section of this prospectus.

For qualified accounts, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, it is possible that you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested. In order to avoid triggering additional taxes and/or penalties, if you intend to invest in our shares through pension or profit-sharing trusts or IRAs, you should consider additional factors.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. For a more complete discussion of the foregoing risks and other issues associated with an investment in shares by retirement plans, see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would,” “could,” “should” and variations of these words and similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this follow-on offering, assuming that we sell the maximum offering of 275,000,000 shares of common stock pursuant to this offering. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming a maximum offering, we expect that approximately 88.0% of the money that stockholders invest will be used to purchase real estate or other real estate-related investments, while the remaining approximately 12.0% will be used for working capital, and to pay costs of the offering, including selling commissions and the dealer manager fee, and fees and expenses of our advisor in connection with acquiring properties. Proceeds used to purchase real estate or other real estate-related investments include proceeds used to repay any indebtedness incurred in respect of such purchases.

We have not placed limits on the amounts of net proceeds from this offering, borrowings, the sale of assets or the issuance of additional securities that we may use to pay distributions. Rather, we intend to continue to rely on our board of directors, a majority of which are independent directors, to comply with their fiduciary duties to our stockholders in determining whether to authorize and declare distributions, and if so, to authorize the payment of such distributions. See the section of this prospectus captioned “Risk Factors — Risks Related to an Investment in Cole Credit Property Trust III, Inc.” for a discussion of the risks associated with the payments of distributions from sources other than cash flows from operations.

	Maximum Offering		Maximum Offering
	(Including Distribution		(Not Including Distribution
	Reinvestment Plan)(1)		Reinvestment Plan)(2)
	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,737,500,000	100%	$2,500,000,000	100%
Less Public Offering Expenses:
Selling Commission and Dealer Manager Fee(3)	225,000,000	8.2%	225,000,000	9.0%
Other Organization and Offering Expenses(4)	41,062,500	1.5%	37,500,000	1.5%

Amount Available for Investment(5)	2,471,437,500	90.3%	2,237,500,000	89.5%
Acquisition and Development:
Acquisition Fee(6)	48,176,170	1.8%	43,615,984	1.8%
Acquisition Expenses(7)	12,044,042	0.4%	10,903,996	0.4%
Initial Working Capital Reserve(8)	2,408,808	0.1%	2,180,799	0.1%

Amount Invested in Assets(9)	$2,408,808,480	88.0%	$2,180,799,221	87.2%

(1)	Assumes the sale to the public of 250,000,000 shares at $10.00 per share pursuant to the primary offering and 25,000,000 shares at $9.50 per share pursuant to the distribution reinvestment plan.

(2)	Assumes the sale to the public of 250,000,000 shares at $10.00 per share pursuant to the primary offering and no shares sold pursuant to the distribution reinvestment plan.

(3)	Includes selling commissions equal to 7% of the gross proceeds of our primary offering, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2% of the gross proceeds of our primary offering, both of which are payable to the dealer manager, an affiliate of our advisor. The dealer manager will reallow 100% of the selling commissions to participating broker-dealers. In addition, the dealer manager, in its sole discretion, may reallow to broker-dealers participating in this offering up to all of its dealer manager fee to participating broker-dealers as marketing fees and due diligence expense allowance based on such factors as the participating broker-dealer’s level of marketing support, level of due diligence review and likelihood of success of its sales efforts, each as compared to those of the other participating broker-dealers. We will not pay a selling commission or a dealer manager fee on shares purchased pursuant to our distribution reinvestment plan. The amount of selling commissions may be reduced under certain circumstances for volume discounts and other types of sales. Furthermore, we may increase the dealer manager fee to 3% of aggregate gross offering proceeds for purchases made through certain selected dealers, in which event the selling commission would be reduced to 6% of gross offering proceeds for those purchases. See the “Plan of Distribution” section of this prospectus for a description of such provisions.

(4)	Organization and offering expenses consist of all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including (i) our legal, accounting, printing, mailing and filing fees, charges of our transfer agent for account set up fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (ii) amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with preparing supplemental sales materials for us, holding educational conferences and attending retail seminars conducted by broker-dealers; and (iii) reimbursements for our dealer manager’s wholesaling costs, and other marketing and organization costs, including payments made to participating broker-dealers. Expenses relating to educational conferences and retail seminars described in (ii) above and expenses described in (iii) above will constitute underwriting compensation.

In addition, our sponsor or its affiliates may pay up to an amount equal to 1% of gross proceeds of our primary offering (a maximum of $25,000,000) for underwriting compensation, without reimbursement by us, which may also include payments made to participating broker-dealers. In no event will the amount of underwriting compensation from all sources, including us, our advisor, our sponsor or any of their affiliates, exceed 10% of the gross proceeds of the primary offering. Our ability to reimburse our advisor for these other organization and offering expenses is capped at 1.5% of the gross proceeds of this offering. Our advisor will be responsible for the payment of all such organization and offering expenses to the extent such expenses exceed 1.5% of the aggregate gross proceeds of this offering. In no event will the total organization and offering expenses exceed 15% of the gross proceeds of this offering. See the “Plan of Distribution” section of this prospectus.

(5)	Until required in connection with the acquisition of real estate or other real estate-related investments, substantially all of the net proceeds of this offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(6)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase, development or construction of properties, or the making or investing in loans or other real estate-related investments. We will pay our advisor acquisition fees up to a maximum amount of 2% of the contract purchase price of each property or asset acquired. For purposes of this table, we have assumed that the aggregate contract purchase price for our assets will be an amount equal to the estimated amount invested in assets. With respect to any loan we originate or acquire, we will pay our advisor an acquisition fee of 2% of the amount of the loan. For purposes of this table, we also have assumed that no financing is used to acquire properties or other real estate assets. We may incur additional fees, such as real estate commissions, development fees, construction fees, non-recurring management fees, loan fees, financing coordination fees or points or any fee of a similar nature. Acquisition fees do not include acquisition expenses.

(7)	Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties. For purposes of this table, we have assumed average expenses of 0.5% of the estimated amount invested in assets; however, expenses on a particular acquisition may be higher. Notwithstanding the foregoing, the total of all acquisition expenses and acquisition fees paid by any party to any party, including any real estate commission, selection fee, development fees paid to an affiliate of our advisor, construction fee paid to an affiliate of our advisor, non-recurring management fee, loan fees or point or any fee of a similar nature, payable with respect to a particular property or investment shall be reasonable, and shall not exceed an amount equal to 6% of the contract purchase price of the property, or in the case of a mortgage loan 6% of the funds advanced, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.

(8)	Working capital reserves typically are utilized for extraordinary expenses that are not covered by revenue generated by the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves. Because we expect most of our leases will be triple net or double net leases, as described elsewhere herein, we do not expect to maintain significant working capital reserves.

(9)	Includes amounts anticipated to be invested in properties net of organization and offering expenses, acquisition fees and expenses, and initial working capital reserves.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have retained CR III Advisors as our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board of directors’ supervision. Our charter has been reviewed and ratified by our board of directors, including a majority of the independent directors. This ratification by our board of directors is required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of directors on our board of directors may be established by a majority of the entire board of directors, but may not be more than 15, nor, fewer than three. Our charter provides, in general, that a majority of the directors must be independent directors. An “independent director” is a person who is not, and within the last two years has not been, directly or indirectly associated with us or any of our affiliates or with our sponsor, our advisor or any of their affiliates by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, (2) employment by us, our sponsor our advisor or any of our or their affiliates, (3) service as an officer or director of our sponsor, our advisor or any of their affiliates, (4) performance of services, (5) service as a director of more than three REITs organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. Each director deemed to be independent pursuant to our charter also is independent in accordance with the NASAA REIT Guidelines. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of our independent directors must have at least three years of relevant real estate experience.

Each director serves until the next annual meeting of stockholders or until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. No member of our board of directors, nor our advisor, nor any of their affiliates, may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, shares owned by members of our board of directors and their respective affiliates will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter and bylaws.

Our directors are not required to devote all of their time to our business and only are required to devote the time to our affairs as their duties require. Our directors meet quarterly, in person or by teleconference, or more frequently if necessary. Consequently, in the exercise of their responsibilities, the directors heavily rely on our advisor and on information provided by our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us.

Our board of directors has adopted written policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may revise those policies or establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. Our board of directors also will supervise and monitor the performance of our advisor and its affiliates.

In addition, our board of directors is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates. The independent directors also are responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors consider factors such as:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor or its affiliates for its other clients.

Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any director or any of their respective affiliates, or (2) any transaction between us and our advisor, any director or any of their respective affiliates. In determining the requisite percentage in interest required to approve such a matter, shares owned by our advisor and its affiliates will not be included.

Committees of the Board of Directors

Our entire board of directors is responsible for supervising our entire business. However, our bylaws provide that our board of directors may establish such committees as the board of directors believes appropriate and in our best interest. The board of directors appoints the members of the committee in the board of directors’ discretion. Our charter and bylaws require that a majority of the members of each committee of our board of directors is comprised of independent directors.

Audit Committee

Our board of directors has established an audit committee, which presently consists of Marcus E. Bromley and Leonard W. Wood, two of our independent directors. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our board of directors adopted a charter for the audit committee that sets forth its specific functions and responsibilities.

Executive Officers and Directors

Our board of directors has elected Christopher H. Cole to serve as our chief executive officer and president and D. Kirk McAllaster, Jr. to serve as our executive vice president, chief financial officer, treasurer and secretary. Although most of the services Messrs. Cole and McAllaster provide to our company are in their roles as executive officers of our advisor, they have certain duties in their capacities as executive officers of our company arising from Maryland corporate law, our charter and bylaws. We do not directly compensate Messrs. Cole or McAllaster for their services as executive officers of our company. We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)

Christopher H. Cole	58	Chairman of the Board of Directors, Chief Executive Officer and President
D. Kirk McAllaster, Jr.	44	Executive Vice President, Chief Financial Officer, and Treasurer
Marc T. Nemer	38	Director
Thomas A. Andruskevich	60	Independent Director
Marcus E. Bromley	61	Independent Director
Scott P. Sealy	65	Independent Director
Leonard W. Wood	64	Independent Director

*	As of April 1, 2011.

Christopher H. Cole has served as our chairman, chief executive officer and president since our formation in January 2008. He has served as the chief executive officer and president of CR III Advisors, our advisor, since its formation in January 2008, and previously served as treasurer from January 2008 until September 2008. Mr. Cole has served as the chairman, chief executive officer and president of Cole Credit Property Trust, Inc. (CCPT I) since its formation in March 2004. He has served as the chief executive officer of Cole REIT Advisors, LLC (CCPT I Advisors) since its formation in April 2004, and previously served as president from April 2004 until March 2007 and from October 2007 until April 2010. Mr. Cole has served as the chairman, chief executive officer and president of Cole Credit Property Trust II, Inc. (CCPT II) since its formation in September 2004. He has served as the chief executive officer of Cole REIT Advisors II, LLC (CCPT II Advisors) since its formation in September 2004, and previously served as president from September 2004 until March 2007 and from October 2007 until April 2010. He has served as the chairman, chief executive officer and president of Cole Corporate Income Trust, Inc. (Cole Corporate Income Trust) since its formation in April 2010. He has served as the chief executive officer of Cole Corporate Income Advisors, LLC (Cole Corporate Income Advisors) since its formation in April 2010.

Mr. Cole has served as the chairman, chief executive officer and president of two additional real estate investment programs sponsored by Cole Real Estate Investments and currently in registration for their initial public offerings, since their formation in July 2010. He has served as the chief executive officer of Cole Advisors: Corporate Income, LLC (CACI Advisors) since its formation in July 2010. He has served as the chief executive officer of Cole Advisors: Retail Income, LLC (CARI Advisors) since its formation in July 2010.

Mr. Cole has been the sole shareholder, chief executive officer and treasurer of Cole Holdings Corporation, the parent company of our advisor and affiliates since its formation in August 2004, has served as chairman and secretary since October 2007, and previously served as president from August 2004 until April 2010. Mr. Cole has also been engaged as a general partner in the structuring and management of real estate limited partnerships since February 1979. Mr. Cole has served as the chief executive officer of Cole Realty Advisors since December 2002, as its treasurer since its formation in November 2002, and previously served as its president from November 2002 until March 2007 and from October 2007 until September 2009, and as its secretary from November 2002 until December 2002. Mr. Cole has served as the chief executive officer and treasurer of Cole Capital Partners since January 2003, and previously served as its president from January 2003 to March 2007 and from October 2007 until April 2010. Mr. Cole has served as the chief executive officer of Cole Capital Advisors since December 2002, as its treasurer since its formation in November 2002, and previously served as its president from November 2002 until March 2007 and from October 2007 until April 2010, and as secretary from November 2002 until December 2002.

Mr. Cole has served as the chief executive officer and treasurer of the Cole Growth Opportunity Fund I GP, LLC since its formation in March 2007. Mr. Cole served as the executive vice president and treasurer of Cole Capital Corporation from December 2002 until January 2008. Mr. Cole has been the sole director of Cole Capital Corporation since December 2002. Mr. Cole was selected to serve as a director of our company because he is the chief executive officer of our company, and Mr. Cole’s experience and relationships in the non-traded REIT and real estate industries, along with his knowledge of the Cole Real Estate Investments organization, are believed to provide significant value to the board of directors.

D. Kirk McAllaster, Jr. has served as our executive vice president, chief financial officer and treasurer since our formation in January 2008, and served as our secretary from January 2008 to November 2010. He also has served as executive vice president and chief financial officer of CR III Advisors since its formation in January 2008. Mr. McAllaster has also served as executive vice president and chief financial officer of CCPT I and CCPT II since October 2007, and has been a member of the board of directors of CCPT I since May 2008. He has served as executive vice president and chief financial officer of CCPT I Advisors and CCPT II Advisors since March 2007, and previously served as vice president, finance of each from December 2005 until March 2007. He has served as executive vice president, chief financial officer, and treasurer of Cole Corporate Income Trust since its formation in April 2010 and served as its secretary from April 2010 until August 2010 and from January 2011 until March 2011. He has served as executive vice president and chief financial officer of Cole Corporate Income Advisors since its formation in April 2010. He has served as the executive vice president, chief financial officer and treasurer of two additional real estate investment programs sponsored by Cole Real Estate Investments and currently in registration for their initial public offerings, since their formation in July 2010. He has served as executive vice president and chief financial officer of CACI Advisors since its formation in July 2010. He has served as the executive vice president and chief financial officer of CARI Advisors since its formation in July 2010. Mr. McAllaster has served as executive vice president, chief financial officer and treasurer of Cole Realty Advisors since September 2009, and previously served as executive vice president and chief financial officer from March 2007 until September 2009. Mr. McAllaster has served as executive vice president and chief financial officer of Cole Capital Partners and Cole Capital Advisors since March 2007, and previously served as vice president, finance of each from December 2005 until March 2007. Prior to joining Cole Real Estate Investments in May 2003, Mr. McAllaster worked for six years with Deloitte & Touche LLP, most recently as audit senior manager. He has over 20 years of accounting and finance experience in public accounting and private industry. Mr. McAllaster received a B.S. degree from California State Polytechnic University — Pomona with a major in Accounting. He is a Certified Public Accountant licensed in the states of Arizona and Tennessee and is a member of the American Institute of CPAs and the Arizona Society of CPAs.

Marc T. Nemer has served as a director since May 2010. Mr. Nemer has served as president of Cole Holdings Corporation since April 2010. He has served as president, secretary and treasurer of Cole Capital Corporation since January 2008. He has served as president of CR III Advisors since April 2010, and previously served as executive vice president and managing director of capital markets from September 2008 until April 2010, and as executive vice president, securities and regulatory affairs from its formation in January 2008 until September 2008. Mr. Nemer has been a member of CCPT’s board of directors since May 2010. Mr. Nemer has served as president of CCPT I Advisors and CCPT II Advisors since April 2010, and previously served as executive vice president and managing director of capital markets of each from March 2008 until April 2010, and as executive vice president, securities and regulatory affairs from October 2007 until March 2008. He has served as president of Cole Corporate Income Advisors since its formation in April 2010. Mr. Nemer has served as the president of CACI Advisors since its formation in July 2010. He has served as the president of CARI Advisors since its formation in July 2010. Mr. Nemer has served as executive vice president and managing director of capital markets of Cole Realty Advisors since March 2008, and previously as executive vice president, securities and regulatory affairs from October 2007 until March 2008, and as vice president, legal services and compliance from March 2007 until October 2007. Mr. Nemer has served as president of Cole Capital Partners and Cole Capital Advisors since April 2010, and previously served as executive vice president and managing director of capital markets of each from March 2008 until April 2010, as executive vice president, securities and regulatory affairs of each from October 2007 until March 2008, and as vice president, legal services and compliance from March 2007 until October 2007. Prior to joining Cole Real Estate Investments, Mr. Nemer was an attorney with the international law firm Latham & Watkins LLP, where he specialized in securities offerings (public and private), corporate governance, and mergers and acquisitions from July 2000 until February 2006. Prior to that, Mr. Nemer worked at the international law firm Skadden, Arps, Slate, Meagher & Flom LLP, where he worked as an attorney in a similar capacity from August 1998 until July 2000. Mr. Nemer earned a J.D. from Harvard Law School in 1998 and a B.A. from the University of Michigan in 1995. Mr. Nemer was selected to serve as a director of our company because of his legal, regulatory and compliance experience in the non-traded REIT industry and securities industry generally, as well as his extensive knowledge and relationships within the non-traded REIT industry, including the independent broker-dealer network through which we offer our securities, which are believed to enhance our company’s position within our industry.

Thomas A. Andruskevich has served as an independent director since October 2008. Since November 2005, Mr. Andruskevich has served as president and chief executive officer of Birks & Mayors, Inc., a high-end jewelry retailer which is the successor entity of the merger of Henry Birks & Sons Ltd. (Henry Birks & Sons) with Mayors Jewelers Inc. (Mayors). From June 1996 until November 2005, he served as president and chief executive officer of Henry Birks & Sons, and from August 2002, when Henry Birks & Sons acquired a controlling interest in Mayors, until November 2005, he served as chairman, president and chief executive officer of Mayors. From 1994 to 1996, Mr. Andruskevich was president and chief executive officer of the clothing retailer Mondi of America. From 1989 to 1994, he was executive vice president of international trade & fragrance of Tiffany & Co., and from 1982 to 1989, Mr. Andruskevich served as senior vice president and chief financial officer of Tiffany & Co. He is a member of the Advisory Board and of the Marketing Committee of Brazilian Emeralds, Inc. Mr. Andruskevich also serves as a member of the board of directors of Birks & Mayors, Inc. Mr. Andruskevich was selected to serve as a director of our company because of his extensive experience in the retail sector, including his significant contacts and relationships. Our board of directors believes that this experience will assist the board of directors in its oversight of our company’s acquisition and leasing activities.

Marcus E. Bromley has served as an independent director since October 2008 and as a member of the audit committee since December 2008. Since May 2005, Mr. Bromley has served as a member of the board of directors of CCPT II and is the chairman of its audit committee. Since January 2011, Mr. Bromley has served as a member of the board of directors of Cole Corporate Income Trust and as a member of its audit committee. From 1993 through 2005, Mr. Bromley served as a member of the board of trustees of Gables Residential Trust, a $3 billion multi-family residential REIT with operations in Texas, Georgia, South Florida, Washington, D.C. and Southern California that was listed on the New York Stock Exchange prior to its sale in 2005. From December 1993 until June 2000, Mr. Bromley also served as the chief executive officer of Gables Residential Trust. Prior to joining Gables Residential Trust, Mr. Bromley was a division partner of Trammell Crow Residential from 1982 until 1993. Mr. Bromley also serves on the board of directors of Private Bank of Buckhead, a community bank headquartered in Atlanta, Georgia, and on the advisory board of Nancy Creek Capital, an Atlanta-based private equity firm. Mr. Bromley holds a B.S. in Economics from Washington & Lee University and a M.B.A. from the University of North Carolina. Mr. Bromley was selected to serve as a director of our company because of Mr. Bromley’s experience as the chief executive officer of a public real estate company, his general knowledge of the real estate industry and his financing experience, all of which are expected to bring valuable insight to the board of directors and potential resources to our company.

Scott P. Sealy, Sr. has served as an independent director since October 2008. Mr. Sealy has been a principal of Sealy & Company, Incorporated, a real estate and investment company, since 1968 and has served as chairman of the board of directors since February 2000. Mr. Sealy provides strategic planning and business development for the company, which is in the business of acquisitions, repositioning and ground-up development of regional distribution and industrial facilities. During his tenure, Sealy & Company, Incorporated and its affiliates have acquired or developed and sold over $1 billion of industrial real estate totaling approximately 30 million square feet. In 2008, Sealy & Company, Incorporated entered into a $200 million joint venture with California State Teachers’ Retirement System (CalSTRS). The joint venture, named SeaCal, pursues the acquisition and development of value-added industrial and office properties. Mr. Sealy is a member of the Society of Industrial and Office Realtors and has served as a chapter president, a member of its national board of directors, and a member of its strategic planning committee. Mr. Sealy was selected to serve as a director of our company because of his significant real estate and leadership experience as a fiduciary to other real estate programs. Our board of directors believes that this experience will assist the board of directors in its strategic and operational initiatives.

Leonard W. Wood has served as an independent director since October 2008 and as chairman of the audit committee since December 2008. Since January 2011, Mr. Wood has served as a member of the board of directors of Cole Corporate Income Trust and as a member of its audit committee. Mr. Wood has over 26 years of real estate industry leadership experience, most recently serving as a member of the investment committee and the management board of GLJ Partners, LLC, a Southern California based residential development and construction company, which he joined in November 2007. In April 1998, Mr. Wood founded Wood Partners, L.L.C. (Wood Partners), a developer of apartment and condominium homes in the Baltimore/Washington, D.C. area, the Southeastern United States, Florida, Texas, Colorado, Nevada, Arizona and California. Mr. Wood served as the managing principal of Wood Partners from its inception until the time of Mr. Wood’s retirement from Wood Partners in November 2007. During that period of time, Wood Partners had started over 38,000 multi-family units representing an investment of more than $5.3 billion. Mr. Wood continues to serve as a member of the board of directors of Wood Partners. Prior to founding Wood Partners, Mr. Wood worked with Trammell Crow Residential from 1982 until 1998. During his time with Trammel Crow Residential, Mr. Wood was responsible, at various times, for the Southeast, Midwest and Southwest regions, overseeing the acquisition, development, maintenance and sale of the company’s apartment assets in those regions. Mr. Wood holds a bachelor of science degree from North Carolina State University and a M.B.A. from the University of North Carolina. Mr. Wood is a past Chairman of the Multi-Family Leadership Board of the National Association of Home Builders. Mr. Wood is a Governor, past Trustee, and past Chairman of the Multi Family Council of the Urban Land Institute. He also serves on the Board of Visitors of the University of North Carolina’s Kenan-Flagler Business School. In 2007, Mr. Wood founded the Wood Center for Real Estate Development as a part of the Kenan-Flagler Business School. Mr. Wood was selected to serve as a director of our company because of his deep knowledge of the real estate industry, particularly in the financial and operational segments, along with his experience in successfully growing and exiting a real estate company. Our board of directors believes that Mr. Wood’s experience will be a valuable resource to the board of directors, particularly in matters relating to the acquisition and financing of real estate assets.

Duties of Independent Directors

In accordance with the NASAA REIT Guidelines, a majority of our independent directors generally must approve corporate actions that directly relate to the following:

•	any transfer or sale of our sponsor’s initial investment in us; provided, however, our sponsor may not sell its initial investment while it remains our sponsor, but our sponsor may transfer the shares to an affiliate;

•	the duties of our directors, including ratification of our charter, the written policies on investments and borrowing, the monitoring of administrative procedures, investment operations and our performance and the performance of our advisor;

•	the advisory agreement;

•	liability and indemnification of our directors, advisor and its affiliates;

•	fees, compensation and expenses, including organization and offering expenses, acquisition fees and acquisition expenses, total operating expenses, real estate commissions on the resale of property, incentive fees, and advisor compensation,

•	any change or modification of our statement of objectives;

•	real property appraisals;

•	our borrowing policies;

•	annual and special meetings of shareholders;

•	election of our directors; and

•	our distribution reinvestment plan.

Counsel for Independent Directors

To assist the independent directors in performing their role, we expect that the independent directors will, on an ongoing basis, retain a law firm that will act solely as counsel for the independent directors.

Compensation of Directors

We pay to each of our independent directors a retainer of $50,000 per year, plus an additional retainer of $7,500 to the chairman of the audit committee. We also pay $2,000 for each board of directors or board of directors committee meeting the director attends in person ($2,500 for the attendance in person by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attends by telephone. In the event there is a meeting of the board of directors and one or more committees in a single day, the fees paid to each director will be limited to $2,500 per day ($3,000 per day for the chairperson of the audit committee if there is a meeting of such committee). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of our board of directors. Independent directors will not be reimbursed by us, our sponsor, our advisor or any of their affiliates for spouses’ expenses to attend events to which spouses are invited. If a non-independent director is also an employee of our company or our advisor or their affiliates, we do not pay compensation for services rendered as a director. We do not compensate Messrs. Cole or Nemer for their service to us on the board of directors.

Director Compensation Table

The following table sets forth certain information with respect to our director compensation during the year ended December 31, 2010:

					Change In
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings ($)	Compensation (1)($)	Total ($)

Christopher H. Cole	$—	$—	$—	$—	$—	$—	$—
Marc T. Nemer	—	—	—	—	—	—	—
Thomas A. Andruskevich	55,000	—	—	—	—	3,562	58,562
Marcus E. Bromley	56,500	—	—	—	—	933	57,433
Scott P. Sealy, Sr.	55,000	—	—	—	—	—	55,000
Leonard W. Wood	65,000	—	—	—	—	507	65,507

(1)	Amount represents travel expenses incurred by Messrs. Andruskevich, Bromley, Sealy and Wood to attend various director meetings.

Limited Liability and Indemnification of our Directors, Officers, Advisor and Other Agents

We are permitted to limit the liability of our directors and officers, and to indemnify and advance expenses to our directors, officers and other agents, only to the extent permitted by Maryland law and the NASAA REIT Guidelines. Our charter contains a provision that eliminates directors’ and officers’ liability for money damages, requires us to indemnify and, in certain circumstances, advance expenses to our directors, officers, our advisor and its affiliates and permits us to indemnify and advance expenses to our employees and agents, subject to the limitations of Maryland law and the NASAA REIT Guidelines. To the extent that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred by them in connection with any proceeding unless it is established that:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•	in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us or for a judgment of liability on the basis that personal benefit was improperly received (although in either case a court may order indemnification solely for expenses).

In addition to the above limitations of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, our advisor and its affiliates for losses or liability suffered by them or hold harmless our directors or our advisor and its affiliates for losses or liability suffered by us by requiring that the following additional conditions are met:

•	the directors, our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the directors, our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of non-independent directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to our stockholders of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against our officers and directors. The Maryland General Corporation Law permits us to advance reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met. However, indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

The Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, our advisor or its affiliates and any persons acting as a broker-dealer participating in the sale of our securities will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits in favor of the indemnitee of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, our advisor or our advisor’s affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) our directors, our advisor or our advisor’s affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (iv) our directors, our advisor or our advisor’s affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

The Advisor

Our advisor is CR III Advisors, an affiliate of our sponsor, Cole Real Estate Investments. Our executive officers and the chairman of our board of directors also are officers, key personnel and/or members of our advisor. Our advisor has contractual and fiduciary responsibility to us and our stockholders. Our advisor is wholly-owned indirectly by Christopher H. Cole.

The officers and key personnel of our advisor or certain affiliates are as follows:

Name	Age*	Position(s)

Christopher H. Cole	58	Chief Executive Officer
Marc T. Nemer	38	President
D. Kirk McAllaster, Jr.	44	Executive Vice President and Chief Financial Officer
Mitchell A. Sabshon	58	Executive Vice President and Chief Operating Officer
Jeffrey C. Holland	39	Executive Vice President and Head of Capital Markets
Thomas W. Roberts	52	Executive Vice President and Managing Director of Real Estate
John M. Pons	47	Executive Vice President, Secretary and General Counsel
Chong P. Huan	53	Executive Vice President and Chief Technology Officer
Kim S. Kundrak	53	Chief Acquisitions Officer

*	As of April 1, 2011.

The backgrounds of Messrs. Cole, McAllaster and Nemer are described in the “— Executive Officers and Directors” section above. Below is a brief description of the other officers and key employees of CR III Advisors.

Mitchell A. Sabshon has served as executive vice president and chief operating officer of CR III Advisors since January 2011. In this role, he is responsible for all corporate finance activities of the company. He also works on a broad range of initiatives across the Cole Real Estate Investments organization, including issues pertaining to mergers and acquisitions, portfolio strategy, asset management, fund operations and systems. He also serves as executive vice president and chief operating officer of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, Cole Corporate Income Advisors, CACI Advisors and CARI Advisors. Prior to joining Cole Real Estate Investments in November 2010, Mr. Sabshon served as managing partner and chief investment officer of EndPoint Financial LLC, an advisory firm providing acquisition and finance advisory services to equity investors, from 2008 to 2010. Mr. Sabshon served as chief investment officer and executive vice president of GFI Capital Resources Group, Inc., a national owner-operator of multifamily properties, from 2007 to 2008. Prior to joining GFI, Mr. Sabshon served with Goldman Sachs & Company from 2004 to 2007 and from 1997 to 2002 in several key strategic roles, including president and chief executive officer of Goldman Sachs Commercial Mortgage Capital and head of the Insurance Client Development Group. From 2002 to 2004, Mr. Sabshon was executive director of the U.S. Institutional Sales Group at Morgan Stanley. Mr. Sabshon held various positions at Lehman Brothers Inc. from 1991 to 1997, most recently as senior vice president in the Real Estate Investment Banking Group. Prior to joining Lehman Brothers, Mr. Sabshon was an attorney in the Real Estate Structured Finance group of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Sabshon received his JD from Hofstra University School of Law and a BA from George Washington University.

Jeffrey C. Holland has served as executive vice president and head of capital markets of CR III Advisors since January 2011. In this role, he provides strategic direction and oversees external and internal sales, marketing, broker-dealer relations, due diligence and securities operations. He also serves as executive vice president and head of capital markets of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, Cole Corporate Income Advisors, CACI Advisors and CARI Advisors. Prior to joining Cole Real Estate Investments in December 2010, Mr. Holland held several roles at BlackRock, Inc.’s U.S. retail division, an asset management business focused on financial advisor-intermediated distribution channels, including chief operating officer from 2008 to 2010 and co-head of product development and management from 2006 to 2008. Prior to joining BlackRock, Mr. Holland served as vice president, consulting services, for Raymond James & Associates from 2003 to 2006. Mr. Holland served at Capital Resource Advisors from 1999 to 2003, most recently as director in the Business Strategies Group. From 1996 to 1999, he worked as an engagement manager for McKinsey & Company, Inc. Mr. Holland earned a JD from Harvard Law School and a BA from the University of Puget Sound.

Thomas W. Roberts has served as executive vice president and managing director of real estate of CR III Advisors since September 2009. He has served as president of Cole Realty Advisors since September 2009. He has served as executive vice president and managing director of real estate of CCPT I Advisors, CCPT II Advisors, Cole Capital Partners and Cole Capital Advisors since September 2009. He has served as executive vice president and managing director of real estate of Cole Corporate Income Advisors since its formation in April 2010 and of CACI Advisors and CARI Advisors since July 2010. Prior to joining Cole Real Estate Investments, Mr. Roberts served as president and chief executive officer of Opus West Corporation, a Phoenix-based real estate developer, from March 1993 until May 2009. Mr. Roberts also worked as vice president, real estate development for the Koll Company from 1986 until 1990. In July 2009, Opus West Corporation filed for Chapter 11 bankruptcy protection. Mr. Roberts received a B.S. from Arizona State University. Mr. Roberts has been active in many professional and community organizations including the Greater Phoenix Economic Council, International Council of Shopping Centers, National Association of Industrial and Office Properties, Young Presidents Organization, Urban Land Institute, Phoenix Boys and Girls Club, and Xavier College Preparatory Board of Trustees.

John M. Pons has served as the executive vice president and general counsel of CR III Advisors since its formation in January 2008, and previously served as chief operating officer from January 2008 until May 2008. Mr. Pons served as secretary for CCPT I from March 2004 to January 2011, and was a member of its board of directors from March 2004 until May 2010. He has served as executive vice president, general counsel and secretary of CCPT I Advisors since September 2008, and previously served as executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as senior vice president and general counsel from December 2005 until March 2007, as senior vice president and counsel from August 2005 until December 2005, and as vice president, counsel and secretary from March 2004 until August 2005. Mr. Pons served as secretary of CCPT II from its formation in September 2004 until November 2010. He served as a member of CCPT II’s board of directors from September 2004 until November 2004. Mr. Pons has served as executive vice president, general counsel and secretary of CCPT II Advisors since September 2008, and previously served as executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as senior vice president and general counsel from December 2005 until March 2007, as senior vice president and counsel from August 2005 until December 2005, and as vice president, counsel and secretary from September 2004 until August 2005. He has served as executive vice president and general counsel, real estate of Cole Corporate Income Advisors since its formation in April 2010. From April 2010 until August 2010, Mr. Pons also served as secretary of Cole Corporate Income Advisors. Mr. Pons has served as executive vice president and general counsel, real estate of CACI Advisors and CARI Advisors since July 2010, and as the secretary of each of them since January 2011. Mr. Pons has served as executive vice president, general counsel and secretary of Cole Realty Advisors since September 2008, and previously served as executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as executive vice president, chief operating officer and general counsel from March 2007 until October 2007, and as senior vice president from January 2006 until March 2007. He has served as executive vice president, general counsel and secretary of Cole Capital Partners and Cole Capital Advisors since September 2008, and previously served for each as executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as executive vice president, chief operating officer and general counsel from March 2007 until October 2007, as senior vice president and general counsel from December 2005 until March 2007, as senior vice president and counsel from August 2005 until December 2005, and as vice president and counsel from September 2003 until August 2005. Prior to joining Cole Real Estate Investments in September 2003, Mr. Pons was an associate general counsel and assistant secretary with GE Capital Franchise Finance Corporation from December 2001. Before attending law school, Mr. Pons was a Captain in the United States Air Force where he served from 1988 until 1992. Mr. Pons received a B.S. degree in Mathematics from Colorado State University and a M.S. degree in Administration from Central Michigan University before earning his J.D. (Order of St. Ives) in 1995 at the University of Denver.

Chong P. Huan has served as executive vice president and chief technology officer of CR III Advisors since January 2011. In this role, he is responsible for oversight of all technology operations, including infrastructure and application development, strategic planning and information management. He also serves as executive vice president and chief technology officer of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, Cole Corporate Income Advisors, CACI Advisors and CARI Advisors. Prior to joining Cole Real Estate Investments, Mr. Huan served as principal and founder of CIR Solutions LLC, an information technology consulting firm, from 2009 to 2010. Mr. Huan served as chief technology officer and managing director for Citi Global Investment Research from 2007 to 2009. Prior to joining Citi Global Investment Research, he served as senior information officer and vice president of AIG Investment in 2007, chief information officer and senior managing director of New York Life Investment Management from 2000 to 2006, and head of information technology in the Americas with UBS Private Banking and Asset Management from 1996 to 2000. Mr. Huan holds an Executive Masters in technology management from The Wharton School, University of Pennsylvania and an MBA from Northeastern University, and received a BS in engineering with honors from Oxford, U.K. He is also a Moore Fellow at the University of Pennsylvania’s School of Engineering and Applied Sciences.

Kim S. Kundrak has served as chief acquisitions officer of CR III Advisors since September 2009. He has served as chief acquisitions officer of CCPT I Advisors, CCPT II Advisors, Cole Realty Advisors, Cole Capital Partners and Cole Capital Advisors since September 2009. Prior to joining Cole, he worked for Realty Income Corporation, a publicly traded REIT from July 1996 until November 2008, serving as senior vice president, portfolio acquisitions from January 2000 until November 2008 and as vice president, portfolio acquisitions from July 1996 until December 1999. Prior to joining Realty Income, Mr. Kundrak worked at

Burnham Pacific Properties, Inc. from April 1987 until October 1995. During his tenure at Burnham Pacific Properties, he held various positions, including senior vice president, chief financial officer and vice president, asset management. Mr. Kundrak also served as a real estate manager at John Burnham and Company, a real estate services firm from December 1985 until March 1987, as well as general manager at The Hahn Company, one of the nation’s premiere regional shopping center developers, from July 1982 until December 1985. Mr. Kundrak received a B.A. from Point Loma Nazarene University in San Diego, California in 1979. He holds the professional designations of Certified Shopping Center Manager (CSM) from the International Council of Shopping Centers and Certified Property Manager (CPM) from the Institute of Real Estate Management.

In addition to the officers and key personnel listed above, our advisor employs personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus our advisor is the sole limited partner of CCPT III OP.

The Advisory Agreement

We have entered into an amended and restated advisory agreement with CR III Advisors. Many of the services performed by our advisor in managing our day-to-day activities pursuant to the advisory agreement are summarized below. This summary is provided to illustrate the material functions that CR III Advisors performs for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, CR III Advisors undertakes to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, CR III Advisors, either directly or indirectly by engaging an affiliate or by engaging unaffiliated third parties, among other duties and subject to the supervision of our board of directors:

•	finds, evaluates, presents and recommends to us investment opportunities consistent with our investment policies and objectives;

•	serves as our investment and financial advisor and provides research and economic and statistical data in connection with our assets and our investment policies;

•	provides the daily management and performs and supervises the various administrative functions reasonably necessary for our management and operations;

•	investigates, selects, and, on our behalf, engages and conducts business with such third parties as the advisor deems necessary to the proper performance of its obligations under the advisory agreement;

•	consults with, and provides information to, our officers and board of directors and assists the board of directors in formulating and implementing of our financial policies;

•	structures and negotiates the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	reviews and analyzes each property’s operating and capital budget;

•	acquires properties and makes investments on our behalf in compliance with our investment objectives and policies;

•	arranges, structures and negotiates financing and refinancing of properties;

•	enters into leases of property and service contracts for assets and, to the extent necessary, performs all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages;

•	prepares and reviews on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies; and

•	disposes of properties on our behalf in compliance with our investment objectives and policies, and at the appropriate time, will advise our board of directors in connection with an exit strategy.

The advisory agreement has a one-year term and may be renewed for an unlimited number of successive one-year periods. Additionally, either party may terminate the advisory agreement, without cause or penalty, immediately upon a change of control of us, or upon 60 days’ written notice without cause or penalty. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

We pay our advisor a monthly asset management fee equal to one-twelfth of 0.50% of the aggregate asset value of our assets. After our board of directors begins to determine the estimated per share value of our common stock, the average invested assets will be based upon the aggregate valuation of our invested assets, as reasonably estimated by our board of directors. We also pay our advisor acquisition fees equal to 2% of the contract purchase price of each property or asset that we acquire, along with reimbursement of acquisition expenses. With respect to any loan we originate or acquire, the acquisition fee will equal 2% of the amount of the loan, along with reimbursement of actual and customary expenses associated with originating or acquiring the loan. Any portion of the acquisition fee may be deferred and paid in a subsequent year. We also pay our advisor a finance coordination fee equal to 1% of the amount available and/or outstanding under any debt financing that we obtain and use for the acquisition of properties and other investments or that is assumed, directly or indirectly, in connection with the acquisition of properties. We also will pay to our advisor a development fee that is usual and customary for corporate services rendered for similar projects in the geographic market where the services are provided. We are prohibited from paying more than 6% of the contract price of a property, or in the case of a mortgage loan, 6% of the funds advanced, in acquisition fees, including development fees, construction fees and acquisition expenses, unless otherwise approved by a majority of our board of directors, including a majority of the independent directors not otherwise interested in the transaction, as commercially competitive, fair and reasonable to the company, although we intend to limit such payments below 6%.

Additionally, we are required to pay, in cash, promissory note or our shares, at our election, to our advisor fees based on a percentage of proceeds or stock value upon our sale of assets or the listing of our common stock on a national securities exchange, but only if, in the case of our sale of assets, our investors have received, from regular distributions plus special distributions paid from proceeds of such sale, a return of their net capital invested and an 8% annual cumulative, non-compounded return or, in the case of the listing of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of cash flow necessary to generate an 8% annual cumulative, non-compounded return to investors. Upon termination of the advisory agreement, we may incur an obligation to pay to our advisor a similar performance fee, in cash, a promissory note or our shares, at our election, if our advisor would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

Officers, employees and affiliates of our advisor engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor will be required to devote sufficient resources to our administration to discharge its obligations. These other activities may create conflicts. See the section of this prospectus captioned “Conflicts of Interest.” Our advisor currently has no paid employees; however, as of December 31, 2010 its affiliates had over 200 full-time employees, each of whom may dedicate a portion of his or her time providing services to our advisor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor.

Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity; provided that at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

The fees payable to our advisor under the advisory agreement are described in further detail in the “Management Compensation” section of this prospectus. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, administrative and management services, and payments made by our advisor to third parties in connection with potential acquisitions.

Affiliated Companies

Property Manager

Our properties are managed and leased initially by Cole Realty Advisors, our property manager. Cole Capital Advisors is the sole shareholder of Cole Realty Advisors, and Cole Holdings Corporation, the indirect owner of our advisor, is the sole owner of Cole Capital Advisors. Christopher H. Cole is the sole owner of Cole Holdings Corporation. The backgrounds of the officers of Cole Realty Advisors are described in the “— Executive Officers and Directors” and “— The Advisor” sections above.

Cole Realty Advisors was organized in 2002 and leases and manages properties that we or our affiliated entities acquire. In accordance with the property management and leasing agreement, we pay Cole Realty Advisors a property management fee of up to 2% of gross revenues from our single-tenant properties and up to 4% of gross revenues from our multi-tenant properties. In addition, we pay leasing commissions to Cole Realty Advisors based upon the customary leasing commission applicable to the geographic location of the property. Cole Realty Advisors may subcontract its duties for a fee that may be less than the fee provided for in the property management agreement. In addition, we may pay the property manager an oversight fee of up to 1% of gross revenues from the property; however, in no event will we pay both a property management and an oversight fee to Cole Realty Advisors with respect to the same property. Cole Realty Advisors derives substantially all of its income from the property management and leasing services it performs for Cole-sponsored programs. The leasing fees paid to the property manager may not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location as determined by a survey of brokers and agents in such area.

In the event that Cole Realty Advisors assists with planning and coordinating the construction of any tenant improvements or capital improvements, a separate fee may be charged to, and payable by, us. This fee will not exceed 5% of the cost of such improvements. The property manager will only provide these services if it does not cause any of our income from the applicable property to be treated as other than “rents from real property” for purposes of the applicable REIT requirements described under the “Federal Income Tax Considerations” section of this prospectus.

Our property management agreement with Cole Realty Advisors has a one-year term ending October 8, 2010, and may be renewed for an unlimited number of successive one-year periods. Both Cole Realty Advisors and we may immediately terminate the agreement upon Cole Realty Advisors experiencing a bankruptcy, insolvency or liquidation event. We and our operating partnership may assign our rights under the property management agreement as to any particular property to a lender or lenders pursuant to the terms of any loan or loans we obtain related to our assets. Cole Realty Advisors may assign its rights under the property management agreement only with the prior written consent of us and our operating partnership.

Cole Realty Advisors will hire, direct and establish policies for employees who will have direct responsibility for the operations of each property we acquire, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of the property manager may be employed on a part-time basis and also may be employed by our advisor or certain companies affiliated with it.

The property manager also directs the purchase of equipment and supplies, and supervises all maintenance activity, for our properties. The principal office of the property manager is located at 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016.

Dealer Manager

Cole Capital Corporation, our dealer manager, is a member firm of FINRA. Cole Capital Corporation was organized in December 1992 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by Cole Holdings Corporation, its affiliates and its predecessors.

Cole Capital Corporation provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. The compensation we pay to Cole Capital Corporation in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Compensation We Will Pay for the Sale of Our Shares.”

Cole Capital Corporation is wholly-owned by Cole Capital Advisors, which is wholly-owned by Cole Holdings Corporation. Christopher H. Cole is the sole stockholder of Cole Holdings Corporation. Cole Capital Corporation is an affiliate of both our advisor and our property manager. The backgrounds of the officers of Cole Capital Corporation are described in the “— Executive Officers and Directors” and “— The Advisor” sections above.

Investment Decisions

The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation for these investments, and the management of our assets resides with the executive officers and key personnel of our advisor. The backgrounds of the officers of our advisor are described in the “— Executive Officers and Directors” and “— The Advisor” sections above. Our board of directors is responsible for monitoring the activities of our advisor.

MANAGEMENT COMPENSATION

We have no paid employees. Our advisor, and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. The selling commissions may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus. This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee.

		Estimated Amount for
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Offering Stage

Selling Commission — Cole Capital Corporation(3)	We generally will pay to our affiliated dealer manager, Cole Capital Corporation, 7% of the gross proceeds of our primary offering. Cole Capital Corporation will reallow 100% of selling commissions to participating broker-dealers. We will not pay any selling commissions with respect to sales of shares under our distribution reinvestment plan.	$175,000,000

Dealer Manager Fee — Cole Capital Corporation(3)	We generally will pay to Cole Capital Corporation 2% of the gross proceeds of our primary offering. Cole Capital Corporation may reallow all or a portion of its dealer manager fee to participating broker-dealers. No dealer manager fee will be payable with respect to shares sold under our distribution reinvestment plan.	$50,000,000

Reimbursement of Other Organization and Offering Expenses — CR III Advisors(4)	Our advisor will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse our advisor for these amounts up to 1.5% of aggregate gross offering proceeds.	$41,062,500

Acquisition and Operations Stage

Acquisition Fee — CR III Advisors(5)(6)(7)	We pay to our advisor 2% of the contract purchase price of each property or asset, or with respect to any loan we originate or acquire, 2% of the amount of the purchase price of the loan.	$48,176,170

		Estimated Amount for
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Acquisition Expenses — CR III Advisors(7)	We reimburse our advisor for acquisition expenses incurred in the process of acquiring property or in the origination or acquisition of a loan. We expect these expenses will be approximately 0.5% of the purchase price of each property or of the amount of each loan.	$12,044,042

Financing Coordination Fee — CR III Advisors(6)	For services in connection with the origination or refinancing of any debt financing we obtain and use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, we will pay our advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing; provided, however, that our advisor will not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which our advisor received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire and/or assume such permanent financing.	Actual amounts are dependent on the amount of any debt financing or refinancing and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of any debt financing, there is no limit on the aggregate amount of these fees.

Estimated Amount for
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Development Fee — CR III Advisors/Cole Realty Advisors(6)	Our advisor, our property manager or their affiliates may provide development related services, and we will pay the respective party a development fee in an amount that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided; provided, however, that we will not pay a development fee to our advisor, our property manager or their affiliates, if the advisor elects to receive an acquisition fee based on the cost of such development. In the event that our property manager, Cole Realty Advisors, an affiliate of our advisor, assists with planning and coordinating the construction of any tenant improvements or capital improvements, Cole Realty Advisors may be paid up to 5% of the cost of such improvements.

Asset Management Fee — CR III Advisors(8)	We pay to our advisor a monthly fee equal to 0.0417%, which is one-twelfth of 0.5%, of the average invested assets for that month. For any loan acquired or originated by us, the asset value of such loan shall be the outstanding loan balance as of the last day of the immediately preceding month. After our board of directors begins to determine the estimated per share value of our common stock, the average invested assets will be based upon the aggregate valuation of our invested assets, as reasonably estimated by our board of directors.	Actual amounts are dependent upon the average invested assets, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of aggregate asset value, there is no limit on the aggregate amount of these fees.

Estimated Amount for
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Property Management and Leasing Fee — Cole Realty Advisors(9)	We pay to Cole Realty Advisors up to (i) 2% of the gross revenues from our single-tenant properties and (ii) 4% of the gross revenues from our multi-tenant properties, plus reimbursement of Cole Realty Advisors’ costs of managing the properties. Cole Realty Advisors may subcontract its duties for a fee that may be less than the property management fee described herein. In addition, in the event that we contract directly with a third-party property manager in respect of a property, we may pay Cole Realty Advisors an oversight fee of up to 1% of gross revenues of the property managed; however, in no event will we pay both a property management fee and an oversight fee to Cole Realty Advisors with respect to the same property.	Actual amounts are dependent upon the gross revenues from properties and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of the gross revenue and/or market rates, there is no limit on the aggregate amount of these fees.

Leasing Commission — Cole Realty Advisors(9)	We pay to Cole Realty Advisors leasing commissions based upon prevailing market rates applicable to the geographic location of the property. We also may pay Cole Realty Advisors a fee for the initial leasing of properties, which generally would equal one month’s rent.	Actual amounts are dependent upon prevailing market rates in the geographic regions in which we acquire property and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these commissions.

Estimated Amount for
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Operating Expenses — CR III Advisors(10)	We reimburse the expenses incurred by CR III Advisors in connection with its provision of administrative services, including related personnel costs, subject to the limitation that we will not reimburse our advisor for any amount by which the operating expenses (which include the asset management fee, but exclude, among other things, the expenses of raising capital, interest payments, taxes, non-cash items such as depreciation, amortization and bad debt reserves, and acquisition fees and acquisition expenses) paid during the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period.	Actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

Liquidation/Listing Stage

Real Estate Commission — CR III Advisors or its Affiliates(11)	For substantial assistance in connection with the sale of properties, we pay our advisor or its affiliates an amount equal to up to one-half of the brokerage commission paid on the sale of property, not to exceed 3% of the contract price of each property sold; provided, however, in no event may the real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed 6% of the contract sales price.	Actual amounts are dependent upon the contract price of properties sold and, therefore, cannot be determined at the present time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no limit on the aggregate amount of these commissions.

Subordinated Participation in Net Sale Proceeds — CR III Advisors(12)	After investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return, then CR III Advisors will be entitled to receive 15% of the remaining net sale proceeds.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.

Estimated Amount for
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Subordinated Incentive Listing Distribution — CR III Advisors (12)(13)	Upon listing our common stock on a national securities exchange, our advisor will be entitled to a distribution from CCPT III OP equal to 15% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8% annual cumulative, non-compounded return to investors.	Actual amounts are dependent upon total equity and debt capital we raise and results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of this fee.

Subordinated Performance Fee — CR III Advisors(12)(13)	Upon termination of the advisory agreement, our advisor may be entitled to a similar performance fee if it would have been entitled to a subordinated participation in net sale proceeds or a subordinated incentive listing distribution had the portfolio been liquidated (based on an independent appraised value of the portfolio) or had our shares of common stock listed on a national exchange on the date of termination.	Actual amounts are dependent upon total equity and debt capital we raise and results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of this fee.

(1)	We will pay all fees, commissions and expenses in cash, other than the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated performance fee (we will only pay for one of these fees), which we may pay in cash, common stock, a promissory note or any combination of the foregoing, as we may determine in our discretion.

(2)	The estimated maximum dollar amounts are based on the sale to the public of 250,000,000 shares at $10.00 per share and 25,000,000 shares at $9.50 per share pursuant to our distribution reinvestment plan.

(3)	These payments are underwriting compensation. Underwriting compensation paid from any source in connection with this offering may not exceed 10% of the gross proceeds of the primary offering. Selling commissions and, in some cases, the dealer manager fee, will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See the “Plan of Distribution” section of this prospectus. Selling commissions and the dealer manager fee will not be paid with respect to shares sold pursuant to our distribution reinvestment plan.

(4)	These organization and offering expenses consist of all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including (i) our legal, accounting, printing, mailing and filing fees, charges of our transfer agent for account set up fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (ii) amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with preparing supplemental sales materials for us, holding educational conferences and attending retail seminars conducted by broker-dealers; and (iii) reimbursements for our dealer manager’s wholesaling costs, and other marketing and organization costs, including payments made to participating broker-dealers.

Expenses relating to educational conferences and retail seminars described in (ii) above and expenses described in (iii) above will constitute underwriting compensation.

In addition, our sponsor or its affiliates may pay up to an amount equal to 1% of gross proceeds of our primary offering (a maximum of $25,000,000) for underwriting compensation, without reimbursement by us, which may also include payments made to participating broker-dealers. In no event will the amount of underwriting compensation from all sources, including us, our advisor, our sponsor or any of their affiliates, exceed 10% of the gross proceeds of the primary offering. Our ability to reimburse our advisor for these other organization and offering expenses is capped at 1.5% of the gross proceeds of this offering. Our advisor will be responsible for the payment of all such organization and offering expenses to the extent such expenses exceed 1.5% of the aggregate gross proceeds of this offering. In no event will the total organization and offering expenses exceed 15% of the gross proceeds of this offering. See the “Plan of Distribution” section of this prospectus.

(5)	This estimate assumes the contract purchase price for our assets will be an amount equal to the estimated amount invested in assets in a maximum offering, and we have assumed that no financing is used to acquire assets. However, as disclosed throughout this prospectus, we do expect to use leverage, which would result in higher fees paid to our advisor and its affiliates. Any portion of this fee may be deferred and paid in a subsequent year.

(6)	Our board of directors’ investment policies limit our ability to purchase a property if the total of all acquisition fees and expenses relating to the purchase, including fees and expenses paid to third parties, exceeds 6% of the contract purchase price unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us. Included in the computation of such fees will be any real estate commission, acquisition fee, financing coordination fee, development fee to an affiliate of our advisor, construction fee to an affiliate of our advisor, non-recurring management fee, loan fees, financing coordination fees or points or any fee of a similar nature. No financing coordination fees will be paid on loan proceeds from any line of credit unless all net offering proceeds received as of the date proceeds from the line of credit are drawn for the purpose of acquiring properties or other permitted investments (other than reasonable working capital reserves) have been invested. In addition, with respect to any revolving line of credit, our advisor will receive financing coordination fees only in connection with amounts being drawn for the first time and not upon any re-drawing of amounts that previously had been repaid by us. By way of example, if we draw $100,000 for the acquisition of an asset (and no offering proceeds are available at such time because all offering proceeds had been invested), then the financing coordination fee payable to our advisor would be $1,000. If we repay the $100,000 borrowed and then draw $200,000 to acquire another asset, the financing coordination fee payable to our advisor in connection with the $200,000 proceeds would be $1,000 ($200,000 − 100,000 = 100,000 x 1%).

(7)	Assuming a maximum leverage of 60% of our assets, the maximum acquisition fees and expenses would be approximately $120,440,424 and $30,110,106, respectively.

(8)	“Average invested assets” means the average of the aggregate book value of our assets invested, directly or indirectly, in real estate and real estate-related investments, before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period of calculation.

(9)	The property management fees and leasing commissions payable to Cole Realty Advisors will be subject to the limitation that the aggregate of all property management fees and leasing commissions paid to Cole Realty Advisors and its affiliates plus all payments to third parties for property management and leasing services may not exceed the amount that other non-affiliated property management and leasing companies generally charge for similar services in the same geographic location. Additionally, all property management fees and leasing commissions, including those paid to Cole Realty Advisors and third parties, are subject to the limit on total operating expenses as described in the table above. Cole Realty Advisors may subcontract its duties for a fee that may be less than the fee provided for in our property management agreement with Cole Realty Advisors.

(10)	We may reimburse our advisor for operating expenses in excess of that limit in the event that a majority of our independent directors determine, based on unusual and non-recurring factors, that a higher level of expense is justified. In such an event, we will send notice to each of our stockholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent directors considered in making such determination. We will reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with our operations including non-offering related legal and accounting services. We will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.

We lease our office space from an affiliate of our advisor and share the space with other Cole-related entities. The amount we will pay under the lease will be determined on a monthly basis based upon on the allocation of the overall lease cost to the approximate percentage of time, size of the area that we utilize and other resources allocated to us.

(11)	Although we are most likely to pay real estate commissions to CR III Advisors or an affiliate in the event of our liquidation, these fees also may be earned during our operational stage if we sell a property prior to our liquidation.

(12)	Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in these fees would have to be reasonable. Our charter provides that these subordinated fees are “presumptively reasonable” if they do not exceed 15% of the balance of such net proceeds or such net market value remaining after investors have received a return of their net capital contributions and an 8% per year cumulative, non-compounded return.

CR III Advisors cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing distribution. The subordinated participation in net sale proceeds or the subordinated incentive listing distribution, as the case may be, likely will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing, although, at our discretion, we may pay this fee with cash or shares of our common stock, or any combination of the foregoing. At the time of such sale, we may, however, again at our discretion, pay all or a portion of such promissory note with shares of our common stock. If shares are used for payment, we anticipate that they will be issued pursuant to an exemption from registration under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated participation in net sale proceeds that our advisor receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing distribution. In no event will the amount paid to our advisor under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines. Any subordinated participation in net sale proceeds that are not paid at the date of sale because investors have not received their required minimum distribution will be deferred and paid at such time as the subordination conditions have been satisfied.

(13)	If at any time the shares become listed on a national securities exchange, we will negotiate in good faith with CR III Advisors a fee structure appropriate for an entity with a class of securities listed on an exchange or seek to internalize the advisory functions performed by CR III Advisors. Our independent directors will be required to approve any new fee structure negotiated with CR III Advisors. The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed. We have the option to cause CCPT III OP to pay the subordinated incentive listing distribution in the form of stock, cash, a non-interest bearing promissory note or any combination thereof. In the event the subordinated incentive listing distribution is earned by CR III Advisors, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing distribution, and we will not be required to pay CR III Advisors any further subordinated participation in net sale proceeds.

The following table summarizes the cumulative compensation, fees and reimbursements paid or payable by us to CR III Advisors and its affiliates related to the offering stage during the respective periods (in thousands).

	As of	As of	As of	As of
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010

Offering Stage:
Selling commissions	$165,514	$144,256	$119,024	$89,357
Selling commissions reallowed by Cole Capital	$165,514	$144,256	$119,024	$89,357
Dealer manager fee	$48,084	$41,901	$34,588	$25,996
Dealer manager fee reallowed by Cole Capital	$23,583	$20,321	$16,649	$12,426
Other organization and offering expenses	$27,382	$23,014	$20,285	$16,610

The following table summarizes any compensation, fees and reimbursements paid or payable by us to CR III Advisors and its affiliates related to the acquisitions, operations and liquidation/listing stages during the respective periods (in thousands).

	For the Year Ended	For the Year Ended
	December 31, 2010	December 31, 2009

Acquisitions and Operations Stage:
Acquisition and advisory fees and expenses	$48,802	$14,555
Asset management fees and expenses	$8,187	$1,409
Property management and leasing fees and expenses	$3,811	$584
Operating expenses	$1,644	$744
Financing coordination fees	$9,512	$1,294

During the years ended December 31, 2010 and 2009, no commissions or fees were incurred for services provided by CR III Advisors and its affiliates related to the liquidation/listing stage.

As of December 31, 2010 and 2009, $804,000 and $743,000, respectively, had been incurred by CR III Advisors and its affiliates primarily for other organization and offering, operating and acquisition expenses, but had not yet been reimbursed by us.

At least a majority of our independent directors must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. The total operating expenses (as defined in the NASAA REIT Guidelines) of the company will not exceed, in any four consecutive fiscal quarters, the greater of 2% of the Average Invested Assets (as defined in the NASAA REIT Guidelines) or 25% of Net Income (as defined in the NASAA REIT Guidelines), unless our independent directors determine, based on unusual and non-recurring factors, that higher level of expense is justified. In such an event, we will send notice to each of our stockholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent directors considered in making such determination. Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out.

Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor through its relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See the “Management — The Advisory Agreement” section of this prospectus.

Becoming Self-Administered

Because our advisor manages our day-to-day operations and Cole Realty Advisors manages our properties, we are considered “externally managed.” We believe that it will be in the best interests of our stockholders for the foreseeable future for us to be externally managed, therefore we do not expect to hire and pay for the services of skilled personnel with expertise in real estate finance, acquisition and management that are dedicated solely to managing our operations and properties. We believe that the arrangements set forth in the advisory agreement with CR III Advisors and the property management agreement with Cole Realty Advisors enable us to balance our real estate expertise needs, our personnel needs and our operating costs. For example, we are able to draw on the services of the executive officers and other personnel of our advisor on an as needed basis rather than having to hire similar individuals on a full-time basis.

If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel may not become employed by us, but instead will remain employees of our sponsor or its affiliates. However, such personnel do not have restrictions by contract or otherwise that may affect their ability to be employed by us, or otherwise provide services to us.

We may become self-administered in the future in connection with a listing of our shares of common stock on an exchange or other exit strategy, if our board of directors determines that it would be in the best interests of our stockholders. Although there is no prerequisite that publicly-traded REITs be self-administered, we understand that most of the publicly-traded REITs are self-administered and that the market price for our shares may suffer in the event that we list our shares for trading and remain externally managed. Thus, our board of directors likely will consider listing our shares on a national exchange only if it believes that our assets and income can support an internalized management and operating staff within the context of the returns that we are paying, or seek to pay, to our stockholders. If our board of directors believes internalized management can be supported by our assets and income and should be considered, it would likely consider various methods for internalizing these functions. One method would be for us to acquire, or consider acquiring, our advisor and property manager through a business combination. If we pursue a business combination with our advisor and property manager, our board of directors will have a fiduciary duty to act in our best interest, which will be adverse to the interests of our advisor and property manager. To fulfill its fiduciary duty, our board of directors would take various procedural and substantive actions which may include forming a committee comprised entirely of independent directors to evaluate the potential business combination, and granting the committee the authority to retain its own counsel and advisors to evaluate the potential business combination. For a description of some of the risks related to an internalization transaction, see “Risk Factors — Risks Related to an Investment in Cole Credit Property Trust III, Inc.”

STOCK OWNERSHIP

The following table shows, as of April 1, 2011 the amount of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding shares, (2) members of our board of directors, (3) our named executive officers, and (4) all of our directors and executive officers as a group.

	Common Stock
	Beneficially Owned(2)
	Number of Shares	Percentage
Name of Beneficial Owner(1)	of Common Stock	of Class

Christopher H. Cole, Chairman of the Board of Directors, Chief Executive Officer and President(3)	135,822	*
Thomas A. Andruskevich, Director	86,878	*
Marcus E. Bromley, Director	5,000	*
Scott P. Sealy, Director	—	—
Leonard W. Wood, Director	200,156	*
Marc T. Nemer, Director	5,000	*
D. Kirk McAllaster, Jr., Executive Vice President, Chief Financial Officer, Treasurer and Secretary	—	—

All directors and executive officers as a group (seven persons)(2)	432,856	*

*	Represents less than 1% of the outstanding common stock.

(1)	Address of each beneficial owner listed is 2575 East Camelback Road, Suite 500, Phoenix, Arizona 85016.

(2)	The percentage of beneficial ownership is calculated based on 278,878,429 shares of common stock outstanding as of April 1, 2011. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.

(3)	Includes 20,000 shares owned by Cole Holdings Corporation. Mr. Cole is the sole stockholder of Cole Holdings Corporation and controls the voting and disposition decisions of Cole Holdings Corporation.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with CR III Advisors, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which we will compensate our advisor and its affiliates. While our independent directors will act on our behalf, our agreements and compensation arrangements with our advisor and its affiliates may not be determined by arm’s-length negotiations, since the approval process may be impacted by the fact that our stockholders invested with the understanding and expectation that an affiliate of Cole Real Estate Investments would act as our advisor. See the “Management Compensation” section of this prospectus. Some of the potential conflicts of interest in our transactions with our advisor and its affiliates, and certain conflict resolution procedures set forth in our charter, are described below.

Our officers and affiliates of our advisor will try to balance our interests with the interests of other Cole-sponsored programs to whom they owe duties. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of your investment. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the “Risk Factors — Risks Related to Conflicts of Interest” section of this prospectus.

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs

Affiliates of our advisor act as an advisor to, and our executive officers and at least one of our directors act as officers and/or directors of, CCPT I, CCPT II, Cole Corporate Income Trust, and two additional real estate investment programs that currently are in registration for their initial public offerings, all of which are REITs distributed and managed by affiliates of our advisor. In addition, all of these REITs employ our sponsor’s investment strategy, which focuses on single-tenant corporate properties subject to long term net leases to creditworthy tenants. CCPT I and CCPT II, like us, focus primarily on the retail sector, while Cole Corporate Income Trust focuses primarily on the office and industrial sector. Nevertheless, the common investment strategy used by each REIT would permit them to purchase certain properties that may be suitable for our portfolio.

CCPT I is no longer offering shares for investment and, currently is not pursuing acquisitions of additional properties. However, in the event CCPT I sells one or more of its assets, it may seek to acquire additional properties, which may be similar to properties in which we invest. CCPT II is no longer offering shares for investment to the public; however, CCPT II has registered up to 30,000,000 shares to be offered pursuant to its distribution reinvestment plan and may continue to invest in real estate. CCPT II will seek to liquidate its assets or list its shares of common stock for trading on a national securities exchange by May 22, 2017. If the shares are not listed by that date, CCPT II will seek stockholders approval of an extension or elimination of the listing deadline or the liquidation of CCPT II. If neither proposal is approved, CCPT II could continue to operate as before. Cole Corporate Income Trust recently commenced an initial public offering of up to $2.975 billion of shares of common stock. After Cole Corporate Income Trust begins admitting investors, we believe it will be an active investor in real estate and real estate-related investments, and, although Cole Corporate Income Trust focuses primarily on the office and industrial sector, we anticipate that many investments that will be appropriate for investment by us also will be appropriate for investment by Cole Corporate Income Trust. Each of the additional real estate investment programs sponsored by Cole Real Estate Investments that is currently in registration for its initial public offering is seeking to register up to $4.0 billion in shares of its common stock. It is likely that potential acquisitions may be appropriate for both these additional real estate investment programs and for us. See “— Certain Conflict Resolution Procedures” below.

In addition, during the period from January 1, 2001 to December 31, 2010, an affiliate of our advisor had issued approximately $114.2 million of debt pursuant to four private offerings, the proceeds of which were used to acquire single and multi-tenant properties in various states. In addition, during the same period, Cole Capital Partners, an affiliate of our advisor, sponsored 53 currently operating tenant-in-common and Delaware Statutory Trust real estate programs. Cole Real Estate Investments also sponsored Cole Growth Opportunity Fund I LP (CGOF), which is currently operating. CGOF does not have similar investment objectives to this program. Affiliates of our advisor may, from time to time, sponsor additional tenant-in-common and/or Delaware statutory trust real estate programs, which may invest in, and compete for, properties that would be suitable investments under our investment criteria. Affiliates of our advisor and of our executive officers also act as officers and directors of general partners of six limited partnerships that have invested in unimproved and improved real properties located in various states, including Cole Credit Property Fund Limited Partnership (Cole Credit LP I) and Cole Credit Property Fund II Limited Partnership (Cole Credit LP II), during the period from January 1, 2001 to December 31, 2010. See the “Prior Performance Summary” section of this prospectus. Affiliates of our executive officers and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our executive officers and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor, its affiliates and affiliates of our executive officers are not obligated to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other Cole-sponsored real estate programs.

Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of our assets. We will seek to achieve any operating efficiencies or similar savings that may result from affiliated management of competitive assets. However, to the extent that affiliates own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for tenants or purchasers.

Although our board of directors has adopted a policy limiting the types of transactions that we may enter into with our advisor and its affiliates, including other Cole-sponsored real estate programs, we may enter into certain such transactions, which are subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, any of its affiliates or another Cole-sponsored real estate program.

Other Activities of CR III Advisors and its Affiliates

We rely on our advisor, CR III Advisors, for the day-to-day operation of our business. As a result of the interests of members of its management in other Cole-sponsored programs and the fact that they also are engaged, and will continue to engage, in other business activities, our advisor and its officers, key persons and respective affiliates may have conflicts of interest in allocating their time between us and other Cole-sponsored programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Cole-sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers, including Christopher H. Cole, who also serves as the chairman of our board of directors, also serves as an officer of our advisor, our property manager, our dealer manager and/or other affiliated entities. As a result, each of our executive officers owes fiduciary duties to these other entities, as applicable, which may conflict with the fiduciary duties that he owes to us and our stockholders.

Transactions with Our Advisor and its Affiliates

Other than as set forth below, our board of directors has adopted a policy to prohibit acquisitions and loans from or to affiliates of our advisor. From time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable investments for us or our advisor may create special purposes entities to acquire properties that would be suitable investments for us. Subsequently, we may acquire such properties from such affiliates of our advisor but only at cost, including acquisition-related expenses. In addition, any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser.

From time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties; provided, however, that our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, neither of which would be considered a loan.

Potential Conflicts in Acquiring, Leasing and Reselling of Properties

There is a risk that a potential investment would be suitable for one or more Cole-sponsored programs, in which case the officers of our advisor and the advisors of the other programs will have a conflict of interest allocating the investment opportunity to us or another program. There is a risk that the advisors will choose a property that provides lower returns to us than a property purchased by another Cole-sponsored program. However, in such event, our advisor and the advisors of the other programs, with oversight by their respective boards of directors, will determine which program will be first presented with the opportunity. See “— Certain Conflict Resolution Procedures” for details of the factors used to make that determination. Additionally, our property manager may cause a prospective tenant to enter into a lease for property owned by another Cole-sponsored program. In the event that these conflicts arise, our best interests may not be met when persons acting on our behalf and on behalf of other Cole-sponsored programs decide whether to allocate any particular property to us or to another Cole-sponsored program.

Conflicts of interest will exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by other Cole-sponsored programs are located. In such a case, a conflict could arise in the acquisition or leasing of properties in the event that we and another Cole-sponsored program were to compete for the same properties or tenants, or a conflict could arise in connection with the resale of properties in the event that we and another Cole-sponsored program were to attempt to sell similar properties at the same time including in particular in the event another Cole-sponsored program liquidates at approximately the same time as us. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Potential Conflicts of Affiliated Dealer Manager

We pay our dealer manager substantial fees in connection with public offerings of shares of our common stock, which could influence the judgment of our dealer manager. In addition, our dealer manager is an affiliate of our advisor and, as a result, is not in a position to make an independent review of us or this offering. See the section of this prospectus captioned “Plan of Distribution” for a discussion of the role of our dealer manager in this offering, including the fees we will pay the dealer manager in connection with this offering.

Potential Conflicts of Affiliated Property Manager

Currently, all of our properties are managed and leased by our affiliated property manager, Cole Realty Advisors, pursuant to a property management and leasing agreement. Our agreement with Cole Realty Advisors will have a one-year term, which may be renewed for an unlimited number of successive one-year terms upon the mutual consent of the parties. Each such renewal shall be for a term of no more than one year. It is the duty of our board of directors to evaluate the performance of the property manager annually before renewing the agreement. Both Cole Realty Advisors and we may immediately terminate the agreement upon Cole Realty Advisors experiencing a bankruptcy, insolvency or liquidation event. Cole Realty Advisors also serves as property manager for properties owned by other Cole-sponsored real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see the “Management Compensation” section of this prospectus.

Joint Venture and Co-ownership Arrangements with Affiliates of Our Advisor

We may enter into joint ventures or other co-ownership arrangements with other Cole-sponsored programs (as well as other parties) for the acquisition, development or improvement of properties and other investments. See the “Investment Objectives and Policies — Acquisition and Investment Policies — Joint Venture Investments” section of this prospectus. Our advisor and its affiliates may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture or co-ownership agreement. The co-venturer or co-owner may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer or co-owner, and in managing the joint venture or other co-ownership arrangement. Since our advisor and its affiliates will negotiate the terms of any agreements or transactions between us and a Cole-sponsored co-venturer or co-owner, we will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners. However, in such event, a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the joint venture, must approve the joint venture as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

We have incurred, and expect to continue to incur, commissions, fees and expenses payable to our advisor and its affiliates in connection with this offering and the acquisition and management of our assets, including selling commissions, dealer manager fees, acquisition and advisory fees, financing coordination fees, property management and leasing fees, asset management fees, real estate commissions, organization and offering expenses, acquisition expenses and operating expenses. In connection with the sale of properties, we may pay our advisor and its affiliates real estate commissions and subordinated participation in net sale proceeds and subordinated performance fees. However, the subordinated participation in net sale proceeds and the subordinated performance fees payable or reimbursable to our advisor and its affiliates relating to the net sale proceeds from the sale of properties will only be payable after the return to our stockholders of their capital contributions plus cumulative returns on such capital. Subject to oversight by our board of directors, our advisor will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. See the “Management Compensation” section of this prospectus.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we may enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

•	We will not purchase or lease properties from our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any property at an amount in excess of its current appraised value. We will not sell or lease properties to our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us.

•	We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, provided, among other things, that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction as fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties. In addition, our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the immediately prior four consecutive fiscal quarters exceeded the greater of: (i) 2% of our average invested assets for such year, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets, for such year.

•	In the event that an investment opportunity becomes available that may be suitable for both us and one or more other Cole-sponsored program, and for which more than one of such entities has sufficient uninvested funds, then our advisor and the advisors of the other programs, with oversight by their respective boards of directors, will examine the following factors, among others, in determining the entity for which the investment opportunity is most appropriate:

•	the investment objective of each entity;

•	the anticipated operating cash flows of each entity and the cash requirements of each entity;

•	the effect of the acquisition both on diversification of each entity’s investments by type of property, geographic area and tenant concentration;

•	the amount of funds available to each program and the length of time such funds have been available for investment;

•	the policy of each entity relating to leverage of properties;

•	the income tax effects of the purchase to each entity; and

•	the size of the investment.

If, in the judgment of the advisors, the investment opportunity may be equally appropriate for more than one program, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity.

If a subsequent development, such as a delay in the closing of the acquisition or a delay in the construction of a property, causes any such investment, in the opinion of the advisors, to be more appropriate for an entity other than the entity that committed to make the investment, the advisors may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of directors, including the independent directors, has a duty to ensure that the method used for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

We will not enter into any other transaction with our sponsor, our advisor, any of our directors or any of their affiliates, including the acceptance of goods or services from our sponsor, our advisor, any of our directors or any of their affiliates, unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

INVESTMENT OBJECTIVES AND POLICIES

Investment Objectives

Our primary investment objectives are:

•	to acquire quality commercial real estate properties, net leased under long-term leases to creditworthy tenants, which provide current operating cash flows;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.

We may not achieve any of these objectives. See the “Risk Factors” section of this prospectus.

Our goal is to sell our company, liquidate our portfolio or list our shares of common stock for trading on a national securities exchange at a time and in a method recommended by our advisor and determined by our independent directors to be in the best interest of our stockholders. We do not anticipate that there will be any market for our common stock unless and until our shares are listed. While we currently have no fixed sale, liquidation or listing date, if we do not list our shares of common stock on a national securities exchange within ten years of termination of our initial public offering, our charter requires that we either:

•	seek stockholder approval of an extension or elimination of the listing deadline; or

•	seek stockholder approval of the liquidation and dissolution of our corporation.

If we seek and do not obtain stockholder approval of an extension or elimination of the listing deadline, we would then be required to seek stockholder approval of proceeding with our liquidation and dissolution. If we seek and obtain stockholder approval of our liquidation and dissolution, we would begin an orderly sale of our assets and distribute, subject to our advisor’s subordinated participation, our net proceeds to you. If we do not obtain such stockholder approval, our charter would not require us to sell, list or liquidate and we could continue to operate as before. In such event, there would be no public market for shares of our common stock and you could be required to hold the shares indefinitely.

Our board of directors may revise our investment policies, which we describe in more detail below, without the concurrence of our stockholders. However, our board of directors will not amend our charter, including any investment policies that are provided in our charter, without the concurrence of a majority of the outstanding shares, except for amendments that do not adversely affect the rights, preferences and privileges of our stockholders. Our independent directors will review our investment policies at least annually to determine that our policies are in the best interest of our stockholders.

Our Competitive Strengths

We believe that we will be able to distinguish ourselves from other owners, operators and acquirers of retail and other income-producing properties. We believe our long-term success will be supported through the following competitive strengths:

•	Cole’s Disciplined Investment Approach. Our advisor utilizes a disciplined investment approach to assemble a portfolio of necessity retail and other income-producing properties, many of which share certain core characteristics, including a principal, creditworthy tenant in a long-term net lease and a strategic location. In addition, core properties typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value). Our sponsor and its affiliates developed and refined this investment approach over a period of several decades, and throughout a variety of market conditions. Through this disciplined investment approach, we expect to achieve a relatively predictable and stable stream of income, which will provide a principal source of return for our investors in our common stock, and the potential for capital appreciation in the value of our real estate assets.

•	Experienced Advisor. Mr. Cole, our advisor’s chief executive officer, Mr. Roberts, our advisor’s executive vice president and managing director of real estate, and Mr. Kundrak, our advisor’s senior vice president and chief acquisitions officer, have 31, 24 and 28 years of commercial real estate experience, respectively, and each has more than 24 years of retail real estate experience. Additionally, our executive management team has extensive public company operating experience with five of our senior executives having held senior positions at publicly held REITs.

•	Successful Credit Underwriting Experience. Cole Real Estate Investments has demonstrated an ability to successfully underwrite the tenants that occupy the real estate assets of Cole-sponsored real estate programs. The combined portfolios of CCPT I and CCPT II have a 95% occupancy rate as of December 31, 2010.

•	Strong Industry Relationships. We believe that our extensive network of industry relationships with the real estate brokerage, development and investor communities will enable us to successfully execute our acquisition and investment strategies. These relationships augment our ability to source acquisitions in off-market transactions outside of competitive marketing processes, capitalize on development opportunities and capture repeat business and transaction activity. Our strong relationships with the tenant and leasing brokerage communities aid in attracting and retaining tenants.

•	Ability to Purchase Properties for Cash. We expect that one of our competitive advantages will be our ability to purchase properties for cash and to close transactions quickly. We believe our ability to purchase properties for cash will expedite our acquisition process and make us an attractive purchaser to potential sellers of properties. As of April 1, 2011, our dealer manager, Cole Capital Corporation, had raised in excess of $2.8 billion of gross proceeds for us, and we expect that, through their well-developed distribution capabilities and relationships with other broker-dealers, Cole Capital Corporation will be successful in selling shares on our behalf in this offering.

Acquisition and Investment Policies

Types of Investments

We invest primarily in income-producing necessity retail properties that are single-tenant or multi-tenant “power centers,” which are leased to national and regional creditworthy tenants under long-term leases, and are strategically located throughout the United States and U.S. protectorates. Necessity retail properties are properties leased to retail tenants that attract consumers for everyday needs, such as pharmacies, home improvement stores, national superstores, restaurants and regional retailers.

For over three decades, our sponsor, Cole Real Estate Investments, has developed and utilized this investment approach in acquiring and managing core commercial real estate assets primarily in the retail sector but in the office and industrial sectors as well. We believe that our sponsor’s experience in assembling real estate portfolios, which principally focus on national and regional creditworthy tenants subject to long-term leases, will provide us with a competitive advantage. In addition, our sponsor has built a business of over 200 employees, who are experienced in the various aspects of acquiring, financing and managing commercial real estate, and that our access to these resources also will provide us with an advantage.

We also may invest in other income-producing properties, such as office and industrial properties, which may share certain core characteristics with our retail investments, such as a principal creditworthy tenant, a long-term net lease, and a strategic location. Investments in these types of office and industrial properties, which are essential to the business operations of the tenant, will assist in accomplishing our goal of providing investors with a relatively stable stream of current income and an opportunity for capital appreciation.

We may further diversify our portfolio by making and investing in mortgage, bridge or mezzanine loans, or in participations in such loans, secured directly or indirectly by the same types of commercial properties that we may acquire directly, and we may invest in other real estate-related securities. We may acquire properties under development or that require substantial refurbishment or renovation. We also may acquire majority or minority interests in other entities (or business units of such entities) with investment objectives similar to ours or with management, investment or development capabilities that our advisor deems desirable or advantageous to acquire. We will not forgo a high quality investment because it does not precisely fit our expected portfolio composition. Our board of directors has broad discretion to change our investment policies in order for us to achieve our investment objectives.

Many of our properties are leased to tenants in the chain or franchise retail industry, including but not limited to convenience stores, drug stores and restaurant properties. Increasingly, however, we are acquiring properties that are, or will be, leased to large national retailers, either standing alone or as part of so-called “power centers,” which are comprised of big box national, regional and local retailers. We also have acquired and may acquire additional multi-tenant retail properties. Our advisor monitors industry trends and identifies properties on our behalf that serve to provide a favorable return balanced with risk. Our management primarily targets regional or national name brand retail businesses with established track records. We generally intend to hold each property for a period in excess of five years.

We believe that our general focus on the acquisition of a large number of single-tenant and multi-tenant necessity retail properties net leased to creditworthy tenants presents lower investment risks and greater stability than other sectors of today’s commercial real estate market. By acquiring a large number of single-tenant and multi-tenant retail properties, we believe that lower than expected results of operations from one or a few investments will not necessarily preclude our ability to realize our investment objective of cash flow from our overall portfolio. We believe this approach can result in less risk to investors than an investment approach that targets other asset classes. In addition, we believe that retail properties under long-term triple net and double net leases offer a distinct investment advantage since these properties generally require less management and operating capital, have less recurring tenant turnover and, with respect to single-tenant properties, often offer superior locations that are less dependent on the financial stability of adjoining tenants. In addition, since we intend to acquire properties that are geographically diverse, we expect to minimize the potential adverse impact of economic slow downs or downturns in local markets. Our management believes that a portfolio consisting of both freestanding, single-tenant retail properties and multi-tenant retail properties anchored by large national retailers will enhance our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.

To the extent feasible, we seek to achieve a well-balanced portfolio diversified by geographic location, age and lease maturities of the various properties. We pursue properties leased to tenants representing a variety of retail industries to avoid concentration in any one industry. These industries include all types of retail establishments, such as big box retailers, convenience stores, drug stores and restaurant properties. Tenants of our properties also are diversified between national, regional and local brands. We generally target properties with lease terms in excess of ten years. We may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable attributes. We expect that these investments will provide long-term value by virtue of their size, location, quality and condition, and lease characteristics. We currently expect all of our acquisitions will be in the United States, including U.S. protectorates.

Many retail companies today are entering into sale-leaseback arrangements as a strategy for applying capital that would otherwise be applied to their real estate holdings to their core operating businesses. We believe that our investment strategy will enable us to take advantage of the increased emphasis on retailers’ core business operations in today’s competitive corporate environment as many retailers attempt to divest from real estate assets.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be invested in a single property. The number and mix of properties comprising our portfolio will depend upon real estate market conditions and other circumstances existing at the time we acquire properties, and the amount of proceeds raised in this offering.

We intend to incur debt to acquire properties where our advisor determines that incurring such debt is in our best interest. In addition, from time to time, we may acquire some properties without financing and later incur mortgage debt secured by one or more of such properties if favorable financing terms are available. We will use the proceeds from these loans to acquire additional properties. See “— Borrowing Policies” below for a more detailed description of our borrowing intentions and limitations.

Real Estate Underwriting Process

In evaluating potential property acquisitions consistent with our investment objectives, our advisor applies a well-established underwriting process to determine the creditworthiness of potential tenants. Similarly, our advisor applies credit underwriting criteria to possible new tenants when we are re-leasing properties in our portfolio. Many of the tenants of our properties are and will be national or regional retail chains that are creditworthy entities having high net worth and operating income. The underwriting process includes analyzing the financial data and other available information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. Generally, these tenants must have a proven track record in order to meet the credit tests applied by our advisor. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor analyzes the creditworthiness of the guarantor.

In evaluating the creditworthiness of a tenant or prospective tenant, our advisor may not always use specific quantifiable standards, and may consider many factors, including debt rating agencies, such as Moody’s and Standard & Poor’s, and/or the proposed terms of the acquisition. When using debt rating agencies, a tenant typically will be considered creditworthy when the tenant has an “investment grade” debt rating by Moody’s of Baa3 or better, credit rating by Standard & Poor’s of BBB- or better, or its payments are guaranteed by a company with such rating. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of creditworthy tenants in the future. However, other factors may be present that would cause us to consider a prospective tenant creditworthy even if it does not have an investment-grade rating. Other factors our advisor may consider include the operating history of the property with such tenant or tenants, the tenant’s or tenants’ market share and track record within its industry segment, the general health and outlook of the tenant’s or tenants’ industry segment, and the lease length and terms at the time of the acquisition.

Moody’s ratings are opinions of future relative creditworthiness based on an evaluation of franchise value, financial statement analysis and management quality. The rating given to a debt obligation describes the level of risk associated with receiving full and timely payment of principal and interest on that specific debt obligation and how that risk compares with that of all other debt obligations. The rating, therefore, measures the ability of a company to generate cash in the future.

A Moody’s debt rating of Baa3, which is the lowest investment grade rating given by Moody’s, is assigned to companies with adequate financial security. However, certain protective elements may be lacking or may be unreliable over any given period of time. A Moody’s debt rating of AAA, which is the highest investment grade rating given by Moody’s, is assigned to companies with exceptional financial security. Thus, investment grade tenants will be judged by Moody’s to have at least adequate financial security, and will in some cases have exceptional financial security.

Standard & Poor’s assigns a credit rating to companies and to each issuance or class of debt issued by a rated company. A Standard & Poor’s credit rating of BBB-, which is the lowest investment grade rating given by Standard & Poor’s, is assigned to companies that exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the company to meet its financial commitments. A Standard & Poor’s credit rating of AAA+, which is the highest investment grade rating given by Standard & Poor’s, is assigned to companies with extremely strong capacities to meet their financial commitments. Thus, investment grade tenants will be judged by Standard & Poor’s to have at least adequate protection parameters, and will in some cases have extremely strong financial positions.

Description of Leases

We expect, in most instances, to continue to acquire tenant properties with existing leases. Many of our leases are what is known as triple net or double net leases. “Net” leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, in addition to the lease payments. Triple net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any. Double net leases typically hold the landlord responsible for the roof and structure, or other aspects of the property, while the tenant is responsible for all remaining expenses associated with the property. Triple net and double net leases help ensure the predictability and stability of our expenses, which we believe will result in greater predictability and stability of our cash distributions to stockholders. In respect of multi-tenant properties, we expect to continue to have a variety of lease arrangements with the tenants of these properties. Since each lease is an individually negotiated contract between two or more parties, each lease will have different obligations of both the landlord and tenant. Many large national tenants have standard lease forms that generally do not vary from property to property. We have limited ability to revise the terms of leases to those tenants. We expect that office space will be subject to “gross” leases. “Gross” leases means leases that typically require the tenant to pay a flat rental amount and we would pay for all property charges regularly incurred by our ownership or the office.

We anticipate that a majority of our future acquisitions will have lease terms of ten years or more at the time of the property acquisition. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term and/or that require the tenant to pay rent based upon a percentage of the tenant’s revenues. Percentage rent can be calculated based upon a number of factors. Under triple and double net leases, the tenants are generally required to pay the real estate taxes, insurance, utilities and common area maintenance charges associated with the properties. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. As a precautionary measure, we may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss.

Some leases require that we procure insurance for both commercial general liability and property damage; however, generally, the premiums are fully reimbursable from the tenant. In such instances, the policy will list us as the named insured and the tenant as the additional insured.

Tenants are required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates are tracked and reviewed for compliance by our advisor’s property and risk management departments.

In general, we do not permit leases to be assigned or subleased without our prior written consent. If we do consent to an assignment or sublease, generally the original tenant will remain fully liable under the lease unless we release that tenant from its obligations under the lease.

We may purchase properties and lease them back to the sellers of such properties. While we use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease” and so that we are treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge this characterization. In the event that any sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See the “Federal Income Tax Considerations — Sale-Leaseback Transactions” section of this prospectus.

Environmental Matters

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. State and federal laws in this area are constantly evolving, and we intend to take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of most properties that we acquire. See the section of this prospectus captioned “— Conditions to Closing Our Acquisitions” below for a description of the steps we may take to ensure environmental compliance in the properties we acquire.

Real Estate Investment Decisions

Our advisor has substantial discretion with respect to the selection of our specific investments, subject to our investment and borrowing policies, which are approved by our board of directors. In pursuing our investment objectives and making investment decisions on our behalf, our advisor evaluates the proposed terms of the investment against all aspects of the transaction, including the condition and financial performance of the asset, the terms of existing leases and the creditworthiness of the tenant, and property location and characteristics. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

Our advisor procures and reviews an independent valuation estimate on the proposed investment. In addition, our advisor, to the extent such information is available, considers the following:

•	tenant rolls and tenant creditworthiness;

•	a property condition report;

•	unit level store performance;

•	property location, visibility and access;

•	age of the property, physical condition and curb appeal;

•	neighboring property uses;

•	local market conditions, including vacancy rates;

•	area demographics, including trade area population and average household income;

•	neighborhood growth patterns and economic conditions;

•	presence of nearby properties that may positively or negatively impact store sales at the subject property; and

•	lease terms, including length of lease term, scope of landlord responsibilities, presence and frequency of contractual rental increases, renewal option provisions, exclusive and permitted use provisions, co-tenancy requirements and termination options.

Our advisor reviews the terms of each existing lease by considering various factors, including:

•	rent escalations;

•	remaining lease term;

•	renewal option terms;

•	tenant purchase options;

•	termination options;

•	scope of the landlord’s maintenance, repair and replacement requirements;

•	projected net cash flow yield; and

•	projected internal rates of return.

Conditions to Closing Our Acquisitions

Generally, we condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our advisor;

•	financial statements covering recent operations of properties having operating histories;

•	title and liability insurance policies; and

•	tenant estoppel certificates.

We generally do not purchase any property unless and until we also obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines the assessment is not necessary under the circumstances. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to asses surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel who perform a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property and may not reveal all environmental hazards on a property.

We may enter into purchase and sale arrangements with a seller or developer of a suitable property under development or construction. In such cases, we will be obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. In such cases, prior to our acquiring the property, we generally would receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. If renovation or remodeling is required prior to the purchase of a property, we expect to pay a negotiated maximum amount to the seller upon completion. We do not currently intend to construct or develop properties or to render any services in connection with such development or construction but we may do so in the future.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, normally is surrendered if the property is not purchased and normally is credited against the purchase price if the property is purchased.

In the purchasing, leasing and developing of properties, we are subject to risks generally incident to the ownership of real estate. See the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus.

Ownership Structure

Our investment in real estate generally takes the form of holding fee title or a long-term leasehold estate. We expect to acquire such interests either directly through our operating partnership or indirectly through limited liability companies, limited partnerships or other entities owned and/or controlled by our operating partnership. We may acquire properties by acquiring the entity that holds the desired properties. We also may acquire properties through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including the developers of the properties or affiliates of our advisor. See the section captioned “Our Operating Partnership Agreement” in this prospectus and the “— Joint Venture Investments” section below.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements with affiliated entities of our advisors, including other real estate programs sponsored by affiliates of our advisor, and other third parties for the acquisition, development or improvement of properties or the acquisition of other real estate-related investments. We may also enter into such arrangements with real estate developers, owners and other unaffiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, our advisor will evaluate the underlying real property or other real estate-related investment using the same criteria described above in “— Real Estate Investment Decisions” for the selection of our real property investments. Our advisor also will evaluate the joint venture or co-ownership partner and the proposed terms of the joint venture or a co-ownership arrangement.

Our general policy is to invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell all or a portion of the interests held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one asset, the interest in each such asset may be specially allocated between us and the joint venture partner based upon the respective proportion of funds deemed invested by each co-venturer in each such asset.

Our advisor’s officers and key persons may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor’s officers and key persons may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since some or all of our advisor’s officers and key persons will also advise the affiliated co-venturer, agreements and transactions between us and any other Cole-sponsored co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.

We may enter into joint ventures with other Cole real estate programs, or with our sponsor, our advisor, one or more of our directors, or any of their respective affiliates, only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by unaffiliated joint venturers.

Borrowing Policies

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. By operating on a leveraged basis, we have more funds available for investment in properties. This allows us to make more investments than would otherwise be possible, resulting in a more diversified portfolio.

There is no limitation on the amount we may borrow against any single improved property. However, pursuant to our charter, we are required to limit our aggregate borrowings to 75% of the cost (or 300% of net assets) (before deducting depreciation or other non-cash reserves) unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets unless such borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with a justification for such excess borrowing. As of December 31, 2010, we had a ratio of debt to total gross real estate assets net of gross intangible lease liabilities of 35%.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. Our advisor has substantial discretion with respect to the financing we obtain, subject to our borrowing policies, which are approved by our board of directors. Lenders may have recourse to assets not securing the repayment of the indebtedness. Our advisor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements and an increase in property ownership if some refinancing proceeds are reinvested in real estate.

Our ability to increase our diversification through borrowing may be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted and we may not be able to adequately diversify our portfolio.

We may not borrow money from any of our directors or from our advisor or its affiliates unless such loan is approved by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

For services in connection with the origination or refinancing of any debt financing we obtain and use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, we pay to our advisor a debt financing fee equal to 1% of the amount available and/or outstanding under such financing. Debt financing fees payable from loan proceeds from permanent financing are paid to our advisor as we acquire such permanent financing. In the event our advisor subcontracts with a third party for the provision of financing coordination services with respect to a particular financing or financings, the advisor will compensate the third party through the debt financing fee.

Investing in and Originating Loans

Our criteria for making or investing in loans is substantially the same as those involved in our investment in properties. We do not intend to make loans to other persons, to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than those relating to real estate. However, unlike our property investments which we expect to hold in excess of five years, we expect that the average duration of loans will typically be one to five years. We are not limited as to the amount of gross offering proceeds that we may apply to mortgage loan investments; however, our board of directors has adopted a policy limiting the amount of gross offering proceeds that we may apply to mortgage loan investments.

We do not expect to make or invest in loans that are not directly or indirectly secured by real estate. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loan, would exceed an amount equal to 85% of the appraised value of the property, as determined by an independent third party appraiser, unless we find substantial justification due to other underwriting criteria. We may find such justification in connection with the purchase of loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the loan investment does not exceed the fair market value of the underlying property. We will not invest in or make loans unless an appraisal has been obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of our independent directors so determine and in the event the transaction is with our advisor, any of our directors or their respective affiliates, the appraisal will be obtained from a certified independent appraiser to support its determination of fair market value.

We may invest in first, second and third mortgage loans, mezzanine loans, bridge loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. However, we will not make or invest in any loans that are subordinate to any mortgage or equity interest of our advisor or any of its or our affiliates. We also may invest in participations in mortgage loans. A mezzanine loan is a loan made in respect of certain real property but is secured by a lien on the ownership interests of the entity that, directly or indirectly, owns the real property. A bridge loan is short term financing, for an individual or business, until permanent or the next stage of financing, can be obtained. Second mortgage and wraparound loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•	the ratio of the investment amount to the underlying property’s value;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	the condition and use of the property;

•	current and projected cash flow of the property;

•	potential for rent increases;

•	the degree of liquidity of the investment;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located;

•	in the case of mezzanine loans, the ability to acquire the underlying real property; and

•	other factors that our advisor believes are relevant.

In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. Because the factors considered, including the specific weight we place on each factor, will vary for each prospective loan investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

We do not have any policies directing the portion of our assets that may be invested in construction loans, mezzanine loans, bridge loans, loans secured by leasehold interests and second, third and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and we expect to minimize the amount of these types of loans in our portfolio, to the extent that we make or invest in loans at all. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. We are not limited as to the amount of gross offering proceeds that we may use to invest in or originate loans.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority determines that we have not complied in all material respects with applicable requirements.

Investment in Other Real Estate-Related Securities

If approved by a majority of directors (including a majority of independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable, we may invest in common and preferred real estate-related equity securities of both publicly traded and private real estate companies. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer.

We may also make investments in CMBS. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. CMBS are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes.

Development and Construction of Properties

We may invest in properties on which improvements are to be constructed or completed or which require substantial renovation or refurbishment, provided that we will not invest more than 10% of our total assets in unimproved properties or in mortgage loans secured by such properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating cash flows, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

To help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed at the contracted price by a completion guaranty, completion bond or performance bond. Our advisor will enter into contracts on our behalf with contractors or developers for such construction services. If we contract with an affiliate of our advisor for such services, we will obtain the approval of a majority of our independent directors that the contract is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus.

Additionally, we may engage our advisor or an affiliate of our advisor to provide development related services for all or some of the properties that we acquire for development or refurbishment. In those cases, we will pay our advisor or its affiliate a development fee that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided if a majority of our independent directors determines that such development fees are fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties. However, we will not pay a development fee to our advisor or its affiliate if the advisor or any of its affiliates elects to receive an acquisition fee based on the cost of such development. In the event that our advisor assists with planning and coordinating the construction of any tenant improvements or capital improvements, our advisor may be paid up to 5% of the cost of such improvements.

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent. We may directly employ one or more project managers, including our advisor or an affiliate of our advisor, to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us or through an affiliate of our advisor and reimbursed by us. In either event, the compensation would reduce the amount of any construction fee, development fee or acquisition fee that we would otherwise pay to our advisor or its affiliate.

Disposition Policies

We intend to hold each property we acquire for an extended period, generally in excess of five years. Holding periods for other real estate-related investments may vary. Regardless of intended holding periods, circumstances might arise that could cause us to determine to sell an asset before the end of the expected holding period if we believe the sale of the asset would be in the best interests of our stockholders. The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, current tenant rolls and tenant creditworthiness, whether we could apply the proceeds from the sale of the asset to make other investments, whether disposition of the asset would increase cash flow, and whether the sale of the asset would be a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Until we list our shares on a national securities exchange, we will not:

•	borrow in excess of 75% of the aggregate cost (or 300% of net assets) (before deducting depreciation or other non-cash reserves) of our gross assets, unless excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for such excess borrowing (although our board of directors has adopted a policy to reduce this limit from 75% to 60%);

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	invest in indebtedness secured by a mortgage on real property that is subordinate to the lien or other indebtedness of our advisor, any director, our sponsor or any of our affiliates;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue shares that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•	issue equity securities redeemable solely at the option of the holder (which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests);

•	issue options or warrants to our advisor, our directors, our sponsor or any of their respective affiliates except on the same terms as such options or warrants are sold to the general public and provided that such options or warrants do not exceed ten percent of our outstanding shares on the date of grant; or

•	make any investment that we believe will be inconsistent with our objectives of remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which limitations are described above under the “Conflicts of Interest” section of this prospectus. Our charter also includes restrictions on roll-up transactions, which are described under the “Description of Shares” section of this prospectus.

Investment Limitations to Avoid Registration as an Investment Company

We do not intend to register as an investment company under the Investment Company Act. In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, mortgages and other liens on or interests in real estate. Our advisor, will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments. The position of the Securities and Exchange Commission staff generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests in order for us to maintain our exemption. To constitute a qualifying real estate interest under this 55% requirement, a real estate interest must meet various criteria. In addition, mortgaged-backed securities may or may not constitute qualifying real estate assets, depending on the characteristics of the mortgage-backed securities, including whether the securities are subject to risk of loss and the rights that we have with respect to the underlying loans. Our ownership of mortgage-backed securities, therefore, is limited by provisions of the Investment Company Act and the Securities and Exchange Commission staff interpretations.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

Change in Investment Policies

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. The methods of implementing our investment policies also may vary as new real estate development trends emerge and new investment techniques are developed. The methods of implementing our investment policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

Real Property Investments

We engage in the acquisition and ownership of commercial properties throughout the United States. We invest primarily in necessity retail and other income-producing commercial properties located throughout the United States.

Wholly-owned properties

As of April 1, 2011, we, through separate wholly-owned limited liability companies and limited partnerships, owned a 100% fee simple interest in 470 properties located in 41 states, consisting of approximately 19.9 million gross rentable square feet of commercial space including square feet of buildings which are on land subject to ground leases. The properties generally were acquired through the use of proceeds from our initial public offering and our ongoing follow-on public offering of our common stock and mortgage notes payable.

The following table summarizes properties in order of acquisition date:

		Year		Fees Paid to	Initial	Average	Physical
Property Description	Date Acquired	Built	Purchase Price	Sponsor(1)	Yield(2)	Yield(3)	Occupancy

CVS — Fredericksburg,VA(4)	January 6, 2009	2008	$6,116,530	$122,331	7.35%	7.35%	100%
Walgreens — Indianapolis, IN(5)	January 6, 2009	2008	6,250,000	125,000	7.20%	7.20%	100%
Walgreens — Tulsa, OK(5)	January 6, 2009	2001	3,902,000	78,040	7.40%	7.40%	100%
Walgreens — Fredericksburg, VA(4)	January 9, 2009	2008	7,289,273	145,774	7.05%	7.05%	100%
Kohl’s — Burnsville, MN(6)	January 9, 2009	1991	10,345,000	206,900	7.75%	7.75%	100%
Sam’s Club — Hoover, AL(7)	January 15, 2009	2000	12,300,000	246,000	7.28%	7.42%	100%
Lowe’s — Las Vegas, NV	March 31, 2009	N/A(8)	10,740,000	214,800	7.45%	7.99%	100%
Wal-Mart — Las Vegas, NV	March 31, 2009	N/A(8)	14,765,000	295,300	7.45%	7.45%	100%
Wal-Mart — Albuquerque, NM	March 31, 2009	N/A(8)	18,055,000	361,100	7.20%	7.20%	100%
Home Depot — Las Vegas, NV	April 15, 2009	N/A(8)	8,377,257	167,545	7.00%	8.54%	100%
Home Depot — Odessa, TX	April 15, 2009	N/A(8)	9,259,743	185,195	7.00%	8.54%	100%
Home Depot — San Diego, CA	April 15, 2009	N/A(8)	12,352,671	247,053	7.00%	8.54%	100%
Home Depot — San Jose, CA	April 15, 2009	N/A(8)	8,026,657	160,533	7.00%	8.54%	100%
Aaron Rents Portfolio II — Various(9)	May 29, 2009	Various	8,629,000	172,580	8.32%	9.19%	100%
Walgreens — Dunkirk, NY	May 29, 2009	2008	3,860,756	77,215	7.90%	7.90%	100%
Aaron Rents Portfolio III — Various(10)	June 18, 2009	Various	10,930,000	218,600	8.32%	9.18%	100%
Academy Sports — Laredo, TX	June 19, 2009	2008	8,900,000	178,000	8.55%	9.88%	100%

		Year		Fees Paid to	Initial	Average	Physical
Property Description	Date Acquired	Built	Purchase Price	Sponsor(1)	Yield(2)	Yield(3)	Occupancy

Academy Sports — Bossier City, LA	June 19, 2009	2008	$8,500,000	$170,000	8.55%	9.88%	100%
Academy Sports — Fort Worth, TX	June 19, 2009	2009	7,600,000	152,000	8.55%	9.88%	100%
Academy Sports — Montgomery, AL	June 19, 2009	2009	9,400,000	188,000	8.55%	9.88%	100%
Aaron Rents Portfolio IV — Various(11)	June 30, 2009	Various	10,627,035	212,541	8.32%	9.18%	100%
Cracker Barrel Portfolio — Various(12)	June 30, 2009	Various	45,182,668	903,656	9.50%	11.25%	100%
Kohl’s — Tavares, FL	June 30, 2009	N/A(8)	8,467,000	169,340	7.67%	7.67%	100%
LA Fitness — Carmel, IN	June 30, 2009	2008	8,113,636	162,273	9.90%	10.93%	100%
HH Gregg — North Charleston, SC	July 2, 2009	2008	5,593,000	111,860	8.85%	9.13%	100%
Walgreens — Edmond, OK	July 7, 2009	2000	4,093,000	81,860	8.70%	8.70%	100%
Walgreens — Stillwater, OK	July 21, 2009	2000	3,952,000	79,040	8.70%	8.70%	100%
Kohl’s — Port Orange, FL	July 23, 2009	N/A(8)	9,758,000	195,160	7.67%	7.67%	100%
Walgreens — Denton, TX	July 24, 2009	2009	4,450,000	89,000	7.87%	7.87%	100%
Tractor Supply — Del Rio, TX	July 27, 2009	2009	2,380,000	47,600	8.49%	9.40%	100%
Tractor Supply — Edinburg, TX	July 27, 2009	2009	3,091,000	61,820	8.54%	9.27%	100%
Tractor Supply — Roswell, NM	July 27, 2009	2009	2,676,000	53,520	8.31%	9.18%	100%
Kohl’s — Monrovia, CA	July 30, 2009	1982	12,893,000	257,860	8.25%	9.60%	100%
Kohl’s — Rancho Cordova, CA	July 30, 2009	1982	7,283,000	145,660	8.25%	9.60%	100%
Harris Teeter — Durham, NC	July 31, 2009	N/A(8)	3,245,000	64,900	8.63%	8.63%	100%
CVS — Southaven, MS	July 31, 2009	2009	5,308,659	106,173	8.50%	8.50%	100%
CVS Portfolio I — Various(13)	August 13, 2009	Various	40,973,631	819,473	8.40%	8.88%	100%
CVS Portfolio II— Various(14)	August 14, 2009	Various	16,478,000	329,560	8.50%	8.64%	100%
Best Buy — Coral Springs, FL	August 31, 2009	2007	6,239,459	124,789	7.62%	8.61%	100%
Best Buy — Lakewood, CO	August 31, 2009	1990	8,263,815	165,279	7.75%	8.80%	100%
Best Buy — Bourbonnais, IL	August 31, 2009	2006	6,033,680	120,673	7.75%	8.80%	100%
Walgreens — Nampa, ID	September 18, 2009	2009	4,375,000	87,500	8.00%	8.00%	100%
Walgreens — Grand Junction, CO	September 30, 2009	2009	4,400,000	88,000	7.91%	7.91%	100%
Walgreens — St. George, UT	September 30, 2009	2008	6,400,000	128,000	7.75%	7.75%	100%
Walgreens — McPherson, KS	September 30, 2009	2009	4,012,000	80,240	8.10%	8.10%	100%
Walgreens — Houston, TX	September 30, 2009	2009	5,832,258	116,645	7.75%	7.75%	100%
Walgreens — Spearfish, SD	October 6, 2009	2008	4,875,000	97,500	8.10%	8.10%	100%
Walgreens — Papillion, NE	October 6, 2009	2009	4,135,000	82,700	7.80%	7.80%	100%
Walgreens — Chickasha, OK	October 14, 2009	2007	4,037,000	80,740	8.10%	8.10%	100%
Tractor Supply — Irmo, SC	October 15, 2009	2009	2,500,000	50,000	8.24%	9.10%	100%
Walgreens — Warner Robins, GA	October 20, 2009	2007	4,000,000	80,000	8.00%	8.00%	100%
Home Depot — Tucson, AZ	October 21, 2009	N/A(8)	11,340,000	226,800	7.94%	9.50%	100%

		Year		Fees Paid to	Initial	Average	Physical
Property Description	Date Acquired	Built	Purchase Price	Sponsor(1)	Yield(2)	Yield(3)	Occupancy

Home Depot — Winchester, VA	October 21, 2009	2008	$28,600,000	$572,000	7.70%	8.68%	100%
Walgreens — Goose Creek, SC	October 29, 2009	2009	5,150,000	103,000	7.88%	7.88%	100%
LA Fitness — Glendale, AZ	October 30, 2009	2005	6,400,000	128,000	10.06%	10.06%	100%
Staples — Iowa City, IA	November 13, 2009	2009	4,180,000	83,600	9.00%	9.00%	100%
University Plaza — Flagstaff, AZ	November 17, 2009	1982	17,165,000	343,300	10.02%	10.63%	99%
Walgreens — South Bend, IN	November 18, 2009	2007	4,937,500	98,750	8.00%	8.00%	100%
LA Fitness — Spring, TX	November 20, 2009	2006	7,362,500	147,250	10.08%	10.08%	100%
Lowe’s — Kansas City, MO	November 20, 2009	N/A(8)	7,937,500	158,750	8.00%	8.43%	100%
Publix — Birmingham, AL	December 1, 2009	2004	6,100,000	122,000	8.89%	8.89%	100%
Kohl’s — Columbia, SC	December 7, 2009	2007	11,900,000	238,000	8.22%	8.22%	100%
Advance Auto — Lubbock, TX	December 16, 2009	2008	1,219,899	24,398	8.78%	8.78%	100%
Advance Auto — Huntsville, TX	December 16, 2009	2008	1,305,101	26,102	8.78%	8.78%	100%
Advance Auto — Houston (Aldine), TX	December 16, 2009	2006	1,371,429	27,429	8.75%	8.75%	100%
Advance Auto — Humble, TX	December 16, 2009	2008	1,495,909	29,918	8.75%	8.75%	100%
Advance Auto — Webster, TX	December 16, 2009	2008	1,500,629	30,013	8.75%	8.75%	100%
Advance Auto — Houston (Imperial), TX	December 16, 2009	2008	1,228,994	24,580	8.75%	8.75%	100%
Advance Auto — Houston (Wallisville), TX	December 16, 2009	2008	1,509,874	30,197	8.75%	8.75%	100%
Advance Auto — Deer Park, TX	December 16, 2009	2008	1,473,314	29,466	8.75%	8.75%	100%
Advance Auto — Kingwood, TX	December 16, 2009	2009	1,480,206	29,604	8.75%	8.75%	100%
Walgreens — Machesney Park, IL	December 16, 2009	2008	4,173,000	83,460	8.05%	8.05%	100%
Tractor Supply — Sicklerville, NJ	December 17, 2009	2009	5,350,000	107,000	8.36%	9.05%	100%
Walgreens — Janesville, WI	December 18, 2009	2008	5,897,000	117,940	8.05%	8.05%	100%
Mueller Regional Retail District— Austin, TX	December 18, 2009	2006- 2008	67,250,000	1,345,000	8.37%	8.98%	99%
Walgreens — South Bend (Ironwood), IN	December 21, 2009	2006	5,937,500	118,750	8.00%	8.00%	100%
Walgreens — Brooklyn Park, MD	December 23, 2009	2008	4,829,000	96,580	8.08%	8.08%	100%
FedEx — Effingham, IL	December 29, 2009	2008	14,150,000	283,000	8.33%	8.39%	100%
CVS — Meridianville, AL	December 30, 2009	2008	3,967,000	79,340	8.50%	8.50%	100%
Walgreens — South Elgin, IL	December 30, 2009	2002	4,437,500	88,750	8.00%	8.00%	100%
Walgreens — St. Charles, IL	December 30, 2009	2002	4,062,500	81,250	8.00%	8.00%	100%
Town & Country — Andrews, TX	December 30, 2009	2008	2,366,265	47,325	9.25%	9.25%	100%
Stripes — Pharr, TX	December 30, 2009	1997	2,476,374	49,527	9.25%	9.25%	100%
Stripes — Rio Hondo, TX	December 30, 2009	2007	2,567,703	51,354	9.25%	9.25%	100%
Stripes — La Feria, TX	December 30, 2009	2008	1,917,210	38,344	9.25%	9.25%	100%
Kum & Go — Rogers, AR	December 31, 2009	2008	2,100,000	42,000	8.50%	9.50%	100%

		Year		Fees Paid to	Initial	Average	Physical
Property Description	Date Acquired	Built	Purchase Price	Sponsor(1)	Yield(2)	Yield(3)	Occupancy

Kum & Go — Lowell, AR	December 31, 2009	2009	$2,089,412	$41,788	8.50%	9.50%	100%
Kum & Go — Bentonville, AR	December 31, 2009	2009	1,847,059	36,941	8.50%	9.50%	100%
Walgreens — Twin Falls, ID	January 14, 2010	2009	4,830,000	96,600	8.00%	8.00%	100%
Walgreens — Loves Park, IL	January 19, 2010	2008	3,940,000	78,800	8.05%	8.05%	100%
Walgreens — Framingham, MA	January 19, 2010	2007	5,963,000	119,260	8.05%	8.05%	100%
CarMax — Garland, TX	January 29, 2010	2007	14,000,000	280,000	9.33%	9.33%	100%
Walgreens — Appleton (Meade), WI	February 3, 2010	2008	3,768,000	75,360	7.88%	7.88%	100%
LA Fitness — Highland, CA	February 4, 2010	2009	9,215,000	184,300	9.40%	11.13%	100%
Walgreens — Cleveland, OH	February 10, 2010	2008	5,450,000	109,000	7.80%	7.80%	100%
Walgreens — Appleton (Northland), WI	February 18, 2010	2008	5,301,000	106,020	7.89%	7.89%	100%
Walgreens — Lancaster, SC	February 19, 2010	2009	5,897,190	117,944	7.80%	7.80%	100%
Walgreens — Greenville, NC	February 19, 2010	2009	6,191,113	123,822	7.83%	7.83%	100%
Walgreens — Baytown, TX	February 23, 2010	2009	4,805,000	96,100	7.95%	7.95%	100%
Walgreens — North Platte, NE	February 23, 2010	2009	5,042,570	100,851	8.03%	8.03%	100%
Cigna Pointe — Plano, TX	February 24, 2010	2009	49,500,000	990,000	7.40%	7.85%	100%
Walgreens — Kingman, AZ	February 25, 2010	2009	6,025,000	120,500	7.81%	7.81%	100%
Walgreens — Omaha, NE	February 25, 2010	2009	5,200,000	104,000	7.90%	7.90%	100%
Kum & Go — Story City, IA	February 25, 2010	2006	2,050,000	41,000	8.50%	9.15%	100%
Kum & Go — Ottumwa, IA	February 25, 2010	1999	1,823,529	36,471	8.50%	9.15%	100%
Kum & Go — West Branch, IA	February 25, 2010	1997	1,094,118	21,882	8.50%	9.15%	100%
Walgreens — Augusta, ME	March 5, 2010	2007	6,424,242	128,485	8.25%	8.25%	100%
O’Reilly Auto Parts — LaPlace, LA	March 12, 2010	2008	1,021,076	20,422	8.92%	9.21%	100%
O’Reilly Auto Parts — New Roads, LA	March 12, 2010	2008	820,628	16,413	8.92%	9.21%	100%
O’Reilly Auto Parts — Beaux Bridge, LA	March 15, 2010	2009	807,175	16,144	8.92%	9.52%	100%
Cargill — Blair, NE	March 17, 2010	2009	4,955,003	99,100	8.02%	9.24%	100%
Walgreens — North Mankato, MN	March 18, 2010	2008	5,070,000	101,400	7.85%	7.85%	100%
CVS — New Port Richey, FL	March 26, 2010	2004	3,315,000	66,300	8.50%	8.50%	100%
Kohl’s — McAllen, TX	March 26, 2010	2005	7,300,000	146,000	8.26%	8.26%	100%
Sunset Valley — Austin, TX	March 26, 2010	2007	35,500,000	710,000	8.91%	9.46%	97%
Walgreens — Forestdale, AL	March 30, 2010	1999	3,126,000	62,520	9.25%	9.25%	100%
Advance Auto — Twinsburg, OH	March 31, 2010	2008	1,266,000	25,320	8.75%	8.75%	100%
Advance Auto — Canton, OH	March 31, 2010	2007	1,363,000	27,260	8.75%	8.75%	100%
Advance Auto — Delaware, OH	March 31, 2010	2008	1,495,000	29,900	8.75%	8.75%	100%
Advance Auto — Holland, OH	March 31, 2010	2008	1,323,000	26,460	8.75%	8.75%	100%
Applebee’s — Joplin, MO	March 31, 2010	1994	2,110,000	42,200	10.00%	11.66%	100%
Applebee’s — Rolla, MO	March 31, 2010	1997	2,196,000	43,920	10.00%	11.66%	100%
Applebee’s — Marion, IL	March 31, 2010	1998	1,734,000	34,680	10.00%	11.66%	100%

		Year		Fees Paid to	Initial	Average	Physical
Property Description	Date Acquired	Built	Purchase Price	Sponsor(1)	Yield(2)	Yield(3)	Occupancy

Applebee’s — Elizabeth City, NC	March 31, 2010	1997	$1,900,000	$38,000	10.00%	11.66%	100%
Applebee’s — Memphis, TN	March 31, 2010	1999	2,091,000	41,820	10.00%	11.66%	100%
Applebee’s — Madisonville, KY	March 31, 2010	1997	1,885,000	37,700	10.00%	11.66%	100%
Applebee’s — Farmington, MO	March 31, 2010	1999	2,119,600	42,392	10.00%	11.66%	100%
Applebee’s — Vincennes, IN	March 31, 2010	1995	1,845,200	36,904	10.00%	11.66%	100%
Aaron Rents Portfolio V — Various(15)	March 31, 2010	Various	12,342,000	246,840	8.15%	8.99%	100%
Aaron Rents Portfolio VI — Various(16)	March 31, 2010	Various	10,098,000	201,960	8.15%	8.99%	100%
LA Fitness — Denton, TX	March 31, 2010	2009	7,825,000	156,500	10.21%	10.21%	100%
Tractor Supply — Pearsall, TX	April 9, 2010	2009	2,437,209	48,744	8.60%	9.50%	100%
Walgreens — Janesville, WI	April 13, 2010	2010	4,275,000	85,500	8.01%	8.01%	100%
Tractor Supply — Summerdale, AL	April 14, 2010	2010	2,468,260	49,365	8.56%	9.44%	100%
National Tire and Battery — Nashville, TN	April 21, 2010	2010	1,709,850	34,197	7.29%	8.06%	100%
FedEx — Beekmantown, NY	April 23, 2010	2008	5,325,000	106,500	9.07%	9.07%	100%
Kum & Go — Sloan, IA	April 23, 2010	2008	2,600,000	52,000	8.50%	9.50%	100%
FedEx — Lafayette, IN	April 27, 2010	2008	4,493,000	89,860	8.10%	8.10%	100%
Advance Auto — Sylvania, OH	April 28, 2010	2009	1,241,000	24,820	8.76%	8.76%	100%
Walgreens — Durham, NC	April 28, 2010	2008	5,800,000	116,000	7.76%	7.76%	100%
Academy Sports — Killeen, TX	April 29, 2010	2009	6,700,000	134,000	8.44%	9.19%	100%
Tractor Supply — Kenedy, TX	April 29, 2010	2009	2,476,744	49,535	8.60%	9.24%	100%
Experian — Schaumburg, IL	April 30, 2010	1999	30,000,000	600,000	7.23%	8.60%	100%
Tractor Supply — Stillwater, OK	May 4, 2010	2008	2,427,000	48,540	8.45%	8.91%	100%
Tractor Supply — Glenpool, OK	May 4, 2010	2009	2,366,000	47,320	8.45%	8.90%	100%
Tractor Supply — Gibsonia, PA	May 5, 2010	2010	3,123,000	62,460	8.45%	9.39%	100%
Walgreens — Lancaster (Palmdale), CA	May 17, 2010	2009	5,537,000	110,740	7.75%	7.75%	100%
Northern Tool — Ocala, FL	May 20, 2010	2009	3,518,000	70,360	8.70%	9.13%	100%
Walgreens — Beloit, WI	May 20, 2010	2008	4,310,000	86,200	7.75%	7.75%	100%
Igloo Distribution Facility — Katy, TX	May 21, 2010	2004	38,100,000	762,000	8.13%	8.78%	100%
Tractor Supply — Ballinger, TX	May 21, 2010	2010	2,493,721	49,874	8.57%	9.23%	100%
Tractor Supply — Murphy, NC	May 21, 2010	2010	2,842,093	56,842	8.57%	9.46%	100%
Walgreens — Rocky Mount, NC	May 26, 2010	2009	5,863,000	117,260	7.76%	7.76%	100%
Whole Foods — Hinsdale, IL	May 28, 2010	1999	11,610,000	232,200	8.00%	8.24%	100%
AT&T Regional Headquarters — Dallas, TX	May 28, 2010	2001	29,400,000	588,000	9.84%	10.66%	100%

		Year		Fees Paid to	Initial	Average	Physical
Property Description	Date Acquired	Built	Purchase Price	Sponsor(1)	Yield(2)	Yield(3)	Occupancy

Kum & Go — Tipton, IA	May 28, 2010	2008	$2,494,118	$49,882	8.50%	9.50%	100%
AutoZone — Mt. Orab, OH	June 9, 2010	2009	1,364,000	27,280	8.25%	8.25%	100%
AutoZone — Hamilton, OH	June 9, 2010	2008	1,636,000	32,720	8.25%	8.25%	100%
AutoZone — Trenton, OH	June 9, 2010	2008	1,011,000	20,220	8.25%	8.25%	100%
AutoZone — Blanchester, OH	June 9, 2010	2008	1,054,500	21,090	8.25%	8.25%	100%
AutoZone — Nashville, TN	June 9, 2010	2009	1,673,000	33,455	8.25%	8.25%	100%
Evans Exchange — Evans, GA	June 11, 2010	2009	19,400,000	388,003	8.54%	8.76%	99.2%
Staples — Houston, TX	June 17, 2010	2008	3,692,000	73,840	8.15%	8.15%	100%
CVS — Ft. Myers, FL	June 18, 2010	2009	5,966,000	119,320	8.00%	8.00%	100%
Walgreens — Fort Mill, SC	June 24, 2010	2010	4,358,793	87,176	7.80%	7.80%	100%
Lowe’s — Sanford, ME	June 28, 2010	N/A(8)	9,375,000	187,500	7.36%	7.36%	100%
Stripes — Eagle Pass, TX	June 29, 2010	2009	2,855,458	57,109	8.75%	8.75%	100%
Stripes — Edinburg, TX	June 29, 2010	1999	2,425,152	48,503	8.75%	8.75%	100%
Stripes — Palmhurst, TX	June 29, 2010	1986	1,010,405	20,208	8.75%	8.75%	100%
Stripes — Ranchito, TX	June 29, 2010	2010	2,650,210	53,004	9.00%	9.00%	100%
Atascocita Commons — Humble, TX	June 29, 2010	2006-2008	56,500,000	1,130,000	7.26%	8.09%	93.7%
Tractor Supply — Southwick, MA	June 29, 2010	2008	4,399,201	87,984	8.48%	9.29%	100%
Tractor Supply — Belchertown, MA	June 29, 2010	2008	3,639,645	72,793	8.45%	9.26%	100%
AutoZone — Pearl River, LA	June 30, 2010	2007	1,400,000	28,000	8.23%	8.35%	100%
AutoZone — Rapid City, SD	June 30, 2010	2008	1,163,500	23,270	8.25%	8.25%	100%
Chili’s — Flanders, NJ	June 30, 2010	2003	2,429,933	48,599	9.00%	10.94%	100%
Chili’s — Ramsey, NJ	June 30, 2010	1995	1,814,056	36,281	9.00%	10.94%	100%
Macaroni Grill — Flanders, NJ	June 30, 2010	2003	1,317,073	26,341	10.25%	12.45%	100%
Macaroni Grill — Mt. Laurel, NJ	June 30, 2010	2004	1,375,610	27,512	10.25%	12.45%	100%
Macaroni Grill — Ramsey, NJ	June 30, 2010	1995	2,487,805	49,756	10.25%	12.45%	100%
Macaroni Grill — West Windsor, NJ	June 30, 2010	1998	1,531,707	30,634	10.25%	12.45%	100%
On the Border — Alpharetta, GA	June 30, 2010	1997	2,939,089	58,782	9.00%	10.94%	100%
On the Border — Auburn Hills, MI	June 30, 2010	1999	3,170,811	63,416	9.00%	10.94%	100%
On the Border — Buford, GA	June 30, 2010	2001	2,652,456	53,049	9.00%	10.94%	100%
On the Border — Burleson, TX	June 30, 2010	2000	3,193,622	63,872	9.00%	10.94%	100%
On the Border — College Station, TX	June 30, 2010	1997	2,920,456	58,409	9.00%	10.94%	100%
On the Border — Columbus, OH	June 30, 2010	1997	2,912,800	58,256	9.00%	10.94%	100%
On the Border — Concord Mills, NC	June 30, 2010	2000	2,920,878	58,418	9.00%	10.94%	100%
On the Border — Denton, TX	June 30, 2010	2002	2,823,933	56,479	9.00%	10.94%	100%
On the Border — Desoto, TX	June 30, 2010	1983	3,206,233	64,125	9.00%	10.94%	100%
On the Border — Fort Worth, TX	June 30, 2010	1999	3,472,678	69,454	9.00%	10.94%	100%

		Year		Fees Paid to	Initial	Average	Physical
Property Description	Date Acquired	Built	Purchase Price	Sponsor(1)	Yield(2)	Yield(3)	Occupancy

On the Border — Garland, TX	June 30, 2010	2007	$2,178,022	$43,560	9.00%	10.94%	100%
On the Border — Kansas City, MO	June 30, 2010	1997	2,513,889	50,278	9.00%	10.94%	100%
On the Border — Lee’s Summit, MO	June 30, 2010	2002	2,360,611	47,212	9.00%	10.94%	100%
On the Border — Lubbock, TX	June 30, 2010	1994	3,248,889	64,978	9.00%	10.94%	100%
On the Border — Mesa, AZ	June 30, 2010	2002	2,906,011	58,120	9.00%	10.94%	100%
On the Border — Mt. Laurel, NJ	June 30, 2010	2004	2,813,156	56,263	9.00%	10.94%	100%
On the Border — Naperville, IL	June 30, 2010	1997	3,397,211	67,944	9.00%	10.94%	100%
On the Border — Novi, MI	June 30, 2010	1997	2,824,744	56,495	9.00%	10.94%	100%
On the Border — Oklahoma City, OK	June 30, 2010	1996	2,878,500	57,570	9.00%	10.94%	100%
On the Border — Peoria, AZ	June 30, 2010	2002	2,550,522	51,010	9.00%	10.94%	100%
On the Border — Rockwall, TX	June 30, 2010	1999	3,021,056	60,421	9.00%	10.94%	100%
On the Border — Rogers, AR	June 30, 2010	2002	1,901,389	38,028	9.00%	10.94%	100%
On the Border — Tulsa, OK	June 30, 2010	1995	3,328,678	66,574	9.00%	10.94%	100%
On the Border — West Windsor, NJ	June 30, 2010	1998	3,509,378	70,188	9.00%	10.94%	100%
On the Border — West Springfield, MA	June 30, 2010	1995	3,876,744	77,535	9.00%	10.94%	100%
On the Border — Woodbridge, VA	June 30, 2010	1998	3,499,833	69,997	9.00%	10.94%	100%
Best Buy — Montgomery, AL	July 6, 2010	2003	6,100,000	122,000	8.50%	8.50%	100%
City Center Plaza— Bellevue, WA	July 9, 2010	2008	310,000,000	6,200,000	6.33%	7.43%	99.6%
AutoZone — Hartville, OH	July 14, 2010	2007	1,212,000	24,240	8.25%	8.25%	100%
Walgreens — Leland, NC	July 15, 2010	2008	4,805,000	96,100	7.76%	7.76%	100%
Walgreens — Durham, NC	July 20, 2010	2010	5,405,245	108,105	7.83%	7.83%	100%
Tire Kingdom — Auburndale, FL	July 20, 2010	2010	2,252,000	45,040	8.08%	8.08%	100%
Tractor Supply — St. John, IN	July 28, 2010	2007	4,460,000	89,200	8.52%	9.69%	100%
Home Depot — Slidell, LA	July 28, 2010	N/A(8)	3,703,710	74,074	8.25%	8.89%	100%
Stop & Shop — Stamford, CT	July 30, 2010	2006	30,500,000	610,000	7.96%	8.23%	100%
Home Depot — Tolleson, AZ	July 30, 2010	2010	30,445,247	608,905	7.30%	8.87%	100%
Advance Auto — Sapulpa, OK	August 3, 2010	2007	1,413,006	28,260	8.25%	8.25%	100%
Advance Auto — Franklin, IN	August 12, 2010	2010	1,461,058	29,221	8.40%	8.40%	100%
Advance Auto — Grand Rapids, MI	August 12, 2010	2008	1,340,000	26,800	8.57%	8.57%	100%
Tractor Supply — Troy, MO	August 13, 2010	2009	2,619,048	52,381	8.40%	9.40%	100%
Tractor Supply — Union, MO	August 13, 2010	2008	2,857,143	57,143	8.40%	9.34%	100%
Tractor Supply — Alton, IL	August 13, 2010	2008	2,857,143	57,143	8.40%	8.86%	100%
FedEx — Northwood, OH	August 17, 2010	1998	4,873,000	97,460	9.04%	9.04%	100%
LA Fitness — Dallas, TX	August 17, 2010	2008	9,600,000	192,000	9.05%	9.05%	100%
CarMax — Austin, TX	August 25, 2010	2004	21,250,000	425,000	7.80%	7.80%	100%

		Year		Fees Paid to	Initial	Average	Physical
Property Description	Date Acquired	Built	Purchase Price	Sponsor(1)	Yield(2)	Yield(3)	Occupancy

Manchester Highlands — St. Louis, MO	August 26, 2010	2008	$48,500,000	$970,000	7.22%	7.45%	97.8%
Academy Sports — Austin, TX	August 26, 2010	1988	10,338,000	206,760	8.25%	8.58%	100%
Whittwood Town Center — Whittier, CA	August 27, 2010	2006	83,500,000	1,670,000	6.53%	6.94%	96.4%
Lowe’s — Ticonderoga, NY	August 31, 2010	N/A(8)	8,724,832	174,497	7.45%	7.45%	100%
CVS/ Tres Amigos — Ringgold, GA	August 31, 2010	2007	3,990,000	79,800	8.12%	8.17%	100%
CVS/ Noble Roman — Mishawaka, IN	September 8, 2010	2006	4,610,745	92,215	8.00%	8.02%	100%
Tractor Supply — Wauseon, OH	September 13, 2010	2007	2,498,119	49,962	8.40%	9.49%	100%
Tractor Supply — Sellersburg, IN	September 13, 2010	2010	2,606,061	52,121	8.25%	9.13%	100%
Lakeshore Crossing — Gainesville, GA	September 15, 2010	1994	9,000,000	180,000	7.51%	7.51%	98.8%
Tractor Supply — Hamilton, OH	September 17, 2010	1975	1,680,000	33,600	8.50%	8.93%	100%
Advance Auto — Bonita Springs, FL	September 22, 2010	2007	2,838,138	56,763	8.00%	8.33%	100%
Tractor Supply — Dixon, CA	September 24, 2010	2007	5,017,500	100,350	8.55%	9.67%	100%
Tractor Supply — Lawrence, KS	September 24, 2010	2010	2,771,000	55,420	8.30%	8.73%	100%
Tractor Supply — Nixa, MO	September 24, 2010	2009	2,349,000	46,980	8.30%	9.17%	100%
CVS — Weaverville, NC	September 30, 2010	2009	6,137,545	122,751	8.23%	8.23%	100%
Wawa — Portsmouth, VA	September 30, 2010	N/A(8)	2,300,000	46,000	7.70%	9.21%	100%
Advance Auto — Janesville, WI	September 30, 2010	2007	1,693,000	33,860	8.50%	8.50%	100%
Advance Auto — Appleton, WI	September 30, 2010	2007	1,442,000	28,840	8.50%	8.50%	100%
LA Fitness — Oakdale, MN	September 30, 2010	2009	8,635,000	172,700	9.25%	9.25%	100%
Tractor Supply — Augusta, ME	October 12, 2010	2009	2,780,000	55,600	8.35%	9.31%	100%
Shoppes at Port Arthur — Port Arthur, TX	October 12, 2010	2008	15,000,000	300,000	8.99%	9.15%	100%
CVS — Lynchburg, VA	October 12, 2010	1999	3,214,000	64,280	8.58%	8.88%	100%
CVS — Gulf Breeze, FL	October 13, 2010	N/A(8)	1,867,000	37,340	7.50%	7.50%	100%
Applebee’s Portfolio — Various(17)	October 13, 2010	Various	23,650,892	473,018	9.75%	11.19%	100%
CompUSA — Arlington, TX	October 18, 2010	1992	3,275,000	65,500	9.16%	9.95%	100%
Big O Tire — Phoenix, AZ	October 20, 2010	2010	1,481,400	29,628	8.10%	8.10%	100%
FedEx — Dublin, VA	October 21, 2010	2008	3,276,247	65,525	8.50%	8.50%	100%
CVS — Madison Heights, VA	October 22, 2010	1997	2,915,000	58,300	8.59%	9.02%	100%
Petco & Portrait Innovations — Lake Charles, LA	October 25, 2010	2008	3,900,855	78,017	8.87%	9.30%	100%
Albertson’s Portfolio — Various(18)	October 26, 2010	Various	266,048,648	5,320,973	7.16%	8.31%	100%
Giant Eagle — Lancaster, OH	October 29, 2010	2008	15,562,903	311,258	7.71%	7.71%	100%
Kohl’s — Salina, KS	October 29, 2010	2009	4,845,000	96,900	7.78%	7.98%	100%
CVS — Auburndale, FL	November 1, 2010	1999	2,926,220	58,524	8.20%	8.20%	100%
CVS — Lake Wales, FL	November 1, 2010	1999	3,180,828	63,617	8.18%	8.18%	100%
FedEx — Bossier City, LA	November 1, 2010	2009	5,280,412	105,608	8.50%	8.50%	100%

		Year		Fees Paid to	Initial	Average	Physical
Property Description	Date Acquired	Built	Purchase Price	Sponsor(1)	Yield(2)	Yield(3)	Occupancy

Ulta — Jackson, TN	November 5, 2010	2010	$2,680,000	$53,600	7.36%	7.90%	100%
Tractor Supply — Little Rock, AR	November 9, 2010	2009	2,458,000	49,160	8.30%	9.24%	100%
Tractor Supply — Jefferson City, MO	November 9, 2010	2009	1,903,000	38,060	8.30%	9.26%	100%
Walgreens — Tucson, AZ	November 12, 2010	2003	5,450,000	109,000	8.53%	8.53%	100%
Wal-Mart — Pueblo, CO	November 12, 2010	1998	15,000,000	300,000	7.87%	7.87%	100%
Volusia Square — Daytona Beach, FL	November 12, 2010	2008-2010	31,000,000	620,000	8.41%	8.54%	96%
CSAA — Oklahoma City, OK	November 15, 2010	2009	29,350,000	587,000	8.13%	8.75%	100%
Dell Perot Systems — Lincoln, NE	November 15, 2010	2009	22,100,000	442,000	9.03%	9.69%	100%
Breakfast Point — Panama City Beach, FL	November 18, 2010	2009	16,000,000	320,000	8.24%	8.56%	99%
Stripes Portfolio — Various(19)	November 22, 2010	2010	8,167,761	163,355	9.00%	10.44%	100%
Tractor Supply — Franklin, NC	November 30, 2010	2009	2,870,000	57,400	8.30%	9.20%	100%
Walgreens — Matteson, IL	November 30, 2010	2008	4,100,000	82,000	7.36%	7.36%	100%
Walgreens — New Albany, OH	December 2, 2010	2006	4,100,000	82,000	7.35%	7.35%	100%
Prairie Market East — Oswego, IL	December 3, 2010	2007	25,100,000	502,000	8.38%	9.36%	92%
Walgreens — Grayson, GA	December 7, 2010	2004	4,620,000	92,400	7.25%	7.25%	100%
Walgreens — Tucson (Harrison), AZ	December 7, 2010	2004	5,096,000	101,920	7.25%	7.25%	100%
Walgreens — Pueblo, CO	December 7, 2010	2003	3,495,000	69,900	7.35%	7.35%	100%
Stearns Crossing — Bartlett, IL	December 9, 2010	1999	12,375,000	247,500	9.65%	9.85%	95%
Tractor Supply — Sedalia, MO	December 10, 2010	2010	2,132,000	42,640	8.30%	9.16%	100%
Sherwin Williams — Muskegon, MI	December 10, 2010	2008	1,425,000	28,500	8.00%	9.01%	100%
Kohl’s — Onalaska, WI	December 13, 2010	1992	7,250,000	145,000	7.75%	7.90%	100%
CVS — Athens, GA	December 14, 2010	2009	6,250,441	125,009	7.25%	7.25%	100%
CVS — Boca Raton, FL	December 14, 2010	2009	3,774,548	75,491	8.40%	8.40%	100%
CVS — Brownsville, TX	December 14, 2010	2009	5,831,338	116,627	7.25%	7.25%	100%
CVS — Cayce, SC	December 14, 2010	2009	4,982,676	99,654	7.25%	7.25%	100%
CVS — City of Industry, CA	December 14, 2010	2009	3,544,012	70,880	8.40%	8.40%	100%
CVS — Jacksonville, FL	December 14, 2010	2009	6,704,317	134,086	7.25%	7.25%	100%
CVS — Lawrence, KS	December 14, 2010	2009	5,410,966	108,219	7.25%	7.25%	100%
CVS — Lawrenceville, NJ	December 14, 2010	2009	9,062,248	181,245	7.25%	7.25%	100%
CVS — Mineola, NY	December 14, 2010	2008	4,232,667	84,653	8.40%	8.40%	100%
CVS — Minneapolis, MN	December 14, 2010	2009	4,270,828	85,417	7.25%	7.25%	100%
CVS — Naples, FL	December 14, 2010	2009	3,786,786	75,736	8.40%	8.40%	100%
CVS — Southaven, MS	December 14, 2010	2009	6,780,566	135,611	7.25%	7.25%	100%
CVS — The Village, OK	December 14, 2010	2009	5,435,545	108,711	7.25%	7.25%	100%
Folsom Gateway II — Folsom, CA	December 15, 2010	2006-2008	36,000,000	720,000	7.10%	7.41%	98%
Learning Care Portfolio — Various(20)	December 15, 2010	Various	8,069,938	161,399	9.99%	9.99%	100%

		Year		Fees Paid to	Initial	Average	Physical
Property Description	Date Acquired	Built	Purchase Price	Sponsor(1)	Yield(2)	Yield(3)	Occupancy

HealthNow Corporate Headquarters — Buffalo, NY	December 16, 2010	2007	$84,500,000	$1,690,000	8.28%	9.14%	100%
Thorntons Portfolio — Various(21)	December 17, 2010	Various	60,109,000	1,202,180	7.85%	8.21%	100%
Waterside Marketplace — Chesterfield Township, MI	December 20, 2010	2007	26,500,000	530,000	11.08%	11.28%	90%
Advance Auto — Howell, MI	December 20, 2010	2008	1,619,903	32,398	8.25%	8.25%	100%
Advance Auto — Salem, OH	December 20, 2010	2009	1,272,727	25,455	8.25%	8.25%	100%
Advanced Auto — Lehigh Acres, FL	December 21, 2010	2008	2,344,994	46,900	8.05%	8.05%	100%
Advanced Auto — Bethel, OH	December 22, 2010	2008	1,389,607	27,792	8.15%	8.15%	100%
Advanced Auto — Crestwood, KY	December 22, 2010	2009	1,724,659	34,493	8.05%	8.05%	100%
Advanced Auto — Hillview, KY	December 22, 2010	2009	1,412,884	28,258	8.08%	8.08%	100%
CVS — Gainesville, TX	December 23, 2010	2003	3,125,818	62,516	8.25%	8.25%	100%
Falcon Valley — Lenexa, KS	December 23, 2010	2008	12,500,000	250,000	8.36%	8.36%	100%
Red Oak Village — San Marcos, TX	December 23, 2010	2006-2008	22,000,000	440,000	7.55%	7.69%	88%
O’Reilly Auto Parts — Christianburg, VA	December 23, 2010	2010	1,164,450	23,289	8.00%	8.25%	100%
O’Reilly Auto Parts — Highlands, TX	December 23, 2010	2010	936,750	18,735	8.00%	8.24%	100%
O’Reilly Auto Parts — San Antonio, TX	December 23, 2010	2010	1,305,000	26,100	8.00%	8.24%	100%
Best Buy — Pineville, NC	December 28, 2010	1994	8,560,000	171,200	8.13%	8.42%	100%
Walgreens — Fayetteville, NC	December 30, 2010	2009	6,164,384	123,288	7.30%	7.30%	100%
Stripes — Portales, NM	December 30, 2010	2010	2,577,822	51,556	9.00%	10.44%	100%
Stripes — Fort Stockton, TX	December 30, 2010	2010	4,866,602	97,332	9.00%	10.44%	100%
Advanced Auto — Bedford, IN	January 4, 2011	2007	1,291,721	25,834	8.25%	8.44%	100%
Staples — Pensacola, FL	January 6, 2011	2010	4,209,135	84,183	7.70%	7.70%	100%
CVS — Dover, DE	January 7, 2011	N/A(8)	3,793,103	75,862	7.25%	7.25%	100%
Hanesbrands — Rural Hall, NC	January 10, 2011	1992	31,700,000	634,000	8.53%	9.44%	100%
O’Reilly — Houston, TX	January 13, 2011	2010	1,046,250	20,925	8.00%	8.25%	100%
O’Reilly — Ravenna, OH	January 25, 2011	2010	1,099,950	21,999	8.03%	8.19%	100%
Albertson’s — Las Cruces, NM	January 28, 2011	1997	10,820,000	216,400	7.16%	8.31%	100%
Pinehurst Square West — Bismarck, ND	January 28, 2011	2006	10,250,000	205,000	8.63%	9.03%	100%
Family Fare Supermarket — Battle Creek, MI	January 31, 2011	2010	8,523,186	170,464	8.35%	8.35%	100%
Lowe’s — Denver, CO	February 2, 2011	N/A(8)	13,000,000	260,000	6.80%	7.16%	100%
Lowe’s — Columbia, SC	February 10, 2011	N/A(8)	7,395,000	147,900	6.49%	7.17%	100%
Best Buy — Marquette, MI	February 16, 2011	2010	4,952,153	99,043	7.83%	7.98%	100%
Petco — Dardenne Prairie, MO	February 22, 2011	2009	2,777,000	55,540	9.18%	9.52%	100%
Dick’s Sporting Goods — Jackson, TN	February 25, 2011	2007	6,026,000	120,520	8.40%	8.66%	100%

		Year		Fees Paid to	Initial	Average	Physical
Property Description	Date Acquired	Built	Purchase Price	Sponsor(1)	Yield(2)	Yield(3)	Occupancy

Walgreens — Country Club Hills, MO	March 9, 2011	2009	$4,850,000	$97,000	6.99%	6.99%	100%
Kohl’s — Saginaw, MI	March 10, 2011	1994	7,637,000	152,740	7.55%	7.55%	100%
Kohl’s — Palm Coast, FL	March 10, 2011	N/A(8)	12,006,000	240,120	7.12%	7.12%	100%
Apollo — Phoenix, AZ	March 24, 2011	2008	170,000,000	3,400,000	7.05%	8.56%	100%
Walgreens — Brownwood, TX	March 30, 2011	2008	5,600,455	112,009	7.26%	7.26%	100%
Best Buy — Norton Shores, MI	March 30, 2011	2001	5,292,000	105,840	7.46%	8.84%	100%
L.A. Fitness — Indianapolis, IN	March 31, 2011	2009	8,150,000	163,000	9.11%	9.11%	100%
Walgreens — Lafayette, IN	March 31, 2011	2008	4,215,000	84,300	6.90%	6.90%	100%
Walgreens — Liberty Township, OH	March 31, 2011	2011	5,416,667	108,333	7.20%	7.20%	100%

			$3,271,453,984	$65,429,070

(1)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for financing coordination fees for services performed in connection with the origination or assumption of debt financing obtained to acquire the respective property, where applicable. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 75 of the prospectus.

(2)	Initial yield is calculated as the current annualized rental income for the in-place leases at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. The properties are subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable. The majority of our properties are subject to triple net leases. Accordingly, our management believes that current annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income.

(3)	Average yield is calculated as the average annual rental income, adjusted for any rent incentives, for the in-place leases over the noncancellable lease term at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. The properties are subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable. The majority of our properties are subject to triple net leases. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.

(4)	This property was acquired by purchasing 100% of the membership interests in CV Fredericksburg and WG Fredericksburg from Series B, an affiliate of our advisor. A majority of our board of directors, including all of our independent directors, not otherwise interested in the transaction approved the acquisition as being fair and reasonable to us and that the cost to us was not in excess of the current appraised value of the CV Fredericksburg Property and the WG Fredericksburg Property. The cost to us was not in excess of the cost to Series B.

(5)	This property was acquired by purchasing 100% of the membership interests in WG Indianapolis and WG Tulsa from Series C, an affiliate of our advisor. WG Indianapolis and WG Tulsa owned, as their only assets, single tenant retail buildings located in Indianapolis, IN and in Tulsa, OK, respectively. A majority of our board of directors, including all of our independent directors, not otherwise interested in the transactions approved the acquisitions as being fair and reasonable to us and that the cost to us was not in excess of the current appraised value of the WG Indianapolis Property and the WG Tulsa Property. The cost to us was not in excess of the cost to Series C.

(6)	This property was acquired by purchasing 100% of the membership interests in KO Burnsville from Series B, Series C and Series D, each an affiliate of our advisor. Series B, Series C and Series D each owned 20%, 70% and 10%, respectively, of the ownership interests in KO Burnsville. KO Burnsville owned, as its only asset, a single tenant retail property located in Burnsville, MN. A majority of our board of directors, including all of our independent directors, not otherwise interested in the transaction, approved the acquisition as being fair and reasonable to us and that the cost to us was not in excess of the current appraised value of the KO Burnsville Property. The cost to us was not in excess of the individual cost to Series B, Series C and Series D or the aggregate cost to Series B, Series C and Series D.

(7)	This property was acquired by purchasing 100% of the membership interests in SC Hoover from Series D. SC Hoover owned, as its only asset, a single tenant retail building located in Hoover, AL. A majority of our board of directors, including all of our independent directors, not otherwise interested in the transaction, approved the acquisition as being fair and reasonable to us and that the cost to us was not in excess of the current appraised value of the SC Hoover Property. The cost to us was not in excess of the cost to Series D.

(8)	Subject to a ground lease and therefore year built is not applicable.

(9)	The Aaron Rents Portfolio II consists of eight single-tenant retail properties located in Alabama, Indiana, Louisiana, Oklahoma, Pennsylvania and Texas, which were purchased under a sale-lease back agreement and the properties are subject to a master lease agreement.

(10)	The Aaron Rents Portfolio III consists of eight single-tenant retail properties located in Georgia, Louisiana, Michigan, South Carolina, Tennessee and Texas, which were purchased under a sale-lease back agreement and the properties are subject to a master lease agreement.

(11)	The Aaron Rents Portfolio IV consists of eight single-tenant retail properties located in Arkansas, Florida, Michigan, Texas and Virginia, which were purchased under a sale-lease back agreement and the properties are subject to a master lease agreement. One property, Aaron Rents — Texas City, TX, was purchased on August 31, 2009, subsequent to the initial portfolio.

(12)	The Cracker Barrel Portfolio consists of 15 single-tenant commercial properties located in Georgia, North Carolina, South Carolina, Texas and Virginia, which were purchased under a sale-lease back agreement and the properties are subject to individual lease agreements with identical terms. One property, Cracker Barrel — Columbus, GA, was purchased on July 15, 2009, subsequent to the initial portfolio.

(13)	The CVS Portfolio I consists of eight single-tenant retail properties located in Illinois, Indiana, Missouri, Nevada, Texas and Virginia, which were purchased under a sale-lease back agreement, and which are subject to individual lease agreements with identical terms.

(14)	The CVS Portfolio II consists of four single-tenant retail properties located in Missouri, North Carolina and Texas, which are subject to individual lease agreements with identical terms. One property, CVS — Lee’s Summit, MO, was purchased on September 29, 2009, subsequent to the initial portfolio.

(15)	The Aaron Rents Portfolio V consists of eight single-tenant retail properties located in Alabama, Arkansas, Michigan, Ohio, Pennsylvania, Texas and Florida, which were purchased under a sale-lease back agreement and the properties are subject to a master lease agreement.

(16)	The Aaron Rents Portfolio VI consists of eight single-tenant retail properties located in Alabama, Indiana, Missouri, North Carolina, Ohio, South Carolina, Texas and Mississippi, which were purchased under a sale-lease back agreement and the properties are subject to a master lease agreement.

(17)	The Applebee’s Portfolio, which consists of 12 single-tenant commercial properties located in Texas, Michigan, Virginia, Minnesota, Arkansas, Mississippi, Pennsylvania, Tennessee and Illinois, was purchased under a sale-leaseback agreement. The properties are subject to two master lease agreements with identical terms.

(18)	The Albertson’s Portfolio consists of 32 single-tenant commercial properties located in Texas, New Mexico, Louisiana, Colorado and Arizona, which were purchased under a sale-leaseback agreement and are subject to individual lease agreements with identical terms. Three properties located in Arizona were purchased on September 29, 2010.

(19)	The Stripes Portfolio consists of three single-tenant commercial properties located in Texas, which were purchased under sale-leaseback agreements. The properties are subject to individual lease agreements with identical terms.

(20)	The Learning Care Portfolio consists of seven single-tenant child care learning facilities located in California, Texas, Oklahoma, Ohio and Pennsylvania, which were purchased under sale-leaseback agreements. The properties are subject to individual lease agreements with identical terms.

(21)	The Thorntons Portfolio consists of 23 single-tenant commercial properties located in Illinois, Indiana, Kentucky and Ohio, which were purchased under sale-leaseback agreements. The properties are subject to individual lease agreements with identical terms.

Joint venture properties

Through the Joint Ventures, as of April 1, 2011, we had interests in seven properties comprising 909,000 gross rentable square feet of commercial space and an interest in a land parcel under development comprising 213,000 square feet of land. Our interests in each joint venture that owns the properties generally were acquired through the use of proceeds from our ongoing public offering of our common stock and mortgage notes payable.

The following table summarizes properties acquired by the Joint Ventures as of April 1, 2011 in order of acquisition date:

				Purchase	Fees Paid to		Initial		Average	Physical
Property Description	Date Acquired	Year Built		Price	Sponsor(1)		Yield(2)		Yield(3)	Occupancy

Kohl’s (Land Parcel) — Rice Lake, WI	May 17, 2010	N/A	(4)	$1,190,000	$—		8.75	%(4)	8.75%	100%
Tops Plaza — Arcade, NY(5)	June 4, 2010	1995		4,363,960	69,823	(6)	15.20%		15.49%	100%
Tops Plaza — Tonawanda, NY(5)	June 4, 2010	1996		7,431,264	118,900	(6)	14.31%		14.32%	90.6%
Tops Plaza — Hamlin, NY(5)	June 4, 2010	1997		2,703,382	43,254	(6)	15.97%		15.99%	85.2%
Tops Plaza — Elmira, NY(5)	June 4, 2010	1997		7,610,983	121,776	(6)	14.68%		14.68%	100%
Tops Plaza — Avon, NY(5)	June 4, 2010	1997		3,148,179	50,371	(6)	13.54%		13.54%	82.1%
Youngmann Plaza — Tonawanda, NY(5)	June 4, 2010	2001		17,325,342	277,205	(6)	13.72%		14.54%	96.3%
Wells Fargo — Hillsboro, OR(7)	December 8, 2010	1979		27,000,000	526,500	(8)	8.19%		9.22%	100%

				$70,773,110	$1,207,829

(1)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for financing coordination fees for services performed in connection with the origination or assumption of debt financing obtained to acquire the respective property, where applicable. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 75 of the prospectus.

(2)	Initial yield is calculated as the current annualized rental income for the in-place leases at the respective property divided by the property purchase price, exclusive of acquisition costs and fees paid to our advisor or its affiliates.

(3)	Average yield is calculated as the average annual rental income, adjusted for any rent incentives, for the in-place leases over the non-cancellable lease term at the respective property divided by the property purchase price, exclusive of acquisition costs and fees paid to our advisor or its affiliates.

(4)	We have a controlling interest in the joint venture which owns the land upon which a Kohl’s department store, of approximately 64,000 rentable square feet, will be developed. Upon completion of the building, we will be obligated to purchase the property from the joint venture subject to meeting certain requirements as specified in the joint venture agreement. Based on budgeted construction costs, the purchase price will be approximately $5.9 million.

(5)	We have an 80% indirect interest in the property.

(6)	Represents fees paid to our sponsor based on our 80% indirect interest in the property.

(7)	We have a 97.5% indirect interest in the property.

(8)	Represents fees paid to our sponsor based on our 97.5% indirect interest in the property.

Wholly-owned properties

The following table sets forth the principal provisions of the lease term for the major tenants at the properties listed above:

				% of
		Total		Total		Current		Base
		Square		Square		Annual		Rent per
	Major	Feet		Feet	Renewal	Base		Square
Property	Tenants(1)	Leased		Leased	Options(2)	Rent		Foot	Lease Term(3)

CVS — Fredericksburg, VA	Virginia CVS Pharmacy, LLC	12,900		100%	6/5 yr.	$449,565		$34.85	1/6/2009	1/31/2034
Walgreens — Indianapolis, IN	Walgreen Co.	14,820		100%	10/5 yr.	450,000		30.36	1/6/2009	8/31/2033
Walgreens — Tulsa, OK	Walgreen Co.	13,650		100%	10/5 yr.	288,750		21.15	1/6/2009	4/30/2028
Walgreens — Fredericksburg, VA	Walgreen Co.	14,820		100%	10/5 yr.	513,894		34.68	1/9/2009	10/31/2033
Kohl’s — Burnsville, MN	Kohl’s Department Stores, Inc.	101,346		100%	4/5 yr.	801,708		7.91	1/9/2009	1/31/2023
Sam’s Club — Hoover, AL	Wal-Mart Real Estate Business Trust	115,347		100%	14/5 yr.	895,319		7.76	1/15/2009	1/14/2015
						919,441		7.97	1/15/2015	1/14/2025
Lowe’s — Las Vegas, NV	Lowe’s HIW, Inc.	—	(4)	100%	6/5 yr.	800,000		1.66	3/31/2009	1/30/2013
						880,000		1.83	1/31/2013	1/30/2023
Wal-Mart — Las Vegas, NV	Wal-Mart Real Estate Business Trust	—	(4)	100%	7/10 yr.	1,100,000		1.30	3/31/2009	1/31/2022
Wal-Mart — Albuquerque, NM	Wal-Mart Stores East, LP	—	(4)	100%	16/5 yr.	1,300,000		1.48	3/31/2009	11/30/2025
Home Depot — Las Vegas, NV	Home Depot USA, Inc.	—	(4)	100%	6/5 yr.	586,408	(5)	1.46	4/15/2009	4/30/2034
Home Depot — Odessa, TX	Home Depot USA, Inc.	—	(4)	100%	6/5 yr.	648,182	(5)	1.49	4/15/2009	4/30/2034
Home Depot — San Diego, CA	Home Depot USA, Inc.	—	(4)	100%	6/5 yr.	864,687	(5)	1.78	4/15/2009	4/30/2034
Home Depot — San Jose, CA	Home Depot USA, Inc.	—	(4)	100%	6/5 yr.	561,866	(5)	1.12	4/15/2009	4/30/2034
Aaron Rents Portfolio II — Various(6)	Aaron’s, Inc.	65,375		100%	4/5 yr.	717,933		10.98	5/29/2009	6/30/2024
Walgreens — Dunkirk, NY	Walgreen Eastern Co., Inc.	13,650		100%	10/5 yr.	305,000		22.34	5/29/2009	7/31/2033
Aaron Rents Portfolio III — Various(7)	Aaron’s, Inc.	103,041		100%	4/5 yr.	909,377		8.83	6/18/2009	6/30/2024
Academy Sports — Laredo, TX	Academy Ltd.	86,000		100%	4/5 yr.	760,950		8.85	6/19/2009	6/30/2029
Academy Sports — Bossier City, LA	Academy Louisiana Co., LLC	89,929		100%	4/5 yr.	726,750		8.08	6/19/2009	6/30/2029
Academy Sports — Fort Worth, TX	Academy Ltd.	83,741		100%	4/5 yr.	649,800		7.76	6/19/2009	6/30/2029
Academy Sports — Montgomery, AL	Academy Ltd.	76,786		100%	4/5 yr.	803,700		10.47	6/19/2009	6/30/2029
Aaron Rents Portfolio IV — Various(8)	Aaron’s, Inc.	72,949		100%	4/5 yr.	884,170		12.12	6/30/2009	6/30/2024
Cracker Barrel Portfolio — Various(9)	CBOCS, Inc. /CBOCS Texas, LLC	151,493		100%	4/5 yr.	4,292,353		28.33	6/30/2009	7/31/2029
Kohl’s — Tavares, FL	Kohl’s Department Stores, Inc.	—	(4)	100%	8/5 yr.	649,000		1.19	6/30/2009	1/31/2029
LA Fitness — Carmel, IN	LA Fitness International, LLC	45,000		100%	3/5 yr.	803,250	(10)	17.85	6/30/2009	5/31/2024
HH Gregg — North Charleston, SC	Gregg Appliances, Inc.	30,167		100%	4/5 yr.	495,000		16.41	7/2/2009	10/31/2023
Walgreens — Edmond, OK	Walgreen Co.	13,905		100%	8/5 yr.	356,000		25.60	7/7/2009	11/30/2019
Walgreens — Stillwater, OK	Walgreen Co.	15,120		100%	8/5 yr.	343,750		22.73	7/21/2009	7/31/2021
Kohl’s — Port Orange, FL	Kohl’s Department Stores, Inc.	—	(4)	100%	8/5 yr.	748,000		1.54	7/23/2009	1/31/2029
Walgreens — Denton, TX	Walgreen Co.	14,820		100%	10/5 yr.	350,000		23.62	7/24/2009	2/28/2033
Tractor Supply — Del Rio, TX	Tractor Supply Co. of Texas, LP	19,097		100%	4/5 yr.	202,000	(5)	10.58	7/27/2009	7/3/2024
Tractor Supply — Edinburg, TX	Tractor Supply Co. of Texas, LP	18,800		100%	4/5 yr.	264,000	(11)	14.04	7/27/2009	4/18/2024
Tractor Supply — Roswell, NM	Tractor Supply Company	19,097		100%	4/5 yr.	222,300	(5)	11.64	7/27/2009	7/24/2024
Kohl’s — Monrovia, CA	Kohl’s Department Stores, Inc.	76,804		100%	3/5 yr.	1,063,678	(5)	13.85	10/1/2009	1/31/2028
Kohl’s — Rancho Cordova, CA	Kohl’s Department Stores, Inc.	76,158		100%	3/5 yr.	600,896	(5)	7.89	10/1/2009	1/31/2028
Harris Teeter — Durham, NC	Harris Teeter, Inc.	—	(4)	100%	6/5 yr.	280,000		1.05	7/31/2009	11/30/2024

				% of
		Total		Total		Current		Base
		Square		Square		Annual		Rent per
	Major	Feet		Feet	Renewal	Base		Square
Property	Tenants(1)	Leased		Leased	Options(2)	Rent		Foot	Lease Term(3)

CVS — Southaven, MS	Mississippi CVS Pharmacy, LLC CVS Pharmacy, Inc./Nevada CVS Pharmacy, LLC/Virginia CVS Pharmacy, LLC/Highland Park CVS, LLC/Missouri CVS	13,225		100%	5/5 yr.	$451,237		$34.12	7/31/2009	1/31/2035
CVS Portfolio I — Various(12)	Pharmacy, LLC/Hook-SupeRx, LLC Missouri CVS Pharmacy, LLC/CVS	105,529		100%	10/5 yr.	3,441,785		32.61	8/13/2009	1/31/2035
CVS Portfolio II — Various(13)	Pharmacy, Inc./Revco Discount Drug Centers, Inc.	52,250		100%	10/5 yr.	1,400,698		26.81	8/14/2009	1/31/2034
Best Buy — Coral Springs, FL	Best Buy Stores, LP	52,550		100%	2/5 yr.	483,558	(5)	9.20	8/31/2009	1/31/2022
Best Buy — Lakewood, CO	Best Buy Stores, LP	45,976		100%	2/5 yr.	640,446	(5)	13.93	8/31/2009	1/31/2022
Best Buy — Bourbonnais, IL	Best Buy Stores, LP	46,996		100%	2/5 yr.	467,610	(5)	9.95	8/31/2009	1/31/2022
Walgreens — Nampa, ID	Walgreen Co.	14,490		100%	10/5 yr.	350,000		24.15	9/18/2009	2/29/2034
Walgreens — Grand Junction, CO	Walgreen Co.	14,490		100%	10/5 yr.	348,000		24.02	9/30/2009	5/31/2034
Walgreens — St. George, UT	Walgreen Co.	14,490		100%	10/5 yr.	496,000		34.23	9/30/2009	1/31/2034
Walgreens — McPherson, KS	Walgreen Co.	13,650		100%	10/5 yr.	325,000		23.81	9/30/2009	7/31/2034
Walgreens — Houston, TX	Walgreen Co.	13,650		100%	10/5 yr.	452,000		33.11	9/30/2009	3/31/2034
Walgreens — Spearfish, SD	Walgreen Co.	14,820		100%	10/5 yr.	395,035		26.66	10/6/2009	7/31/2034
Walgreens — Papillion, NE	Walgreen Co.	14,820		100%	10/5 yr.	322,680		21.77	10/6/2009	8/31/2034
Walgreens — Chickasha, OK	Walgreen Co.	14,820		100%	10/5 yr.	327,000		22.06	10/14/2009	6/30/2033
Tractor Supply — Irmo, SC	Tractor Supply Company	19,097		100%	4/5 yr.	206,000	(5)	10.79	10/15/2009	8/31/2024
Walgreens — Warner Robins, GA	Walgreen Co.	14,820		100%	10/5 yr.	320,000		21.59	10/20/2009	10/31/2032
Home Depot — Tucson, AZ	Home Depot USA, Inc.	—	(4)	100%	5/5 yr.	900,000	(5)	1.92	10/21/2009	1/31/2026
Home Depot — Winchester, VA	Home Depot USA, Inc.	465,600		100%	2/5 yr.	2,202,288		4.73	10/21/2009	7/31/2013
						2,466,563		5.30	8/1/2013	7/31/2018
						2,713,219		5.83	8/1/2018	7/31/2023
Walgreens — Goose Creek, SC	Walgreen Co.	14,820		100%	10/5 yr.	406,000		27.40	10/29/2009	7/31/2033
LA Fitness — Glendale, AZ	LA Fitness International, LLC	38,000		100%	3/5 yr.	644,100	(10)	16.95	10/30/2009	9/30/2020
Staples — Iowa City, IA	Staples the Office Superstore East, Inc.	18,049		100%	4/5 yr.	376,322		20.85	11/13/2009	6/30/2019
University Plaza — Flagstaff, AZ	Safeway, Inc.	46,271		28%	5/5 yr.	196,032		4.24	11/17/2009	8/31/2013
	Ross Stores, Inc.	29,224		18%	2/5 yr.	251,619		8.61	11/17/2009	1/31/2015
	Bed Bath & Beyond, Inc.	20,696		13%	3/5 yr.	196,612		9.50	11/17/2009	1/31/2016
						227,656		11.00	2/1/2016	1/31/2021
	Petsmart, Inc.	18,088		11%	3/5 yr.	263,723	(5)	14.58	11/17/2009	1/31/2019
Walgreens — South Bend, IN	Walgreen Co.	14,550		100%	10/5 yr.	395,000		27.15	11/18/2009	8/31/2032
LA Fitness — Spring, TX	LA Fitness International Texas, LP	45,000		100%	3/5 yr.	742,500	(14)	16.50	11/20/2009	12/31/2021
Lowe’s — Kansas City, MO	Lowe’s Home Centers, Inc.	—	(4)	100%	6/5 yr.	635,000		1.26	11/20/2009	4/21/2018
						698,500		1.38	4/22/2018	4/21/2028
Publix — Birmingham, AL	Publix Alabama, LLC	44,271		100%	6/5 yr.	542,320		12.25	12/1/2009	11/30/2024
Kohl’s — Columbia, SC	Kohl’s Department Stores, Inc.	89,706		100%	6/5 yr.	978,496		10.91	12/7/2009	1/31/2028
Advance Auto — Lubbock, TX	Advance Stores Company, Inc.	6,000		100%	3/5 yr.	107,164		17.86	12/16/2009	3/31/2024
Advance Auto — Huntsville, TX	Advance Stores Company, Inc.	6,000		100%	3/5 yr.	114,611		19.10	12/16/2009	3/31/2024

			% of
		Total	Total		Current		Base
		Square	Square		Annual		Rent per
	Major	Feet	Feet	Renewal	Base		Square
Property	Tenants(1)	Leased	Leased	Options(2)	Rent		Foot	Lease Term(3)

Advance Auto — Houston (Aldine), TX	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	$120,000		$17.14	12/16/2009	2/28/2022
Advance Auto — Humble, TX	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	130,892		18.70	12/16/2009	9/30/2022
Advance Auto — Webster, TX	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	131,305		18.76	12/16/2009	3/31/2023
Advance Auto — Houston (Imperial), TX	Advance Stores Company, Inc.	8,000	100%	3/5 yr.	107,537		13.44	12/16/2009	3/31/2023
Advance Auto — Houston (Wallisville), TX	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	132,114		18.87	12/16/2009	7/31/2023
Advance Auto — Deer Park, TX	Advance Stores Company, Inc.	6,000	100%	3/5 yr.	128,915		21.49	12/16/2009	12/13/2023
Advance Auto — Kingwood, TX	Advance Stores Company, Inc.	6,000	100%	3/5 yr.	129,519		21.59	12/16/2009	7/31/2024
Walgreens — Machesney Park, IL	Walgreen Co.	14,490	100%	10/5 yr.	336,000		23.19	12/16/2009	8/31/2033
Tractor Supply — Sicklerville, NJ	Tractor Supply Company	22,670	100%	4/5 yr.	446,998	(11)	19.72	12/17/2009	11/21/2024
Walgreens — Janesville, WI	Walgreen Co.	14,490	100%	10/5 yr.	474,738		32.76	12/18/2009	7/31/2033
Mueller Regional Retail District — Austin, TX	Home Depot USA, Inc.	113,341	32%	6/5 yr.	1,814,046	(15)	16.01	12/18/2009	6/30/2028
Walgreens — South Bend (Ironwood), IN	Walgreen Co.	14,820	100%	10/5 yr.	475,000		32.05	12/21/2009	10/31/2031
Walgreens — Brooklyn Park, MD	Walgreen Co.	14,560	100%	10/5 yr.	390,000		26.79	12/23/2009	1/31/2034
FedEx — Effingham, IL	Fed Ex Freight East, Inc.	101,240	100%	2/5 yr.	1,179,139		11.65	12/29/2009	11/30/2013
					1,186,887		11.72	12/1/2013	11/30/2018
					1,194,629		11.80	12/1/2018	11/30/2023
CVS — Meridianville, AL	Alabama CVS Pharmacy, LLC	13,225	100%	6/5 yr.	337,238		25.50	12/30/2009	1/31/2034
Walgreens — South Elgin, IL	Walgreen Co.	14,490	100%	10/5 yr.	355,000		24.50	12/30/2009	5/31/2027
Walgreens — St. Charles, IL	Walgreen Co.	14,490	100%	10/5 yr.	325,000		22.43	12/30/2009	6/30/2027
Town & Country Andrews, TX	Stripes LLC	4,656	100%	4/5 yr.	218,880	(16)	47.01	12/30/2009	12/31/2029
Stripes — Pharr, TX	Stripes LLC	8,528	100%	4/5 yr.	229,065	(16)	26.86	12/30/2009	12/31/2029
Stripes — Rio Hondo, TX	Stripes LLC	6,350	100%	4/5 yr.	237,513	(16)	37.40	12/30/2009	12/31/2029
Stripes — La Feria, TX	Stripes LLC	4,950	100%	4/5 yr.	177,342	(16)	35.83	12/30/2009	12/31/2029
Kum & Go — Rogers, AR	Kum & Go, LC	3,391	100%	4/5 yr.	178,500	(17)	52.64	12/31/2009	12/31/2029
Kum & Go — Lowell, AR	Kum & Go, LC	4,692	100%	4/5 yr.	177,600	(17)	37.85	12/31/2009	12/31/2029
Kum & Go — Bentonville, AR	Kum & Go, LC	3,392	100%	4/5 yr.	157,000	(17)	46.29	12/31/2009	12/31/2029
Walgreens — Twin Falls, ID	Walgreen Co.	14,820	100%	10/5 yr.	386,250		26.06	1/14/2010	9/30/2034
Walgreens — Loves Park, IL	Walgreen Co.	14,490	100%	10/5 yr.	317,225		21.89	1/19/2010	10/31/2033
Walgreens — Framingham, MA	Walgreen Eastern Co., Inc.	14,820	100%	10/5 yr.	480,000		32.39	1/19/2010	7/31/2032
CarMax — Garland, TX	CarMax, Inc.	82,169	100%	2/10 yr.	1,306,250		15.90	1/29/2010	12/31/2021
Walgreens — Appleton (Meade), WI	Walgreen Co.	16,853	100%	10/5 yr.	296,900		17.62	2/3/2010	7/31/2034
LA Fitness — Highland, CA	LA Fitness International LLC	45,000	100%	3/5 yr.	866,250		19.25	2/4/2010	9/30/2014
					1,053,420		23.41	10/1/2014	9/30/2019
					1,158,853		25.75	10/1/2019	9/30/2024
Walgreens — Cleveland, OH	Walgreen Co.	14,820	100%	10/5 yr.	425,000		28.68	2/10/2010	1/31/2034
Walgreens — Appleton (Northland), WI	Walgreen Co.	14,490	100%	10/5 yr.	418,000		28.85	2/18/2010	8/31/2034
Walgreens — Lancaster, SC	Walgreen Co.	14,820	100%	10/5 yr.	460,000		31.04	2/19/2010	5/31/2034
Walgreens — Greenville, NC	Walgreen Co.	14,490	100%	10/5 yr.	484,500		33.44	2/19/2010	7/31/2034
Walgreens — Baytown, TX	Walgreen Co.	14,820	100%	10/5 yr.	382,000		25.78	2/23/2010	3/31/2034
Walgreens — North Platte, NE	Walgreen Co.	14,820	100%	10/5 yr.	405,043		27.33	2/23/2010	1/31/2035
Cigna Pointe — Plano, TX	Connecticut General Life Insurance Company	209,089	100%	2/5 yr.	3,662,655		17.52	2/24/2010	8/31/2013
					3,717,594	(18)	17.78	9/1/2013	8/31/2019

			% of
		Total	Total		Current		Base
		Square	Square		Annual		Rent per
	Major	Feet	Feet	Renewal	Base		Square
Property	Tenants(1)	Leased	Leased	Options(2)	Rent		Foot	Lease Term(3)

Walgreens — Kingman, AZ	Walgreen Arizona Drug Co.	15,696	100%	10/5 yr.	$470,815		$30.00	2/25/2010	12/31/2034
Walgreens — Omaha, NE	Walgreen Co.	14,550	100%	10/5 yr.	410,981		28.25	2/25/2010	1/31/2035
Kum & Go — Story City, IA	Kum & Go, LC	3,008	100%	4/5 yr.	174,250	(17)	57.93	2/25/2010	2/25/2030
Kum & Go — Ottumwa, IA	Kum & Go, LC	4,000	100%	4/5 yr.	155,000	(17)	38.75	2/25/2010	2/25/2030
Kum & Go — West Branch, IA	Kum & Go, LC	3,164	100%	4/5 yr	93,000	(17)	29.39	2/25/2010	2/25/2030
Walgreens — Augusta, ME	Walgreen Eastern Co., Inc.	14,065	100%	10/5 yr.	530,000		37.68	3/5/2010	7/31/2033
O’Reilly Auto Parts — LaPlace, LA	O’Reilly Automotive, Inc.	7,000	100%	3/5 yr.	91,080		13.01	3/12/2010	11/30/2018
					96,540		13.79	12/1/2018	11/30/2028
O’Reilly Auto Parts — New Roads, LA	O’Reilly Automotive, Inc.	6,800	100%	3/5 yr.	73,200		10.76	3/12/2010	6/30/2018
					77,592		11.41	7/1/2018	6/30/2028
O’Reilly Auto Parts — Beaux Bridge, LA	O’Reilly Automotive, Inc.	6,800	100%	4/5 yr	72,000		10.59	3/15/2010	1/1/2015
					74,880		11.01	12/31/2014	1/1/2020
					79,368		11.67	12/31/2019	1/1/2025
					80,988		11.91	12/31/2024	1/1/2030
Cargill — Blair, NE	Cargill, Incorporated	30,000	100%	2/5 yr	397,156	(19)	13.24	3/17/2010	12/31/2024
Walgreens — North Mankato, MN	Walgreen Co.	14,550	100%	10/5 yr.	398,000		27.35	3/18/2010	10/31/2033
CVS — New Port Richey, FL	Holiday CVS, LLC	13,813	100%	4/5 yr.	281,748		20.40	3/26/2010	1/14/2024
Kohl’s— McAllen, TX	Kohl’s Texas, LP	88,248	100%	6/5 yr.	602,734		6.83	3/26/2010	1/31/2026
Sunset Valley — Austin, TX	Toys “R” US- Delaware, Inc.	29,960	20%	7/5 yr.	519,000	(20)	17.32	3/26/2010	1/31/2023
	PetSmart Inc.	30,005	20%	5/5 yr.	592,599	(20)	19.75	3/26/2010	1/31/2023
	DSW Inc.	25,015	17%	3/5 yr.	447,769	(17)	17.90	3/26/2010	1/31/2023
Walgreens — Forestdale, AL	Walgreen Co.	13,905	100%	7/5 yr.	289,260		20.80	3/30/2010	5/31/2024
Advance Auto — Twinsburg, OH	Advance Stores Company, Inc.	6,000	100%	3/5 yr.	110,814		18.47	3/31/2010	6/30/2024
Advance Auto — Canton, OH	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	119,300		17.04	3/31/2010	8/31/2022
Advance Auto — Delaware, OH	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	130,804		18.69	3/31/2010	7/31/2023
Advance Auto — Holland, OH	Advance Stores Company, Inc.	6,000	100%	3/5 yr.	115,764		19.29	3/31/2010	11/30/2023
Applebee’s — Joplin, MO	(21)	5,386	100%	4/5 yr.	211,000		39.18	3/31/2010	7/31/2010
					215,220	(22)	39.96	8/1/2010	6/12/2028
Applebee’s — Rolla, MO	(21)	4,791	100%	4/5 yr.	219,600		45.84	3/31/2010	7/31/2010
					223,992	(22)	46.75	8/1/2010	6/12/2028
Applebee’s — Marion, IL	(21)	5,403	100%	4/5 yr.	173,400		32.09	3/31/2010	7/31/2010
					176,868	(22)	32.74	8/1/2010	6/12/2028
Applebee’s — Elizabeth City, NC	(21)	4,676	100%	4/5 yr.	190,000		40.63	3/31/2010	7/31/2010
					193,800	(22)	41.45	8/1/2010	6/12/2028
Applebee’s — Memphis, TN	(21)	4,830	100%	4/5 yr.	209,100		43.29	3/31/2010	7/31/2010
					213,282	(22)	44.16	8/1/2010	6/12/2028
Applebee’s — Madisonville, KY	(21)	5,393	100%	4/5 yr.	188,500		34.95	3/31/2010	7/31/2010
					192,270	(22)	35.65	8/1/2010	6/12/2028
Applebee’s — Farmington, MO	(21)	3,894	100%	4/5 yr.	211,960		54.43	3/31/2010	7/31/2010
					216,199	(22)	55.52	8/1/2010	6/12/2028
Applebee’s — Vincennes, IN	(21)	5,840	100%	4/5 yr.	184,520		31.60	3/31/2010	7/31/2010
					188,210	(22)	32.23	8/1/2010	6/12/2028
Aaron Rents Portfolio V — Various(23)	Aaron’s Inc.	207,697	100%	4/5 yr.	1,005,873		4.84	3/31/2010	3/31/2025
Aaron Rents Portfolio VI — Various(24)	Aaron’s Inc.	187,533	100%	4/5 yr.	822,987		4.39	3/31/2010	3/31/2025
LA Fitness — Denton, TX	LA Fitness International LLC	45,000	100%	3/5 yr.	798,750	(14)	17.75	6/14/2010	6/13/2025

				% of
		Total		Total			Current		Base
		Square		Square			Annual		Rent per
	Major	Feet		Feet		Renewal	Base		Square
Property	Tenants(1)	Leased		Leased		Options(2)	Rent		Foot	Lease Term(3)

Tractor Supply — Pearsall, TX	Tractor Supply Co. of Texas, LP	18,948		100%		4/5 yr.	$209,600	(5)	$11.06	4/9/2010	2/28/2025
Walgreens — Janesville, WI	Walgreen Co.	14,820		100%		10/5 yr.	342,300		23.10	4/13/2010	1/31/2035
Tractor Supply — Summerdale, AL	Tractor Supply Company	19,097		100%		4/5 yr.	211,248	(5)	11.06	4/14/2010	3/31/2025
National Tire and Battery — Nashville, TN	NTW, LLC	8,074		100%		3/5 yr.	124,650		15.44	4/21/2010	2/28/2011
							138,500	(25)	17.15	3/1/2011	2/28/2025
FedEx — Beekmantown, NY	FedEx Ground Package System, Inc.	49,768		100%		2/5 yr.	483,223		9.71	4/23/2010	9/30/2018
Kum & Go — Sloan, IA	Kum & Go, LC	4,794		100%		4/5 yr.	221,000	(17)	46.10	4/23/2010	4/30/2030
FedEx — Lafayette, IN	FedEx Freight, Inc.	22,194		100%		2/5 yr.	363,948		16.40	4/27/2010	11/6/2023
Advance Auto —	Advanced Stores
Sylvania, OH	Company, Inc.	6,000		100%		3/5 yr.	108,659		18.11	4/28/2010	2/28/2025
Walgreens — Durham, NC	Walgreen Co.	14,820		100%		10/5 yr.	450,000		30.36	4/28/2010	9/30/2034
Academy Sports — Killeen, TX	Academy, LTD	96,645		100%		3/5 yr.	565,373		5.85	4/29/2010	8/31/2014
							613,096		6.35	9/1/2014	8/31/2019
							662,018		6.85	9/1/2019	8/31/2024
Tractor Supply — Kenedy, TX	Tractor Supply Co. of Texas, LP	18,800		100%		4/5 yr.	213,000	(26)	11.33	4/29/2010	10/31/2024
Experian — Schaumburg, IL	Experian Marketing Solutions, Inc.	177,893		100%		3/5 yr.	2,167,500	(27)	12.18	4/30/2010	7/31/2023
Tractor Supply — Stillwater, OK	Tractor Supply Company	19,180		100%		4/5 yr.	205,000	(15)	10.69	5/4/2010	3/31/2024
Tractor Supply — Glenpool, OK	Tractor Supply Company	19,097		100%		4/5 yr.	200,000	(15)	10.47	5/4/2010	11/30/2024
Tractor Supply — Gibsonia, PA	Tractor Supply Company	19,097		100%		3/5 yr.	263,908	(5)	13.82	5/10/2010	5/9/2025
Walgreens — Lancaster (Palmdale), CA	Walgreens Co.	13,650		100%		10/5 yr.	429,139		31.44	5/17/2010	11/30/2034
Northern Tool — Ocala, FL	Northern Tool & Equipment Company, Inc.	26,054		100%		3/5 yr.	306,135	(28)	11.75	5/20/2010	5/31/2023
Walgreens — Beloit, WI	Walgreen Co.	14,820		100%		10/5 yr.	334,000		22.54	5/20/2010	9/30/2033
Igloo Distribution Facility — Katy, TX	Igloo Products Corp.	914,195		100%		1/5 yr., 2/10 yr.	3,098,027	(29)	3.39	5/21/2010	10/31/2024
Tractor Supply — Ballinger, TX	Tractor Supply Co. of Texas, LP	19,097		100%		4/5 yr.	213,600	(17)	11.19	5/21/2010	3/31/2025
Tractor Supply — Murphy, NC	Tractor Supply Company	19,097		100%		4/5 yr.	243,560	(5)	12.75	5/21/2010	3/31/2025
Walgreens — Rocky Mount, NC	Walgreen Co.	14,820		100%		10/5 yr.	455,000		30.70	5/26/2010	5/31/2034
Whole Foods — Hinsdale, IL	Wild Oats Markets, Inc.	48,835		100%		4/5 yr.	929,100	(30)	19.03	5/28/2010	9/30/2024
AT&T Regional Headquarters — Dallas, TX	Southwestern Bell Telephone Company	206,040		100%		1/10 yr.	2,893,111	(5)	14.04	5/28/2010	5/31/2016
Kum & Go — Tipton, IA	Kum & Go, LC	5,118		100%		4/5 yr.	212,000	(17)	41.42	5/28/2010	5/31/2030
AutoZone — Mt. Orab, OH	AutoZone Development Corporation	6,816		100%		4/5 yr.	112,560		16.51	6/9/2010	8/31/2029
AutoZone — Hamilton, OH	AutoZone Development Corporation	6,816		100%		4/5 yr.	135,000		19.81	6/9/2010	11/30/2028
AutoZone — Trenton, OH	AutoZone Development Corporation	6,816		100%		4/5 yr.	83,400		12.24	6/9/2010	11/30/2028
AutoZone — Blanchester, OH	AutoZone Development Corporation	7,370		100%		4/5 yr.	87,000		11.80	6/9/2010	6/30/2028
AutoZone — Nashville, TN	AutoZone Development Corporation	6,815		100%		4/5 yr.	138,000		20.25	6/9/2010	1/31/2030
Evans Exchange — Evans, GA	Home Depot USA, Inc.	—	(4)	67	%(31)	8/5 yr.	495,600		0.84	6/11/2010	1/31/2018
							545,160		0.93	2/1/2018	1/31/2028
	Food Lion, LLC	34,928		18%		6/5 yr.	581,202	(32)	16.64	6/11/2010	12/2/2028

				% of
		Total		Total		Current		Base
		Square		Square		Annual		Rent per
	Major	Feet		Feet	Renewal	Base		Square
Property	Tenants(1)	Leased		Leased	Options(2)	Rent		Foot	Lease Term(3)

Staples — Houston, TX	Staples the Office Superstore, LLC	20,060		100%	3/5 yr.	$300,900		$15.00	6/17/2010	6/30/2018
CVS — Ft. Myers, FL	Holiday CVS, LLC	12,900		100%	3/5 yr.	477,300		37.00	6/18/2010	1/31/2035
Walgreens — Fort Mill, SC	Walgreen Co.	14,820		100%	10/5 yr.	340,000		22.94	6/24/2010	4/30/2035
Lowe’s — Sanford, ME	Lowe’s Home Centers, Inc.	—	(4)	100%	6/5 yr.	690,000		1.03	6/28/2010	10/31/2029
Stripes — Eagle Pass, TX	Stripes LLC	4,888		100%	4/5 yr.	249,853	(33)	51.12	6/29/2010	6/30/2030
Stripes — Edinburg, TX	Stripes LLC	3,600		100%	4/5 yr.	212,201	(33)	58.94	6/29/2010	6/30/2030
Stripes — Palmhurst, TX	Stripes LLC	2,925		100%	4/5 yr.	88,410	(33)	30.23	6/29/2010	6/30/2030
Stripes — Ranchito, TX	Stripes LLC	4,888		100%	4/5 yr.	238,519	(33)	48.80	6/29/2010	6/30/2030
Atascocita Commons — Humble, TX	Kohl’s Illinois, Inc.	88,827		29%	8/5 yr.	896,708		10.09	6/29/2010	1/31/2019
						986,379		11.10	2/1/2019	1/31/2029
	Marmaxx Operating Corp.	50,035		16%	4/5 yr.	537,876		10.75	6/29/2010	8/31/2013
						562,894		11.25	9/1/2013	8/31/2018
	Ross Dress for Less, Inc.	30,187		10%	4/5 yr.	330,548		10.95	6/29/2010	1/31/2014
						345,641		11.45	2/1/2014	1/31/2019
	Specialty Retailers (TX) LP	29,995		10%	2/5 yr.	239,960		8.00	6/29/2010	1/31/2017
Tractor Supply — Southwick, MA	Tractor Supply Company	19,097		100%	4/5 yr.	373,000	(34)	19.53	6/29/2010	1/10/2024
Tractor Supply — Belchertown, MA	Tractor Supply Company	19,097		100%	4/5 yr.	307,550	(34)	16.10	6/29/2010	3/14/2024
AutoZone — Pearl River, LA	AutoZone Development Corporation	7,370		100%	4/5 yr.	115,200		15.63	6/30/2010	5/31/2017
						118,080		16.02	6/1/2017	5/31/2027
AutoZone — Rapid City, SD	AutoZone Development Corporation	7,381		100%	4/5 yr.	96,000		13.01	6/30/2010	8/31/2028
Chili’s — Flanders, NJ	Brinker New Jersey, Inc.	6,046		100%	4/5 yr.	218,694	(35)	36.17	6/30/2010	6/30/2030
Chili’s — Ramsey, NJ	Brinker New Jersey, Inc.	6,148		100%	4/5 yr.	163,265	(35)	26.56	6/30/2010	6/30/2030
Macaroni Grill — Flanders, NJ	MAC Acquisition of New Jersey LLC	6,874		100%	4/5 yr.	135,000	(35)	19.64	6/30/2010	6/30/2030
Macaroni Grill — Mt. Laurel, NJ	MAC Acquisition of New Jersey LLC	7,058		100%	4/5 yr.	141,000	(35)	19.98	6/30/2010	6/30/2030
Macaroni Grill — Ramsey, NJ	MAC Acquisition of New Jersey LLC	8,074		100%	4/5 yr.	255,000	(35)	31.58	6/30/2010	6/30/2030
Macaroni Grill — West Windsor, NJ	MAC Acquisition of New Jersey LLC	7,913		100%	4/5 yr.	157,000	(35)	19.84	6/30/2010	6/30/2030
On the Border — Alpharetta, GA	OTB Acquisition LLC	6,660		100%	4/5 yr.	264,518	(35)	39.72	6/30/2010	6/30/2030
On the Border — Auburn Hills, MI	OTB Acquisition LLC	8,367		100%	4/5 yr.	285,373	(35)	34.11	6/30/2010	6/30/2030
On the Border — Buford, GA	OTB Acquisition LLC	6,088		100%	4/5 yr.	238,721	(35)	39.21	6/30/2010	6/30/2030
On the Border — Burleson, TX	OTB Acquisition LLC	6,082		100%	4/5 yr.	287,426	(35)	47.26	6/30/2010	6/30/2030
On the Border — College Station, TX	OTB Acquisition LLC	6,652		100%	4/5 yr.	262,841	(35)	39.51	6/30/2010	6/30/2030
On the Border — Columbus, OH	OTB Acquisition LLC	7,671		100%	4/5 yr.	262,152	(35)	34.17	6/30/2010	6/30/2030
On the Border — Concord Mills, NC	OTB Acquisition LLC	6,102		100%	4/5 yr.	262,879	(35)	43.08	6/30/2010	6/30/2030
On the Border — Denton, TX	OTB Acquisition LLC	5,661		100%	4/5 yr.	254,154	(35)	44.90	6/30/2010	6/30/2030
On the Border — Desoto, TX	OTB Acquisition LLC	9,231		100%	4/5 yr.	288,561	(35)	31.26	6/30/2010	6/30/2030
On the Border — Fort Worth, TX	OTB Acquisition LLC	7,127		100%	4/5 yr.	312,541	(35)	43.85	6/30/2010	6/30/2030
On the Border — Garland, TX	OTB Acquisition LLC	5,948		100%	4/5 yr.	196,022	(35)	32.96	6/30/2010	6/30/2030
On the Border — Kansas City, MO	OTB Acquisition LLC	6,780		100%	4/5 yr.	226,250	(35)	33.37	6/30/2010	6/30/2030
On the Border — Lee’s Summit, MO	OTB Acquisition LLC	5,780		100%	4/5 yr.	212,455	(35)	36.76	6/30/2010	6/30/2030
On the Border — Lubbock, TX	OTB Acquisition LLC	6,745		100%	4/5 yr.	292,400	(35)	43.35	6/30/2010	6/30/2030
On the Border — Mesa, AZ	OTB Acquisition LLC	6,586		100%	4/5 yr.	261,541	(35)	39.71	6/30/2010	6/30/2030
On the Border — Mt. Laurel, NJ	OTB Acquisition LLC	7,041		100%	4/5 yr.	253,184	(35)	35.96	6/30/2010	6/30/2030
On the Border — Naperville, IL	OTB Acquisition LLC	6,906		100%	4/5 yr.	305,749	(35)	44.27	6/30/2010	6/30/2030

				% of
		Total		Total			Current		Base
		Square		Square			Annual		Rent per
	Major	Feet		Feet		Renewal	Base		Square
Property	Tenants(1)	Leased		Leased		Options(2)	Rent		Foot	Lease Term(3)

On the Border — Novi, MI	OTB Acquisition LLC	8,017		100%		4/5 yr.	$254,227	(35)	$31.71	6/30/2010	6/30/2030
On the Border — Oklahoma City, OK	OTB Acquisition LLC	7,289		100%		4/5 yr.	259,065	(35)	35.54	6/30/2010	6/30/2030
On the Border — Peoria, AZ	OTB Acquisition LLC	6,506		100%		4/5 yr.	229,547	(35)	35.28	6/30/2010	6/30/2030
On the Border — Rockwall, TX	OTB Acquisition LLC	6,668		100%		4/5 yr.	271,895	(35)	40.78	6/30/2010	6/30/2030
On the Border — Rogers, AR	OTB Acquisition LLC	5,782		100%		4/5 yr.	171,125	(35)	29.60	6/30/2010	6/30/2030
On the Border — Tulsa, OK	OTB Acquisition LLC	7,559		100%		4/5 yr.	299,581	(35)	39.63	6/30/2010	6/30/2030
On the Border — West Windsor, NJ	OTB Acquisition LLC	7,611		100%		4/5 yr.	315,844	(35)	41.50	6/30/2010	6/30/2030
On the Border — West Springfield, MA	OTB Acquisition LLC	8,248		100%		4/5 yr.	348,907	(35)	42.30	6/30/2010	6/30/2030
On the Border — Woodbridge, VA	OTB Acquisition LLC	7,878		100%		4/5 yr.	314,985	(35)	39.98	6/30/2010	6/30/2030
Best Buy — Montgomery, AL	Best Buy Stores, LP	30,505		100%		4/5 yr.	518,585		17.00	7/6/2010	1/31/2019
City Center Plaza— Bellevue, WA	Microsoft Corporation	561,584	(36)	96%		3/5 yr.	19,286,504	(37)	34.34	7/9/2010	6/14/2024
AutoZone — Hartville, OH	AutoZone Development Corporation	7,381		100%		4/5 yr.	100,000		13.55	7/14/2010	1/31/2028
Walgreens — Leland, NC	Walgreen Co.	14,820		100%		10/5 yr.	372,850		25.16	7/15/2010	5/31/2033
Walgreens — Durham, NC	Walgreen Co.	14,606		100%		10/5 yr.	423,000		28.96	7/20/2010	4/30/2035
Tire Kingdom — Auburndale, FL	TBC Retail Group, Inc.	6,922		100%		3/5 yr.	182,443	(38)	26.36	7/20/2010	5/31/2035
Tractor Supply — St. John, IN	Tractor Supply Company	24,727		100%		4/5 yr.	380,000	(5)	15.37	7/28/2010	1/8/2022
Home Depot — Slidell, LA	Home Depot USA, Inc.	—	(4)	100%		6/5 yr.	305,558	(39)	0.56	7/28/2010	1/31/2020
Stop & Shop — Stamford, CT	The Stop & Shop Supermarket Company, LLC	69,733		100%		11/5 yr	2,428,350	(40)	34.82	7/30/2010	7/31/2031
Home Depot — Tolleson, AZ	Home Depot USA, Inc.	466,694		100%		2/5 yr.	2,222,503	(35)	4.76	7/30/2010	7/31/2030
Advance Auto — Sapulpa, OK	Advance Stores Company, Inc.	6,784		100%		3/5 yr.	116,573		17.18	8/3/2010	11/30/2022
Advance Auto — Franklin, IN	Advance Stores Company, Inc.	6,157		100%		3/5 yr.	122,672		19.92	8/12/2010	2/28/2025
Advance Auto — Grand Rapids, MI	Advance Stores Company, Inc.	6,133		100%		3/5 yr.	114,896		18.73	8/12/2010	9/30/2023
Tractor Supply — Troy, MO	Tractor Supply Company	19,100		100%		4/5 yr.	220,000	(5)	11.52	8/13/2010	2/28/2024
Tractor Supply — Union, MO	Tractor Supply Company	19,097		100%		4/5 yr.	240,000	(15)	12.57	8/13/2010	9/30/2023
Tractor Supply — Alton, IL	Tractor Supply Company	19,097		100%		4/5 yr.	240,000	(5)	12.57	8/13/2010	4/30/2023
FedEx — Northwood, OH	Federal Express Corporation	89,921		100%		2/5 yr.	440,613		4.90	8/17/2010	11/30/2018
LA Fitness — Dallas, TX	LA Fitness International, LLC	45,000		100%		3/5 yr.	869,000	(10)	19.31	8/17/2010	3/31/2024
CarMax — Austin, TX	CarMax Auto Superstores, Inc.	55,888		100%		4/5 yr.	1,657,500		29.66	8/25/2010	10/31/2028
Manchester Highlands — St. Louis, MO	Wal-mart Stores East, LP	—	(4)	60	%(31)	10/5 yr.	1,375,000		1.76	8/26/2010	8/20/2029
	Best Buy Stores, LP	44,852		13%		4/5 yr.	672,780		15.00	8/26/2010	1/31/2014
							717,632		16.00	2/1/2014	1/31/2019
							762,484		17.00	2/1/2019	1/31/2024
	Bed Bath and Beyond Inc.	35,372		10%		3/5 yr.	428,750		12.12	8/26/2010	1/31/2019
Academy Sports — Austin, TX	Academy, Ltd.	89,807		100%		3/5 yr.	853,167		9.50	8/26/2010	7/31/2011
							889,089		9.90	8/1/2011	7/31/2026
Whittwood Town Center — Whittier, CA	Target Corporation	—	(4)	21	%(31)	2/10 yr.	800,000		1.65	8/27/2010	1/31/2016
							880,000		1.81	2/1/2016	1/31/2031
	Sears Development Co.	137,985		20%		5/5 yr.	63,666		0.46	8/27/2010	7/31/2016
	JC Penney Company, Inc.	102,468		15%		2/10 yr.	112,576		1.10	8/27/2010	4/30/2013
	Macerich Whittwood Holdings LLC(41)	82,600		12%		3/5 yr.	450,966		5.46	8/27/2010	7/31/2012

				% of
		Total		Total		Current		Base
		Square		Square		Annual		Rent per
	Major	Feet		Feet	Renewal	Base		Square
Property	Tenants(1)	Leased		Leased	Options(2)	Rent		Foot	Lease Term(3)

Lowe’s — Ticonderoga, NY	Lowe’s Home Centers, Inc.	—	(4)	100%	8/5 yr.	$650,000		$0.55	8/31/2010	2/26/2029
CVS/ Tres Amigos — Ringgold, GA	Georgia CVS Pharmacy, LLC	11,966		80%	6/5 yr.	262,414		21.93	8/31/2010	1/31/2033
	Tres Amigos Mexican Restaurant, Inc.	3,063		20%	1/5 yr.	52,530	(42)	17.15	8/31/2010	12/31/2012
CVS/ Noble Roman — Mishawaka, IN	Hook-SupeRx, Inc.	10,880		88%	6/5 yr.	347,703		31.96	9/8/2010	1/31/2033
	JEM Enterprises, LLC	1,496		12%	2/5 yr.	20,944		14.00	9/8/2010	12/31/2012
						22,814		15.25	1/1/2013	12/31/2017
Tractor Supply — Wauseon, OH	Tractor Supply Company	19,097		100%	4/5 yr.	209,842	(5)	10.99	9/13/2010	8/28/2022
Tractor Supply — Sellersburg, IN	Tractor Supply Company	19,097		100%	4/5 yr.	215,000	(5)	11.26	9/13/2010	3/31/2025
Lakeshore Crossing — Gainesville, GA	Lowe’s Home Centers, Inc.	121,148		98%	4/5 yr.	654,199		5.40	9/15/2010	4/30/2024
Tractor Supply — Hamilton, OH	Tractor Supply Company	40,700		100%	2/5 yr.	85,188		2.09	9/17/2010	7/12/2011
						142,857		3.51	7/13/2011	7/31/2016
						158,730		3.90	8/1/2016	7/31/2021
Advance Auto — Bonita Springs, FL	Discount Auto Parts, Inc.	6,880		100%	3/5 yr.	227,051		33.00	9/22/2010	8/31/2017
						249,756		36.30	9/1/2017	8/31/2022
Tractor Supply — Dixon, CA	Tractor Supply Company	24,727		100%	4/5 yr.	429,000	(5)	17.35	9/24/2010	7/31/2022
Tractor Supply — Lawrence, KS	Tractor Supply Company	19,097		100%	4/5 yr.	230,000	(15)	12.04	9/24/2010	7/31/2025
Tractor Supply — Nixa, MO	Tractor Supply Company	19,180		100%	4/5 yr.	195,000	(5)	10.17	9/24/2010	6/30/2025
CVS — Weaverville, NC	Revco Discount Drug Centers, Inc.	13,225		100%	4/5 yr.	505,223		38.20	9/30/2010	1/31/2030
Wawa — Portsmouth, VA	Wawa, Inc.	—	(4)	100%	4/5 yr.	177,000	(5)	1.49	9/30/2010	12/31/2026
Advance Auto — Janesville, WI	Advance Stores Company, Inc.	6,892		100%	3/5 yr.	143,938		20.88	9/30/2010	8/31/2022
Advance Auto — Appleton, WI	Advance Stores Company, Inc.	6,892		100%	3/5 yr.	122,569		17.78	9/30/2010	10/31/2022
LA Fitness — Oakdale, MN	LA Fitness International, LLC	42,348		100%	3/5 yr.	798,750	(10)	18.86	9/30/2010	8/31/2024
Tractor Supply — Augusta, ME	Tractor Supply Company	19,097		100%	4/5 yr.	232,000	(5)	12.15	10/12/2010	3/31/2024
Shoppes at Port Arthur — Port Arthur, TX	Ross Dress for Less, Inc.	30,169		31%	4/5 yr.	289,622		9.60	10/12/2010	1/31/2019
	Best Buy Stores, LP	20,476		21%	5/5 yr.	266,188		13.00	10/12/2010	1/31/2021
	Petco Southwest, Inc.	15,257		16%	3/5 yr.	244,112		16.00	10/12/2010	1/31/2014
						259,369		17.00	2/1/2014	1/31/2019
CVS — Lynchburg, VA	Revco Discount Drug Centers, Inc.	10,125		100%	4/5 yr.	275,765		27.24	10/12/2010	7/25/2014
						292,311		28.87	7/26/2014	1/31/2020
CVS — Gulf Breeze, FL	CVS 4155 FL, LLC	—	(4)	100%	6/5 yr.	140,000		2.53	10/13/2010	1/31/2035
Applebee’s Portfolio — Various(43)	(44)	60,752		100%	4/5 yr.	2,305,962		37.96	10/13/2010	6/12/2028
CompUSA — Arlington, TX	CompUSA Retail, Inc.	25,000		100%	4/5 yr.	300,000		12.00	10/18/2010	7/31/2015
						324,000		12.96	8/1/2015	7/31/2020
Big O Tire — Phoenix, AZ	Big O Tires LLC	4,560		100%	3/5 yr.	120,000	(35)	26.32	10/20/2010	6/30/2030
FedEx — Dublin, VA	FedEx Ground Package System, Inc.	32,105		100%	2/5 yr.	278,481		8.67	10/21/2010	7/31/2019
CVS — Madison Heights, VA	Revco Discount Drug Centers, Inc.	10,125		100%	4/5 yr.	250,368		24.73	10/22/2010	3/7/2014
						270,397		26.71	3/8/2014	1/31/2020

				% of
		Total		Total			Current		Base
		Square		Square			Annual		Rent per
	Major	Feet		Feet		Renewal	Base		Square
Property	Tenants(1)	Leased		Leased		Options(2)	Rent		Foot	Lease Term(3)

Petco & Portrait Innovations — Lake Charles, LA	Petco Animal Supplies Stores, Inc.	15,000		85%		2/5 yr.	$281,250		$18.75	10/25/2010	3/31/2015
							309,750		20.65	4/1/2015	3/31/2021
	Portrait Innovations, Inc.	2,678		15%		2/5 yr.	64,941		24.25	10/25/2010	2/29/2020
Albertson’s Portfolio — Various(45)	Albertson’s LLC	1,871,563		100%		6/5 yr.	19,059,081		10.18	10/26/2010	10/31/2030
Giant Eagle — Lancaster, OH	The Tamarkin Company	92,490		100%		8/5 yr.	1,150,000		12.43	10/29/2010	11/30/2028
	The Tamarkin Company	—	(4)	100%		9/5 yr.	50,000		1.56	10/29/2010	10/31/2023
Kohl’s — Salina, KS	Kohl’s Illinois, Inc.	64,239		100%		6/5 yr.	376,744		5.86	10/29/2010	1/31/2020
							395,581		6.16	2/1/2020	1/31/2030
CVS — Auburndale, FL	Holiday CVS, LLC	13,086		100%		5/5 yr.	239,950		18.34	11/1/2010	6/23/2024
CVS — Lake Wales, FL	Holiday CVS, LLC	11,220		100%		5/5 yr.	260,282		23.20	11/1/2010	4/27/2024
FedEx — Bossier City, LA	FedEx Ground Package System, Inc.	64,402		100%		2/5 yr.	448,835		6.97	11/1/2010	6/30/2019
Ulta — Jackson, TN	Ulta Salon, Cosmetics	9,991		100%		3/5 yr.	197,322		19.75	11/5/2010	2/29/2016
	& Fragrance, Inc.						226,896		22.71	3/1/2016	2/28/2021
Tractor Supply — Little Rock, AR	Tractor Supply Company	19,097		100%		4/5 yr.	204,000	(5)	10.68	11/9/2010	7/31/2024
Tractor Supply — Jefferson City, MO	Tractor Supply Company	19,500		100%		4/5 yr.	158,000	(5)	8.10	11/9/2010	3/31/2024
Walgreens — Tucson, AZ	Walgreen Arizona Drug Co.	15,120		100%		8/5 yr.	465,000		30.75	11/12/2010	11/30/2023
Wal-Mart — Pueblo, CO	Wal-Mart Real Estate Business Trust	202,847		100%		6/5 yr.	1,180,569		5.82	11/12/2010	9/15/2018
Volusia Square — Daytona Beach, FL	Hobby Lobby Stores, Inc.	55,868		24%		3/5 yr.	466,498		8.35	11/12/2010	9/30/2015
							486,052		8.70	10/1/2015	9/30/2020
	Gregg Appliances, Inc.	30,225		13%		3/5 yr.	483,600		16.00	11/12/2010	3/31/2013
							513,825		17.00	4/1/2013	3/31/2018
							544,050		18.00	4/1/2018	3/31/2023
	TJX Companies, Inc.	28,500		12%		3/5 yr.	220,875		7.75	11/12/2010	1/31/2016
	Home Depot USA, Inc.	28,087		12%		—	46,805	(15)	1.67	11/12/2010	1/31/2045
CSAA — Oklahoma City, OK	California State Automobile Association Inter-Insurance Bureau	147,107		100%		3/5 yr.	2,387,299	(46)	16.23	11/15/2010	9/30/2019
Dell Perot Systems — Lincoln, NE	Perot Systems Corporation	150,000		100%		3/5 yr.	1,995,073	(46)	13.30	11/15/2010	10/31/2019
Breakfast Point — Panama City Beach, FL	Publix Super Markets, Inc.	54,340		56%		8/5 yr.	611,325		11.25	11/18/2010	5/31/2029
	Office Depot, Inc.	20,903		21%		4/5 yr.	200,460		9.59	11/18/2010	6/30/2020
Stripes Portfolio — Various(47)	Stripes LLC	17,826		100%		4/5 yr.	735,098	(16)	41.24	11/22/2010	11/30/2030
Tractor Supply — Franklin, NC	Tractor Supply Company	19,097		100%		4/5 yr.	238,212	(5)	12.47	11/30/2010	2/12/2025
Walgreens — Matteson, IL	Walgreen Co.	14,550		100%		10/5 yr.	301,738		20.74	11/30/2010	7/31/2033
Walgreens — New Albany, OH	Walgreen Co.	14,820		100%		10/5 yr.	301,500		20.34	12/2/2010	9/30/2031
Prairie Market East — Oswego, IL	Petsmart Inc.	27,314		24%		3/5 yr.	523,063	(48)	19.15	12/3/2010	8/31/2019
	Aldi Inc.	15,578		14%		3/5 yr.	165,000	(5)	10.59	12/3/2010	6/14/2024
							3/5 yr.,
	NLC Oswego, LLC	—	(4)	10	%(31)	2/15 yr.	85,000	(5)	1.00	12/3/2010	5/31/2024
Walgreens — Grayson, GA	Walgreen Co.	14,560		100%		10/5 yr.	335,000		23.01	12/7/2010	12/31/2029
Walgreens — Tucson (Harrison), AZ	Walgreen Arizona Drug Co.	14,490		100%		10/5 yr.	369,495		25.50	12/7/2010	5/31/2029
Walgreens — Pueblo, CO	Walgreen Co.	13,813		100%		10/5 yr.	256,881		18.60	12/7/2010	1/31/2029
Stearns Crossing — Bartlett, IL	Dominick’s Finer Foods, LLC	65,613		68%		5/5 yr.	793,917		12.10	12/9/2010	2/28/2019
Tractor Supply — Sedalia, MO	Tractor Supply Company	19,028		100%		4/5 yr.	177,000	(5)	9.30	12/10/2010	11/30/2025
Sherwin Williams — Muskegon, MI	The Sherwin-Williams Company	8,000		100%		3/5 yr.	114,000	(5)	14.25	12/10/2010	3/31/2023

			% of
		Total	Total		Current		Base
		Square	Square		Annual		Rent per
	Major	Feet	Feet	Renewal	Base		Square
Property	Tenants(1)	Leased	Leased	Options(2)	Rent		Foot	Lease Term(3)

Kohl’s — Onalaska, WI	Kohl’s Value Services, Inc.	86,432	100%	3/5 yr.	$562,230	(49)	$6.50	12/13/2010	2/1/2024
CVS — Athens, GA	Georgia CVS Pharmacy, LLC	14,781	100%	10/5 yr.	453,127		30.66	12/14/2010	1/31/2035
CVS — Boca Raton, FL	Holiday CVS, LLC	14,422	100%	5/5 yr.	317,062	(50)	21.98	12/14/2010	1/31/2035
CVS — Brownsville, TX	CVS Pharmacy, Inc.	13,000	100%	10/5 yr.	422,747		32.52	12/14/2010	1/31/2035
CVS — Cayce, SC	Revco Discount Drug Centers, Inc.	11,982	100%	10/5 yr.	361,244		30.15	12/14/2010	1/31/2035
CVS — City of Industry, CA	Garfield Beach CVS, LLC	12,837	100%	5/5 yr.	297,698	(50)	23.19	12/14/2010	11/30/2033
CVS — Jacksonville, FL	Holiday CVS, LLC	13,204	100%	10/5 yr.	486,064		36.81	12/14/2010	1/31/2035
CVS — Lawrence, KS	Kansas CVS Pharmacy, LLC	12,900	100%	10/5 yr.	392,295		30.41	12/14/2010	1/31/2035
CVS — Lawrenceville, NJ	New Jersey CVS Pharmacy, LLC	15,260	100%	10/5 yr.	657,013		43.05	12/14/2010	11/30/2035
CVS — Mineola, NY	CVS Albany, LLC	12,838	100%	4/5 yr.	355,545	(50)	27.69	12/14/2010	1/31/2033
CVS — Minneapolis, MN	Grand St. Paul CVS, LLC	13,000	100%	10/5 yr.	309,636		23.82	12/14/2010	1/31/2035
CVS — Naples, FL	Holiday CVS, LLC	12,944	100%	4/5 yr.	318,091	(50)	24.57	12/14/2010	1/31/2035
CVS — Southaven, MS	Mississippi CVS Pharmacy, Inc.	13,938	100%	10/5 yr.	491,592		35.27	12/14/2010	1/31/2035
CVS — The Village, OK	Oklahoma CVS Pharmacy, Inc.	12,939	100%	10/5 yr.	394,077		30.46	12/14/2010	1/31/2035
Folsom Gateway II — Folsom, CA	Bed Bath & Beyond Inc.	35,000	32%	3/5 yr.	735,000		21.00	12/15/2010	1/31/2022
	Petsmart Inc.	27,762	25%	4/5 yr.	587,722		21.17	12/15/2010	1/31/2013
					646,022		23.27	2/1/2013	1/31/2018
	DSW Shoe Warehouse, Inc.	15,298	14%	2/5 yr.	367,152		24.00	12/15/2010	3/31/2014
					403,867		26.40	4/1/2014	3/31/2019
	Ulta Salon, Cosmetics & Fragrance, Inc.	10,901	10%	3/5 yr.	130,812		12.00	12/15/2010	12/31/2010
					269,800		24.75	1/1/2011	4/30/2016
					296,834		27.23	5/1/2016	2/28/2022
Learning Care Portfolio — Various(51)	Childtime Childcare, Inc./ Tutor Time Learning Centers, LLC	56,161	100%	2/5 yr.	806,335		14.36	12/15/2010	12/31/2025
HealthNow Corporate Headquarters — Buffalo, NY	HealthNow New York, Inc.	430,458	100%	4/5 yr.	6,999,020	(18)	16.26	12/16/2010	7/31/2024
Thorntons Portfolio — Various(52)	Thorntons, Inc.	79,485	100%	5/5 yr.	4,718,497		59.36	12/17/2010	12/31/2025
Waterside Marketplace — Chesterfield Township, MI	Dick’s Sporting Goods, Inc.	50,000	20%	4/5 yr.	600,000		12.00	12/20/2010	1/31/2013
					625,000		12.50	2/1/2013	1/31/2018
	Best Buy Stores, LP	45,000	18%	4/5 yr.	618,750		13.75	12/20/2010	1/31/2018
	The TJX Companies, Inc.	30,450	12%	4/5 yr.	334,950		11.00	12/20/2010	10/31/2012
					350,175		11.50	11/1/2012	10/31/2017
	Bed Bath & Beyond Inc.	28,000	11%	4/5 yr.	308,000		11.00	12/20/2010	1/31/2018
Advance Auto — Howell, MI	Advanced Stores Company, Inc.	6,782	100%	3/5 yr.	133,642		19.71	12/20/2010	2/28/2023
Advance Auto — Salem, OH	Advanced Stores Company, Inc.	6,141	100%	3/5 yr.	105,000		17.10	12/20/2010	3/31/2024
Advanced Auto — Lehigh Acres	Discount Auto Parts, LLC	6,913	100%	3/5 yr.	188,778		27.31	12/21/2010	5/31/2023
Advanced Auto — Bethel, OH	Advanced Stores Company, Inc.	6,786	100%	3/5 yr.	113,253		16.69	12/22/2010	6/30/2023

				% of
		Total		Total		Current		Base
		Square		Square		Annual		Rent per
	Major	Feet		Feet	Renewal	Base		Square
Property	Tenants(1)	Leased		Leased	Options(2)	Rent		Foot	Lease Term(3)

Advanced Auto — Crestwood, KY	Advanced Stores Company, Inc.	6,124		100%	3/5 yr.	$138,835		$22.67	12/22/2010	10/31/2024
Advanced Auto — Hillview, KY	Advanced Stores Company, Inc.	6,128		100%	3/5 yr.	114,161		18.63	12/22/2010	7/31/2024
CVS — Gainesville, TX	CVS Pharmacy, Inc.	13,813		100%	4/5 yr.	257,882		18.67	12/23/2010	10/27/2023
Falcon Valley — Lenexa, KS	Associated Wholesale Grocers, Inc.	68,000		89%	4/5 yr.	843,750		12.41	12/23/2010	9/30/2028
Red Oak Village — San Marcos, TX	Ross Dress For Less, Inc.	30,187		17%	5/5 yr.	286,776		9.50	12/23/2010	1/31/2018
	Best Buy Stores, LP	30,000		17%	4/5 yr.	345,000		11.50	12/23/2010	1/31/2013
						360,000		12.00	2/1/2013	1/31/2018
	Marmaxx Operating Corp.	28,384		16%	4/5 yr.	248,360		8.75	12/23/2010	10/31/2016
	Bed Bath & Beyond Inc.	23,000		13%	3/5 yr.	138,000		6.00	12/23/2010	1/31/2017
	Petsmart, Inc.	20,087		11%	6/5 yr.	200,870		10.00	12/23/2010	1/31/2012
						210,914		10.50	2/1/2012	1/31/2017
O’Reilly Auto Parts — Christianburg, VA	O’Reilly Automotive, Inc.	7,200		100%	4/5 yr.	93,156		12.94	12/23/2010	7/31/2020
						98,736		13.71	8/1/2020	7/31/2030
O’Reilly Auto Parts — Highlands, TX	O’Reilly Automotive, Inc.	6,000		100%	4/5 yr.	74,940		12.49	12/23/2010	11/19/2020
						79,440		13.24	11/20/2020	11/19/2030
O’Reilly Auto Parts — San Antonio, TX	O’Reilly Automotive, Inc.	6,800		100%	4/5 yr.	104,400		15.35	12/23/2010	11/30/2020
						110,664		16.27	12/1/2020	11/30/2030
Best Buy — Pineville, NC	Best Buy Co., Inc.	50,548		100%	4/5 yr.	695,508	(42)	13.76	12/28/2010	2/10/2023
Walgreens — Fayetteville, NC	Walgreen Co.	14,820		100%	10/5 yr.	450,000		30.36	12/30/2010	10/31/2034
Stripes — Portales, NM	Stripes LLC	4,833		100%	4/5 yr.	232,004	(16)	48.00	12/30/2010	12/31/2030
Stripes — Fort Stockton, TX	Stripes LLC	9,950		100%	4/5 yr.	437,994	(16)	44.02	12/30/2010	12/31/2030
Advanced Auto — Bedford, IN	Advanced Stores	6,783		100%	3/5 yr.	106,567		15.71	1/4/2011	3/31/2017
	Company, Inc.					111,895		16.50	4/1/2017	3/31/2022
Staples — Pensacola, FL	Staples The Office Superstore East, Inc.	20,388		100%	4/5 yr.	326,208		16.00	1/15/2011	1/31/2021
CVS — Dover, DE	CVC 75393 DE, LLC	—	(4)	100%	5/5 yr.	275,000		4.06	1/7/2011	1/31/2035
Hanesbrands — Rural Hall, NC	Hanesbrands Inc.	930,451		100%	1/10 yr.	2,704,821	(19)	2.91	1/10/2011	1/5/2022
O’Reilly — Houston, TX	O’Reilly Automotive,	6,800		100%	4/5 yr.	83,700		12.31	1/13/2011	8/20/2020
	Inc.					88,728		13.05	8/21/2020	8/20/2030
O’Reilly — Ravenna, OH	O’Reilly Automotive,	6,750		100%	5/5 yr.	88,296		13.08	1/25/2011	1/7/2021
	Inc.					93,576		13.86	1/8/2021	1/7/2026
Albertson’s — Las Cruces, NM	Albertson’s LLC	51,922		100%	6/5 yr.	775,050	(5)	14.93	1/28/2011	1/31/2031
Pinehurst Square West — Bismarck, ND	Best Buy Stores, LP	30,000		43%	4/5 yr.	384,000		12.80	1/28/2011	1/31/2016
	Petsmart, Inc.	17,695		26%	5/5 yr.	194,645		11.00	1/28/2011	1/31/2011
						207,916		11.75	2/1/2011	1/31/2016
	Dollar Tree Stores, Inc.	10,000		14%	2/5 yr.	80,000		8.00	1/28/2011	1/31/2011
						85,000		8.50	2/1/2011	1/31/2016
Family Fare Supermarket — Battle Creek, MI	Family Fare, LLC	46,625		100%	5/5 yr.	711,687		15.26	1/31/2011	9/30/2030
Lowe’s — Denver, CO	Lowe’s HIW, Inc.	—	(4)	100%	4/5 yr.	884,520		1.63	2/2/2011	3/4/2020
						972,972		1.79	3/5/2020	3/4/2030
Lowe’s — Columbia, SC	Lowe’s Home Centers, Inc.	—	(4)	100%	2/10 yr., 1/5 yr.	480,000	(53)	0.83	2/10/2011	8/24/2030
Best Buy — Marquette, MI	Best Buy Stores, LP	30,040		100%	5/5 yr.	387,710		12.91	2/16/2011	1/31/2016
						402,730		13.41	2/1/2016	1/31/2021
Petco — Dardenne Prairie, MO	Petco Animal Supplies Stores, Inc.	14,995		100%	4/5 yr.	255,000		17.01	2/22/2011	3/31/2014
						270,000		18.01	4/1/2014	3/31/2019

				% of
		Total		Total		Current		Base
		Square		Square		Annual		Rent per
	Major	Feet		Feet	Renewal	Base		Square
Property	Tenants(1)	Leased		Leased	Options(2)	Rent		Foot	Lease Term(3)

Dick’s Sporting Goods — Jackson, TN	Dick’s Sporting Goods, Inc.	45,000		100%	4/5 yr.	$506,250		$11.25	2/25/2011	1/31/2013
						528,750		11.75	2/1/2013	1/31/2018
Walgreens — Country Club Hills, MO	Walgreen Co.	14,820		100%	10/5 yr.	339,000		22.87	3/9/2011	1/31/2034
Kohl’s — Saginaw, MI	Kohl’s Department Stores, Inc.	80,684		100%	5/5 yr.	576,890		7.15	3/10/2011	1/31/2030
Kohl’s — Palm Coast, FL	Kohl’s Department Store, Inc.	—	(4)	100%	8/5 yr.	855,000		2.48	3/10/2011	1/31/2030
Apollo — Phoenix, AZ	Apollo Group, Inc.	599,664		100%	4/5 yr.	11,985,000	(19)	19.99	3/24/2011	3/31/2031
Walgreens — Brownwood, TX	Walgreen Co.	14,820		100%	10/5 yr.	406,593		27.44	3/30/2011	10/31/2033
Best Buy — Norton Shores, MI	Best Buy Co. Inc	30,056		100%	4/5 yr.	395,000	(54)	13.14	3/30/2011	7/31/2021
L.A. Fitness — Indianapolis, IN	L.A. Fitness International, LLC	42,148		100%	3/5 yr.	742,500	(55)	17.62	3/31/2011	8/31/2024
Walgreens — Lafayette, IN	Walgreen Co.	14,820		100%	10/5 yr.	291,000		19.64	3/31/2011	6/30/2033
Walgreens — Liberty Township, OH	Walgreen Co.	14,490		100%	10/5 yr.	390,000		26.92	3/31/2011	2/28/2036

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of their respective property.

(2)	Represents option renewal period/term of each option.

(3)	Represents lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancellable lease term.

(4)	Subject to a ground lease.

(5)	The annual base rent under the lease increases every five years by approximately 10% of the then-current annual base rent.

(6)	The Aaron Rents Portfolio II consists of eight single-tenant retail properties, which are subject to a master lease. The initial base rent under the lease increases every five years by 10% of the then-current base rent.

(7)	The Aaron Rents Portfolio III consists of eight single-tenant retail properties, which are subject to a master lease. The initial base rent under the lease increases every five years by 10% of the then-current base rent.

(8)	The Aaron Rents Portfolio IV consists of eight single-tenant retail properties, which are subject to a master lease. One property, Aaron Rents — Texas City, TX, was purchased on August 31, 2009, subsequent to the initial portfolio. The initial base rent under the lease increases every five years by 10% of the then-current base rent.

(9)	The Cracker Barrel Portfolio consists of 15 single-tenant commercial properties, which are subject to individual lease agreements with identical terms. One property, Cracker Barrel — Columbus, GA, was purchased on July 15, 2009, subsequent to the initial portfolio. The initial base rent under the lease increases each year by 1.75% of the then-current base rent.

(10)	The annual base rent under the lease increases every five years by the lesser of the cumulative percentage increase in the Consumer Price Index over the preceding five year period or 10% of the then-current annual base rent.

(11)	The annual base rent under the lease increases every five years by 8% of the then-current annual base rent.

(12)	The CVS Portfolio I consists of eight single-tenant retail properties located in Illinois, Indiana, Missouri, Nevada, Texas and Virginia, which were purchased under a sale-lease back agreement, and which are subject to individual lease agreements with identical terms. The annual base rent under the lease increases every five years by 3% of the then-current annual base rent.

(13)	The CVS Portfolio II consists of four single-tenant retail properties located in Missouri, North Carolina and Texas, which are subject to individual lease agreements with identical terms. One property, CVS — Lee’s Summit, MO, was purchased on September 29, 2009, subsequent to the initial portfolio.

(14)	The annual base rent under the lease increases every five years by the lesser of the cumulative percentage increase in the Consumer Price Index over the preceding five-year period or $45,000.

(15)	The annual base rent under the lease increases every five years by approximately 5% of the then-current annual base rent.

(16)	The annual base rent under the lease increases every five years by the lesser of two times the cumulative percentage increase in the Consumer Price Index over the preceding five-year period or 10%.

(17)	The annual base rent under the lease increases every five years by approximately 7.5% of the then-current annual base rent.

(18)	The annual base rent under the lease increases every subsequent year by approximately 1.5% of the then-current annual base rent.

(19)	The annual base rent under the lease increases each year by approximately 2% of the then-current annual base rent.

(20)	The annual base rent under the lease increases every five years by approximately $30,000.

(21)	Applebee’s Restaurants Kansas, LLC, Applebee’s Restaurants Mid-Atlantic, LLC, Applebee’s Restaurants North LLC, Applebee’s Restaurants Texas LLC, and Applebee’s Restaurants West LLC collectively executed the lease as tenant.

(22)	The annual base rent under the lease increases every year by 2% for three years. Thereafter, the annual base rent under the lease increases on the eighth and thirteenth year by 10%.

(23)	The Aaron Rents Portfolio V consists of eight single-tenant retail properties, which are subject to a master lease. The initial base rent under the lease increases every five years by 10% of the then-current base rent.

(24)	The Aaron Rents Portfolio VI consists of eight single-tenant retail properties, which are subject to a master lease. The initial base rent under the lease increases every five years by 10% of the then-current base rent.

(25)	The annual base rent under the lease increases in the sixth and eleventh years by the lesser of the cumulative percentage increase in the Consumer Price Index over the preceding five-year period and 12%.

(26)	The annual base rent under the lease increases every five years by 7% of the then-current annual base rent.

(27)	The annual base rent under the lease increases annually by 2.5% of the then-current annual base rent.

(28)	The annual base rent under the lease increases every five years by approximately 4% of the then-current annual base rent.

(29)	The annual base rent under the lease increases in the tenth and fifteenth lease years by approximately 7.5% of the then-current annual base rent.

(30)	The annual base rent under the lease increases in the eleventh, sixteenth and twenty-first lease years by $25,950.

(31)	Percentage based on square feet of the building.

(32)	In addition to the current annual base rent, percentage rent for the current term shall be 1% of gross sales in excess of approximately $58.1 million.

(33)	The annual base rent under the lease increases every five years by the lesser of two times the cumulative percentage increase in the Consumer Price Index over the preceding five-year period or 10%.

(34)	The annual base rent under the lease increases every five years by 8.5% of the then-current annual base rent.

(35)	The annual base rent under the lease increases every year by 2% of the then-current annual base rent.

(36)	Represents total square feet of the office space.

(37)	The annual base rent is comprised of rent for the office space of approximately $16.5 million, storage facilities of approximately $84,000 and parking of approximately $2.7 million. The office space and storage facilities rents each increase annually by 3.0% of the then-current annual base rent, while the parking space rent increases on the third lease year and every year thereafter by the lesser of fair market rent or 5%.

(38)	The annual base rent under the lease increases every five years, beginning in the sixth year of the lease, by the lesser of the cumulative percentage increase in the Consumer Price Index over the preceding five-year period or 12%.

(39)	The annual base rent under the lease increases in the eleventh and sixteenth lease years by approximately 15% of the then-current annual base rent.

(40)	The annual base rent under the lease increases every five years by approximately 1.4% of the then-current annual base rent.

(41)	Kohl’s Department Stores, Inc. has subleased 100% of the rentable square feet for $450,966 per annum from Macerich Whittwood Holdings LLC.

(42)	The annual base rent under the lease increases every year by approximately 3% of the then-current annual base rent.

(43)	The Applebee’s Portfolio, which consists of 12 single-tenant commercial properties located in Texas, Michigan, Virginia, Minnesota, Arkansas, Mississippi, Pennsylvania, Tennessee and Illinois, was purchased under a sale-leaseback agreement. The properties are subject to two master lease agreements with identical terms. The annual base rent under the leases increases every year by 2% for three years. Thereafter, the annual base rent under the leases increases on the eighth and thirteenth year by 10% of the then-current annual base rent.

(44)	Applebee’s Restaurants Kansas LLC, Applebee’s Restaurants Mid-Atlantic LLC, Applebee’s Restaurants North LLC, Applebee’s Restaurants Texas, LLC, Applebee’s Restaurants West LLC and Restaurant Partnership of Central Texas, LP are tenants under the lease agreements.

(45)	The Albertson’s Portfolio consists of 32 single-tenant commercial properties located in Texas, New Mexico, Louisiana, Colorado and Arizona, which were purchased under a sale-leaseback agreement and are subject to individual lease agreements with identical terms. Three properties located in Arizona were purchased and the lease term commenced on September 29, 2010. The annual base rent under the lease agreements increases every five years by 10% of the then current annual base rent.

(46)	The annual base rent under the lease increases every three years by approximately 6% of the then-current annual base rent.

(47)	The Stripes Portfolio consists of three single-tenant commercial properties located in Texas, which were purchased under sale-leaseback agreements. The properties are subject to individual lease agreements with identical terms.

(48)	The annual base rent under the lease increases in the sixth year by approximately 5% of the then-current annual base rent.

(49)	The annual base rent under the lease increases every five years by approximately 2% of the then-current annual base rent.

(50)	Represents building rent as we have a leasehold interest in this property. In addition, the tenant pays the ground rent directly to the third party land owner.

(51)	The Learning Care Portfolio consists of seven single-tenant child care learning facilities located in California, Texas, Oklahoma, Ohio and Pennsylvania, which were purchased under sale-leaseback agreements. The properties are subject to individual lease agreements with identical terms. The annual base rent under the lease increases every five years by the lesser of the cumulative percentage increase in the Consumer Price Index over the preceding five-year period or 10%.

(52)	The Thorntons Portfolio consists of 23 single-tenant commercial properties located in Illinois, Indiana, Kentucky and Ohio, which were purchased under sale-leaseback agreements. The properties are subject to individual lease agreements with identical terms. The annual base rent under the lease increases every five years by the lesser of two times the cumulative percentage increase in the Consumer Price Index over the preceding five-year period or 5% of the then current annual base rent.

(53)	The annual base rent under the lease increases every ten years by 10% of the then-current annual base rent.

(54)	The annual base rent under the lease increases every five years by approximately 3% of the then-current annual base rent.

(55)	The annual base rent under the lease increases every five years by the lesser of the cumulative percentage increase in the Consumer Price Index over the preceding five-year period or 11%.

Joint venture properties

The following table sets forth the principal provisions of the lease term for the major tenants at the joint venture properties we listed above:

		Total
		Square	% of Total		Current		Base Rent
	Major	Feet	Rentable	Renewal	Annual Base		per Square
Property	Tenants(1)	Leased	Square Feet	Options(2)	Rent		Foot	Lease Term(3)

Kohl’s (Land Parcel) — Rice Lake, WI	Kohl’s Value Services, Inc.	64,016 (4)	100%	8/5 yr.	$596,900		$9.32 (4)	3/15/2011	(4)	1/31/2032	(4)
Tops Plaza — Arcade, NY	Tops Markets, LLC	45,515	69%	5/5 yr., 1/4 yr.	438,500		9.63	6/4/2010		12/31/2011
					452,750		9.95	1/1/2012		12/31/2015
Tops Plaza — Tonawanda, NY	Tops Markets, LLC	67,000	69%	5/5 yr., 1/4 yr.	805,000		12.01	6/4/2010		5/31/2017
Tops Plaza — Hamlin, NY	Tops Markets, LLC	47,000	78%	5/5 yr., 1/4 yr.	384,511		8.18	6/4/2010		5/31/2017
Tops Plaza — Elmira, NY	Tops Markets, LLC	77,000	78%	5/5 yr., 1/4 yr.	792,750		10.30	6/4/2010		6/30/2017
	Dollar Tree Stores, Inc.	11,330	12%	1/5 yr., 1/4 yr.	90,640		8.00	6/4/2010		4/30/2014
Tops Plaza — Avon, NY	Tops Markets, LLC	47,000	74%	5/5 yr., 1/4 yr.	366,572		7.80	6/4/2010		5/31/2017
Youngmann Plaza — Tonawanda, NY	BJ’s Wholesale Club, Inc.	109,732	35%	1/5 yr.	786,528		7.17	6/4/2010		8/31/2010
					853,856		7.78	9/1/2010		8/31/2015
	Gander Mountain Company	70,062	22%	3/5 yr.	472,919		6.75	6/4/2010		12/31/2010
					507,950		7.25	1/1/2011		12/31/2015
	Tops Markets, LLC	51,000	16%	5/5 yr., 1/4 yr.	510,000	(5)	10.00	6/4/2010		6/21/2020
	Consolidated Stores Corporation	37,243	12%	2/5 yr.	197,388	(6)	5.30	6/4/2010		1/31/2012
Wells Fargo— Hillsboro, OR	Wells Fargo Bank, N.A.	211,863	100%	2/5 yr.	2,211,850	(7)	10.44	12/8/2010		11/30/2020

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of their respective property.

(2)	Represents option renewal period/term of each option.

(3)	Represents lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancellable lease term.

(4)	We have a controlling interest in the joint venture which owns the land upon which a Kohl’s department store, of approximately 64,000 rentable square feet, will be developed. Upon completion of the building, we will be obligated to purchase the property from the joint venture subject to meeting certain requirements as specified in the joint venture agreement.

(5)	The annual base rent under the lease increases in the eleventh and sixteenth lease years by $25,500.

(6)	In addition to the current annual base rent, percentage rent for the current term shall be 2.5% of gross sales in excess of approximately $7.9 million.

(7)	The annual base rent under the lease increases every year by an average of 2.5% per year, alternating rent increases between 2% and 3% each year.

Placement of Debt on Certain Real Property Investments

Wholly-owned properties

We obtained the following mortgage notes in connection with certain property acquisitions subsequent to the respective property purchase date:

Property	Lender	Loan Amount	Interest Rate		Loan Date	Maturity Date

Walgreens — Tulsa (South Yale Avenue), OK	AVIVA Life & Annuity Company	$2,065,000	6.45%		6/22/2009	3/1/2013
Walgreens — Fredericksburg, VA	AVIVA Life & Annuity Company	3,865,000	6.45%		6/22/2009	3/1/2013
Wal-Mart /Lowe’s — Las Vegas, NV	AVIVA Life & Annuity Company	14,025,000	6.45%		6/22/2009	1/1/2013
Wal-Mart — Albuquerque, NM	AVIVA Life & Annuity Company	9,935,000	6.45%		6/22/2009	3/1/2013
Various(1)	Jackson National Life Insurance Company	30,000,000	6.38%		8/31/2009	9/1/2019	(2)
Cracker Barrel — Braselton, GA	Wells Fargo, N.A.	1,370,000	5.95	%(3)	8/31/2009	8/29/2012
Cracker Barrel — Bremen, GA	Wells Fargo, N.A.	1,220,000	5.95	%(3)	8/31/2009	8/29/2012
Cracker Barrel — Columbus, GA	Wells Fargo, N.A.	1,350,000	5.95	%(3)	8/31/2009	8/29/2012
Cracker Barrel — Greensboro, NC	Wells Fargo, N.A.	1,360,000	5.95	%(3)	8/31/2009	8/29/2012
Cracker Barrel — Mebane, NC	Wells Fargo, N.A.	1,140,000	5.95	%(3)	8/31/2009	8/29/2012
Cracker Barrel — Rocky Mount, SC	Wells Fargo, N.A.	1,240,000	5.95	%(3)	8/31/2009	8/29/2012
Cracker Barrel — Fort Mill, SC	Wells Fargo, N.A.	1,370,000	5.95	%(3)	8/31/2009	8/29/2012
Cracker Barrel — Piedmont, SC	Wells Fargo, N.A.	1,540,000	5.95	%(3)	8/31/2009	8/29/2012
Cracker Barrel — Abilene, TX	Wells Fargo, N.A.	1,540,000	5.95	%(3)	8/31/2009	8/29/2012
Cracker Barrel — San Antonio, TX	Wells Fargo, N.A.	1,510,000	5.95	%(3)	8/31/2009	8/29/2012
Cracker Barrel — Sherman, TX	Wells Fargo, N.A.	1,500,000	5.95	%(3)	8/31/2009	8/29/2012
Cracker Barrel — Bristol, VA	Wells Fargo, N.A.	1,150,000	5.95	%(3)	8/31/2009	8/29/2012
Cracker Barrel — Emporia, VA	Wells Fargo, N.A.	1,170,000	5.95	%(3)	8/31/2009	8/29/2012
Cracker Barrel — Waynesboro, VA	Wells Fargo, N.A.	1,420,000	5.95	%(3)	8/31/2009	8/29/2012
Cracker Barrel — Woodstock, VA	Wells Fargo, N.A.	1,120,000	5.95	%(3)	8/31/2009	8/29/2012
Various(4)	People’s United Bank	17,500,000	5.75	%(3)	12/18/2009	1/1/2017
Various(5)	Jackson National Life Insurance Company	32,000,000	5.54%		12/22/2009	1/1/2020	(6)
Mueller Regional Retail District — Austin, TX	AVIVA Life & Annuity Company	34,300,000	6.03%		1/27/2010	2/1/2020
Various(7)	Various(7)	74,900,000	5.29	%(7)	4/1/2010	4/11/2015
Various(8)	JPMorgan Chase Bank, N.A.	41,610,000	5.71%		5/19/2010	6/1/2020
Various(9)	Goldman Sachs Commercial Mortgage Capital, LP	63,600,000	5.73%		6/4/2010	6/1/2020
Evans Exchange — Evans, GA	American Fidelity Assurance Company	5,840,667	6.58%		6/11/2010	2/10/2019
Various(10)	JPMorgan Chase Bank, N.A.	11,375,000	5.50%		6/30/2010	7/1/2020
City Center Plaza— Bellevue, WA	Wells Fargo Bank, N.A.	156,000,000	3.99	%(3)	7/30/2010	8/5/2015
Stop & Shop — Stamford, CT	Farmington Bank	15,000,000	4.31	%(3)	7/30/2010	7/15/2017
Various(11)	Wells Fargo Bank, N.A.	105,000,000	4.72	%(3)	8/25/2010	9/5/2015
Atascocita Commons — Humble, TX	AVIVA Life & Annuity Company	28,250,000	5.20%		9/29/2010	10/1/2020
Various(12)	Goldman Sachs Mortgage Company	31,500,000	5.25%		11/10/2010	12/6/2020
Various(13)	Goldman Sachs Mortgage Company	30,000,000	5.25%		11/10/2010	12/6/2020
Whittwood Town Center — Whittier, CA	Goldman Sachs Mortgage Company	43,000,000	5.20%		11/12/2010	12/6/2020
Manchester Highlands — St. Louis, MO	John Hancock Life Insurance Company (USA)	24,250,000	4.85%		11/15/2010	12/1/2020
Various(14)	The Royal Bank of Scotland PLC	34,000,000	5.48%		12/8/2010	1/1/2021
Albertson’s Portfolio(15)	JPMorgan Chase Bank, N.A.	133,025,000	5.61%		12/15/2010	1/1/2018
On the Border Portfolio(16)	Wells Fargo, N.A.	23,200,000	6.83	%(3)	12/16/2010	7/6/2016
Best Buy — Pineville, NC	Key Bank, N.A.	5,528,999	6.00%		12/28/2010	3/1/2013
Various(17)	Jackson National Life Insurance Company	24,000,000	4.50%		1/18/2011	2/1/2018
Various(18)	The Royal Bank of Scotland PLC	18,100,000	5.88%		2/18/2011	3/1/2021
Giant Eagle — Lancaster, OH	People’s United Bank	7,800,000	5.73	%(3)	3/4/2011	4/1/2021
Prairie Market East — Oswego, IL	TCF National Bank	12,500,000	LIBOR + 2.75%		3/4/2011	3/1/2016
HealthNow — Buffalo, NY	People’s United Bank	42,500,000	5.55%		3/23/2011	4/1/2021
Thornton’s Portfolio(19)	Wells Fargo Bank, N.A.	30,000,000	6.06%		3/30/2011	3/30/2016

		$1,124,669,666

(1)	The loan is secured by eight single-tenant commercial properties that we own through our subsidiaries with an aggregate purchase price of approximately $58.2 million.

(2)	Jackson National Life Insurance Company can reset the interest rate on September 1, 2013, at which time we can approve the interest rate and the maturity date will be September 1, 2019. If we do not approve the interest rate, the loan may be repaid without penalty on September 1, 2013.

(3)	We executed a swap agreement, which had the effect of fixing the variable interest rate per annum through the maturity date of the respective loan.

(4)	The loan is secured by two single-tenant commercial properties that we own through our subsidiaries with an aggregate purchase price of approximately $34.0 million.

(5)	The loan is secured by one multi-tenant and six single-tenant commercial properties that we own through our subsidiaries with an aggregate purchase price of approximately $62.1 million.

(6)	Jackson National Life Insurance Company can reset the interest rate on February 1, 2015, at which time we can approve the interest rate and the maturity date will be January 1, 2020. If we do not approve the interest rate, the loan may be repaid without penalty on February 1, 2015.

(7)	The company entered into loan agreements with The Royal Bank of Scotland PLC and RCG LV Debt IV REIT, L.P., in the aggregate principal amount of $74.9 million (the Loans). The Loans are secured by 53 single-tenant commercial properties that we own through our subsidiaries with an aggregate purchase price of approximately $133.3 million. The loans bear interest at a weighted average fixed rate of 5.29% per annum.

(8)	The loan is secured by 16 single-tenant commercial properties that we own through our subsidiaries with an aggregate purchase price of approximately $83.2 million.

(9)	The loan is secured by 20 single-tenant commercial properties and one multi-tenant commercial property that we own through our subsidiaries with an aggregate purchase price of approximately $127.2 million.

(10)	The loan is secured by two single-tenant commercial properties and one multi-tenant commercial property that we own through our subsidiaries with an aggregate purchase price of approximately $28.8 million.

(11)	The loan is secured by five single-tenant commercial properties that we own through our subsidiaries with an aggregate purchase price of approximately $177.4 million.

(12)	The loan is secured by 20 single-tenant commercial properties that we own through our subsidiaries with an aggregate purchase price of approximately $63.4 million.

(13)	The loan is secured by 15 single-tenant commercial properties that we own through our subsidiaries with an aggregate purchase price of approximately $59.9 million.

(14)	The loan is secured by 24 single-tenant commercial properties that we own through our subsidiaries with an aggregate purchase price of approximately $68.1 million.

(15)	The loan is secured by 32 single-tenant commercial properties that we own through our subsidiaries with an aggregate purchase price of approximately $266.0 million.

(16)	The On the Border Portfolio consists of 17 individual loan agreements, which are subject to identical terms. Each loan is secured by the respective single-tenant commercial property that we own through our subsidiaries with an aggregate purchase price of approximately $51.7 million.

(17)	The loan is secured by two single-tenant and three multi-tenant commercial properties that we own through our subsidiaries with an aggregate purchase price of approximately $47.9 million.

(18)	The loan is secured by 11 single-tenant commercial properties that we own through our subsidiaries with an aggregate purchase price of approximately $32.9 million.

(19)	The Thornton’s Portfolio consists of 23 individual loan agreements, which are subject to identical terms. Each loan secured by the respective single-tenant commercial property that we own through our subsidiaries with an aggregate purchase price of $60.1 million.

The mortgage notes are generally non-recourse to us and CCPT III OP, but both are liable for customary non-recourse carveouts. The mortgage notes may generally be prepaid subject to meeting certain requirements and payment of a prepayment premium as specified in the respective loan agreement. In the event a mortgage note is not paid off on the maturity date, the mortgage loans include default provisions. Upon the occurrence of an event of default, interest on the mortgage notes will accrue at an annual default interest rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) the then-current interest rate plus 3.00% to 6.80%.

In connection with the mortgage notes above, we paid our advisor aggregate financing coordination fees equal to approximately $11.2 million.

In addition, we obtained the following revolving loans in connection with certain property acquisitions subsequent to the respective property purchase date:

TCF National Bank Revolving Term Loan

On December 16, 2009, we entered into a secured revolving term loan (the TCF Loan) with TCF National Bank providing up to $25.0 million until December 16, 2012. Subsequent to December 16, 2012, the TCF loan converts to an interest-only term loan of $23.0 million, which matures on December 16, 2014. We will be required to repay any borrowings greater than $23.0 million at December 16, 2012. We can elect to pay a variable interest rate equal to one-month LIBO rate plus 350 basis points or the prime rate plus 100 basis points, each with a minimum interest rate of 4.50% per year. We have the right to prepay the outstanding amounts of the TCF Loan, in whole or in part, without premium or penalty provided that prior notice and the payment of accrued interest on the amount prepaid are received by TCF National Bank. The TCF Loan is recourse to us and CCPT III OP, and we fully guaranty the obligations of CCPT III OP. The TCF Loan also includes usual and customary events of default and remedies for facilities of this nature. As of April 1, 2011, the borrowing base under the TCF Loan was approximately $25.0 million based on the underlying collateral pool of nine single-tenant commercial properties that we own through our subsidiaries with an aggregate purchase price of approximately $54.1 million.

JPMorgan Chase Bank Revolving Credit Facility

On January 6, 2010, we entered into a secured borrowing base revolving credit facility (the JPMorgan Credit Facility) with JPMorgan Chase Bank, N.A., JPMorgan Securities Inc. and other lending institutions providing up to $100.0 million until the maturity date of January 6, 2013. Provided we are in compliance with the terms of the JPMorgan Credit Facility and sufficient commitments can be arranged by JPMorgan Chase Bank, we may increase the amount of the JPMorgan Credit Facility to a maximum of $200.0 million. We can elect to pay a variable interest rate equal to one, two or three month LIBO rate plus 350 basis points or the prime rate plus 100 basis points, each with a minimum interest rate of 4.50% per year. We have the right to prepay the outstanding amounts of the JPMorgan Credit Facility, in whole or in part, without premium or penalty provided that prior notice and the payment of accrued interest on the amount prepaid together with an administration fee of $250 are received by JPMorgan Chase Bank. The JPMorgan Credit Facility is recourse to us and CCPT III OP, and we fully guaranty the obligations of CCPT III OP. The JPMorgan Credit Facility also includes usual and customary events of default and remedies for facilities of this nature. As of April 1, 2011, the borrowing base under the JPMorgan Credit Facility was approximately $99.7 million based on the underlying collateral pool of 37 single-tenant commercial properties that we own through our subsidiaries with an aggregate purchase price of approximately $202.3 million.

As of April 1, 2011, $700,000 of financing coordination fees have been paid to CR III Advisors in connection with the TCF Loan and the JPMorgan Credit Facility.

Joint venture properties

The Joint Ventures obtained the following mortgage note in connection with certain property acquisitions:

					Maturity
Property	Lender	Loan Amount	Interest Rate	Loan Date	Date

Various(1)	NewAlliance Bank	$26,000,000	6.25%	6/4/2010	7/1/2020
Wells Fargo — Hillsboro, OR(2)	Wells Fargo, N.A.	13,500,000	5.17%	3/1/2011	3/1/2016

(1)	The loan is secured by six multi-tenant commercial properties that we have an 80% indirect interest in through the joint venture with an aggregate purchase price of approximately $42.6 million.

(2)	The loan is secured by an office building that we have a 97.5% indirect interest in through the joint venture with an aggregate purchase price of approximately $27.0 million.

The mortgage notes may be prepaid subject to meeting certain requirements and payment of a prepayment premium as specified in the respective loan agreement. In the event a mortgage note is not paid off on the maturity date, the mortgage loans include default provisions. Upon the occurrence of an event of default, interest on the mortgage notes will accrue at an annual default interest rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) the then-current interest rate plus 3.00% to 5.00%.

In connection with the mortgage notes above, we paid our advisor aggregate financing coordination fees equal to approximately $340,000, based on our indirect interest in the property.

In addition, one joint venture entered into a construction loan facility with an aggregate commitment, if fully funded, of $5.1 million. The construction loan facility has a variable interest rate of LIBOR plus 350 basis points, not to be less than 5.00%, and matures on May 17, 2011. The construction loan facility is non-recourse to us. As of December 31, 2010, $3.4 million had been drawn on the construction loan facility.

Tenant Lease Expirations

Wholly-owned properties

The following table sets forth lease expirations of our wholly-owned properties, as of April 1, 2011, for each of the next ten years assuming no renewal options are exercised. For purposes of the table, the Total Annual Base Rent column represents annualized base rent, based on rent in effect on January 1 of the respective year, for each lease that expires during the respective year.

	Number of	Approx. Square	Total Annual	% of Total
Year Ending December 31,	Leases Expiring	Feet Expiring	Base Rent	Annual Base Rent

2011	17	43,935	$1,013,632	0.36%
2012	42	213,323	3,317,254	1.19%
2013	31	237,080	1,984,141	0.71%
2014	22	73,335	1,488,192	0.53%
2015	20	61,448	1,132,784	0.41%
2016	22	551,067	6,426,462	2.30%
2017	21	215,173	3,180,312	1.14%
2018	32	858,081	10,081,599	3.61%
2019	35	792,153	12,412,006	4.44%
2020	15	189,007	3,255,558	1.17%
2021	18	609,953	9,538,307	3.41%

	275	3,844,555	$53,830,247	19.27%

Joint venture properties

The following table sets forth lease expirations of the joint venture properties, as of April 1, 2011, for each of the next ten years assuming no renewal options are exercised. For purposes of the table, the “Total Annual Base Rent” column represents annualized base rent, based on rent in effect on January 1 of the respective year, for each lease that expires during the respective year.

	Number of	Approx. Square	Total Annual	% of Total
Year Ending December 31,	Leases Expiring	Feet Expiring	Base Rent	Annual Base Rent

2011	4	11,200	$122,909	1.44%
2012	7	54,075	505,630	5.93%
2013	5	8,460	106,423	1.25%
2014	4	25,400	269,887	3.16%
2015	8	238,599	1,960,577	22.98%
2016	2	7,745	94,315	1.11%
2017	4	238,000	2,348,833	27.53%
2018	—	—	—	—%
2019	—	—	—	—%
2020	2	213,963	2,505,150	29.37%
2021	1	51,000	545,745	6.40%

	37	848,442	$8,459,469	99.17%

Depreciable Tax Basis

Wholly-owned and joint venture properties

For federal income tax purposes, the aggregate depreciable basis in the wholly-owned and the joint venture properties noted above is approximately $2.5 billion and $56.1 million, respectively. When we calculate depreciation expense for federal income tax purposes, we depreciate buildings and improvements over a 40-year recovery period, land improvements over a 20-year recovery period and furnishings and equipment over a twelve-year recovery period using a straight-line method and a mid-month convention. The preliminary depreciable basis in the properties noted above is estimated, as of April 1, 2011, as follows:

Wholly-owned Property	Depreciable Tax Basis

CVS — Fredericksburg, VA	$4,418,563
Walgreens — Indianapolis, IN	5,564,203
Walgreens — Tulsa, OK	2,871,155
Walgreens — Fredericksburg, VA	4,838,593
Kohl’s — Burnsville, MN	6,743,591
Sam’s Club — Hoover, AL	10,570,465
Lowe’s — Las Vegas, NV	—	(1)
Wal-Mart — Las Vegas, NV	—	(1)
Wal-Mart — Albuquerque, NM	—	(1)
Home Depot — Las Vegas, NV	—	(1)
Home Depot — Odessa, TX	—	(1)
Home Depot — San Diego, CA	—	(1)
Home Depot — San Jose, CA	—	(1)
Aaron Rents Portfolio II — Various	7,077,006
Walgreens — Dunkirk, NY	2,928,398
Aaron Rents Portfolio III — Various	8,455,374

Wholly-owned Property	Depreciable Tax Basis

Academy Sports — Laredo, TX	$6,973,453
Academy Sports — Bossier City, LA	6,780,685
Academy Sports — Fort Worth, TX	5,907,371
Academy Sports — Montgomery, AL	8,321,263
Aaron Rents Portfolio IV — Various	8,916,453
Cracker Barrel Portfolio — Various	31,948,402
Kohl’s — Tavares, FL	—	(1)
LA Fitness — Carmel, IN	6,917,064
HH Gregg — North Charleston, SC	4,065,408
Walgreens — Edmond, OK	3,301,293
Walgreens — Stillwater, OK	3,454,770
Kohl’s — Port Orange, FL	—	(1)
Walgreens — Denton, TX	3,678,604
Tractor Supply — Del Rio, TX	1,789,397
Tractor Supply — Edinburg, TX	2,601,479
Tractor Supply — Roswell, NM	2,020,448
Kohl’s — Monrovia, CA	7,558,004
Kohl’s — Rancho Cordova, CA	4,505,165
Harris Teeter — Durham, NC	—	(1)
CVS — Southaven, MS	3,554,621
CVS Portfolio I — Various	30,052,936
CVS Portfolio II — Various	12,769,774
Best Buy — Coral Springs, FL	3,849,391
Best Buy — Lakewood, CO	6,144,949
Best Buy — Bourbonnais, IL	5,004,539
Walgreens — Nampa, ID	3,463,988
Walgreens — Grand Junction, CO	3,472,444
Walgreens — St. George, UT	5,146,329
Walgreens — McPherson, KS	3,226,943
Walgreens — Houston, TX	4,208,696
Walgreens — Spearfish, SD	3,975,595
Walgreens — Papillion, NE	3,201,329
Walgreens — Chickasha, OK	3,393,761
Tractor Supply — Irmo, SC	1,881,634
Walgreens — Warner Robins, GA	2,927,149
Home Depot — Tucson, AZ	—	(1)
Home Depot — Winchester, VA	27,509,461
Walgreens — Goose Creek, SC	4,011,148
LA Fitness — Glendale, AZ	4,631,560
Staples — Iowa City, IA	3,063,952
University Plaza — Flagstaff, AZ	14,340,393
Walgreens — South Bend, IN	3,822,839
LA Fitness — Spring, TX	6,169,863
Lowe’s — Kansas City, MO	—	(1)

Wholly-owned Property	Depreciable Tax Basis

Publix — Birmingham, AL	$3,760,136
Kohl’s — Columbia, SC	10,681,281
Advance Auto — Lubbock, TX	1,179,328
Advance Auto — Huntsville, TX	1,216,911
Advance Auto — Houston (Aldine), TX	1,230,545
Advance Auto — Humble, TX	1,255,989
Advance Auto — Webster, TX	1,258,153
Advance Auto — Houston (Imperial), TX	1,134,544
Advance Auto — Houston (Wallisville), TX	1,420,821
Advance Auto — Deer Park, TX	1,304,301
Advance Auto — Kingwood, TX	1,347,123
Walgreens — Machesney Park, IL	3,400,184
Tractor Supply — Sicklerville, NJ	3,950,089
Walgreens — Janesville, WI	4,608,434
Mueller Regional Retail District — Austin, TX	57,981,779
Walgreens — South Bend (Ironwood), IN	4,540,902
Walgreens — Brooklyn Park, MD	3,736,274
FedEx — Effingham, IL	13,134,192
CVS — Meridianville, AL	3,050,327
Walgreens — South Elgin, IL	2,977,390
Walgreens — St. Charles, IL	2,697,964
Town & Country Andrews, TX	2,318,063
Stripes — Pharr, TX	2,156,615
Stripes — Rio Hondo, TX	2,360,915
Stripes — La Feria, TX	1,648,379
Kum & Go — Rogers, AR	1,369,549
Kum & Go — Lowell, AR	1,419,178
Kum & Go — Bentonville, AR	1,331,191
Walgreens — Twin Falls, ID	3,963,371
Walgreens — Loves Park, IL	3,224,751
Walgreens — Framingham, MA	4,873,969
CarMax — Garland, TX	11,451,392
Walgreens — Appleton (Meade), WI	3,088,121
LA Fitness — Highland, CA	7,538,745
Walgreens — Cleveland, OH	4,464,053
Walgreens — Appleton (Northland), WI	4,343,498
Walgreens — Lancaster, SC	4,839,669
Walgreens — Greenville, NC	5,074,811
Walgreens — Baytown, TX	3,943,211
Walgreens — North Platte, NE	4,135,246
Cigna Pointe — Plano, TX	40,449,017
Walgreens — Kingman, AZ	4,931,009
Walgreens — Omaha, NE	4,263,825
Kum & Go — Story City, IA	1,681,778

Wholly-owned Property	Depreciable Tax Basis

Kum & Go — Ottumwa, IA	$1,496,860
Kum & Go — West Branch, IA	900,099
Walgreens — Augusta, ME	5,272,584
O’Reilly Auto Parts — LaPlace, LA	849,912
O’Reilly Auto Parts — New Roads, LA	684,079
O’Reilly Auto Parts — Beaux Bridge, LA	675,347
Cargill — Blair, NE	4,071,091
Walgreens — North Mankato, MN	4,153,580
CVS — New Port Richey, FL	2,720,742
Kohl’s— McAllen, TX	5,984,363
Sunset Valley— Austin, TX	29,033,612
Walgreens — Forestdale, AL	2,568,869
Advance Auto — Twinsburg, OH	1,053,396
Advance Auto — Canton, OH	1,132,998
Advance Auto — Delaware, OH	1,240,632
Advance Auto — Holland, OH	1,099,859
Applebee’s — Joplin, MO	1,732,806
Applebee’s — Rolla, MO	1,802,476
Applebee’s — Marion, IL	1,426,255
Applebee’s — Elizabeth City, NC	1,558,728
Applebee’s — Memphis, TN	1,715,772
Applebee’s — Madisonville, KY	1,549,220
Applebee’s — Farmington, MO	1,740,394
Applebee’s — Vincennes, IN	1,515,479
Aaron Rents Portfolio V — Various	10,113,549
Aaron Rents Portfolio VI — Various	8,275,583
LA Fitness — Denton, TX	6,373,270
Tractor Supply — Pearsall, TX	1,996,746
Walgreens — Janesville, WI	3,497,037
Tractor Supply — Summerdale, AL	2,028,728
National Tire and Battery — Nashville, TN	1,408,055
FedEx — Beekmantown, NY	4,368,312
Kum & Go — Sloan, IA	2,138,425
FedEx — Lafayette, IN	3,672,912
Advance Auto — Sylvania, OH	1,033,223
Walgreens — Durham, NC	4,740,444
Academy Sports — Killeen, TX	5,486,202
Tractor Supply — Kenedy, TX	2,042,361
Experian — Schaumburg, IL	24,511,360
Tractor Supply — Stillwater, OK	1,989,625
Tractor Supply — Glenpool, OK	1,939,694
Tractor Supply — Gibsonia, PA	2,584,711
Walgreens — Lancaster (Palmdale), CA	4,335,138
Northern Tool — Ocala, FL	2,447,935

Wholly-owned Property	Depreciable Tax Basis

Walgreens — Beloit, WI	$3,651,686
Igloo Distribution Facility — Katy, TX	34,832,590
Tractor Supply — Ballinger, TX	2,201,653
Tractor Supply — Murphy, NC	2,136,103
Walgreens — Rocky Mount, NC	4,576,727
Whole Foods — Hinsdale, IL	7,639,897
AT&T Regional Headquarters— Dallas, TX	29,181,996
Kum & Go — Tipton, IA	2,288,016
AutoZone — Mt. Orab, OH	1,110,581
AutoZone — Hamilton, OH	1,085,536
AutoZone — Trenton, OH	768,808
AutoZone — Blanchester, OH	940,190
AutoZone — Nashville, TN	1,289,691
Evans Exchange — Evans, GA	10,234,556	(1)
Staples — Houston, TX	2,767,047
CVS — Ft. Myers, FL	3,696,882
Walgreens — Fort Mill, SC	3,354,179
Lowe’s — Sanford, ME	—	(1)
Stripes — Eagle Pass, TX	2,267,568
Stripes — Edinburg, TX	1,578,289
Stripes — Palmhurst, TX	574,715
Stripes — Ranchito, TX	2,313,638
Atascocita Commons — Humble, TX	44,408,406	(1)
Tractor Supply — Southwick, MA	2,989,824
Tractor Supply — Belchertown, MA	2,732,911
AutoZone — Pearl River, LA	1,272,825
AutoZone — Rapid City, SD	848,169
Chili’s — Flanders, NJ	1,805,904
Chili’s — Ramsey, NJ	1,060,999
Macaroni Grill — Flanders, NJ	840,082
Macaroni Grill — Mt. Laurel, NJ	2,021,851
Macaroni Grill — Ramsey, NJ	1,379,259
Macaroni Grill — West Windsor, NJ	1,016,272
On the Border — Alpharetta, GA	1,699,333
On the Border — Auburn Hills, MI	2,311,969
On the Border — Buford, GA	1,512,521
On the Border — Burleson, TX	2,213,342
On the Border — College Station, TX	1,678,637
On the Border — Columbus, OH	1,667,434
On the Border — Concord Mills, NC	1,624,647
On the Border — Denton, TX	1,796,279
On the Border — Desoto, TX	2,368,235
On the Border — Fort Worth, TX	2,284,241
On the Border — Garland, TX	1,487,916

Wholly-owned Property	Depreciable Tax Basis

On the Border — Kansas City, MO	$1,610,155
On the Border — Lee’s Summit, MO	1,515,139
On the Border — Lubbock, TX	2,506,101
On the Border — Mesa, AZ	1,784,711
On the Border — Mt. Laurel, NJ	816,599
On the Border — Naperville, IL	2,137,156
On the Border — Novi, MI	2,172,088
On the Border — Oklahoma City, OK	1,998,542
On the Border — Peoria, AZ	1,479,831
On the Border — Rockwall, TX	2,259,946
On the Border — Rogers, AR	1,350,491
On the Border — Tulsa, OK	2,376,984
On the Border — West Windsor, NJ	2,395,572
On the Border — West Springfield, MA	2,861,933
On the Border — Woodbridge, VA	1,913,278
Best Buy — Montgomery, AL	4,984,916
City Center Plaza— Bellevue, WA	250,306,784
AutoZone — Hartville, OH	1,006,001
Walgreens — Leland, NC	3,938,885
Walgreens — Durham, NC	4,450,719
Tire Kingdom — Auburndale, FL	1,853,282
Tractor Supply — St. John, IN	3,648,034
Home Depot — Slidell, LA	—	(1)
Stop & Shop — Stamford, CT	24,943,438
Home Depot — Tolleson, AZ	24,904,992
Advance Auto — Sapulpa, OK	1,169,657
Advance Auto — Franklin, IN	1,206,740
Advance Auto — Grand Rapids, MI	1,103,254
Tractor Supply — Troy, MO	2,156,480
Tractor Supply — Union, MO	2,351,969
Tractor Supply — Alton, IL	2,347,234
FedEx — Northwood, OH	3,994,822
LA Fitness — Dallas, TX	7,856,753
CarMax — Austin, TX	17,367,096
Manchester Highlands — St. Louis, MO	39,651,687	(1)
Academy Sports — Austin, TX	8,437,350
Whittwood Town Center — Whittier, CA	68,246,632	(1)
Lowe’s — Ticonderoga, NY	—	(1)
CVS/Tres Amigos — Ringgold, GA	3,287,569	(1)
CVS/Noble Roman — Mishawaka, IN	3,784,284
Tractor Supply — Wauseon, OH	2,072,036
Tractor Supply — Sellersburg, IN	2,139,947
Lakeshore Crossing — Gainesville, GA	7,249,782
Tractor Supply — Hamilton, OH	1,354,091

Wholly-owned Property	Depreciable Tax Basis

Advance Auto — Bonita Springs, FL	$2,334,094
Tractor Supply — Dixon, CA	4,117,712
Tractor Supply — Lawrence, KS	2,281,467
Tractor Supply — Nixa, MO	1,936,557
CVS — Weaverville, NC	5,035,959
Wawa — Portsmouth, VA	—	(1)
Advance Auto — Janesville, WI	1,395,262
Advance Auto — Appleton, WI	1,190,389
LA Fitness — Oakdale, MN	7,075,907
Tractor Supply — Augusta, ME	2,288,598
Shoppes at Port Arthur — Port Arthur, TX	12,292,154
CVS — Lynchburg, VA	2,645,990
CVS — Gulf Breeze, FL	—	(1)
Applebee’s Portfolio — Various	19,718,275
CompUSA — Arlington, TX	2,567,170
Big O Tire — Phoenix, AZ	1,214,213
FedEx — Dublin, VA	2,699,098
CVS — Madison Heights, VA	2,400,482
Petco & Portrait Innovations — Lake Charles, LA	3,205,875
Albertson’s Portfolio — Various	217,334,862
Giant Eagle — Lancaster, OH	12,735,169	(1)
Kohl’s — Salina, KS	3,988,208
CVS — Auburndale, FL	2,405,021
CVS — Lake Wales, FL	2,612,961
FedEx — Bossier City, LA	4,346,584
Ulta — Jackson, TN	2,216,730
Tractor Supply — Little Rock, AR	2,025,084
Tractor Supply — Jefferson City, MO	1,570,688
Walgreens — Tucson, AZ	4,470,170
Wal-Mart — Pueblo, CO	12,271,108
Volusia Square — Daytona Beach, FL	25,339,526	(1)
CSAA — Oklahoma City, OK	23,968,549
Dell Perot Systems — Lincoln, NE	18,051,246
Breakfast Point — Panama City Beach, FL	13,110,280
Stripes Portfolio — Various	6,681,948
Tractor Supply — Franklin, NC	2,350,826
Walgreens — Matteson, IL	3,353,252
Walgreens — New Albany, OH	3,365,174
Prairie Market East — Oswego, IL	20,607,764	(1)
Walgreens — Grayson, GA	3,784,020
Walgreens — Tucson (Harrison), AZ	4,173,195
Walgreens — Pueblo, CO	2,869,033
Stearns Crossing — Bartlett, IL	10,142,743
Tractor Supply — Sedalia, MO	1,754,595

Wholly-owned Property	Depreciable Tax Basis

Sherwin Williams — Muskegon, MI	$1,179,533
Kohl’s — Onalaska, WI	5,928,488
CVS — Athens, GA	5,116,881
CVS — Boca Raton, FL	3,093,914
CVS — Brownsville, TX	4,793,644
CVS — Cayce, SC	4,084,787
CVS — City of Industry, CA	2,903,928
CVS — Jacksonville, FL	5,486,299
CVS — Lawrence, KS	4,430,229
CVS — Lawrenceville, NJ	7,498,375
CVS — Mineola, NY	3,476,980
CVS — Minneapolis, MN	3,498,497
CVS — Naples, FL	3,103,850
CVS — Southaven, MS	5,557,036
CVS — The Village, OK	4,458,290
Folsom Gateway II — Folsom, CA	29,226,447
Learning Care Portfolio — Various	6,783,053
HealthNow Corporate Headquarters — Buffalo, NY	69,245,050
Thorntons Portfolio — Various	49,180,135
Waterside Marketplace — Chesterfield Township, MI	21,980,967
Advance Auto — Howell, MI	1,341,779
Advance Auto — Salem, OH	1,056,790
Advanced Auto — Lehigh Acres, FL	1,827,651
Advanced Auto — Bethel, OH	1,154,890
Advanced Auto — Crestwood, KY	1,397,838
Advanced Auto — Hillview, KY	1,152,373
CVS — Gainesville, TX	2,974,299
Falcon Valley — Lenexa, KS	10,861,360
Red Oak Village — San Marcos, TX	19,073,824	(1)
O’Reilly Auto Parts — Christianburg, VA	1,009,085
O’Reilly Auto Parts — Highlands, TX	759,026
O’Reilly Auto Parts — San Antonio, TX	1,000,223
Best Buy — Pineville, NC	7,481,943
Walgreens — Fayetteville, NC	5,501,963
Stripes — Portales, NM	2,325,219
Stripes — Fort Stockton, TX	3,973,494
Advanced Auto — Bedford, IN	1,062,786
Staples — Pensacola, FL	3,437,823
CVS — Dover, DE	—	(1)
Hanesbrands — Rural Hall, NC	26,171,089
O’Reilly — Houston, TX	868,725
O’Reilly — Ravenna, OH	913,070
Albertson’s — Las Cruces, NM	8,865,844
Pinehurst Square West — Bismarck, ND	8,285,164

Wholly-owned Property	Depreciable Tax Basis

Family Fare Supermarket — Battle Creek, MI	$6,974,694
Lowe’s — Denver, CO	—	(1)
Lowe’s — Columbia, SC	—	(1)
Best Buy — Marquette, MI	3,983,887
Petco — Dardenne Prairie, MO	2,240,207
Dick’s Sporting Goods — Jackson, TN	4,934,480
Walgreens — Country Club Hills, MO	3,896,044
Kohl’s — Saginaw, MI	6,128,290
Kohl’s — Palm Coast, FL	—	(1)
Apollo — Phoenix, AZ	136,047,467
Walgreens — Brownwood, TX	4,493,192
Best Buy — Norton Shores, MI	4,237,920
L.A. Fitness — Indianapolis, IN	6,528,280
Walgreens — Lafayette, IN	3,385,868
Walgreens — Liberty Township, OH	4,345,553

	$2,488,880,212

(1)	Depreciable basis excludes any ground leases.

Joint Venture Property	Depreciable Tax Basis

Kohl’s (Land Parcel) — Rice Lake, WI	$—	(1)
Tops Plaza — Arcade, NY	3,572,520
Tops Plaza — Tonawanda, NY	6,083,545
Tops Plaza — Hamlin, NY	2,213,102
Tops Plaza — Elmira, NY	6,230,670
Tops Plaza — Avon, NY	2,577,232
Youngmann Plaza — Tonawanda, NY	14,183,252	(2)
Wells Fargo — Hillsboro, OR	21,245,059

	$56,105,380

(1)	Land parcel, which is not depreciated.

(2)	Depreciable basis excludes any ground leases.

Cole Realty Advisors, an affiliate of our advisor, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the properties listed above. In accordance with the property management agreement, we may pay Cole Realty Advisors (i) up to 2.0% of gross revenues from our single tenant properties and (ii) up to 4.0% of gross revenues from our multi-tenant properties. We currently have no plan for any renovations, improvements or development of the properties listed above and we believe the properties are adequately insured. We intend to obtain adequate insurance coverage for all future properties that we acquire.

Recent Mortgage Notes Receivable Investments

On April 30, 2010, Cole CE Pittsburgh PA, LLC, a Delaware limited liability company (Cole CE Pittsburgh PA), which is a wholly-owned subsidiary of Cole OP III, acquired a portfolio of two mortgage notes with an aggregate face amount of $74,000,000 (the Mortgage Notes) secured by two office buildings with a total of approximately 384,000 square feet, located in Cecil Township, PA (the Consol Energy Property). The

Mortgage Notes were purchased from Nationwide Life Insurance Company, which is not affiliated with us, our subsidiaries or affiliates.

The purchase price of the Mortgage Notes was $62.0 million, exclusive of closing costs, resulting in a discount of approximately 16.2% and an effective yield of approximately 7.08%. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $1.2 million.

The borrower under the Mortgage Notes is Southpointe Two Lot 2-6 LP (the Borrower) and is a subsidiary of Horizon Properties Group, LLC. The Mortgage Notes have an aggregate unpaid principal balance of $74.0 million and a fixed interest rate of 5.93%, with aggregate fixed interest-only payments due monthly until September 1, 2011 and aggregate fixed principal and interest payments due monthly from October 1, 2011 until October 1, 2018, the anticipated repayment date. The Mortgage Notes are non-recourse to the Borrower and may not be prepaid in whole or in part prior to 90 days before the anticipated repayment date. All unpaid principal and interest amounts are due on the anticipated repayment date, unless the Borrower elects to extend the repayment date. If the Borrower elects to extend the maturity date, the Mortgage Notes will continue accruing interest at a revised interest rate. Failure to make any required payments under either of the Mortgage Notes by the Borrower in a timely manner would cause an event of default, which would result in an interest rate at the lesser of either: (a) the highest rate of interest then allowed by the laws of the state or commonwealth where the property is located or, if controlling, the laws of the United States; or (b) the then applicable interest rate of the Mortgage Notes plus 500 basis points per annum, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal may become immediately due and payable in full.

The Consol Energy Property is 100% leased to CONSOL Pennsylvania Coal Company LLC and is guaranteed by Consol Energy Inc. (Consol Energy). Consol Energy is a multi-fuel energy producer and energy services provider primarily serving the electric power generation industry in the United States. Consol Energy has a Standard & Poor’s credit rating of BB and its stock is publicly traded on the New York Stock Exchange under the symbol “CNX.”

Dilution of the Net Tangible Book Value of Our Shares

In connection with this ongoing offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. It assumes that the value of real estate assets diminishes predictably over time, as shown through the depreciation and amortization of real estate investments; while historically, real estate values have risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon the sale of our company, an orderly liquidation of our portfolio or the listing of our shares of common stock for trading on a national securities exchange consistent with our potential exit strategies. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (i) accumulated depreciation and amortization of real estate investments, (ii) fees and expenses paid in connection with our public offering, including selling commissions and dealer manager fees, (iii) the fees and expenses paid to our advisor and third parties in connection with the acquisition of our assets and related financing, and (iv) the funding of distributions from sources other than our cash flow from operations. As of December 31, 2010, our net tangible book value per share was $8.32. The offering price for our common stock was $10.00 per share pursuant to our primary offering (ignoring purchase price discounts for certain categories of purchasers) at December 31, 2010. Accordingly, investors in this offering will experience immediate dilution of the net tangible book value per share of our common stock from the per share offering price.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

SELECTED FINANCIAL DATA

The following data should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 incorporated by reference into this prospectus.

The selected financial data presented below has been derived from our audited consolidated financial statements (in thousands, except share data).

			For the Period from
			January 22, 2008
			(Date of Inception) to
	Year Ended December 31,		December 31,
	2010	2009	2008

Balance Sheet Data:
Total investment in real estate assets, net	$2,987,707	$718,368	$—
Investment in mortgage notes receivable, net	$63,933	$—	$—
Cash and cash equivalents	$109,942	$278,717	$172
Restricted cash	$12,123	$1,191	$2,849
Investment in unconsolidated joint venture	$14,966	$—	$—
Total assets	$3,243,658	$1,005,895	$3,033
Notes payable and credit facilities	$1,061,207	$129,302	$—
Due to affiliates	$804	$743	$—
Acquired below market lease intangibles, net	$66,815	$20,032	$—
Redeemable common stock	$65,898	$12,382	$—
Stockholders’ equity	$1,996,781	$831,463	$99
Operating Data:
Total revenue	$143,556	$23,003	$—
General and administrative expenses	$5,934	$2,161	$105
Property operating expenses	$8,689	$594	$—
Property and asset management expenses	$12,270	$1,993	$—
Acquisition related expenses	$58,696	$18,564	$—
Depreciation and amortization	$39,328	$5,474	$—
Operating income (loss)	$18,639	$(5,783)	$(105)
Equity in loss of unconsolidated joint venture	$(206)	$—	$—
Interest and other income	$1,277	$500	$4
Interest expense	$26,313	$2,538	$—
Net loss attributable to the company	$(6,293)	$(7,821)	$(101)
Modified funds from operations(1)	$93,420	$16,217	$—
Cash Flow Data:
Net cash provided by (used in) operating activities	$35,792	$75	$(28)
Net cash used in investing activities	$(2,340,776)	$(702,105)	$(2,849)
Net cash provided by financing activities	$2,136,209	$980,575	$3,049
Per Share Data:
Net loss — basic and diluted	$(0.04)	$(0.20)	$(5.06)
Weighted average dividends declared	$0.70	$0.68	$—
Weighted average shares outstanding — basic and diluted	174,764,966	40,060,709	20,000

(1)	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations and Modified Funds from Operations” in our Annual Report on form 10-K for the year ended December 31, 2010 incorporated by reference into this prospectus for information regarding why we present modified funds from operations and for a reconciliation of this non-GAAP financial measure to net loss. As we commenced our principal operations on January 6, 2009, this non-GAAP financial measure is not applicable for the period from January 22, 2008 (date of inception) to December 31, 2008.

Real Estate Portfolio

As of December 31, 2010, we wholly-owned 447 properties, comprising approximately 17.5 million rentable square feet of single and multi-tenant retail and commercial space located in 39 states. As of December 31, 2010, the rentable space at these properties was approximately 99.3% leased, with an average remaining lease term of approximately 15.3 years.

As of December 31, 2010, our five highest tenant concentrations, based on annualized gross rental revenue, were as follows:

			2010 Gross
			Annualized	Percentage of 2010
	Total Number of	Rentable	Rental Revenue	Gross Annualized
Tenant	Leases	Square Feet(1)	(in thousands)	Rental Revenue

Microsoft Corporation — technology	1	561,584	$22,698	9%
Albertson’s — grocery	32	1,871,563	22,110	9%
Walgreens — drug store	55	803,723	21,215	8%
CVS — drug store	40	518,908	15,202	6%
Home Depot — home improvement	11	1,841,772	12,382	5%

	139	5,597,550	$93,607	37%

(1)	Including square feet of the buildings on land that is subject to ground leases.

As of December 31, 2010, our five highest tenant industry concentrations, based on annualized gross rental revenue, were as follows:

			2010 Gross	Percentage of
			Annualized	2010 Gross
	Total Number of	Rentable	Rental Revenue	Annualized
Industry	Leases	Square Feet(1)	(in thousands)	Rental Revenue

Drugstore	95	1,322,631	$36,417	14%
Specialty Retail	175	2,304,266	32,179	13%
Grocery	45	2,511,138	31,246	12%
Restaurant	119	674,466	24,454	10%
Technology	1	561,584	22,698	9%

	435	7,374,085	$146,994	58%

(1)	Including square feet of the buildings on land that is subject to ground leases.

As of December 31, 2010, our five highest geographic concentrations, based on annualized gross rental revenue, were as follows:

			2010 Gross	Percentage of
			Annualized	2010 Gross
	Total Number of	Rentable	Rental Revenue	Annualized
Location	Properties	Square Feet(1)	(in thousands)	Rental Revenue

Texas	96	4,518,293	$60,355	24%
Washington	1	583,179	23,046	9%
Illinois	28	748,485	14,682	6%
California	11	1,277,075	14,612	6%
Arizona	17	1,229,370	12,972	5%

	153	8,356,402	$125,667	50%

(1)	Including square feet of the buildings on land that is subject to ground leases.

Mortgage Notes Receivable Portfolio

As of December 31, 2010, we owned two mortgage notes receivable with an aggregate book value of $63.9 million secured by two office buildings, each of which is subject to a net lease and mature on October 1, 2018.

Investment in Joint Ventures

As of December 31, 2010, through three joint venture arrangements, we had interests in seven properties comprising 909,000 gross rentable square feet of commercial space and an interest in a land parcel under development comprising 213,000 square feet of land. The joint ventures held total assets of $79.9 million as of December 31, 2010.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section provides relevant summary information on the historical experience of the real estate programs managed over the last ten years by our sponsor, Cole Real Estate Investments, including certain officers and directors of our advisor. The prior performance of the programs previously sponsored by Cole Real Estate Investments is not necessarily indicative of the results that we will achieve. For example, most of the prior programs were privately offered and did not bear a fee structure similar to ours, or the additional costs associated with being a publicly held entity. Therefore, you should not assume that you will experience returns comparable to those experienced by investors in prior real estate programs sponsored by Cole Real Estate Investments.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by Cole Real Estate Investments. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the “Conflicts of Interest” section of this prospectus for additional information.

The information in this section and in the Prior Performance Tables incorporated by reference into this prospectus provides relevant summary information concerning real estate programs sponsored by Cole Real Estate Investments over the last ten years. The Prior Performance Tables contained in our Form 8-K filed with the Securities and Exchange Commission on April 22, 2011 (referred to herein as our April 22nd Form 8-K) and incorporated by reference into this prospectus set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor and its affiliates (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of properties (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, contains certain additional information relating to properties acquired by these prior real estate programs. We will furnish copies of such tables to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them. As of December 31, 2010, approximately 98% of the prior real estate programs had investment objectives similar to those of this program, based on number of programs.

Summary Information

Prior Private Programs

During the period from January 1, 2001 to December 31, 2010, Cole Real Estate Investments sponsored 65 privately offered programs, including six limited partnerships, four debt offerings, 27 Delaware Statutory Trusts, 26 tenant-in-common programs, and CCPT I, a privately offered REIT, each with investment objectives similar to this program, and one limited partnership that did not have similar investment objectives to this program. As of December 31, 2010, such privately offered prior programs have raised approximately $674.9 million from approximately 6,300 investors. For more detailed information about the experience of our affiliates in raising and investing funds for offerings initiated over the last three years and compensation paid to the sponsors of these programs, see Tables I and II of the Prior Performance Tables contained in our April 22nd Form 8-K and incorporated by reference into this prospectus.

With respect to the six privately offered limited partnerships sponsored by Cole Real Estate Investments during the period from January 1, 2001 to December 31, 2010, which had similar investment objectives to this program, affiliates of our advisor have been general partners in each limited partnership. In total, limited partnership interests were sold to approximately 1,800 investors, raising approximately $86.6 million of capital. The foregoing partnerships have purchased in the aggregate 29 properties for an approximate acquisition cost of $204.0 million, of which approximately 57.4% is attributable to 23 single-tenant commercial properties, 40.0% is attributable to three shopping centers, 1.3% is attributable to one data center and 1.3% is attributable to two unimproved or partially-improved land parcels intended for high-rise/data center development. Four of the properties were located in the Phoenix metropolitan area, and 25 were located in the following states: three in Tennessee; three in Oklahoma; two in California; two in Florida; two in Ohio; and one each in Alabama, Indiana, Iowa, Kentucky, Michigan, Missouri, Nevada, New Mexico, New York, South Carolina, Texas, Virginia and Washington. The properties have been purchased on terms varying from all cash to market rate financing. All of the 29 properties have been sold and each of the limited partnerships has completed operations. See Table IV of the Prior Performance Tables contained in our April 22nd Form 8-K and incorporated by reference into this prospectus for information on the limited partnerships that completed operations since January 1, 2006.

Five of the six privately offered limited partnerships, Cole Credit Property Fund I, LP (CCPF), Cole Credit Property Fund II, LP (CCPF II), Cole Santa Fe Investors, LP, Cole Desert Palms Power Center, LP and Cole Boulevard Square Investors, LP, achieved average annual returns ranging from approximately 8.07% to approximately 15.36% during the life of the respective partnership through the date of liquidation. Another privately offered program, Cole Southwest Opportunity Fund, LP, completed development of a data facility in Phoenix, Arizona in August 2001 through a joint venture, and on April 6, 2005, the Phoenix facility was sold for $16.3 million, resulting in a return to investors of 83% of their original investment. See Table IV of the Prior Performance Tables for additional information regarding these prior private programs that completed operations since January 2006.

Two of the privately offered limited partnerships, CCPF and CCPF II, disposed an aggregate of 22 properties each through a sale to CCPT II for $121.3 million. In accordance with CCPT II’s charter, CCPT II’s board of directors, including all of its independent directors, not otherwise interested in the transactions, approved these purchases as being fair and reasonable to CCPT II at a price in excess of the cost paid by the affiliated seller, and determined that there was substantial justification for the excess cost. In addition, the limited partners of CCPF and CCPF II approved the sales.

With respect to the one privately offered limited partnership sponsored by Cole Real Estate Investments during the period from January 1, 2001 to December 31, 2010, Cole Growth Opportunity Fund I LP (CGOF), which did not have similar investment objectives to this program, an affiliate of our advisor serves as the general partner. Unlike the investment approach of Cole’s other programs, which were designed to provide current income through the payment of cash distributions, CGOF is designed to invest in properties located in high growth markets in the early stages of development, where value added investment strategies could be implemented with the objective of realizing appreciation through the sale or other form of disposition of properties. As of December 31, 2010, CGOF had raised approximately $26.3 million from approximately 400 investors and owned directly, or through investments in joint ventures, a total of four properties including three properties in Arizona and one property in Nevada for an aggregate cost of approximately $27.3 million including development related costs. None of these properties have been sold.

In addition to the partnerships described above, as of December 31, 2010, affiliates of our advisor had issued an aggregate of approximately $114.2 million in collateralized senior notes through four privately offered debt programs and had acquired an aggregate of 123 single-tenant retail properties, 39 single-tenant commercial properties, three multi-tenant retail properties and one land parcel in 37 states for an aggregate acquisition cost of approximately $1.0 billion. The debt offerings are considered to be prior programs, as proceeds were primarily used to invest in single-tenant income-producing retail and commercial properties. One of the primary purposes of the note programs was to enable Cole Real Estate Investments to acquire assets that might be suitable for its tenant-in-common program and Delaware Statutory Trust program and for acquisition by one of its equity programs pending such time as the respective program had sufficient capital and/or corporate approval to acquire the asset. As of December 31, 2010, 162 of the properties had been sold, of which eight were sold to CCPT I, one land parcel was sold to CGOF, 17 were sold to CCPT II, six were sold to us, 26 were sold to participants in Cole Real Estate Investment’s tenant-in-common program, 52 were sold to participants in Cole Real Estate Investment’s Delaware Statutory Trust program and the remaining 52 properties were sold to unrelated third parties. On April 28, 2006, an affiliate of our advisor redeemed at par all of the approximately $28.0 million in collateralized senior notes issued under the first debt offering. On April 6, 2009, an affiliate of our advisor redeemed at par all of the approximately $28.8 million in collateralized senior notes issued under the second debt offering.

In addition, Cole Real Estate Investments offered properties to Section 1031 exchange investors in the form of the sale of tenant-in-common ownership interests in such properties. As of December 31, 2010, aggregate ownership interests in 26 properties of approximately $171.4 million had been sold in 26 private offerings of properties located in 15 states. The value of such tenant-in-common ownership interests was determined by the aggregate purchase price, including acquisition costs, of the properties. In addition, Cole Real Estate Investments offered properties through a Delaware statutory trust program whereby beneficial interests were offered in trusts that acquired real property. As of December 31, 2010, aggregate ownership interests in 52 properties of approximately $176.1 million had been sold in 27 private offerings of properties located in 21 states. The value of such beneficial interests was determined by the aggregate purchase price, including acquisition costs, of the real property acquired. Each of the programs described in this paragraph were still in operation as of December 31, 2010 and have similar investment objectives to this program. See Tables I and II of the Prior Performance Tables contained in our April 22nd Form 8-K and incorporated by reference into this prospectus for additional information regarding these programs.

On April 26, 2004, CCPT I commenced a private placement of shares of its common stock for $10 per share, subject to certain volume and other discounts. CCPT I completed the private placement on September 16, 2005, after having raised aggregate gross proceeds of approximately $100.3 million. As of December 31, 2010, CCPT I had approximately 1,400 investors, and had acquired 42 single-tenant retail properties located in 19 states for an aggregate acquisition cost of approximately $199.1 million. CCPT I has similar investment objectives to this program. CCPT I disclosed in its private placement memorandum a targeted liquidity event by February 1, 2016. Such targeted date has not yet occurred, and CCPT I has not had a liquidity event. See the Prior Performance Tables contained in our April 22nd Form 8-K and incorporated by reference into this prospectus for additional information regarding this program.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the Securities and Exchange Commission by CCPT I within the last 24 months. For a reasonable fee, CCPT I will provide copies of any exhibits to such Form 10-K.

During the period from January 1, 2001 to December 31, 2010, the prior private programs purchased an aggregate of 232 properties located in 40 states. The table below gives information about these properties by region.

	Properties Purchased
		% of Total
Location	Number	Purchase Price

South	112	42.2%
Midwest	63	29.4%
West	34	22.4%
Northeast	23	6.0%

	232	100.0%

Based on the aggregate purchase price of the 232 properties, approximately 76.0% were single-tenant retail properties, approximately 15.8% were multi-tenant retail properties, approximately 7.0% were single-tenant commercial properties, approximately 1.0% were land and approximately 0.2% were data centers. The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs of our affiliates as of December 31, 2010:

Type of Property	New	Used	Construction

Retail/Commercial	25.7%	73.1%	1.2%
Land	—	100.0%	—
Data Center	—	—	100.0%

As of December 31, 2010, these private programs had sold 182, or 78.4% of the total 232 properties purchased, of which 39 properties were sold to CCPT II, six properties were sold to us and 137 properties were sold to unrelated third parties. Of the 137 properties sold to unrelated third parties, 26 properties sold to participants in Cole Real Estate Investment’s tenant-in-common program and 52 properties sold to participants in Cole Real Estate Investment’s Delaware Statutory Trust program. The original purchase price of the properties that were sold was approximately $1.1 billion, and the aggregate sales price of such properties was approximately $1.2 billion. See Tables III, IV and V of the Prior Performance Tables contained in our April 22nd Form 8-K and incorporated by reference into this prospectus for more detailed information as to the operating results of such programs whose offerings closed in the last five years, results of such programs that have completed their operations over the last five years and the sales or other disposals of properties with investment objectives similar to ours over the last three years.

During the three years ended December 31, 2010, the prior private real estate programs purchased an aggregate of ten properties located in seven states. The table below gives information about these properties by region.

	Properties Purchased
		% of Total
Location	Number	Purchase Price

South	4	40.4%
West	4	37.0%
Midwest	2	22.6%

	10	100.0%

Based on the aggregate purchase price of the ten properties, approximately 63.0% were single-tenant retail properties, approximately 22.0% were single-tenant commercial properties and approximately 15.0% were land. A total of four of the properties were purchased with a combination of offering proceeds and mortgage notes payable and the remaining six properties were purchased solely using offering proceeds.

Prior Public Programs

Other than our company, Cole Real Estate Investments sponsored one publicly offered REIT, CCPT II, during the period from January 1, 2001 to December 31, 2010. CCPT II has similar investment objectives to this program. As of December 31, 2010, CCPT II had raised approximately $2.2 billion from approximately 41,000 investors. For more detailed information about the experience of our affiliates in raising and investing funds for this public offering and compensation paid to the sponsors of CCPT II, see Tables I and II of the Prior Performance Tables contained in our April 22nd Form 8-K and incorporated by reference into this prospectus.

On June 27, 2005, CCPT II commenced an initial public offering of shares of its common stock for $10 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 pursuant to a distribution reinvestment plan. CCPT II terminated its initial public offering on May 22, 2007 and commenced a follow-on public offering on May 23, 2007. Pursuant to the follow-on offering, CCPT II offered and sold shares of its common stock for $10 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 pursuant to its distribution reinvestment plan. CCPT II terminated its follow-on offering on January 2, 2009, although it continues to offer and sell shares of its common stock to existing CCPT II stockholders pursuant to its distribution reinvestment plan. As of December 31, 2010, CCPT II had raised approximately $2.2 billion from approximately 41,000 investors and had acquired 412 single-tenant retail properties, 292 single-tenant commercial properties, and 21 multi-tenant retail properties in an aggregate of 45 states and the U.S. Virgin Islands for an aggregate acquisition cost of approximately $3.2 billion. CCPT II also acquired indirect interests in one multi-tenant retail property through a joint venture for approximately $53.7 million and in a ten-property storage facility portfolio through a joint venture for approximately $70.7 million. CCPT II disclosed in its prospectus a targeted liquidity event by May 22, 2017. Such targeted date has not yet occurred, and CCPT II has not had a liquidity event.

During the period from January 1, 2001 to December 31, 2010, CCPT II purchased 725 properties located in 45 states and the U.S. Virgin Islands. The table below gives information about these properties by region.

	Properties Purchased
		% of Total
Location	Number	Purchase Price

South	436	50.8%
Midwest	178	28.8%
West	59	12.3%
Northeast	51	7.9%
U.S. Virgin Islands	1	0.2%

	725	100.0%

Based on the aggregate purchase price of the 725 properties, approximately 56.0% were single-tenant retail properties, approximately 25.3% were single-tenant commercial properties and approximately 18.7% were multi-tenant retail properties.

The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by CCPT II as of December 31, 2010:

Type of Property	New	Used	Construction

Retail/Commercial	12.9%	87.1%	—

As of December 31, 2010, the CCPT II had not sold any of the 725 properties.

During the three years ended December 31, 2010, CCPT II purchased 392 properties located in 38 states. The table below gives information about these properties by region.

	Properties Purchased
		% of Total
Location	Number	Purchase Price

South	281	50.9%
Midwest	45	22.4%
West	34	18.4%
Northeast	32	8.3%

	392	100.0%

Based on the aggregate purchase price of the 392 properties, approximately 54.9% were single-tenant retail properties, approximately 22.5% were single-tenant commercial properties and approximately 22.6% were multi-tenant retail properties. A total of 460 of the properties were purchased with a combination of offering proceeds and mortgage notes payable and the remaining 254 properties were purchased solely using offering proceeds.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the Securities and Exchange Commission by CCPT II within the last 24 months. For a reasonable fee, CCPT II will provide copies of any exhibits to such Form 10-K.

Liquidity Track Record

Prior Private Programs

Of the 65 prior private programs sponsored by Cole Real Estate Investments discussed above, 33 of them disclosed a targeted date or time frame for liquidation in their private placement memorandum. Of the 33 programs that made such disclosure, four programs liquidated by the date or within the time frame set forth in their private placement memorandum. With respect to the remaining 29 programs that made such disclosure, the targeted date or time frame for liquidation has not yet occurred and these programs are still in operation as of December 31, 2010.

Prior Public Programs

CCPT II disclosed in its prospectus a targeted date or time frame for listing its shares on a national securities exchange or seeking stockholder approval of either (1) an extension or elimination of the listing deadline, or (2) a liquidation. The targeted date or time frame for listing or seeking such stockholder approval has not yet occurred, and the program is still in operation as of December 31, 2010.

Adverse Business and Other Developments

Adverse changes in general economic conditions have occasionally affected the performance of the prior programs. The following discussion presents a summary of significant adverse business developments or conditions experienced by Cole Real Estate Investment’s prior programs over the past ten years that may be material to investors in this offering.

Share Valuation

CCPT I stated in its private placement memorandum that after two years from the last offering of its shares of common stock, CCPT I would provide an estimated value per share for the principal purpose of assisting fiduciaries of plans subject to the annual reporting requirements of ERISA, and IRA trustees or custodians, which prepare reports relating to an investment in CCPT I’s shares of common stock. On January 13, 2011, CCPT I announced that its board of directors approved an estimated value of CCPT I’s common stock of $7.65 per share as of December 31, 2010. This estimated value is unchanged from the $7.65 per share estimated value as of December 31, 2009, announced by CCPT I on February 1, 2010. The shares of CCPT I’s common stock were originally sold at a gross offering price of $10 per share. The principal reason for the decrease in share value beginning with the December 31, 2009 valuation was a decline in real estate values, despite CCPT I’s properties maintaining a 100% occupancy rate. The decline in values resulted from disruptions in the credit markets and the general economic conditions. In determining an estimated value of CCPT I’s shares of common stock, the board of directors of CCPT I relied upon information provided by an independent consultant that specializes in valuing commercial real estate companies, and information provided by CCPT I Advisors. The statement of value was only an estimate and may not reflect the actual value of CCPT I’s shares of common stock. Accordingly, there can be no assurance that the estimated value per share would be realized by CCPT I’s stockholders if they were to attempt to sell their shares or upon liquidation.

In February 2009, FINRA informed broker dealers that sell shares of non-exchange traded REITs that broker dealers may not report, in a customer account statement, an estimated value per share that is developed from data more than 18 months old. To assist broker dealers in complying with the FINRA notice, the board of directors of CCPT II established an estimated value of CCPT II’s common stock of $8.05 per share as of June 22, 2010. The shares of CCPT II’s common stock were originally sold at a gross offering price of $10 per share. The principal reason for the decrease in share value was a decline in real estate values resulting from disruptions in the credit markets and the general economic conditions, in addition to a decline in CCPT II’s occupancy rate to 94%. In determining an estimated value of CCPT II’s shares of common stock, the board of directors of CCPT II relied upon information provided by an independent consultant that specializes in valuing commercial real estate companies, and information provided by CCPT II Advisors. The statement of value was only an estimate and may not reflect the actual value of CCPT II’s shares of common stock. Accordingly, there can be no assurance that the estimated value per share would be realized by CCPT II’s stockholders if they were to attempt to sell their shares or upon liquidation. CCPT II’s board of directors is expected to announce an updated estimated value of CCPT II’s shares of common stock within 18 months after June 22, 2010.

Distributions and Redemptions

From June 2005 through February 2010, CCPT I paid a 7% annualized distribution rate based upon a purchase price of $10 per share. However, beginning in March 2010, CCPT I reduced its annualized distribution rate to 5% based on a purchase price of $10 per share, or 6.54% based on the most recent estimated value of $7.65 per share. The principal reasons for the lower distribution rate were the approximately $50 million of fixed rate debt that was to mature by year-end 2010 and the prevailing credit markets, which dictated higher interest rates upon refinancing and amortization provisions, requiring CCPT I to pay down a portion of the principal on a monthly basis over the life of the loan.

Pursuant to CCPT I’s share redemption program, the company may use up to 1% of its annual cash flow, including operating cash flow not intended for distributions, borrowings, and capital transactions such as sales or refinancings, to satisfy redemption requests. Accordingly, CCPT I’s board of directors must determine at the beginning of each fiscal year the maximum amount of shares that CCPT I may redeem during that year. CCPT I’s board of directors determined that there was an insufficient amount of cash available for redemptions during the years ending December 31, 2008, 2009, 2010 and 2011. CCPT I continues to accept redemption requests which are considered for redemption if and when sufficient cash is available to fund redemptions. Requests relating to approximately 277,000 shares remained unfulfilled as of December 31, 2010.

From October 2005 through February 2006, CCPT II paid a 6% annualized distribution rate based upon a purchase price of $10 per share; from March 2006 through June 2006, CCPT II paid a 6.25% annualized distribution rate based upon a purchase price of $10 per share; from July 2006 through June 2007, CCPT II paid a 6.5% annualized distribution rate based upon a purchase price of $10 per share; from July 2007 through June 2009, CCPT II paid a 7% annualized distribution rate based upon a purchase price of $10 per share; and from July 2009 through the date of this prospectus, CCPT II paid a 6.25% annualized distribution rate based upon a purchase price of $10 per share, or a 7.76% annualized distribution rate based on the most recent estimate of the value of $8.05 per share. The principal reason for the reduction of the distribution rate was the drop in the occupancy rate of the CCPT II portfolio from 99% on December 31, 2008, to 95% at September 30, 2009, resulting in lower revenue. CCPT II’s occupancy rate as of December 31, 2010 was 94%.

Pursuant to CCPT II’s share redemption program in effect during 2009, redemptions were limited to 3% of the weighted average number of shares outstanding during the prior calendar year, other than for redemptions requested upon the death of a stockholder. During 2009, CCPT II funded redemptions up to this limit. On November 10, 2009, CCPT II’s board of directors voted to temporarily suspend CCPT II’s share redemption program other than for requests made upon the death of a stockholder. The board considered many factors in making this decision, including the expected announcement of an estimated value of CCPT II’s common stock in June 2010 and continued uncertainty in the economic environment and credit markets. On June 22, 2010, CCPT II’s board of directors reinstated the share redemption program, with certain amendments, effective August 1, 2010. Under the terms of the revised share redemption program, during any calendar year, CCPT II will redeem shares on a quarterly basis, up to one-fourth of 3% of the weighted average number of shares outstanding during the prior calendar year (including shares requested for redemption upon the death of a stockholder). In addition, funding for redemptions for each quarter will be limited to the net proceeds received from the sale of shares, in the respective quarter, under CCPT II’s distribution reinvestment plan. These limits might prevent CCPT II from accommodating all redemption requests made in any fiscal quarter or in any twelve month period. Subsequent to the reinstatement of the share redemption program through December 31, 2010, CCPT II received valid redemption requests pursuant to the share redemption program, as amended, relating to approximately 9.1 million shares and requests relating to approximately 2.5 million shares were redeemed on a pro-rata basis; however requests relating to approximately 6.5 million shares went unfulfilled, including shares unfulfilled and resubmitted in a subsequent period. Requests for redemption that are not fulfilled in a period may be resubmitted by stockholders in a subsequent period. Unfulfilled requests for redemption are not carried over automatically to subsequent redemption periods. A valid redemption request is one that complies with the applicable requirements and guidelines of the share redemption program, as amended.

Additionally, one of the six privately offered limited partnerships, Cole Santa Fe Investors, LP, suspended distributions to investors due to a tenant bankruptcy beginning with the quarter ending December 31, 2003. On November 30, 2007, the property was sold for approximately $28.5 million, which resulted in a return to investors of 100% of their original investment plus a return of approximately 13.7% per year.

Another privately offered program, Cole Southwest Opportunity Fund, LP, was unable to lease its developed data center facility as a result of the severe downturn in the telecommunications industry. The Phoenix facility was sold for $16.3 million, which along with the previous sale of vacant land parcels in Las Vegas, Nevada formerly owned by a wholly-owned subsidiary of Cole Southwest Opportunity Fund, LP, resulted in a return to investors of approximately 83% of their original investment upon liquidation of the limited partnership.

DESCRIPTION OF SHARES

We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are available upon request.

Our charter authorizes us to issue up to 1,000,000,000 shares of stock, of which 990,000,000 shares are designated as common stock at $0.01 par value per share and 10,000,000 shares are designated as preferred stock at $0.01 par value per share. As of December 31, 2010, 248,070,364 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. Our board of directors may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See the “Risk Factors — Risks Related to an Investment in Cole Credit Property Trust III, Inc.” section of this prospectus.

To the extent that our board of directors determines that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund, redemption or appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors to issue one or more classes or series of preferred stock without stockholder approval (provided that the issuance of preferred stock must also be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel) and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of shares of our common stock.

We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock, but it may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

Subject to our charter restrictions on transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.

However, under the Maryland General Corporation Law and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor; and

•	transfers of less than substantially all of our assets.

Also, because our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the president, the chief executive officer or upon the written request of stockholders holding at least 10% of our outstanding shares. Upon receipt of a written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence, either in person or by proxy, of stockholders entitled to cast at least 50% of all the votes entitled to be cast at a meeting on any matter will constitute a quorum.

Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder, and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives will also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us in writing that the list and records will not be used to pursue commercial interests.

In the event that the listing of our stock on a national securities exchange occurs on or before the tenth anniversary of the termination of our initial public offering, the corporation will continue perpetually unless dissolved pursuant to any applicable provision of the Maryland General Corporation Law. If we do not list our shares of common stock on a national securities exchange within ten years of termination of our initial public offering, our charter requires that we either (i) seek stockholder approval of an extension or elimination of the listing deadline, or (ii) seek stockholder approval of the liquidation and dissolution of our corporation. If we seek and do not obtain stockholder approval of an extension or elimination of the listing deadline, we would then be required to seek stockholder approval of our liquidation and dissolution. If we seek and obtain stockholder approval of our liquidation and dissolution, we would begin an orderly sale of our assets and distribute, subject to our advisor’s subordinated participation, our net proceeds to you. If we do not obtain such stockholder approval, our charter would not require us to list or liquidate and we could continue to operate as before. In such event, there will be no public market for shares of our common stock and you may be required to hold the shares indefinitely.

Restrictions on Ownership and Transfer

In order for us to continue to qualify as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•	five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

See the “Federal Income Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to continue to qualify as a REIT, among other reasons, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of common stock. Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	results in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) our being “closely held” under Section 856(h) of the Internal Revenue Code, (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to continue to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust are referred to in this prospectus as Excess Securities. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities.

Within 20 days of receiving notice from us that the Excess Securities have been transferred to the beneficial trust, the trustee of the beneficial trust shall sell the Excess Securities. The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds (net of any commissions and other expenses of sale), or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities, or (ii) the current market price, until the Excess Securities are sold by the trustee of the beneficial trust. We may reduce the amount payable to the intended transferee upon such sale by the amount of any distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our charter to be void or invalid, then we may, at our option, deem the intended transferee of any Excess Securities to have acted as an agent on our behalf in acquiring such Excess Securities and to hold such Excess Securities on our behalf.

Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (ii) proposes or attempts any of the transactions in clause (i), is required to give us 15 days written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Reports We Provide to our Stockholders

Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by an independent registered public accounting firm for SEC purposes;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by our independent directors with regard to the fairness of such transactions.

Distribution Policy and Distributions

We currently pay regular monthly distributions to our stockholders and we intend to continue to pay monthly distributions to our stockholders. We currently calculate our monthly distributions on a daily record and declaration date. Therefore, new investors will be entitled to distributions immediately upon the purchase of their shares. Because substantially all of our operations will be performed indirectly through CCPT III OP, our operating partnership, our ability to pay distributions depends in large part on CCPT III OP’s ability to pay distributions to us. In the event we do not have enough cash flow from operations to fund the distribution, we may borrow, use proceeds from this offering, issue additional securities or sell assets in order to fund the distributions, and we have no limits on the amounts we may pay from such other sources. Generally, such distributions are determined by our board of directors based on our current and reasonably projected operating cash flows and such other factors as our board of directors deems relevant. The board of directors’ objective is to pay a consistent and sustainable distribution. We have paid distributions in excess of our cash flows from operations as defined by GAAP, and we expect to continue to pay distributions in excess of our cash flow from operations during our offering stage. As a result, the amount of distributions paid at any time may not be an indicator of the current performance of our properties or current operating cash flows.

Historically, we have primarily declared distributions to stockholders as of daily record dates and aggregated and paid such distributions monthly. Our board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001780822 (which equates to 6.50% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) per share for stockholders of record as of the close of business on each day of the period commencing on January 6, 2009 through March 31, 2009. During the period commencing on April 1, 2009 and ending on March 31, 2010, our board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001849509 (which equates to 6.75% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) per share for stockholders of record as of the close of business on each day of the period. Our board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001918007 per share (which equates to 7.00% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on April 1, 2010 and ending on December 31, 2010. Our board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001781016 per share (which equates to 6.50% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on January 1, 2011 and ending on June 30, 2011.

Our board of directors began declaring distributions in January 2009, after we commenced business operations. We have primarily declared distributions on a quarterly basis, with daily record dates. These distributions generally are aggregated and paid monthly in arrears. Our board of directors intends to pay distributions monthly in arrears for so long as it decides this policy is in the best interests of our stockholders.

We declared and paid the following distributions to our stockholders during the last two fiscal years:

Period Ended	Date Paid	Distribution

1/31/2009	2/13/2009	$50,045
2/28/2009	3/13/2009	222,650
3/31/2009	4/15/2009	537,199
4/30/2009	5/15/2009	885,468
5/31/2009	6/15/2009	1,316,765
6/30/2009	7/15/2009	1,736,639
7/31/2009	8/14/2009	2,309,360
8/31/2009	9/15/2009	2,849,724
9/30/2009	10/15/2009	3,294,451
10/31/2009	11/13/2009	4,038,471
11/30/2009	12/15/2009	4,523,941
12/31/2009	1/15/2010	5,312,799
1/31/2010	2/12/2010	5,898,393
2/28/2010	3/15/2010	5,923,799
3/31/2010	4/15/2010	7,215,616
4/30/2010	5/14/2010	8,054,359
5/31/2010	6/15/2010	9,242,256
6/30/2010	7/15/2010	9,784,225
7/31/2010	8/13/2010	10,923,961
8/31/2010	9/15/2010	11,681,287
9/30/2010	10/15/2010	12,019,707
10/31/2010	11/15/2010	13,163,091
11/30/2010	12/15/2010	13,397,032
12/31/2010	1/14/2011	14,447,686

		$148,828,924

As of December 31, 2010, cumulative since inception, we have declared $148.8 million of distributions and we have paid $134.4 million, of which $56.6 million was paid in cash and $77.8 million was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. Net loss and funds from operations were $14.2 million and $31.6 million, respectively, as of December 31, 2010, cumulative since inception. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations and Modified Funds from Operations” in our Annual Report on form 10-K for the year ended December 31, 2010 incorporated by reference into this prospectus for information regarding why we present funds from operations and for a reconciliation of this non-GAAP financial measure to net loss.

The following table presents distributions and sources of distributions for the periods indicated below (in thousands):

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2010	2010	2010	2010

Distributions paid in cash	$16,467	$13,620	$10,191	$7,161
Distributions reinvested	22,113	18,767	14,320	9,974

Total distributions	$38,580	$32,387	$24,511	$17,135

Source of distributions:
Net cash provided by operating activities	$13,773	$8,821	$6,844	$6,354
Proceeds from issuance of common stock	24,564	16,203	11,083	6,845
Proceeds from notes payable	243	7,363	6,584	3,936

Total sources	$38,580	$32,387	$24,511	$17,135

Net cash provided by operating activities of approximately $13.8 million, $8.8 million, $6.8 million and $6.4 million for the three months ended December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010 respectively, has been reduced by approximately $24.6 million, $16.2 million, $11.1 million and $6.8 million respectively, of real estate acquisition related expenses incurred and expensed during the period in accordance with Accounting Standards Codification 805, Business Combinations. We consider the real estate acquisition related expenses to have been funded by proceeds from our ongoing public offering of shares of our common stock because the expenses were incurred to acquire our real estate investments.

Distributions to stockholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current or accumulated earnings and profits typically constitute a return of capital for tax purposes and reduce the stockholders’ basis in our common shares. We will annually notify stockholders of the taxability of distributions paid during the preceding year.

Although we intend to pay regular monthly distributions, our results of operations, our general financial condition, general economic conditions, or other factors may inhibit us from doing so. Distributions are authorized at the discretion of our board of directors, and are based on many factors, including current and expected cash flow from operations, as well as the obligation that we comply with the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses, including fees and expenses paid to our advisor;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares;

•	the amount of cash used to repurchase shares under our share redemption program; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of operating cash flows that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, including through this offering, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the “Federal Income Tax Considerations — Requirements for Qualification as a REIT” section of this prospectus.

Distributions in Kind

Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those stockholders that accept such offer.

Stockholder Liability

The Maryland General Corporation Law provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination with our advisor or any of its affiliates. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any of its affiliates. As a result, our advisor or any of its affiliates may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by Maryland General Corporation Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by Cole Capital Advisors or any affiliate of Cole Capital Advisors.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, except as may be provided by our board of directors in setting the terms of any class or series of our preferred stock, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board of directors the exclusive power to fix the number of directorships. We will not elect to be subject to provisions of Subtitle 8 that are contrary to the NASAA REIT Guidelines.

Tender Offers by Stockholders

Our charter provides that any tender offer, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offering person must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with the provisions set forth above, our company will have the right to redeem that person’s shares and any shares acquired in such tender offer. In addition, the non-complying person will be responsible for all of our company’s expenses in connection with that person’s noncompliance.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who is a stockholder of record both at the time of giving advance notice of such nominations or proposals of business and at the time of such annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at the time of giving advance notice of such nominations and at the time of such special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Share Redemption Program

Our board of directors has adopted an amended share redemption program that enables you to sell your shares to us in limited circumstances. Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Our common stock currently is not listed on a national securities exchange and we will not seek to list our stock unless and until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all, or a portion consisting of at least 25%, of the holder’s shares to us for redemption at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our sponsor, board of directors, advisor or its affiliates any fees to complete any transactions under our share redemption program.

We anticipate that our board of directors will approve an amendment to our share redemption program that will adjust the minimum number of shares that may be presented for redemption, such that a stockholder presenting a portion of the holder’s shares for redemption will be required to present a portion consisting of at least the lesser of (1) 25% of the holder’s shares; or (2) a number of shares with an aggregate redemption price of at least $2,500. The amendment will be effective no earlier than 30 days following the effective date of this prospectus.

During the term of this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares, the redemption price per share will depend on the price you paid for your shares and the length of time you have held such shares as follows: after one year from the purchase date, 95% of the amount you paid for each share; after two years from the purchase date, 97.5% of the amount you paid for each share; and after three years from the purchase date, 100% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Accordingly, the redemption price will reflect a stockholder’s reduced purchase price if such stockholder received discounted or waived selling commissions and/or a waived dealer manager fee. At any time we are engaged in an offering of shares, the per share price for shares purchased under our redemption program will always be equal to or lower than the applicable per share offering price.

After such time as our board of directors has determined a reasonable estimated value of our shares, the per share redemption price will depend on the length of time you have held such shares as follows: after one year from the purchase date, 95% of the Estimated Share Value (defined below); after two years from the purchase date, 97.5% of the Estimated Share Value; and after three years from the purchase date, 100% of the Estimated Share Value (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). For purposes of establishing the redemption price per share, “Estimated Share Value” shall mean the most recently disclosed reasonable estimated value of our shares of common stock as determined by our board of directors, including a majority of our independent directors.

Our board of directors will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. If we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales subsequent to the establishment of the Estimated Share Value, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds. In no event will the Estimated Share Value established for purposes of our share redemption program exceed the then-current estimated share value established for purposes of our distribution reinvestment plan.

Upon receipt of a request for redemption, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will not redeem any shares subject to a lien. Any costs in conducting the Uniform Commercial Code search will be borne by us.

We may waive the one-year holding period requirement upon request due to a stockholder’s death or bankruptcy or other exigent circumstances as determined by our advisor. In the event of the death of a stockholder, we must receive notice from the stockholder’s estate within 270 days after the stockholder’s death. In addition, in the event that you redeem all of your shares, any shares that you purchased pursuant to our distribution reinvestment plan may be excluded from the one-year holding requirement, in the discretion of our board of directors. Also, for purposes of the one-year-holding period, limited partners of CCPT III OP who exchanged their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date the CCPT III OP units were issued. Shares redeemed in connection with a stockholder’s death, during the term of this offering and until such time as our board of directors determines a reasonable estimated value of our shares, will be redeemed at a purchase price equal to 100% of the amount actually paid for the shares. Shares redeemed in connection with a stockholder’s death, after such time as our board of directors has determined a reasonable estimated value of our shares, will be redeemed at a purchase price per share equal to 100% of the Estimated Share Value. Shares redeemed in connection with a stockholder’s bankruptcy or other exigent circumstance within one year from the purchase date will be redeemed at a price per share equal to the price per share we would pay had the stockholder held the shares for one year from the purchase date.

We will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing twelve months prior to the redemption date (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the cap); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately one-fourth of 5% (1.25%) of the weighted average number of shares outstanding during the trailing twelve- month period, and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the quarterly caps); however, our board of directors may waive these quarterly limitations in its sole discretion. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any quarter, in which case quarterly redemptions will be made pro rata. Our board of directors also reserves the right in its sole discretion at any time, and from time to time, to reject any request for redemption for any reason.

We will redeem our shares on the last business day of the month following the end of each fiscal quarter. Requests for redemption must be received on or prior to the end of the fiscal quarter in order for us to repurchase the shares as of the end of the month following the end of the fiscal quarter in which you make your redemption request. You may withdraw your request to have your shares redeemed at any time prior to the last business day of the applicable fiscal quarter.

We will determine whether we have sufficient funds and/or shares available as soon as practicable after the end of each fiscal quarter, but in any event prior to the applicable payment date. If we cannot purchase all shares presented for redemption in any fiscal quarter, based upon insufficient cash available and/or the limit on the number of shares we may redeem during any quarter or year, we will attempt to honor redemption requests on a pro rata basis; provided, however, that we may give priority to the redemption of a deceased stockholder’s shares. Following such redemption period, if you would like to resubmit the unsatisfied portion of the prior redemption request for redemption, you must submit a new request for redemption of such shares prior to the last day of the new quarter. Unfulfilled requests for redemption will not be carried over automatically to subsequent redemption periods.

Our board of directors may choose to amend, suspend or terminate our share redemption program at any time upon 30 days notice. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of September 22, 2012, which is two years from the effective date of this offering, unless the distribution reinvestment plan offering is extended, or the date we sell all of the shares registered for sale under the distribution reinvestment plan, unless we file a new registration statement with the Securities and Exchange Commission and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under the distribution reinvestment plan, the discontinuance or termination of the distribution reinvestment plan will adversely affect our ability to redeem shares under the share redemption program. We will notify our stockholders of such developments (i) in our next annual or quarterly report or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our share redemption program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the sale of our company, liquidation of our portfolio, or listing of our shares on a national securities exchange. The share redemption program will be terminated if our shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.

The shares we redeem under our share redemption program will be cancelled and will return to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

Share Redemptions

Our current share redemption program provides that we will redeem shares of our common stock from requesting stockholders, subject to the terms and conditions of the share redemption program. In particular, during the trailing twelve-month period prior to the redemption date, we will not redeem in excess of 5% of the weighted average number of shares outstanding. In addition, the cash available for redemption is limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan. During the year ended December 31, 2010, we received valid redemption requests relating to approximately 1.2 million shares of our common stock, which we redeemed in full for $11.7 million (an average of $9.68 per share). During the year ended December 31, 2009, we received valid redemption requests relating to approximately 25,000 shares of our common stock, which we redeemed in full for $244,000 (an average of $9.72 per share). A valid redemption request is one that complies with the applicable requirements and guidelines of our share redemption program set forth in our prospectus. We have funded and intend to continue funding share redemptions with proceeds from our distribution reinvestment plan.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•	a transaction involving our conversion to trust or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction. If the appraisal is to be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for that offering.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(a) remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•	that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	that results in our stockholders having an adverse change in their voting rights;

•	in which our investor’s rights to access records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the stockholders.

Valuation Policy

The offering price for our shares is not based on the expected book value or expected net asset value of our proposed investments, or our expected operating cash flows. Although our board of directors may do so at any time in its discretion, we do not expect that our board of directors will undertake a process for estimating the per share value of our common stock during the period of this offering or for the 18-month period following the termination of this offering. However, during such period, solely to assist fiduciaries of certain tax-exempt plans subject to annual reporting requirements of ERISA who identify themselves to us and who request per share value information, we intend to use the most recent gross per share offering price of our shares of common stock as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties during such periods, in which case we will use the most recent gross offering price less the per share amount of the special distribution).

Estimates based solely on the most recent offering price of our shares will be subject to numerous limitations. For example, such estimates will not take into account:

•	individual or aggregate values of our assets;

•	real estate market fluctuations affecting our assets generally;

•	adverse or beneficial developments with respect to one or more assets in our portfolio;

•	our costs of the offering; or

•	our costs of acquiring assets.

No later than 18 months after the last sale in this offering as set forth above, we will disclose an estimated per share value that is not based solely on the offering price of our shares. This estimate will be determined by our board of directors, or a committee thereof, which in either case will include a majority of our independent directors, after consultation with our advisor, CR III Advisors, or if we are no longer advised by CR III Advisors, any successor advisor or our officers and employees, subject to the restrictions and limitations set forth in this valuation policy. We intend to publish the board of directors’ estimate of the reasonable value of our shares within 18 months after an offering, at a time to be determined by our board of directors.

Our board of directors or a committee thereof will have the discretion to choose a methodology or combination of methodologies as it deems reasonable under then current circumstances for estimating the per share value of our common stock. The estimated value is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. The methodologies for determining the estimated values under the valuation policy may take into account numerous factors including, without limitation, the following:

•	net amounts that might be realized in a sale of our assets in an orderly liquidation;

•	net amounts that might be realized in a bulk portfolio sale of our assets;

•	separate valuations of our assets;

•	our going concern value;

•	private real estate market conditions;

•	public real estate market conditions;

•	our business plan and characteristics and factors specific to our portfolio or securities;

•	the prices at which our securities were sold in other offerings, such as a distribution reinvestment plan offering;

•	the prices paid for our securities in other transactions, including secondary market trades; and

•	the relative prices paid for comparable companies listed on a national securities exchange.

Our board of directors may rely on an independent third-party valuation expert to assist in estimating the value of our assets or our shares of common stock. However, with respect to asset valuations, the board of directors will not be required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any such trade organization. We will disclose the effective date of the estimated valuation and a summary of the methodology by which the estimated value was developed. We do not intend to release individual property value estimates or any of the data supporting the estimated per share value.

After first publishing our board of directors’ estimate of the per share value of our common stock, our board of directors will repeat the process of estimating the per value of our common stock periodically thereafter.

The reasonable estimate of the value of our shares will be subject to numerous limitations. Such valuations will be estimates only and may be based upon a number of estimates, assumptions, judgments and opinions that may not be, or may later prove not to be, accurate or complete, which could make the estimated valuations incorrect. As a result, with respect to any estimate of the value of our common stock made pursuant to our valuation policy, there can be no assurance that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, bulk portfolio sales of our assets, sale of our company or listing of the common stock on an exchange;

•	any stockholder would be able to realize estimated share values in any attempt to sell shares;

•	the estimated value per share would be related to any individual or aggregated value estimates or appraisals of our assets; or

•	the estimated value, or method used to estimate value, would be found by any regulatory authority to comply with the ERISA, FINRA or other regulatory requirements.

This valuation policy may be amended by the board of directors at any time and, although the policy will express the intent of the board of directors at the time of its adoption, there is no limitation on the ability of the board of directors to cause us to vary from this policy to the extent it deems appropriate, with or without an express amendment of the policy.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

Prior to the commencement of this offering we will adopt an amended and restated distribution reinvestment plan (referred to in this prospectus as our distribution reinvestment plan). The distribution reinvestment plan will allow you to have distributions otherwise payable to you in cash reinvested in additional shares of our common stock. We will offer 25,000,000 shares for sale pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. Such price may only be available until the termination of our primary offering, which is anticipated to be on or before September 22, 2012, although our board of directors may extend the primary offering an additional year. Our board of directors has the discretion to extend the offering period for the shares offered under our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering. We may reallocate the shares of common stock being offered in this prospectus between the primary offering and the distribution reinvestment plan. The following is a summary of our distribution reinvestment plan. See Appendix C to this prospectus for the full text of the plan.

Pursuant to the distribution reinvestment plan, we generally intend to offer shares for sale at a price of $9.50 per share during the initial public offering of our shares and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recently disclosed per share value as determined in accordance with the valuation policy. If, at any time prior to the time distributions are reinvested, we have distributed net sale proceeds from the sale of one or more of our assets, or otherwise have paid a special distribution to stockholders, the offering price for shares offered under our distribution reinvestment plan will be adjusted to take into account such special distributions.

Notwithstanding the foregoing, our board of directors may establish a different price for shares sold pursuant to the plan, provided that if the new price so determined varies more than 5% from the pricing that would have resulted from the formula above, we will deliver a notice (which may be given by letter, delivered by electronic means or given by including such information in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Securities and Exchange Commission) regarding the new price to each plan participant at least 30 days’ prior to the effective date of the new price. For more information about our valuation policy, see “Description of Shares — Valuation Policy.”

Participants in our distribution reinvestment plan who purchased shares of our common stock in the primary offering at a discounted purchase price (due to volume or other applicable discounts) may pay more for the shares they acquire pursuant to the distribution reinvestment plan than their original purchase price.

Investment of Distributions

Our distribution reinvestment plan will allow our stockholders, and, subject to certain conditions set forth in the plan, any stockholder or partner of any other publicly offered limited partnership, REIT or other Cole-sponsored real estate program, to elect to purchase shares of our common stock with our distributions or distributions from such other programs. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of this offering until we have sold all of the shares allocated to the plan through the reinvestment of distributions. We may also offer shares pursuant to a new registration statement.

No dealer manager fees or sales commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan; therefore, we will retain all of the proceeds from the reinvestment of distributions. Accordingly, substantially all the economic benefits resulting from distribution reinvestment purchases by stockholders from the elimination of the dealer manager fee and selling commissions will inure to the benefit of the participant. However, purchasers of shares of our common stock who receive volume or other discounts in the primary offering who elect to participate in the distribution reinvestment plan may pay more for the shares they acquire pursuant to the distribution reinvestment plan than their original purchase price.

Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent, which currently is us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders with respect to shares purchased under the plan and will be treated in the same manner as if such shares were issued pursuant to our offering.

After the termination of the offering of our shares registered for sale pursuant to the distribution reinvestment plan under this prospectus and any subsequent offering, we may determine to allow participants to reinvest cash distributions from us in shares issued by another Cole-sponsored program only if all of the following conditions are satisfied:

•	prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent Cole-sponsored program and such prospectus allows investments pursuant to a distribution reinvestment plan;

•	a registration statement covering the interests in the subsequent Cole-sponsored program has been declared effective under the Securities Act;

•	the offer and sale of such interests are qualified for sale under applicable state securities laws;

•	the participant executes the subscription agreement included with the prospectus for the subsequent Cole-sponsored program; and

•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Cole-sponsored program.

Stockholders who invest in subsequent Cole-sponsored programs pursuant to our distribution reinvestment plan will become investors in such subsequent Cole-sponsored program and, as such, will receive the same reports as other investors in the subsequent Cole-sponsored program. No dealer manager fees or sales commissions will be paid with respect to shares purchased in any subsequent Cole-sponsored programs pursuant to our distribution reinvestment plan.

Election to Participate or Terminate Participation

A stockholder may participate in our distribution reinvestment plan by making a written election to participate on his or her subscription agreement at the time he or she subscribes for shares. Any stockholder who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the fiscal quarter, month or other period to which the distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his or her broker as to the broker’s position regarding participation in the distribution reinvestment plan.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

Each stockholder electing to participate in our distribution reinvestment plan agrees that, if at any time he or she does not meet the minimum income and net worth standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a quarterly, monthly or other distribution period, as applicable, only if written notice of termination is received at least ten days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.

Offers and sales of shares pursuant to the distribution reinvestment plan must be registered in every state in which such offers and sales are made, or otherwise exempt from such registration requirements. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan in any states in which our registration is not renewed or extended.

Reports to Participants

Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares, the total shares purchased on behalf of the participant during the prior year pursuant to our distribution reinvestment plan and the information regarding the participant’s participation in the plan.

Excluded Distributions

Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan. Accordingly, in the event that proceeds attributable to the sale of an asset are distributed to stockholders as an excluded distribution, such amounts may not be reinvested in our shares pursuant to our distribution reinvestment plan. The determination of whether all or part of a distribution will be deemed to be an excluded distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an excluded distribution. In most instances, we expect that our board of directors would not deem any of the distribution to be an excluded distribution. In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed to be an excluded distribution, the distribution will be made to all stockholders; however, the excluded portion will not be reinvested. We currently do not have any planned excluded distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Federal Income Tax Considerations

Taxable participants will incur tax liability for income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distribution reinvestment plan. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you may be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under the distribution reinvestment plan at $9.50 per share, and (ii) no secondary trading market for our shares will develop. In the event that the fair market value of one share is greater than $9.50 at the time of the reinvestment, participants in our distribution reinvestment plan may be treated as having received a distribution in excess of the $9.50 reinvested by them under our distribution reinvestment plan. You may be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gains dividend.

Amendment, Suspension and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan upon ten days prior written notice. The reinvestment agent also reserves the right to suspend or terminate a participant’s individual participation in the plan, and we reserve the right to suspend or terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending ten days’ prior written notice of suspension or termination to the individual participant or, upon termination of the plan, to all participants.

OUR OPERATING PARTNERSHIP AGREEMENT

General

CCPT III OP was formed in January 2008 to acquire, own and operate properties on our behalf. It is structured as an UPREIT. A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. This enables us to acquire real property from owners who desire to defer taxable gain that would otherwise be recognized by such owners upon the disposition of their property. This structure may also be attractive for property owners that desire to diversify their investments and gain benefits afforded to owners of stock in a REIT. In addition, CCPT III OP is structured to ultimately make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in CCPT III OP may later exchange his or her limited partnership units in CCPT III OP for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as CCPT III OP, are deemed to be assets and income of the REIT.

The partnership agreement for CCPT III OP contains provisions that would allow, under certain circumstances, other entities, including other Cole-sponsored programs, to merge into or cause the exchange or conversion of their interest in that entity for interests of CCPT III OP. In the event of such a merger, exchange or conversion, CCPT III OP would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of CCPT III OP. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We will hold substantially all of our assets through CCPT III OP. We are the sole general partner of CCPT III OP, and our advisor currently is the only limited partner of CCPT III OP. As the sole general partner of CCPT III OP, we have the exclusive power to manage and conduct the business of CCPT III OP.

The following is a summary of certain provisions of the partnership agreement of CCPT III OP. This summary is not complete and is qualified by the specific language in the partnership agreement. For more detail, you should refer to the partnership agreement, itself, which we have filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

Capital Contributions

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to CCPT III OP as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. CCPT III OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If CCPT III OP requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to CCPT III OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause CCPT III OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of CCPT III OP and us.

Operations

The partnership agreement requires that CCPT III OP be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that CCPT III OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in CCPT III OP being taxed as a corporation, rather than as a partnership. See the “Risk Factors — Federal Income Tax Risks” and the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership” sections of this prospectus.

The partnership agreement provides that CCPT III OP will distribute cash flow from operations as follows:

•	first, to us until we have received aggregate distributions with respect to the current fiscal year equal to the minimum amount necessary for us to distribute to our stockholders to enable us to maintain our status as a REIT under the Internal Revenue Code with respect to such fiscal year;

•	next, to the limited partners until our limited partners have received aggregate distributions equal to the amount that would have been distributed to them with respect to all prior fiscal years had all CCPT III OP income for all such prior fiscal years been allocated to us, each limited partner held a number of our common shares equal to the number of CCPT III OP units that it holds and the REIT had distributed all such amounts to our stockholders (including the limited partners);

•	next, after the establishment of reasonable cash reserves for our expenses and obligations of CCPT III OP, to us and to the limited partners until each partner has received aggregate distributions with respect to the current fiscal year and all fiscal years had all CCPT III OP income for the current fiscal year and all such prior fiscal years been allocated to us, our income with respect to the current fiscal year and each such prior fiscal year equaled the minimum amount necessary to maintain our status as a REIT under the Internal Revenue Code, each limited partner held a number of common shares equal to the number of CCPT III OP units that we hold and we had distributed all such amounts to our stockholders (including the limited partners); and

•	finally, to us and the limited partners in accordance with the partners’ percentage interests in CCPT III OP.

Similarly, the partnership agreement of CCPT III OP provides that taxable income is allocated to the limited partners of CCPT III OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in CCPT III OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, generally will be allocated among the partners in accordance with their respective percentage interests in CCPT III OP.

Upon the liquidation of CCPT III OP, after payment of debts and obligations, any remaining assets of CCPT III OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to CCPT III OP equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

In addition to the administrative and operating costs and expenses incurred by CCPT III OP in acquiring and operating real properties, CCPT III OP will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of CCPT III OP. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to the public offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•	all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of CCPT III OP.

All claims between the partners of CCPT III OP arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

The limited partners of CCPT III OP, including our advisor, have the right to cause their limited partnership units to be redeemed by CCPT III OP for cash or purchased by us for cash or shares of our common stock, as elected by us. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. If we elect to purchase the limited partnership units with our shares, we will pay one share of our common stock for each limited partnership unit purchased. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, limited partners of CCPT III OP may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case he must exercise his exchange right for all of his units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of CCPT III OP in exchange for their limited partnership units. Rather, in the event a limited partner of CCPT III OP exercises its exchange rights and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Amendments to the Partnership Agreement

Our consent, as the general partner of CCPT III OP, is required for any amendment to the partnership agreement. We, as the general partner of CCPT III OP, and without the consent of any limited partner, may amend the partnership agreement in any manner, provided, however, that the consent of limited partners holding more than 50% of the interests of the limited partners is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•	any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to the partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of CCPT III OP’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to CCPT III OP; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion, unless the partnership agreement of the surviving limited partnership does not materially differ from the partnership agreement of CCPT III OP immediately before the transaction.

Termination of the Partnership

CCPT III OP will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we declare for bankruptcy or withdraw from the partnership, provided, however, that the remaining partners may decide to continue the business;

•	ninety days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or our affiliates, hold); or

•	we elect, as the general partner, to dissolve the partnership.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of CCPT III OP, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in CCPT III OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to CCPT III OP in return for an interest in CCPT III OP and agrees to assume all obligations of the general partner of CCPT III OP. We may also enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of CCPT III OP, other than our advisor and other affiliates of Christopher H. Cole. With certain exceptions, a limited partner may not transfer its interests in CCPT III OP, in whole or in part, without our written consent as general partner.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers.

The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, treasury regulations promulgated thereunder (Treasury Regulations) and administrative and judicial interpretations thereof.

We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

Opinion of Counsel

Morris, Manning & Martin, LLP acts as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our counsel that we will qualify to be taxed as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2009, the year during which we began material operations provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, assets and operations. We emphasize that all opinions issued by Morris, Manning & Martin, LLP are based on various assumptions and are conditioned upon those assumptions and representations we made concerning certain factual matters related to our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, the actual results of our operations for any one taxable year may not satisfy these requirements. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.

The statements made in this section and in the opinion of Morris, Manning & Martin, LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

Taxation of the Company

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ending December 31, 2009, the year during which we began material operations. We believe that, commencing with such taxable year, we will be organized and will operate in such manner to continue to qualify for taxation as a REIT under the Internal Revenue Code, but no assurance can be given that we will operate in a manner so as to continue to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interest. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT, to revoke or otherwise terminate our status as a

REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to our investors and would only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

Because we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Although we qualify for taxation as a REIT, we are subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to alternative minimum tax;

•	if we have net income from the sale or other disposition of “foreclosure property” (described below) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	if we have net income from prohibited transactions (described below), our income from such prohibited transaction will be subject to a 100% tax;

•	if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•	if we fail to satisfy the asset tests (discussed below) and continue to qualify as a REIT because we meet other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the time we failed to satisfy the asset tests;

•	if we fail to satisfy REIT requirements other than the gross income and asset tests, we can continue to qualify as a REIT if our failure was due to reasonable cause and not willful neglect, but we must pay $50,000 for each failure;

•	if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•	if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service (this is known as the Built-In-Gains-Tax).

“Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. A “prohibited transaction” is generally a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business, a determination that depends on the particular facts and circumstances surrounding each property.

Requirements for Qualification as a REIT

In order for us to continue to qualify as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

In order to continue to qualify for taxation as a REIT under the Internal Revenue Code, we must:

•	be a domestic corporation;

•	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	use a calendar year for federal income tax purposes;

•	have at least 100 stockholders for at least 335 days of each taxable year of twelve months; and

•	not be closely held.

As a Maryland corporation, we satisfy the first requirement, and we elected to be taxed as a REIT when we filed our 2009 tax return with the Internal Revenue Service. In addition, we are managed by a board of directors, we have transferable shares and we do not operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes.

We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We issued sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements in the taxable year ending December 31, 2009, the year during which we began material operations. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus. These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, we expect, that we satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Internal Revenue Code.

Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See the “— Treatment of Tax-Exempt Stockholders” section of this prospectus.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a taxable REIT subsidiary under the Internal Revenue Code, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

Operational Requirements — Gross Income Tests

To continue to qualify as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

•	At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as “prohibited transactions.” This is known as the 75% Income Test.

•	At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95% Income Test.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•	the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	rents received from a tenant will not qualify as “rents from real property” if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•	if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property”; and

•	the REIT must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. Additionally, a REIT may, under certain circumstances, furnish or render services to tenants that are not usually or customarily rendered through a “taxable REIT subsidiary” (TRS). Subject to certain exceptions, a TRS is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a TRS of ours. It also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a TRS of ours owns, directly or indirectly, more than 35% of the voting power or value.

We will be paid interest on the mortgage loans that we make or acquire. All interest qualifies under the 95% Income Test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75% Income Test. If both real property and other property secure the mortgage loan, then all of the interest on such mortgage loan will also qualify for the 75% Income Test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

Prior to investing the offering proceeds in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for “new capital investments.”

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can give no assurance in this regard.

Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “— Taxation of the Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•	Third, of the investments included in the 25% asset class, except with respect to TRS and assets satisfying the 75% test, the value of any one issuer’s securities may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities measured by either voting power or value.

•	Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

The third asset test must generally be met for any quarter in which we acquire securities, and we have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy this asset test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of our assets at the end of the relevant quarter or (2) $10,000,000.

•	If we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We will maintain adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

•	For violations of any of the asset tests due to reasonable cause that are larger than $10,000,000, we may avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Operational Requirements — Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the distributions paid deduction and our capital gain and subject to certain other potential adjustments.

While we must generally make distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and (2) they are made on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.

In addition, we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods.

We intend to continue to make timely distributions sufficient to satisfy this requirement. It is possible, however, that we may experience timing differences between (1) the actual receipt of cash and payment of deductible expenses, and (2) the recognition of income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

We may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

•	our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•	the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service.

Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to CR III Advisors or its affiliates. If the Internal Revenue Service successfully challenges our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

The IRS has ruled that a distribution of stock by a publicly-traded REIT will be treated as a distribution of property that qualifies for the 90% annual distribution requirement, provided that, among other things, the distribution is declared on or before December 31, 2012, and with respect to a taxable year ending on or before December 31, 2011. However, unless the IRS extends the application of this new ruling to non-traded REITs, we will not be able to meet the 90% annual distribution requirement by making a distribution of shares of our common stock.

Operational Requirements — Recordkeeping

In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Continue to Qualify as a REIT

If we fail to continue to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to continue to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving “qualified dividends,” distributions from domestic and certain qualifying foreign subchapter C corporations, may be entitled to lower rates on distributions (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. However, because we will be taxed as a REIT, individuals receiving distributions from us generally will not be eligible for the lower rates on distributions except with respect to the portion of any distribution that (a) represents distributions being passed through to us from a corporation in which we own shares (but only if such distributions would be eligible for the lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the distributions received deduction generally available to corporations.

To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a nontaxable distribution, reducing the tax basis in each U.S. stockholder’s shares (but not below zero). This, in effect, will defer a portion of your tax until your investment is sold or we are liquidated, at which time you likely will be taxed at capital gains rates. The amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, so long as we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held his or her shares. A corporate U.S. stockholder, however, may be required to treat up to 20% of some capital gain distributions as ordinary income. See “— Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” above for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain realized from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, so elected, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and as short-term capital gain or loss if the shares have been held for twelve months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

A repurchase by us of shares for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the repurchase under Section 302 of the Internal Revenue Code unless the repurchase:

•	results in a “complete termination” of the stockholder’s interest in us under Section 302(b)(3) of the Internal Revenue Code;

•	is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Internal Revenue Code (i.e., if the percentage of the voting stock of the corporation owned by a stockholder immediately after the repurchase is less than 80% of the percentage of that owned by such stockholder immediately before the repurchase (taking into account Internal Revenue Code Section 318 constructive ownership rules); or

•	is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Internal Revenue Code (i.e., if it results in a “meaningful reduction” in the stockholder’s interest in us).

If the repurchase is not treated as a dividend, the repurchase of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares of our common stock repurchased. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares of our common stock exceeds one year.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number or, for an individual, his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the Internal Revenue Service that he or she has failed to properly report payments of interest and distributions or is otherwise subject to backup withholding; or

•	under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI. Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares, or has used the shares of stock in a trade or business.

In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (i) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of employee pension benefit trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT. We monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex, and the following discussion is intended only as a summary. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. The determination of whether an investment in our shares is effectively connected with another U.S. trade or business will depend entirely on the potential investor’s business activities within the U.S., and we recommend consultation with a qualified international tax advisor on the issue. A non-U.S. stockholder treated as a corporation for U.S. federal income tax purposes that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real

Property Tax Act of 1980, as amended (FIRPTA), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Capital gain distributions generally will be treated as subject to FIRPTA.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:

•	35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

•	30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation unless (1) the gain or loss from such sale is effectively connected with the conduct of another U.S. trade or business or (2) our shares constitute a United States real property interest under FIRPTA. With respect to determining whether gain or loss on the sale of our stock is effectively connected with another U.S. trade or business, this determination will depend entirely on each potential non-U.S. investor’s business activities within the U.S.; we recommend consultation with a qualified international tax advisor on the issue. With respect to potential taxation under FIRPTA to the sale of a United States real property interest, in general our shares will not constitute a United States real property interest provided we are a “domestically controlled” REIT.

A “domestically controlled” REIT is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently are a “domestically controlled” REIT, so gain from the sale of our common stock should not be subject to federal income taxation under FIRPTA. However, we do expect to sell shares of our common stock to non-U.S. stockholders and we cannot assure you that we will continue to be a “domestically controlled” REIT. If we are not a “domestically controlled” REIT, it is possible that our common stock would constitute a

U.S. real property interest, and as a result, any gain from the sale of our common stock by a non-U.S. stockholder would be subject to federal income tax under FIRPTA.

If sale of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same federal income tax treatment as a U.S. stockholder with respect to the gain recognized (subject to any applicable alternative minimum tax in the case of non-resident alien individuals). In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to a treaty exemption. Finally, if we are not a “domestically controlled” REIT at the time our stock is sold, under FIRPTA the purchaser of our common stock also may be required to withhold 10% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. shareholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of our common stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gains.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, CCPT III OP, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above. Prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws an their investment in our shares.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in CCPT III OP, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of CCPT III OP’s income and to deduct our distributive share of CCPT III OP’s losses only if CCPT III OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as the “Check-the-Box-Regulations,” an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. CCPT

III OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though CCPT III OP will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a publicly traded partnership (PTP). A PTP is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, a PTP will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above.

In addition, limited safe harbors from the definition of a PTP are provided under the applicable PTP Treasury Regulations. Pursuant to one of these (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. CCPT III OP qualifies for the Private Placement Exclusion. Moreover, even if CCPT III OP were considered a PTP under the PTP Regulations because it is deemed to have more than 100 partners, we believe CCPT III OP should not be treated as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that CCPT III OP will be classified as a partnership for federal income tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, CCPT III OP will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a PTP. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of CCPT III OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, CCPT III OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason CCPT III OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to continue to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests” above. In addition, any change in CCPT III OP’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of CCPT III OP would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, CCPT III OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing CCPT III OP’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in CCPT III OP, we are required to take into account our allocable share of CCPT III OP’s income, gains, losses, deductions and credits for any taxable year of CCPT III OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from CCPT III OP.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. CCPT III OP’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for CCPT III OP, depreciation or amortization deductions of CCPT III OP generally will be allocated among the partners in accordance with their respective interests in CCPT III OP, except to the extent that CCPT III OP is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly be allocated (1) lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and/or (2) taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate this will occur.

The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a distribution. If we acquire properties in exchange for units of CCPT III OP, the allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of our partnership interest in CCPT III OP generally is equal to (1) the amount of cash and the basis of any other property contributed to CCPT III OP by us, (2) increased by (a) our allocable share of CCPT III OP’s income and (b) our allocable share of indebtedness of CCPT III OP, and (3) reduced, but not below zero, by (a) our allocable share of CCPT III OP’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of CCPT III OP.

If the allocation of our distributive share of CCPT III OP’s loss would reduce the adjusted tax basis of our partnership interest in CCPT III OP below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from

CCPT III OP or a reduction in our share of CCPT III OP’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in CCPT III OP has been held for longer than the required long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership

CCPT III OP will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that CCPT III OP acquires properties for cash, CCPT III OP’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by CCPT III OP. CCPT III OP plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, CCPT III OP generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period.

To the extent that CCPT III OP acquires properties in exchange for units of CCPT III OP, CCPT III OP’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by CCPT III OP. Although the law is not entirely clear, CCPT III OP generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property

Generally, any gain realized by CCPT III OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by CCPT III OP upon the disposition of a property acquired by CCPT III OP for cash will be allocated among the partners in accordance with their respective interests in CCPT III OP.

Our share of any gain realized by CCPT III OP on the sale of any property held by CCPT III OP as inventory or other property held primarily for sale to customers in the ordinary course of CCPT III OP’s trade or business is treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not currently intend to acquire or hold or allow CCPT III OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or CCPT III OP’s trade or business.

Medicare Tax

On March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010 (Reconciliation Act). The Reconciliation Act will require certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This additional tax will apply broadly to essentially all dividends and all gains from dispositions of stock, including dividends from REITs and gains from dispositions of REIT shares, such as our common stock. As enacted, the tax will apply for taxable years beginning after December 31, 2012. U.S. stockholders should consult their respective tax advisors regarding the effect, if any, of the Reconciliation Act on taxable income arising from ownership and disposition of our common stock.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are generally referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

This summary does not include a discussion of any laws, regulations, or statutes that may apply to investors not covered by ERISA, including, for example, state statutes that impose fiduciary responsibility requirements in connection with the investment of assets of governmental plans and church plans that are exempt from ERISA, which may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code.

This summary does not include a discussion of any laws, regulations, or statutes that may apply to investors not covered by ERISA, including, for example, plans or arrangements that constitute governmental plans or church plans which are exempt from ERISA and many Internal Revenue Code requirements. For such plans and arrangements, applicable laws (such as state laws) may impose fiduciary responsibility requirements in connection with the investment of assets, and may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code, but which may also vary significantly from such prohibitions. For any governmental or church plan, or other plans or arrangements not subject to ERISA, those persons responsible for the investment of the assets of such a plan or arrangements should carefully consider the impact of such laws on an investment in shares of our common stock.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•	whether the investment will result in UBTI to the Plan or IRA (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);

•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	a need to value the assets of the Plan or IRA annually or more frequently;

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA and/or the Internal Revenue Code, if applicable;

•	whether the investment is consistent with the applicable provisions of ERISA, the Internal Revenue Code, and other applicable laws; and

•	whether the assets of the entity in which the investment is made will be treated as “plan assets” of the Plan or IRA investor.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary, or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan making the distribution or rollover or the IRA or Plan receiving the rollover. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “— Annual or More Frequent Valuation Requirements” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirements

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans or IRAs on at least an annual basis and, sometimes, as frequently as daily. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a fiduciary of a Plan must provide a Plan participant with a statement of the value of the Plan every three years, every year, or every quarter, depending upon the type of Plan involved, and, in the case of an IRA, a trustee or custodian of the IRA must provide the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined for this purpose.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. During this offering, and unless determined otherwise by our board of directors in accordance with our valuation policy, until eighteen months after the termination of this offering, we intend to use the most recent gross offering price of our shares of common stock as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties during such period, in which case we will use the offering price less the per share amount of the special distribution). Estimates based solely on the most recent offering price of our shares of common stock will not reflect the book value or net asset value of our investments, nor our operating cash flows. Such estimates most likely will not reflect the value per share that you would receive upon our sale or liquidation, and will be subject to other limitations as described in the section of this prospectus captioned “Description of Shares — Valuation Policy.”

Beginning no later than eighteen months after the conclusion of this offering our board of directors will disclose a reasonable estimate of the per share value of our common stock that is not based solely on the offering price of our shares. For more information about our valuation policy, see “Description of Shares — Valuation Policy.”

With respect to any estimate of the value of our common stock, there can be no assurance that the estimated value, or method used to estimate value, would be sufficient to enable an ERISA fiduciary or an IRA custodian to comply with the ERISA or other regulatory requirements. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our shares.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might, be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets — Definition

Pursuant to Section 3(42) of the Pension Protection Act of 2006 (PPA), ERISA defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified by the express exceptions noted in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The allowed restrictions in examples contained in the Plan Asset Regulation are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, generally 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct,” it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the Internal Revenue Service for classification as a partnership for federal tax purposes. We have structured ourselves, and our operating partnership, in this manner in order to enable us to meet the real estate operating company exception. To the extent interests in our operating partnership are obtained by third-party investors, it is possible that the real estate operating company exception will cease to apply to us. However, in such an event we believe that we are structured in a manner which would allow us to meet the venture capital operating company exception because our investment in our operating partnership, an entity investing directly in real estate over which we maintain substantially all of the control over the management and development activities, would constitute a venture capital investment.

Notwithstanding the foregoing, 50% of our, or our operating partnership’s, investment, as the case may be, must be in real estate over which we maintain the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “real estate operating company” exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. The term “benefit plan investor” is defined to mean an employee benefit plan subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. We do not intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% in order to qualify for the exception for investments in which equity participation by benefit plan investors is not significant. In fact, we expect that more than 25% of our outstanding shares of common stock will be held by benefit plan investors.

Consequences of Holding Plan Assets

In the event that our underlying assets were deemed to be Plan Assets under Section 3(42) of ERISA, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Internal Revenue Code, or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a direct or indirect fee with respect to Plan Assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding (written or otherwise) that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA and the Internal Revenue Code forbid Plans and IRAs from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil penalties (generally 5% of the amount involved, unless the transaction is not timely corrected, in which case the penalty is 100% of the amount involved). Criminal penalties may also be possible if the violation was willful. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction with a Plan or IRA must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage generally is 5%, but is increased to 100% if the prohibited transaction is not timely corrected. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under the Internal Revenue Code, and such individual generally would be taxable on the deemed distribution of all the assets in the IRA.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 275,000,000 shares of our common stock to the public through Cole Capital Corporation, our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, we are offering up to 250,000,000 shares in our primary offering at a price of $10.00 per share, except as provided below. The shares are being offered on a “best efforts” basis, which generally means that the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to 25,000,000 shares for sale pursuant to our distribution reinvestment plan. The purchase price for shares sold under our distribution reinvestment plan will be $9.50 per share during this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recent estimated value per share as determined by our board of directors. No selling commissions or dealer manager fees will be paid with respect to these shares. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. The offering of shares of our common stock will terminate on or before September 22, 2012, which is two years after the effective date of this offering; provided, however, that our board of directors may extend the primary offering an additional year, as permitted under applicable law. If we decide to extend the primary offering beyond September 22, 2012, we will provide that information in a prospectus supplement. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan, or to file a new registration statement in connection with our distribution reinvestment plan, until we have sold all shares allocated to such plan, in which case participants in the plan will be notified. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

Cole Capital Corporation

Cole Capital Corporation, our dealer manager, was organized in 1992 for the purpose of participating in and facilitating the distribution of securities in programs sponsored by Cole Capital Partners, its affiliates and its predecessors. Our dealer manager is an affiliate of our advisor and, as a result, is not in a position to make an independent review of us or this offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. For additional information about Cole Capital Corporation, including information relating to Cole Capital Corporation’s affiliation with us, see the “Management — Affiliated Companies — Dealer Manager” section of this prospectus.

Compensation We Will Pay for the Sale of Our Shares

Except as provided below, we generally will pay to our affiliated dealer manager, Cole Capital Corporation, selling commissions in the amount of 7% of the gross proceeds of our primary offering. We also will pay the dealer manager a fee in the amount of 2% of the gross offering proceeds as compensation for acting as the dealer manager and for expenses incurred in connection with marketing and due diligence expense reimbursement. No sales commissions or dealer manager fees will be paid with respect to shares purchased pursuant to our distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

The dealer manager will reallow to other broker-dealers participating in this offering all of the 7% selling commissions paid to the dealer manager in respect of shares sold by such participating broker-dealers. In addition, the dealer manager may reallow to each of the participating broker-dealers all or a portion of the 2% dealer manager fee earned on the proceeds raised by the participating broker-dealer. This reallowance would be in the form of a non-accountable marketing allowance and due diligence expense reimbursement. The amount of the reallowance will be determined by the dealer manager based upon a number of factors including the participating broker-dealer’s level of marketing support, level of due diligence review and likelihood of success of its sales efforts, each as compared to those of the other participating broker-dealers.

We expect our dealer manager to utilize two distribution channels to sell our shares, FINRA-registered broker-dealers and non-registered investment advisory representatives. In the event of the sale of shares in our primary offering by broker-dealers that are members of FINRA, the purchase price will be $10.00 per share. Selling commissions and dealer manager fees generally will be paid in connection with such sales as set forth in the table below. In the event of the sale of shares in our primary offering through an investment advisory representative, the purchase price for such shares will be $9.30 per share, reflecting the fact that we will not pay our dealer manager the 7% selling commission on such shares. All such sales must be made through a registered broker-dealer of record.

	Per Share	Total Maximum

Primary Offering
Price to Public	$10.00	$2,500,000,000
Selling Commissions(1)	0.70	175,000,000
Dealer Manager Fees(2)	0.20	50,000,000

Proceeds to Cole Credit Property Trust III, Inc.(3)	$9.10	$2,275,000,000

Distribution Reinvestment Plan
Price to Public	$9.50	$237,500,000
Distribution Selling Commissions	—	—
Dealer Manager Fees	—	—

Proceeds to Cole Credit Property Trust III, Inc.(3)	$9.50	$237,500,000

(1)	All selling commissions will be reallowed to participating broker-dealers.

(2)	All or a portion of the dealer manager fees will be reallowed to participating broker-dealers.

(3)	Before payment of other organization and offering expenses.

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. In instances where the investment advisory representative is affiliated with a participating broker-dealer, investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (a) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (b) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. All investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. In connection with the sale of shares to investors who elect the fixed or “wrap fee” feature, the dealer manager may pay to the investment advisor or other financial advisor or the company that sponsors the wrap account, marketing support, service or other denominated fees. In all events, the amount of the dealer manager fee and any services or other fee paid in connection with the sale of shares to investors whose contracts for investment advisor or related brokerage services include a fixed or wrap fee feature will not exceed 10% of the gross proceeds of the shares acquired by such investors.

We may sell shares in our primary offering to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and their spouses, parents and minor children) at a discount. The purchase price for such shares will be $9.30 per share, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net proceeds to us from such sales will not be affected by such sales of shares at a discount.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In addition to the compensation described above, our sponsor may pay certain costs associated with the sale and distribution of our shares. Such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with the rules of FINRA, the table below sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the shares offered hereby and that all shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

		Percent of
		Maximum Offering
		(Not Including
	Estimated	Distribution
	Amount	Reinvestment Plan)

Selling commissions	$175,000,000	7.0%
Dealer manager fee reallowance to participating broker-dealers	32,500,000	1.3%
Dealer manager wholesaling commissions and salaries	32,867,439	1.3%
Reimbursements for wholesaling travel and expenses	1,748,000	0.1%
Broker-dealer conference fees, training and education meetings, and logoed items	7,240,450	0.3%
Due diligence allowance	200,000	0.0%*
Legal fees of the dealer manager	100,000	0.0%*

Total(1)	$249,655,889	10.0%

*	Less than 0.1%

(1)	Of this total amount, $175,000,000 and $50,000,000 (7% and 2% of gross offering proceeds of our primary offering) will be paid by us from the proceeds of this offering in the form of selling commissions and dealer manager fees, respectively. Subject to the cap on underwriting compensation described below, and in accordance with our limits on reimbursement and payment of organization and offering expenses as disclosed in the “Management Compensation” section of this prospectus, we may reimburse our sponsor or its affiliates, including our dealer manager, for certain expenses that constitute underwriting compensation, a portion of which may be payments made to participating broker-dealers. Our sponsor or its affiliates will pay additional amounts of underwriting compensation, without reimbursement by us, which may also include payments made to participating broker-dealers. The maximum amount of underwriting compensation that may paid from any source is 10% of the gross proceeds of the primary offering; therefore, the maximum amount that may be paid by our sponsor or its affiliates without reimbursement by us is an amount equal to 1% of the gross proceeds of the primary offering (a maximum of $25,000,000).

We may, in our sole discretion, agree to pay annual registered investment advisor fees upon request, to an affiliated broker-dealer of the registered investment advisor. All fees of this nature will be considered underwriting compensation and will be subject to all applicable rules and regulations governing the payment of underwriting compensation, including the cap on the payment of underwriting compensation, from any source, of 10% of the gross proceeds of the primary offering.

The total amount of underwriting compensation, including selling commissions, dealer manager fees and other expenses paid or reimbursed by us, our sponsor or any other source in connection with the offering, will not exceed 10% of the gross proceeds of the primary offering.

Shares Purchased by Affiliates

Our executive officers and directors, as well as officers and employees of CR III Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares in the primary offering at a discount. The purchase price for such shares will be $9.10 per share, reflecting the fact that the 7% selling commission and the 2% dealer manager fee will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by CR III Advisors or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote regarding the removal of our advisor or any director or any of their affiliates, or any transaction between us and any of them. With the exception of the 20,000 shares initially sold to Cole Holdings Corporation in connection with our organization, no director, officer, advisor or any affiliate may own more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding common stock.

Volume Discounts

We generally will pay to our affiliated dealer manager, Cole Capital Corporation, a selling commission equal to 7% of the gross proceeds of our primary offering. However, the selling commission we will pay in respect of purchases of $500,000 or more will be reduced with respect to the dollar volume of the purchase in excess of that amount. Volume discounts reduce the effective purchase price per share of common stock, allowing large volume purchasers to acquire more shares with their investment than would be possible if the full 7% selling commission was paid. Volume discounts will be made available to purchasers in accordance with the following table, based upon our $10.00 per share offering price:

		Selling	Effective	Dealer
	Selling	Commission	Purchase	Manager	Net
	Commission	per	Price per	Fee	Proceeds
Subscription Amount	Percent	Share	Share	per Share	per Share

Up to $500,000	7.00%	$.70	$10.00	$0.20	$9.10
$500,001-$1,000,000	6.00%	60	9.90	$0.20	$9.10
$1,000,001-$2,000,000	5.00%	.50	9.80	$0.20	$9.10
$2,000,001-$3,000,000	4.00%	.40	9.70	$0.20	$9.10
$3,000,001-$4,000,000	3.00%	.30	9.60	$0.20	$9.10
Over $4,000,000	2.00%	.20	9.50	$0.20	$9.10

For example, a purchaser who invests $600,000 will be entitled to a discounted selling commission of 6% on the shares purchased in excess of $500,000, reducing the effective purchase price per share on the shares purchased in excess of $500,000 from $10 per share to $9.90 per share. Thus, a $600,000 investment would purchase 60,101 shares. As another example, for a subscription amount of $1,500,000, the selling commission for the first $500,000 is 7%; the discounted selling commission for the next $500,000 (up to $1,000,000) is 6%; and the discounted selling commission for the remaining $500,000 of the subscription amount is 5%.

In its sole discretion, our sponsor may agree to pay a participating broker-dealer all or a portion of the difference between the 7% selling commission and the discounted selling commission.

In addition, in order to encourage investments of $500,000 or more, Cole Capital corporation, with the agreement of the participating broker-dealer, may further agree to reduce or eliminate the dealer manager fee and/or the selling commission with respect to such investments.

The net proceeds to us will not be affected by volume discounts. All investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Therefore, an investor who has received a volume discount will realize a better return on his or her investment in our shares than investors who do not qualify for a discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer (unless agreed to in writing by us and the respective broker-dealers). Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any request for volume discounts will be subject to our verification that all of the combined subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own account;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In addition, investors may request in writing to aggregate simultaneous subscriptions in us and/or in other Cole-sponsored publicly offered programs as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer (unless agreed to in writing by us and the respective broker-dealers).

Minimum Purchase Requirement

The minimum investment generally is 250 shares. You may not transfer any of your shares if such transfer would result in your owning less than the minimum investment amount, unless you transfer all of your shares. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate individual retirement accounts (IRAs), provided that each such contribution is made in increments of $1,000. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (Internal Revenue Code).

After you have purchased the minimum investment amount in this offering or have satisfied the minimum purchase requirement of any other Cole-sponsored public real estate program, any additional purchase must be in increments of at least 100 shares or made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Certain Selected Dealers

Our dealer manager may, from time to time, enter into selected dealer agreements that provide for a selling commission of up to 6% of the gross offering proceeds and a dealer manager fee of up to 3% of the gross offering proceeds. The dealer manager may reallow up to all of the dealer manager fee to participating broker-dealers. In no event will the aggregate of the selling commissions and the dealer manager fee be greater than 9% of the gross offering proceeds. The aggregate amount of selling commissions and the dealer manager fee that you would pay would not be affected by this change. For purposes of calculations in this “Plan of Distribution” section and elsewhere in this prospectus, we have assumed a selling commission of 7% of the gross offering proceeds and a dealer manager fee of 2% of the gross offering proceeds.

In the event you purchase shares that qualify for a volume discount through a broker-dealer that has entered into a selected dealer agreement that provides for a selling commission of less than 7% of the gross offering proceeds, the selling commissions in the table above will start at the base level of the selling commissions. Discounts of one percent then will be approved at each tranche as described in the table. The aggregate of the discounted selling commission and the dealer manager fee for each particular volume discount will not be affected by this change.

HOW TO SUBSCRIBE

Persons who meet the applicable minimum suitability standards described in the “Suitability Standards” section of this prospectus and suitability standards determined by such persons’ broker or financial advisor may purchase shares of common stock. After you have read the entire prospectus and the current supplement(s), if any, accompanying this prospectus, if you want to purchase shares, you must proceed as follows:

(1) Complete the execution copy of the applicable subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it for new investors, is included in this prospectus as Appendix A. A specimen copy of the subscription agreement for current stockholders is included in this prospectus as Appendix B. Specimen copies of alternative versions of such subscription agreements are attached as Appendix D and E, respectively.

(2) You should pay for your shares by delivering a check for the full purchase price of the shares payable to “Cole Credit Property Trust III, Inc.” or, alternatively, “CCPT III” or “Cole REIT,” provided such funds are accompanied by a subscription agreement similar to the one contained in this prospectus as Appendix A or Appendix D. Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

(3) By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the minimum net worth and/or income standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, 401(k) plans and other tax-deferred plans.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary or the subscriber’s subscription documents or check are not in good order, our bank will hold the check in accordance with applicable legal requirements pending our acceptance of your subscription.

We accept or reject subscriptions within 35 days after we receive them. If your subscription agreement is rejected, your funds, without interest or reductions for offering expenses, commissions or fees, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. We admit new investors at least monthly and we may admit new investors more frequently.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock and Morris, Manning & Martin, LLP, Atlanta, Georgia, has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Morris, Manning & Martin, LLP will rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Morris, Manning & Martin, LLP purport to represent our stockholders or potential investors, who should consult their own counsel. Morris, Manning & Martin, LLP also provides legal services to CR III Advisors, our advisor, as well as affiliates of CR III Advisors, and may continue to do so in the future.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Cole Credit Property Trust III, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Securities and Exchange Commission, or “SEC.” The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-164884) except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

(1)	Current Report on Form 8-K filed with the SEC on March 11, 2011;

(2)	Current Report on Form 8-K filed with the SEC on March 24, 2011;

(3)	Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 31, 2011;

(4)	Definitive Proxy Statement filed with the SEC on April 12, 2011; and

(5)	Current Report on Form 8-K filed with the SEC on April 22, 2011.

All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website, www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

In addition, we will provide to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write us at 2555 E. Camelback Rd. Ste. 400, Phoenix, Arizona, 85016, Attention: Investor Relations, or contact our offices at (866) 341-2653. The documents also may be accessed on our website at www.colecapital.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the shares of our common stock to be issued in this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Cole Credit Property Trust III, Inc.
Attn: Investor Relations
2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
Tel: (866) 341-2653

One of our affiliates maintains an Internet site at http://www.colecapital.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus, as permitted under the rules of the Securities and Exchange Commission, does not contain all of the information set forth in the registration statement and the exhibits related thereto. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

You can read our registration statement and the exhibits thereto and our future Securities and Exchange Commission filings over the Internet at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.W., Washington, D.C. 20549. Please contact the Securities and Exchange Commission at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov for further information about the public reference room.

APPENDIX A

COLE CREDIT PROPERTY TRUST III, INC.	For Prospectus dated May 2, 2011
Subscription Agreement for the Purchase of Common Stock of Cole Credit Property Trust III, Inc.
Please read this Subscription Agreement/Signature Page and the Terms and Conditions before signing.

A - INVESTMENT (a completed Subscription Agreement is required for each initial and additional investment)

1. This subscription is in the amount of	$ and is an	☐ Initial Subscription	or	☐ Additional Subscription
	☐ Check if amount is estimated	(minimum $2,500)		(Minimum $1,000)
2. Payment will be made with	☐ Enclosed check	☐ Funds Wired		☐ Funds to Follow
3. For discounted purchases only, please designate either advisory account or special affiliation:

☐	ADVISORY ACCOUNT PURCHASE. Check only if subscription is made through an RIA administered account. The RIA must be affiliated with a participating broker-dealer acting as broker of record for this purchase. IAR and/or RR will not receive selling commission.

☐	REGISTERED REPRESENTATIVE PURCHASE. RR will not receive selling commission.

☐ COLE EMPLOYEE OR COLE AFFILIATE PURCHASE. RR will not receive selling commission.

B - TYPE OF OWNERSHIP
1a. NON-QUALIFIED OWNERSHIP(make check payable to: CCPT III)
☐ Individual Ownership (one signature required)
☐ Joint Tenants with Right of Survivorship (all parties must sign)
☐ Community Property (all parties must sign)
☐ Tenants-in-Common (all parties must sign)
☐ Transfer on Death (Fill out TOD Form to effect designation)
☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA custodian signature required)

    State of   a Custodian for

☐ Other (specify)

☐ Corporate Ownership (authorized signature and corporate resolution required)

☐ Partnership Ownership (authorized signature and partnership paperwork required)

☐ LLC Ownership (authorized signature and LLC paperwork required)

☐ Pension or Profit Sharing Plan (authorized signature and paperwork required)

     ☐ Taxable     ☐ Exempt under §501A

☐ Trust (trustee or grantor signatures and trust documents required)

     Type: (Specify, i.e., Family, Living Revocable, etc.)
1b. Name of Ownership: (only applies for Trust, Corporation, LLC, Partnership or Pension)

Name of Trust/Other Administrator

Tax ID# (if applicable)   Date Established

2. QUALIFIED OWNERSHIP (make check payable to the custodian and send ALL paperwork directly to the custodian.)

☐ Traditional IRA (custodian signature required)

☐ Roth IRA (custodian signature required)

☐ Simplified Employee Pension/Trust (S.E.P.) (custodian signature required)

☐ Pension or Profit Sharing Plan (custodian signature required)

     ☐ Taxable                    ☐ Exempt under §501A

☐ Non-Qualified Custodian (custodian signature required)

☐ Other (specify)
☐ This is a National Financial Service (NFS) Non-Qualified Custodial Account
☐ This is a Fidelity Non-Qualified Custodial Account
CUSTODIAN INFORMATION Name Mailing Address City State Zip Phone Account # Tax ID # (provided by custodian)

C - INVESTOR INFORMATION (or Trustees if applicable)

1. Investor Name	Co-Investor Name (if applicable)

Mailing Address	Mailing Address
City State Zip	City State Zip
Phone Business Phone	Phone Business Phone
Email Address	Email Address
Social Security or Tax ID #	Social Security or Tax ID #
Date of Birth	Date of Birth
Street Address (if different from mailing address or mailing address is a PO Box) City State Zip

2. Interested Party (Optional) If you would like a duplicate copy of all communications the Company sends to you to be sent to an additional party, please complete the following.

Name of Interested Party	Name of Firm
Mailing Address	Phone
City State Zip	Fax
Email Address

MAIL TO:
Regular mail: Cole Credit Property Trust III, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312
Overnight: Cole Credit Property Trust III, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105
© 2011 Cole Capital Advisors, Inc. All rights reserved. CCPT III-ADDON-AGMT-1(10/10)

3. Investments in other Cole-sponsored Public Real Estate Programs (Optional) This information will help to determine whether volume discounts are applicable.

This account is connected to the following Cole account(s):

☐	Individual, spouse, or children (under age of 21) purchasing shares for his, her or their own account;
☐	Corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;
☐	Employees’ trust pension, profit-sharing or other employee benefits plan qualified under Section 401(a) of the Internal Revenue Code; or
☐	Commingled trust funds maintained by a given bank.
	☐ Cole Credit Property Trust II, Inc.	Account or Tax ID #
	☐ Cole Credit Property Trust III, Inc.	Account or Tax ID #

D - DISTRIBUTION OPTIONS (will default to address of record or IRA if nothing is marked)

1. NON-QUALIFIED OWNERSHIP ACCOUNTS

☐	Mail to address of Record
☐	Distribution Reinvestment Program: Investor elects to participate in the Reinvestment Program described in the Prospectus.
☐	Distributions directed to:	☐ Via Mail (complete information below)	☐ Via Electronic Deposit (ACH — complete information below)

Name of Bank or Individual	☐ Checking (Include voided check) ☐ Savings ☐ Brokerage

Mailing Address	Bank ABA # (for ACH only)

City	State	Zip	Account # (must be filled in)

2.	QUALIFIED OWNERSHIP ACCOUNTS

☐ Mail to Custodial Account
☐ Distribution Reinvestment Program: Investor elects to participate in the Reinvestment Program described in the Prospectus.

My/our signature(s) in Section E below authorizes Cole Credit Property Trust III, Inc. (“Company”) to deposit distributions from my (our) interest in stock of the Company into the account at the financial institution as indicated in this Section D. I further authorize the Company to debit this account in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions that I am entitled to receive until the erroneously deposited amounts are recovered by the Company. This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.

E - INVESTOR(S) SIGNATURES: (Investor(s) must initial sections 1-4 and 5-9 as applicable.)

I hereby acknowledge and/or represent (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:

1.	I have received the Final Prospectus relating to the shares, wherein the terms and conditions of the offering of the shares are described.
2.	I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000, or that I (we) meet the specific requirements of my (our) state of residence as set forth in the Final Prospectus under “Suitability Standards.” In the case of sales to fiduciary accounts, the specific requirements must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for purchase of the shares.
3.	I am purchasing the shares for my own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
4.	I acknowledge that the shares are not liquid.
5.	For residents of Alabama only: My (our) liquid net worth is at least 10 times my (our) investment in this or similar programs.
6.	For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishing and automobiles) of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth.
7.	For residents of Kansas only: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my liquid net worth in the shares and the securities of other real estate investment trusts. “Liquid net worth” is that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
8.	For residents of Kentucky, Michigan, Oregon, Pennsylvania and Tennessee only: My (our) liquid net worth is at least 10 times my (our) maximum investment in the Company.
9.	For residents of Iowa and Ohio only: My (our) investment in the Company and all affiliates of the Company does not exceed 10% of my (our) liquid net worth.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT BY EXECUTING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITIES LAWS.

MAIL TO:
Regular mail: Cole Credit Property Trust III, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312
Overnight: Cole Credit Property Trust III, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105
© 2011 Cole Capital Advisors, Inc. All rights reserved. CCPT III-ADDON-AGMT-1(10/10)

A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES THE FINAL PROSPECTUS. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, THE COMPANY WILL SEND THE SUBSCRIBER CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.

I ACKNOWLEDGE RECEIPT OF THE FINAL PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD.

I FURTHER ACKNOWLEDGE THAT I HAVE FIVE BUSINESS DAYS FROM THE DATE OF THIS AGREEMENT TO CANCEL THE PURCHASE OF THESE SHARES UPON WRITTEN NOTICE TO COLE CREDIT PROPERTY TRUST III, INC. AT THE ADDRESS REFERENCED BELOW, AND THEREFORE A SALE OF THE SHARES SHALL NOT BE DEEMED COMPLETED UNTIL SUCH FIVE BUSINESS DAY PERIOD HAS EXPIRED.

Investor’s Signature	Date

Co-Investor’s Signature	Custodian Signature

F - BROKER-DEALER & REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

1. Name of Registered Representative	2. Name of Broker-Dealer
Mailing Address	Broker-Dealer ID #
City State Zip	Rep ID #
Phone	Broker-Dealer Address
Email Address	City State Zip
Have You Changed Broker-Dealers (since last purchase)? ☐ Yes ☐ No

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation and Cole Credit Property Trust III, Inc. that I have reasonable grounds for believing that the purchase of the shares by the subscriber is a suitable and appropriate investment for this subscriber.

Signature	Signature
(if applicable)

Mail To:
Regular mail: Cole Credit Property Trust III, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312
Overnight: Cole Credit Property Trust III, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105	© 2011 Cole Capital Advisors, Inc. All rights reserved. CCPT III-ADDON-AGMT-1(10/10)

APPENDIX B

COLE CREDIT PROPERTY TRUST III, INC.	For Prospectus dated May 2, 2011

Additional Investment Subscription Agreement

This form may be used by any current Investor (the “Investor”) in Cole Credit Property Trust III, Inc. (the “Company”), who desires to purchase additional shares of the Company’s common stock pursuant to the Additional Subscription Agreement and who purchased their shares directly from the Company. Investors who acquired shares other than through use of a Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the Cole Credit Property Trust III, Inc. Subscription Agreement.
A - INVESTMENT (a completed Subscription Agreement is required for each initial and additional investment)

1.	This subscription is in the amount of $ (Minimum $1,000) ☐ Check if amount is estimated

2.	Payment will be made with ☐ Enclosed check ☐ Funds Wired ☐ Funds to Follow

3.	For discounted purchases only, please designate either advisory account or special affiliation:

☐	ADVISORY ACCOUNT PURCHASE. Check only if subscription is made through an RIA administered account. The RIA must be affiliated with a participating broker-dealer acting as broker of record for this purchase. IAR and/or RR will not receive selling commission.

☐	REGISTERED REPRESENTATIVE PURCHASE. RR will not receive selling commission.

☐	COLE EMPLOYEE OR COLE AFFILIATE PURCHASE. RR will not receive selling commission.
B - INVESTOR INFORMATION (or Trustees if applicable)
CUSTODIAL OWNERSHIP (make check payable to custodian listed and send ALL paperwork directly to the custodian)
NON-CUSTODIAL OWNERSHIP (make check payable to: CCPT III)

1. Investor Name
Social Security or Taxpayer ID #

Mailing Address	Date of Birth

City State Zip	Existing CCPT III Account #

Phone Business Phone	Street Address (if different from mailing address or mailing address is a PO Box)

Email Address

City State Zip

2. Investments in other Cole-sponsored Public Real Estate Programs (Optional) This information will help to determine whether volume discounts are applicable.

This account is connected to the following Cole account(s):

☐	Individual, spouse, or children (under age of 21) purchasing shares for his, her or their own account;
☐	Corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;
☐	Employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; or
☐	Commingled trust maintained by a given bank.
	☐ Cole Credit Property Trust II, Inc.	Account or Tax ID #
	☐ Cole Credit Property Trust III, Inc.	Account or Tax ID #
C - INVESTOR(S) SIGNATURES (Investor(s) must initial sections 1-4 and 5-9 as applicable.):

I hereby acknowledge and/or represent (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:
1.	I have received the prospectus relating to the shares, wherein the terms and conditions of the offering of the shares are described.
2.	I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000, or that I (we) meet the specific requirements of my (our) state of residence as set forth in the prospectus under “Suitability Standards.” In the case of sales to fiduciary accounts, the specific requirements must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for purchase of the shares.
3.	I am purchasing the shares for my own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
4.	I acknowledge that the shares are not liquid.
5.	For residents of Alabama only: My (our) liquid net worth is at least 10 times my (our) investment in this or similar programs.
6.	For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishing and automobiles) of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth.
7.	For residents of Kansas only: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my liquid net worth in the shares and the securities of other real estate investment trusts. “Liquid net worth” is that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
8.	For residents of Kentucky, Michigan, Oregon, Pennsylvania and Tennessee only: My (our) liquid net worth is at least 10 times my (our) maximum investment in the Company.
9.	For residents of Iowa and Ohio only: My (our) investment in the Company and all affiliates of the Company does not exceed 10% of my (our) liquid net worth.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT BY EXECUTING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITIES LAWS.

MAIL TO:
Regular mail: Cole Credit Property Trust III, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312
Overnight: Cole Credit Property Trust III, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105
© 2011 Cole Capital Advisors, Inc. All rights reserved. CCPT III-ADDON-AGMT-1(10/10)

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A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES THE FINAL PROSPECTUS. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, THE COMPANY WILL SEND THE SUBSCRIBER CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.

I ACKNOWLEDGE RECEIPT OF THE FINAL PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD.

I FURTHER ACKNOWLEDGE THAT I HAVE FIVE BUSINESS DAYS FROM THE DATE OF THIS AGREEMENT TO CANCEL THE PURCHASE OF THESE SHARES UPON WRITTEN NOTICE TO COLE CREDIT PROPERTY TRUST III, INC. AT THE ADDRESS REFERENCED BELOW, AND THEREFORE A SALE OF THE SHARES SHALL NOT BE DEEMED COMPLETED UNTIL SUCH FIVE BUSINESS DAY PERIOD HAS EXPIRED.

Investor’s Signature	Date

Co-Investor’s Signature	Custodian Signature
Have you Changed Broker-Dealer (since last purchase)? ☐ Yes ☐ No
(If yes, complete a registered representative change form)

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation and Cole Credit Property Trust III, Inc. that I have reasonable grounds for believing that the purchase of the shares by the subscriber is a suitable and appropriate investment for this subscriber.

Registered Representative		Rep ID #
(Printed Name)

Signature	Date

Broker-Dealer		Broker-Dealer ID #
(Printed Name)

Signature	Date

MAIL TO:
Regular mail: Cole Credit Property Trust III, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312
Overnight: Cole Credit Property Trust III, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105
© 2011 Cole Capital Advisors, Inc. All rights reserved. CCPT III-ADDON-AGMT-1(10/10)

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APPENDIX C

COLE CREDIT PROPERTY TRUST III, INC.

AMENDED AND RESTATED
DISTRIBUTION REINVESTMENT PLAN
EFFECTIVE OCTOBER 4, 2010

Cole Credit Property Trust III, Inc., a Maryland corporation (the “Company”), has adopted this Amended and Restated Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.  Any holder of shares of common stock of the Company, par value $.01 per share (the “Shares”), and, subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by an affiliate of Cole REIT Advisors III, LLC, the Company’s advisor (an “Affiliated Program”), may become a Participant in the Plan by making a written election to participate in the Plan on such purchaser’s subscription agreement at the time of subscription for Shares or by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively, “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2. Distribution Reinvestment.  The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Program with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payment after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received on or prior to the last day of the period to which such Distribution relates. The election will apply to all Distributions attributable to such period and to all periods thereafter, unless and until termination of participation in the Plan, in accordance with Section 9. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Company’s board of directors or the board or general partner of an Affiliated Program, as applicable. A written election to participate must be received by the Administrator prior to the last business day of the month, in order to become a Plan Participant with respect to that month’s Distributions. If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants.

3. General Terms of Plan Investments.

The Administrator will apply all Distributions subject to this Plan, as follows:

(a) During the Company’s public offering (the “Offering”) of Shares pursuant to the Company’s registration statement on Form S-11 (File No. 333-164884), as amended or supplemented (the “Registration Statement”), and until such time as the Board of the Company determines a reasonable estimate of the value of the Shares, the Administrator will invest Distributions in Shares at a price equal to $9.50 less the aggregate distributions per Share of any net sale proceeds from the sale of one or more of the Company’s assets, or other special distributions so designated by the Board, distributed to stockholders, regardless of the price per Share paid by the Participant for the Shares in respect of which the Distributions are paid. On or after the date the Board determines a reasonable estimate of the value of the Shares (the “Initial Board Valuation”) under the Company’s valuation policy, as such valuation policy is amended from time to time (the “Valuation Policy”), the Administrator will invest Distributions in Shares at a price equal to the most recently disclosed estimated value as determined in accordance with the Valuation Policy less the aggregate distributions per Share of any net sale proceeds from the sale of one or more of the Company’s assets, or other special distributions so designated by the Board, distributed to stockholders. No advance notice of pricing pursuant to this Paragraph 3(a) shall be required other than to the extent the issue is a material event requiring the public filing of a Form 8-K.

(b) After termination of the Registration Statement, the Administrator will invest Distributions in Shares that are registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”). No advance notice of pricing pursuant to this Paragraph 3(b) shall be required other than to the extent the issue is a material event requiring the public filing of a Form 8-K.

(c) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(d) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.

(e) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(f) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be returned to the respective Participant.

(g) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

(h) A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the board of directors.

4. Absence of Liability.  Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.  Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition, as compared to information previously provided to the stockholder’s broker or financial advisors, or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Securities. A material change shall include any anticipated or actual material decrease in net worth or annual gross income, or any other material change in circumstances that may be likely to cause the Participant to fail to meet the minimum income and net worth standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares or cause the Participant’s broker or financial advisor to determine that an investment in Shares is no longer suitable and appropriate for the Participant.

6. Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7. Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs.

(a) After the termination of the Company’s Offering of Shares pursuant to the Registration Statement, as may be amended or supplemented, the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

(b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Plan and such prospectus allows investment pursuant to the Plan;

(ii) a registration statement covering the interests in the Plan has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Plan; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Plan.

9. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator on or prior to the last day of the Distribution Period to which it relates.

(b) As the Distribution Period is presently monthly, a written election to terminate must be received by the Administrator prior to the last business day of the month, in order to terminate participation in the Plan for that month. If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants.

(c) A Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

10. State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment or Termination by Company.

(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant, provided, however, the Company may not amend the Plan to (a) provide for selling commissions or dealer merger fees to be paid for shares purchased pursuant to this Plan or (b) to revoke a Participant’s right to terminate or modify his participation in the Plan.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participation’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of Cole REIT III Operating Partnership, LP.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Cole REIT III Operating Partnership, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

APPENDIX D

◆ COLE ◆ REAL ESTATE INVESTMENTS®

Subscription Agreement for the Purchase of Common Stock

1. This subscription is in the amount(s) and for the Cole Real Estate Investment Trust(s) ("Cole REIT(s)") listed below (investors should not sign this Agreement for either offering unless they have received a Prospectus for **both** offerings):

a. ☐ $ ____________ **COLE CREDIT PROPERTY TRUST III, INC.** ☐ Check if amount is estimated
☐ Initial Subscription (Minimum is $2,500) ☐ Additional Subscription (Minimum is $1,000)

b. ☐ $ ____________ **COLE CORPORATE INCOME TRUST, INC.** ☐ Check if amount is estimated
☐ Initial Subscription (Minimum is $2,500) ☐ Additional Subscription (Minimum is $1,000)

3. For purchases without selling commissions, please designate below, as applicable:
☐ RIA Account Purchase ☐ Registered Representative Purchase ☐ Cole Employee or Affiliate

B – TYPE OF OWNERSHIP

1a. Non-Qualified Ownership (make check payable to Cole REIT; if investing during escrow period, use UMB Bank f/b/o Cole REIT)

2b. CUSTODIAN INFORMATION
Name ____________
Account # ____________
Tax ID # (provided by custodian) ____________

C – INVESTOR INFORMATION (or Trustees if applicable)

Volume Discounts
Simultaneous investments are being made by the same "purchaser" (as defined in a Cole REIT Prospectus) through the same broker-dealer in this account and the following Cole REIT accounts:
☐ Name of Cole REIT: ____________ Social Security # or Tax ID #: ____________
☐ Name of Cole REIT: ____________ Social Security # or Tax ID #: ____________

☐ Mail to address of record or IRA custodian
☐ Distribution Reinvestment Program: Investor(s) elects to participate in the Reinvestment Program described in the Prospectus.

IF YOU ELECT TO PARTICIPATE IN THE DISTRIBUTION REINVESTMENT PROGRAM, YOU MUST AGREE THAT IF AT ANY TIME YOU CANNOT MAKE THE INVESTOR REPRESENTATIONS AND WARRANTIES SET FORTH IN THE PROSPECTUS OR THE SUBSCRIPTION AGREEMENT, YOU MUST PROMPTLY NOTIFY THE APPLICABLE COLE REIT IN WRITING OF THAT FACT.

For non-qualified accounts only:
☐ Distributions directed to: ☐ Via Mail (complete information below) ☐ Via Electronic Deposit (ACH – complete information below)

Name of Bank or Individual ____________
Mailing Address ____________
City ____________ State ______ Zip ______

☐ Checking (include voided check) ☐ Savings ☐ Brokerage
Bank ABA # (for ACH only) ____________
Account # (must be filled in) ____________

By signing this agreement, I authorize the applicable Cole REIT, as identified by my signature below, to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize the applicable Cole REIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

© 2011 Cole Capital Advisors, Inc. All rights reserved.
COMBO-AGMT-1(1/11)

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E – INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-12 as appropriate)

Cole Credit Property Trust III	Cole Corporate Income Trust	I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
______	______	1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust III, Inc. and Cole Corporate Income Trust, Inc.
______	______	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
______	______	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
______	______	4. I (we) acknowledge that the shares are not liquid.
______	______	5. For **Alabama** residents: My (our) liquid net worth is at least 10 times my (our) investment in the Cole REIT(s) and similar programs.
______	______	6. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in each Cole REIT does not exceed ten percent (10%) of my (our) net worth.
______	______	7. For **Iowa and Ohio** residents: My (our) investment in the Cole REIT(s) and its affiliates does not exceed 10% of my (our) liquid net worth.
______	______	8. For **Kansas and Massachusetts** residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas and Massachusetts investors) in the Cole REITS(s) and the securities of similar direct participation programs.
______	______	9. For **Kentucky, Michigan, Oregon, Pennsylvania and Tennessee** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in each Cole REIT.
______	______	10. For **Maine** residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in the Cole REIT(s) and its affiliates does not exceed ten percent (10%) of my (our) net worth.
______	______	11. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in each Cole REIT does not exceed 10% of my (our) net worth.
______	______	12. For **North Dakota** residents: My (our) liquid net worth is at least ten times my (our) investment in the Cole REIT(s) and its affiliates.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectuses for the Cole REIT(s) identified by their signature(s) below. If a subscriber's subscription is accepted, the applicable Cole REIT(s) will send the subscriber confirmation of their purchase after they have been admitted as an investor.

I/we further acknowledge that I/we have five business days from the date of this agreement to cancel the purchase of the shares upon written notice to the Cole REIT(s), identified by my (our) signature(s) below, at the address referenced below. A sale of the shares will not be deemed complete until such five business day period has expired.

Cole Credit Property Trust III, Inc.:

Investor's Signature ______________________ Date ________ Co-Investor's Signature ______________________ Date ________

Custodian Signature ______________________ Date ________

Cole Corporate Income Trust, Inc.:

Investor's Signature ______________________ Date ________ Co-Investor's Signature ______________________ Date ________

Custodian Signature ______________________ Date ________

F – REGISTERED REPRESENTATIVE OR ADVISOR (to be completed by selling Registered Representative or Advisor)

1. Name of Registered Representative or Advisor ______________________

Mailing Address ______________________

City ______________ State ________ Zip ________

Phone ______________________

Email Address ______________________

2. Name of Broker-Dealer ______________________

Broker-Dealer ID # ______________________

Rep or Advisor ID # ______________________

Have You Changed Broker-Dealers (since last purchase)?

☐ Yes ☐ No

Signature ______________________ Signature ______________________
(if applicable)

© 2011 Cole Capital Advisors, Inc. All rights reserved.
COMBO-AGMT-1(11/11)

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APPENDIX E

◆ **COLE** ◆
REAL ESTATE INVESTMENTS®

This form may be used by any current Investor (the "Investor") in the Cole Real Estate Investment Trust(s) ("Cole REIT(s)") listed below, who desires to purchase additional shares of the same Cole REIT(s) and who purchased their shares directly from the Cole REIT(s). Investors who acquired shares other than through use of a Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the Cole REIT(s) Subscription Agreement.

1. This subscription is in the amount(s) and for the Cole REIT(s) listed below: (investors should not sign this Agreement for either offering unless they have received a Prospectus for **both** offerings):
   - **a.** ☐ $ ____________________ **COLE CREDIT PROPERTY TRUST III, INC.** ☐ Check if amount is estimated
   - **b.** ☐ $ ____________________ **COLE CORPORATE INCOME TRUST, INC.** ☐ Check if amount is estimated
2. Payment will be made with ☐ Enclosed check **(make check payable to Cole REIT (non-qualified) or Custodian (qualified))** ☐ Funds Wired ☐ Funds to Follow
3. For purchases without selling commissions, please designate below, as applicable:
   - ☐ RIA Account Purchase
   - ☐ Registered Representative Purchase
   - ☐ Cole Employee or Affiliate

B – INVESTOR INFORMATION (or Trustees if applicable)

Volume Discounts

Simultaneous investments are being made by the same "purchaser" (as defined in a Cole REIT Prospectus) through the same broker-dealer in this account and the following Cole REIT accounts:

☐ Name of Cole REIT: ______________________________ Social Security # or Tax ID #: ____________________
☐ Name of Cole REIT: ______________________________ Social Security # or Tax ID #: ____________________

C – INVESTOR(S) SIGNATURES: (Investor(s) must initial each of sections 1-4 and those sections of 5-12 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

Cole Credit Property Trust III	Cole Corporate Income Trust	
______	______	1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust III, Inc. and Cole Corporate Income Trust, Inc.
______	______	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
______	______	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
______	______	4. I (we) acknowledge that the shares are not liquid.
______	______	5. For **Alabama** residents: My (our) liquid net worth is at least 10 times my (our) investment in the Cole REIT(s) and similar programs.
______	______	6. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in each Cole REIT does not exceed ten percent (10%) of my (our) net worth.
______	______	7. For **Iowa and Ohio** residents: My (our) investment in the Cole REIT(s) and its affiliates does not exceed 10% of my (our) liquid net worth.
______	______	8. For **Kansas and Massachusetts** residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas and Massachusetts investors) in the Cole REITS(s) and the securities of similar direct participation programs.
______	______	9. For **Kentucky, Michigan, Oregon, Pennsylvania and Tennessee** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in each Cole REIT.

© 2011 Cole Capital Advisors, Inc. All rights reserved.
COMBO-AI-AGMT-1(1/11)

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Cole Credit Property Trust III	Cole Corporate Income Trust	
________	________	10. For **Maine** residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in the Cole REIT(s) and its affiliates does not exceed ten percent (10%) of my (our) net worth.
________	________	11. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in each Cole REIT does not exceed 10% of my (our) net worth.
________	________	12. For **North Dakota** residents: My (our) liquid net worth is at least ten times my (our) investment in the Cole REIT(s) and its affiliates.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectuses for the Cole REIT(s) identified by their signature(s) below. If a subscriber's subscription is accepted, the applicable Cole REIT(s) will send the subscriber confirmation of their purchase after they have been admitted as an investor.

I/we further acknowledge that I/we have five business days from the date of this agreement to cancel the purchase of the shares upon written notice to the Cole REIT(s), identified by my (our) signature(s) below, at the address referenced below. A sale of the shares will not be deemed complete until such five business day period has expired.

Cole Credit Property Trust III, Inc.:

Investor's Signature ______________________ Date ________ Co-Investor's Signature ______________________ Date ________

Custodian Signature ______________________________ Date ________

Cole Corporate Income Trust, Inc.:

Investor's Signature ______________________ Date ________ Co-Investor's Signature ______________________ Date ________

Custodian Signature ______________________________ Date ________

D – REGISTERED REPRESENTATIVE OR ADVISOR (to be completed by selling Registered Representative or Advisor)

Registered Representative or Advisor ______________________ **Rep/Advisor ID#** ______________________

Signature ______________________ Date ______________________

Broker-Dealer ______________________ Broker-Dealer ID# ______________________

Signature ______________________ Date ______________________

© 2011 Cole Capital Advisors, Inc. All rights reserved.
COMBO-AI-AGMT-1(1/11)

E-2

Cole Credit Property Trust III, Inc.

Prospectus
Up to 275,000,000 Shares of Common Stock
Offered to the Public

ALPHABETICAL INDEX	Page

Cautionary Note Regarding Forward-Looking Statements	56
Conflicts of Interest	86
Description of Shares	158
Estimated Use of Proceeds	57
Experts	210
Federal Income Tax Considerations	181
How to Subscribe	209
Incorporation by Reference	211
Investment by Tax-Exempt Entities and ERISA Considerations	197
Investment Objectives and Policies	92
Legal Matters	210
Management	60
Management Compensation	75
Our Operating Partnership Agreement	177
Plan of Distribution	203
Prior Performance Summary	150
Prospectus Summary	6
Questions and Answers About This Offering	1
Risk Factors	28
Selected Financial Data	147
Stock Ownership	85
Suitability Standards	i
Summary of Distribution Reinvestment Plan	174
Supplemental Sales Material	209
Where You Can Find More Information	212

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Cole Capital Corporation

May 2, 2011

COLE CREDIT PROPERTY TRUST III, INC.
SUPPLEMENT NO. 6 DATED OCTOBER 18, 2011
TO THE PROSPECTUS DATED MAY 2, 2011

This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust III, Inc. dated May 2, 2011. This Supplement No. 6 supersedes and replaces all previous supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

  (1)      the status of the offering of shares of Cole Credit Property Trust III, Inc.;
  (2)      the termination date of our follow-on offering;
  (3)      update to management;
  (4)      update to share redemption program discussion;
  (5)      update to federal income tax considerations;
  (6)      update to volume discount information;
  (7)      updates to our risk factors;
  (8)      recent real property and other investments;
  (9)      placement of debt on certain real property investments;
(10)      potential real property investments;
(11)      compensation, fees and reimbursements payable to CR III Advisors and its affiliates as of June 30, 2011;
(12)      selected financial data and portfolio information as of June 30, 2011;
(13)      net tangible book value per share as of June 30, 2011;
(14)      distributions and share redemptions as of June 30, 2011; and
(15)      the incorporation of certain historical information by reference into our prospectus.

Status of Our Public Offering

Our follow-on offering of shares of our common stock was declared effective by the Securities and Exchange Commission on September 22, 2010, although we did not begin selling shares pursuant to our follow-on offering until after we terminated our initial public offering on October 1, 2010. Of the 275,000,000 shares registered pursuant to our follow-on offering, we are offering up to 250,000,000 shares in our primary offering and up to 25,000,000 shares pursuant to our distribution reinvestment plan. As of October 12, 2011, we had accepted investors’ subscriptions for, and issued, 130,506,587 shares of our common stock in the follow-on offering, resulting in gross proceeds to us of approximately $1.3 billion. As of October 12, 2011, we had 144,493,413 shares of our common stock remaining in our follow-on offering. Combined with our initial public offering, we had received a total of approximately $3.5 billion in gross offering proceeds as of October 12, 2011.

Termination Date of Our Follow-On Offering

We previously disclosed that we would sell shares of our common stock in this offering until the earlier of September 22, 2012, unless extended, or the date on which the maximum number of shares has been sold. Our board of directors has approved closing our primary offering in early 2012. We currently expect to stop selling shares of our common stock in our primary offering on or about February 29, 2012. We intend to continue to sell shares of our common stock in this offering pursuant to our distribution reinvestment plan following the termination of our primary offering. All references in our prospectus to the termination date of our offering are hereby supplemented and revised accordingly.

The follow-on offering must be registered in every state in which we offer or sell shares, and generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate the offering at any time prior to the stated termination date.

Update to Management

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Management” beginning on page 60 of the prospectus.

In June 2011, Marc T. Nemer was appointed as chief executive officer of our advisor, CR III Advisors, and of Cole Holdings Corporation, Cole Realty Advisors, Cole Capital Partners, Cole Capital Advisors, CCPT I Advisors, CCPT II Advisors, Cole Corporate Income Advisors, Cole Real Estate Income Advisor, LLC (formerly, CACI Advisors) and Cole REIT Advisors IV, LLC (formerly, CARI Advisors), in addition to his position as president. Prior to such appointment, Christopher H. Cole served as chief executive officer of these entities. Mr. Cole, executive chairman of the Cole Real Estate Investments group of companies, continues to be the chairman, chief executive officer and president of our company and of CCPT I, CCPT II, Cole Corporate Income Trust and two additional real estate investment programs sponsored by Cole Real Estate Investments that are currently in registration for their initial public offerings. All references in our prospectus to the offices held by Messrs. Nemer and Cole are hereby supplemented and revised accordingly.

Share Redemption Program

The following data supplements, and should be read in conjunction with, the section of our prospectus captioned “Description of Shares — Share Redemption Program” beginning on page 168 of the prospectus.

Our board of directors approved an amendment to the share redemption program that adjusted the minimum number of shares that may be presented for redemption, such that a stockholder presenting a portion of the holder’s shares for redemption will be required to present a portion consisting of at least the lesser of (1) 25% of the holder’s shares; or (2) a number of shares with an aggregate redemption price of at least $2,500. This amendment became effective as of June 27, 2011.

Update to Federal Income Tax Considerations

The following information supplements, and should be read in conjunction with, the section captioned “Federal Income Tax Considerations — Taxation of U.S. Stockholders” beginning on page 188 of the prospectus, and all similar disclosures appearing throughout the prospectus:

Cost Basis Reporting

The Energy Improvement and Extension Act of 2008 (the Act) imposed new customer reporting requirements on certain financial intermediaries (brokers). The Act now requires every broker that is required to file an information return reporting the gross proceeds of a “covered security” with the Internal Revenue Service (IRS) to include in the information return the stockholder’s adjusted basis in the security, and whether any gain or loss with respect to the security is short-term or long-term within the meaning of Internal Revenue Code (IRC) Sec. 1222. Under IRC Sec. 6045(g)(3), a “covered security” includes any share of stock in a corporation that was acquired in an account on or after January 1, 2011. We have determined that shares of our common stock that were acquired on or after January 1, 2011, including shares issued pursuant to our distribution reinvestment plan, are covered securities under the Act. Thus, stockholders who redeem, sell or otherwise liquidate shares that were purchased on or after January 1, 2011 will receive an information return reporting the gross proceeds from the sale, the adjusted basis of the shares sold, and whether any gain or loss is short-term or long-term within the meaning of IRC Sec. 1222. We are required to furnish this statement to stockholders by February 15 of the year following the calendar year in which the covered securities were sold. This information also will be reported to the IRS.

When determining the adjusted basis of the shares sold, IRC Sec. 6045(g)(2)(B) requires us to use the first-in first-out method. When using the first-in first-out method, we are required to identify the shares sold in the order that they were acquired. However, as an alternative to the first-in first-out method, the stockholder may notify us of a preferred alternative by means of making an adequate identification of the shares to be liquidated prior to the liquidation event. Please see the section entitled “Description of Shares — Share Redemption Program” for additional information about our share redemption program.

2

Update to Volume Discounts

The following information supersedes and replaces in its entirety the first full paragraph on page 207 of the prospectus under the section captioned “Plan of Distribution — Volume Discounts.”

In addition, in order to encourage investments of more than $4,000,000, Cole Capital Corporation, with the agreement of the participating broker-dealer, may further agree to reduce or eliminate the dealer manager fee and/or the selling commission with respect to such investments.

Update to Risk Factors

The following information supersedes and replaces in its entirety the first sentence of the risk factor set forth in the fourth bullet point on the front cover of the prospectus.

We have paid, and expect to continue to pay, distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources.

The following information supersedes and replaces in its entirety the first sentence of the risk factor set forth in the fourth bullet point in the “Prospectus Summary — Summary Risk Factors” on page 8 of the prospectus.

We have paid, and expect to continue to pay, distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources.

The following information supersedes and replaces in its entirety the risk factor captioned “The offering price for our shares is not based on the book value or net asset value of our current or expected investments or our current or expected cash flow” appearing on page 29 of the prospectus.

The offering price for our shares is not based on the book value or net asset value of our current or expected investments or our current or expected cash flow. Our board of directors intends to provide a reasonable estimate of the value of our shares within eighteen months after the end of this offering. Until such time as our board of directors determines a reasonable estimate of the value of our shares, the price of our shares is not intended to reflect the net asset value of our shares.

The caption of the last risk factor appearing on page 29 of the prospectus is hereby superseded and replaced with the following:

We have paid, and expect to continue to pay, some or all of our distributions from sources other than cash flows from operations, including borrowings and proceeds from the sale of our securities or asset sales. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment.

The caption of the first risk factor appearing on page 30 of the prospectus is hereby superseded and replaced with the following:

Because we have paid, and expect to continue to pay, distributions from sources other than our cash flows from operations, distributions at any point in time may not reflect the current performance of our properties or our current operating cash flows.

3

Recent Real Property Investments

The following information supplements, and should be read in conjunction with, the section captioned “Prospectus Summary — Description of Real Estate Investments” beginning on page 9 of the prospectus.

Description of Real Estate Investments

Wholly-owned properties

As of October 12, 2011, our investment portfolio consisted of 634 wholly-owned properties located in 45 states, consisting of approximately 30.0 million gross rentable square feet of commercial space, including the square feet of buildings that are on land subject to ground leases. Properties acquired between April 2, 2011 and October 12, 2011 are listed below.

				Rentable
		Number of		Square	Purchase
Property Description	Type	Tenants	Tenant	Feet(1)	Price

CVS — Edison, NJ	Drugstore	1	CVS 506 NJ, LLC	13,052	$3,246,944
Northpoint Shopping Center — Cape Coral, FL	Shopping Center	7	Various	115,840	10,000,000
Oxford Exchange — Oxford, AL	Shopping Center	33	Various	333,866	45,500,000
DaVita Dialysis — Grand Rapids, MI	Healthcare	1	Physicians Dialysis Acquisitions, Inc.	8,500	1,675,000
Walgreens — Wilmington, NC	Drugstore	1	Walgreen Co.	14,820	5,971,428
Walgreens — Roanoke, VA	Drugstore	1	Walgreen Co.	14,820	5,357,143
CVS — Charlotte, NC	Drugstore	1	North Carolina CVS Pharmacy, LLC	12,203	3,175,167
CVS — St. Augustine, FL	Drugstore	1	Holiday CVS, LLC	13,053	4,972,558
Walgreens — Chicago (Canfield), IL	Drugstore	1	Bond Drug Company of Illinois	19,332	4,654,000
Office Depot — Mobile, AL	Office Supply	1	Office Depot, Inc.	20,898	2,817,000
Office Depot — Houston, TX	Office Supply	1	Office Depot of Texas, LP	20,898	4,005,000
Office Depot — Corsicana, TX	Office Supply	1	Office Depot of Texas, LP	20,931	2,468,000
Ryan’s — Jasper, AL	Restaurant	1	Fire Mountain Restaurants, LLC	10,665	2,639,302
Ryan’s — Prattville, AL	Restaurant	1	Fire Mountain Restaurants, LLC	10,571	2,424,368
Fire Mountain Restaurant — Cullman, AL	Restaurant	1	Fire Mountain Restaurants, LLC	11,003	2,525,131
Ryan’s — Columbus, GA	Restaurant	1	Fire Mountain Restaurants, LLC	10,919	3,302,612
Ryan’s — Commerce, GA	Restaurant	1	Fire Mountain Restaurants, LLC	10,418	2,100,000
Ryan’s — Rome, GA	Restaurant	1	Fire Mountain Restaurants, LLC	9,745	2,150,000
Ryan’s — Paducah, KY	Restaurant	1	Fire Mountain Restaurants, LLC	10,167	2,178,693
Ryan’s — Owensboro, KY	Restaurant	1	Fire Mountain Restaurants, LLC	10,382	2,454,977
Fire Mountain Restaurant — Bossier City, LA	Restaurant	1	Fire Mountain Restaurants, LLC	11,101	3,131,775
Fire Mountain Restaurant — Horn Lake, MS	Restaurant	1	Fire Mountain Restaurants, LLC	10,948	2,690,578
Ryan’s — Pearl, MS	Restaurant	1	Fire Mountain Restaurants, LLC	10,867	2,425,857
Ryan’s — Asheville, NC	Restaurant	1	Fire Mountain Restaurants, LLC	10,624	2,984,239
Old Country Buffet — Coon Rapids, MN	Restaurant	1	Fire Mountain Restaurants, LLC	9,097	2,925,500
Ryan’s — Sevierville, TN	Restaurant	1	Fire Mountain Restaurants, LLC	10,982	1,520,000
Ryan’s — Texas City, TX	Restaurant	1	Fire Mountain Restaurants, LLC	11,042	2,841,966
Ryan’s — Beckley, WV	Restaurant	1	Fire Mountain Restaurants, LLC	10,790	2,964,794
BI-LO — Greenwood, SC	Grocery	1	BI-LO, LLC	41,417	3,935,000
BI-LO — Mt. Pleasant, SC	Grocery	1	BI-LO, LLC	64,368	9,208,940
FedEx — McComb, MS	Distribution	1	FedEx Ground Package System, Inc.	26,878	3,357,000
Walgreens — Medina, OH	Drugstore	1	Walgreen Co.	14,490	4,447,059
Walgreens — Chicago (79th St.), IL	Drugstore	1	Walgreen Co.	11,228	3,470,588
Walgreens — Decatur, GA	Drugstore	1	Walgreen Co.	14,440	4,158,259
Walgreens — Independence, MO	Drugstore	1	Walgreen Co.	15,120	4,202,941
Walgreens — Muscatine, IA	Drugstore	1	Walgreen Co.	15,120	3,235,294
Kohl’s — Rice Lake, WI(2)	Department Store	1	Kohl’s Value Services, Inc.	64,080	5,942,084
Walgreens — La Crosse, WI	Drugstore	1	Walgreen Co.	14,550	5,372,000
Advance Auto — Rock Hill, SC	Automotive Parts	1	Advanced Stores Company, Inc.	8,049	1,133,720
Advance Auto — Charlotte, NC	Automotive Parts	1	Advanced Stores Company, Inc.	6,874	1,297,675
Camp Creek Marketplace — East Point, GA	Shopping Center	42	Various	424,640	76,350,000

4

				Rentable
		Number of		Square	Purchase
Property Description	Type	Tenants	Tenant	Feet(1)	Price

LA Fitness — Broadview, IL	Fitness	1	LA Fitness International, LLC	50,040	$10,035,000
Glen’s Market — Manistee , MI	Grocery	1	Prevo’s Family Markets, Inc.	38,392	5,760,640
St. Luke’s Urgent Care — Creve Coeur, MO	Healthcare	1	St. Luke’s Episcopal-Presbyterian Hospitals	14,862	5,450,000
Banner Life — Urbana, MD	Insurance	1	Banner Life Insurance Company	115,758	38,200,000
Riverside Centre — St. Augustine, FL	Shopping Center	2	Various	62,000	4,725,000
Century Town Center — Vero Beach, FL	Shopping Center	8	Various	107,049	14,775,000
CVS — Sherman, TX	Drugstore	1	CVS Pharmacy, Inc.	10,908	4,158,901
O’Reilly Auto Parts — Central, LA	Automotive Parts	1	O’Reilly Automotive, Inc.	6,800	927,000
Advance Auto — Milwaukee, WI	Automotive Parts	1	Advanced Stores Company, Inc.	6,790	1,806,200
ConAgra Foods — Milton, PA	Food Production	1	ConAgra Foods Packaged Foods, LLC	718,910	28,500,000
Dahl’s — Various(3)	Grocery	4	Associated Wholesale Grocers, Inc.	215,801	27,900,000
Hobby Lobby — Avon, IN	Specialty Retail	1	Hobby Lobby Stores, Inc.	56,100	5,750,000
Nature Coast Commons — Spring Hill, FL	Shopping Center	14	Various	227,160	29,000,000
Advance Auto — Massillon, OH	Automotive Parts	1	Advanced Stores Company, Inc.	6,846	1,833,415
Advance Auto — Monroe, MI	Automotive Parts	1	Advanced Stores Company, Inc.	6,786	1,604,091
Advance Auto — South Lyon, MI	Automotive Parts	1	Advanced Stores Company, Inc.	6,765	1,616,731
Advance Auto — Vermillion, OH	Automotive Parts	1	Advanced Stores Company, Inc.	6,783	1,151,144
Walgreens — Clarkston, MI	Drugstore	1	Walgreens Co.	13,905	5,034,000
Walgreens — Madisonville, KY	Drugstore	1	Walgreens Co.	14,820	4,202,333
Walgreens — Springdale, AR	Drugstore	1	Walgreens Co.	14,550	5,493,000
Stripes — Odessa, TX	Convenience Store	1	Stripes LLC	4,731	2,523,827
Santa Rosa Commons — Pace, FL	Shopping Center	16	Various	138,850	25,450,000
Tractor Supply — Grayson, KY	Specialty Retail	1	Tractor Supply Company	19,097	2,814,000
Telegraph Plaza — Monroe, MI	Shopping Center	7	Various	73,186	7,040,292
Kohl’s — Monroe, MI	Specialty Retail	1	Kohl’s Michigan, LP	68,727	5,859,708
California Pizza Kitchen — Various(4)	Restaurant	5	California Pizza Kitchen, Inc.	31,788	18,250,000
Owens Corning — Newark, OH	Distribution	1	Owens Corning Insulating Systems, LLC	480,545	11,900,000
CVS — Dolton, IL	Drugstore	1	Highland Park CVS, LLC	13,050	5,636,819
CVS — Lawrenceville, GA	Drugstore	1	Georgia CVS Pharmacy, LLC	13,279	5,346,000
Christmas Tree Shops/ Buy Buy Baby — Utica, MI	Specialty Retail	2	Various	77,088	4,255,000
CVS — Evansville, IN	Drugstore	1	Hook-Superx, Inc.	10,125	3,406,896
Best Buy — Kenosha, WI	Electronics Retail	1	Best Buy Stores, LP	30,085	6,600,000
The Crossing — Killeen, TX	Shopping Center	3	Various	60,438	9,000,000
Best Buy — Indianapolis, IN	Electronics Retail	1	Best Buy Stores, LP	30,067	4,750,000
Petsmart — Various(5)	Specialty Retail	11	Petsmart, Inc.	299,253	74,000,000
Food Lion — Moyock, NC	Grocery	1	Food Lion, LLC	38,118	3,458,000
The Forum — Fort Myers, FL	Shopping Center	17	Various	189,642	34,250,000
Denver West Plaza — Lakewood, CO	Shopping Center	3	Various	71,249	14,000,000
DaVita Dialysis — Douglasville, GA	Healthcare	1	DVA Healthcare Renal Care, Inc.	7,350	1,566,000
Hobby Lobby Center — Greenville, SC	Shopping Center	5	Various	68,912	6,300,000
Wal-Mart — Riverside, CA	Distribution	1	Wal-Mart Stores, Inc.	496,064	91,500,000
Walgreens — Watertown, NY	Drugstore	1	Walgreen Eastern Co, Inc.	14,490	5,702,000
Best Buy — Richmond, IN	Electronics Retail	1	Best Buy Stores, LP	30,983	4,775,000
DaVita Dialysis — Augusta, GA	Healthcare	1	DVA Healthcare Renal Care, Inc.	7,200	1,534,000
Sam’s Club — Douglasville, GA	Grocery	1	Sams Real Estate Business Trust	129,562	12,343,369
Wal-Mart — Douglasville, GA	Grocery	1	Wal-Mart Real Estate Business Trust	222,511	20,456,631
Walgreens — Wichita, KS	Drugstore	1	Walgreen Co.	15,120	4,000,000
Walgreens — Bartlett, TN	Drugstore	1	Walgreen Co.	14,490	3,768,000
Stripes — Laredo, TX	Convenience Store	1	Stripes LLC	4,730	2,828,412
Petsmart — Parma, OH	Specialty Retail	1	Petsmart, Inc.	26,931	4,212,500
Stop & Shop — Cranston, RI	Grocery	1	Stop & Shop Supermarket Company, LLC	52,137	13,521,468
The Plaza at Power Marketplace II — Queen Creek, AZ	Shopping Center	10	Various	70,978	13,250,000
Walgreens — Dubuque, IA	Drugstore	1	Walgreen Co.	14,568	4,620,000
Walgreens — Cape Carteret, NC	Drugstore	1	Walgreen Co.	14,820	4,175,000

5

				Rentable
		Number of		Square	Purchase
Property Description	Type	Tenants	Tenant	Feet(1)	Price

Kohl’s — Brownsville, TX	Department Store	1	Kohl’s Illinois, Inc.	89,915	$6,570,000
Highlands Ranch — Highlands Ranch, CO	Shopping Center	2	Ross Dress for Less, Inc./ Staples the Office Superstore, LLC	50,511	6,346,000
Kingman Gateway — Kingman, AZ	Shopping Center	2	Petsmart, Inc./ Ross Dress for Less, Inc.	49,208	4,756,000
CVS/ Huntington Bank — Northville, MI	Drugstore/ Professional Services	2	CVS 75124 MI, LLC/ The Huntington National Bank	15,816	3,797,224
PLS Financial Services Portfolio — Various(6)	Professional Services	11	PLS Financial Services, Inc.	26,129	14,171,110
Kohl’s Parkway Plaza — Napa, CA	Shopping Center	6	Various	77,280	19,825,000
Tractor Supply — Rincon, GA	Specialty Retail	1	Tractor Supply Company	19,097	2,600,000
Petsmart Headquarters — Phoenix, AZ	Specialty Retail	1	Petsmart, Inc.	365,672	102,500,000
Walgreens — Anthony, TX	Drugstore	1	Walgreens Co.	14,820	4,850,000
Dick’s Sporting Goods — Charleston, SC	Sporting Goods	1	Dick’s Sporting Goods, Inc.	47,082	7,500,000
LA Fitness — Avondale, AZ	Fitness	1	LA Fitness International, LLC	45,000	8,089,474
Walgreens — Union City, GA	Drugstore	1	Walgreens Co.	14,550	4,825,175
Lowe’s — Miamisburg, OH	Home Improvement	1	Lowe’s Home Centers, Inc.	125,357	11,650,000
CVS Portfolio — Various(7)	Drugstore	3	Highland Park CVS, LLC/ Arizona CVS Stores, LLC	38,405	22,165,099
CarMax — Henderson, NV	Automotive Dealership	1	CarMax Auto Superstore West Coast, Inc.	59,792	18,412,000
Advanced Auto — Brownstown, MI	Automotive Parts	1	Advanced Stores Company, Inc.	7,000	1,902,000
Advanced Auto — Romulus, MI	Automotive Parts	1	Advanced Stores Company, Inc.	7,000	1,775,000
Advanced Auto — Washington Township, MI	Automotive Parts	1	Advanced Stores Company, Inc.	7,000	2,038,000
LA Fitness — Duncanville, TX	Fitness	1	LA Fitness International Texas, LP	45,000	7,200,000
Best Buy — Southaven, MS	Electronics Retail	1	Best Buy Stores, LP	30,000	4,950,000
Dimond Crossing — Anchorage, AK	Shopping Center	8	Various	85,356	14,375,500
Golden Corral — Independence, MO	Restaurant	1	Golden Corral Corporation	12,767	3,422,275
Emdeon — Nashville, TN	Professional Services	1	Envoy, LLC	54,558	9,600,000
Winchester Station — Winchester, VA	Shopping Center	13	Various	182,851	26,881,031
Retail Center — GA	Shopping Center	25	Various	193,064	38,000,000
BJ’s Wholesale Club Portfolio — Various(8)	Warehouse Club	1	BJ’s Wholesale Club, Inc.	2,114,537	225,776,613
Walgreens — Xenia, OH	Drugstore	1	Walgreens Co.	14,550	5,575,244
Giant Eagle — Columbus, OH	Grocery	1	The Tamarkin Company	116,238	19,510,000

				9,948,532	$1,491,290,714

(1)	Includes square feet of buildings that are on land subject to ground leases.

(2)	We purchased our joint venture partner’s interest in the entity that owns this property.

(3)	The Dahl’s portfolio consists of four single-tenant retail properties located in Iowa, which were purchased under a sale-leaseback agreement. The properties are subject to individual lease agreements with identical terms.

(4)	The California Pizza Kitchen portfolio consists of five single-tenant retail properties located in Georgia, Illinois, Arizona and Texas which were purchased under a sale-leaseback agreement. The properties are subject to individual lease agreements with identical terms.

(5)	The Petsmart portfolio consists of 11 single-tenant retail properties located in California, Florida, Illinois, Massachusetts, Maryland, Michigan and Texas, which were purchased under a sale-leaseback agreement. The properties are subject to a master lease.

(6)	The PLS Financial Services portfolio consists of 11 single-tenant retail properties located in Texas, Illinois, Wisconsin and Arizona, which were purchased under a sale-leaseback agreement. The properties are subject to a master lease.

(7)	The CVS portfolio consists of three single-tenant retail properties located in Illinois and Arizona. The properties are subject to individual lease agreements with identical terms.

(8)	The BJ’s Wholesale Club portfolio consists of 12 single-tenant properties located in Pennsylvania, Florida, Massachusetts, New Hampshire, New Jersey and Maryland, which were purchased under a sale-leaseback agreement. The properties are subject to a master lease.

6

Joint venture properties

As of October 12, 2011, we, through four joint venture arrangements, had interests in eight properties comprising 1.1 million gross rentable square feet of commercial space and an interest in a land parcel under development comprising 139,000 square feet of land (collectively, the Joint Ventures). Two of the Joint Ventures acquired properties between April 2, 2011 and October 12, 2011, which are listed below.

				Rentable
		Number of		Square		Purchase
Property Description	Type	Tenants	Tenant	Feet(1)		Price

LA Fitness (Land Parcel) — Marana, AZ	Fitness	1	LA Fitness International, LLC	—	(2)	$1,038,127
S. Elgin Crossing — South Elgin, IL(3)	Shopping Center	17	Various	232,078		34,000,000

				232,078		$35,038,127

(1)	Includes square feet of buildings that are on land subject to ground leases.

(2)	We have a controlling interest in the joint venture which owns land upon which a LA Fitness facility, of approximately 45,000 rentable square feet, will be developed. Upon completion of the building, we will be obligated to purchase the property from the joint venture subject to meeting certain requirements as specified in the joint venture agreement. Based on budgeted construction costs, the purchase price will be approximately $7.7 million.

(3)	We have a 50% indirect interest in the property.

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 105 of the prospectus:

Real Property Investments

We engage in the acquisition and ownership of commercial properties throughout the United States. We invest primarily in retail and other income-producing commercial properties located throughout the United States.

Wholly-owned properties

As of October 12, 2011, we, through separate wholly-owned limited liability companies and limited partnerships, owned a 100% fee simple interest in 634 properties located in 45 states, consisting of approximately 30.0 million gross rentable square feet of commercial space, including the square feet of buildings that are on land subject to ground leases. The properties generally were acquired through the use of proceeds from our initial public offering and our ongoing follow-on public offering of our common stock and notes payable.

The following table summarizes properties acquired between April 2, 2011 and October 12, 2011 in order of acquisition date:

		Year	Purchase	Fees Paid to	Initial	Average	Physical
Property Description	Date Acquired	Built	Price	Sponsor(1)	Yield(2)	Yield(3)	Occupancy

CVS — Edison, NJ	April 13, 2011	N/A(4)	$3,246,944	$64,939	7.20%	7.20%	100%
Northpoint Shopping Center — Cape Coral, FL	April 13, 2011	2008	10,000,000	200,000	9.95%	12.38%	95%
Oxford Exchange — Oxford, AL	April 18, 2011	2006	45,500,000	910,000	8.13%	8.60%	97%
DaVita Dialysis — Grand Rapids, MI	April 19, 2011	1997	1,675,000	33,500	8.75%	9.24%	100%
Walgreens — Wilmington, NC	April 21, 2011	2010	5,971,428	119,429	7.00%	7.00%	100%
Walgreens — Roanoke, VA	April 26, 2011	2009	5,357,143	107,143	7.00%	7.00%	100%
CVS — Charlotte, NC	April 26, 2011	2008	3,175,167	63,503	7.20%	7.20%	100%
CVS — St. Augustine, FL	April 26, 2011	2008	4,972,558	99,451	7.39%	7.39%	100%
Walgreens — Chicago (Canfield), IL	April 28, 2011	2000	4,654,000	93,080	8.25%	8.25%	100%
Office Depot — Mobile, AL	April 29, 2011	2008	2,817,000	56,340	8.90%	8.90%	100%
Office Depot — Houston, TX	April 29, 2011	2009	4,005,000	80,100	8.75%	8.75%	100%

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		Year	Purchase	Fees Paid to	Initial	Average	Physical
Property Description	Date Acquired	Built	Price	Sponsor(1)	Yield(2)	Yield(3)	Occupancy

Office Depot — Corsicana, TX	April 29, 2011	2007	$2,468,000	$49,360	8.91%	8.91%	100%
Ryan’s — Jasper, AL	April 29, 2011	2000	2,639,302	52,786	10.00%	11.70%	100%
Ryan’s — Prattville, AL	April 29, 2011	1997	2,424,368	48,487	10.00%	11.70%	100%
Fire Mountain Restaurant — Cullman, AL	April 29, 2011	1996	2,525,131	50,503	10.00%	11.58%	100%
Ryan’s — Columbus, GA	April 29, 2011	2002	3,302,612	66,052	10.00%	11.64%	100%
Ryan’s — Commerce, GA	April 29, 2011	1996	2,100,000	42,000	10.00%	11.64%	100%
Ryan’s — Rome, GA	April 29, 2011	1983	2,150,000	43,000	10.00%	11.58%	100%
Ryan’s — Paducah, KY	April 29, 2011	1995	2,178,693	43,574	10.00%	11.77%	100%
Ryan’s — Owensboro, KY	April 29, 2011	1997	2,454,977	49,100	10.00%	11.70%	100%
Fire Mountain Restaurant — Bossier City, LA	April 29, 2011	2004	3,131,775	62,636	10.00%	11.77%	100%
Fire Mountain Restaurant — Horn Lake, MS	April 29, 2011	1995	2,690,578	53,812	10.00%	11.64%	100%
Ryan’s — Pearl, MS	April 29, 2011	2000	2,425,857	48,517	10.00%	11.58%	100%
Ryan’s — Asheville, NC	April 29, 2011	1996	2,984,239	59,685	10.00%	11.64%	100%
Old Country Buffet — Coon Rapids, MN	April 29, 2011	2003	2,925,500	58,510	10.00%	11.58%	100%
Ryan’s — Sevierville, TN	April 29, 2011	2003	1,520,000	30,400	10.00%	11.77%	100%
Ryan’s — Texas City, TX	April 29, 2011	2002	2,841,966	56,839	10.00%	11.64%	100%
Ryan’s — Beckley, WV	April 29, 2011	1995	2,964,794	59,296	10.00%	11.58%	100%
BI-LO — Greenwood, SC	May 3, 2011	1999	3,935,000	78,700	8.50%	8.50%	100%
BI-LO — Mt. Pleasant, SC	May 3, 2011	2003	9,208,940	184,179	10.00%	10.00%	100%
FedEx — McComb, MS	May 5, 2011	2008	3,357,000	67,140	8.25%	8.25%	100%
Walgreens — Medina, OH	May 5, 2011	2001	4,447,059	88,941	8.50%	8.50%	100%
Walgreens — Chicago (79th St.), IL	May 5, 2011	2003	3,470,588	69,412	8.50%	8.50%	100%
Walgreens — Decatur, GA	May 5, 2011	2001	4,158,259	83,165	8.54%	8.54%	100%
Walgreens — Independence, MO	May 5, 2011	2001	4,202,941	84,059	8.50%	8.50%	100%
Walgreens — Muscatine, IA	May 5, 2011	2001	3,235,294	64,706	8.50%	8.50%	100%
Kohl’s — Rice Lake, WI(5)	May 5, 2011	2011	5,942,084	118,842	8.75%	8.75%	100%
Walgreens — La Crosse, WI	May 6, 2011	2009	5,372,000	107,440	7.15%	7.15%	100%
Advance Auto — Rock Hill, SC	May 12, 2011	1995	1,133,720	22,674	9.09%	8.78%	100%
Advance Auto — Charlotte, NC	May 12, 2011	2001	1,297,675	25,954	8.60%	8.60%	100%
Camp Creek Marketplace — East Point, GA	May 13, 2011	2003	76,350,000	1,527,000	7.68%	7.95%	93%
LA Fitness — Broadview, IL	May 18, 2011	1994	10,035,000	200,700	9.10%	9.10%	100%
Glen’s Market — Manistee , MI	May 19, 2011	2009	5,760,640	115,213	8.60%	8.60%	100%
St. Luke’s Urgent Care — Creve Coeur, MO	May 20, 2011	2010	5,450,000	109,000	7.71%	8.93%	100%
Banner Life — Urbana, MD	June 1, 2011	2011	38,200,000	764,000	6.97%	8.20%	100%
Riverside Centre — St. Augustine, FL	June 8, 2011	2007	4,725,000	94,500	9.61%	10.21%	100%
Century Town Center — Vero Beach, FL	June 10, 2011	2008	14,775,000	295,500	9.22%	9.59%	94%
CVS — Sherman, TX	June 10, 2011	1999	4,158,901	83,178	7.10%	7.10%	100%
O’Reilly Auto Parts — Central, LA	June 10, 2011	2010	927,000	18,540	8.80%	9.08%	100%
Advance Auto — Milwaukee, WI	June 10, 2011	2008	1,806,200	36,124	8.25%	8.25%	100%
ConAgra Foods — Milton, PA	June 14, 2011	1994	28,500,000	570,000	8.20%	8.51%	100%
Dahl’s — Various(6)	June 15, 2011	Various	27,900,000	558,000	8.25%	8.25%	100%
Hobby Lobby — Avon, IN	June 17, 2011	2007	5,750,000	115,000	7.90%	8.54%	100%
Nature Coast Commons — Spring Hill, FL	June 21, 2011	2009	29,000,000	580,000	8.62%	8.96%	76%
Advance Auto — Massillon, OH	June 21, 2011	2007	1,833,415	36,668	8.70%	8.70%	100%
Advance Auto — Monroe, MI	June 21, 2011	2007	1,604,091	32,082	8.75%	8.75%	100%

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		Year	Purchase	Fees Paid to	Initial	Average	Physical
Property Description	Date Acquired	Built	Price	Sponsor(1)	Yield(2)	Yield(3)	Occupancy

Advance Auto — South Lyon, MI	June 21, 2011	2008	$1,616,731	$32,335	8.75%	8.75%	100%
Advance Auto — Vermillion, OH	June 21, 2011	2006	1,151,144	23,023	9.00%	9.42%	100%
Walgreens — Clarkston, MI	June 24, 2011	2001	5,034,000	100,680	8.42%	8.42%	100%
Walgreens — Madisonville, KY	June 28, 2011	2007	4,202,333	84,047	7.21%	7.21%	100%
Walgreens — Springdale, AR	June 29, 2011	2009	5,493,000	109,860	7.10%	7.10%	100%
Stripes — Odessa, TX	June 30, 2011	2011	2,523,827	50,477	9.00%	10.44%	100%
Santa Rosa Commons — Pace, FL	June 30, 2011	2008	25,450,000	509,000	7.70%	7.95%	97%
Tractor Supply — Grayson, KY	June 30, 2011	2011	2,814,000	56,280	7.90%	8.72%	100%
Telegraph Plaza — Monroe, MI	June 30, 2011	2006	7,040,292	140,806	10.77%	11.11%	82%
Kohl’s — Monroe, MI	June 30, 2011	2006	5,859,708	117,194	8.55%	8.55%	100%
California Pizza Kitchen — Various(7)	July 7, 2011	Various	18,250,000	365,000	8.50%	10.32%	100%
Owens Corning — Newark, OH	July 8, 2011	2007	11,900,000	238,000	7.81%	8.61%	100%
CVS — Dolton, IL	July 8, 2011	2008	5,636,819	112,736	7.20%	7.20%	100%
CVS — Lawrenceville, GA	July 8, 2011	2008	5,346,000	106,920	7.00%	7.00%	100%
Christmas Tree Shops/ Buy Buy Baby — Utica, MI	July 8, 2011	2008	4,255,000	85,100	10.58%	11.22%	92%
CVS — Evansville, IN	July 11, 2011	2000	3,406,896	68,138	7.25%	7.25%	100%
Best Buy — Kenosha, WI	July 12, 2011	2008	6,600,000	132,000	7.73%	7.73%	100%
The Crossing — Killeen, TX	July 15, 2011	1995-2011	9,000,000	180,000	9.62%	10.54%	100%
Best Buy — Indianapolis, IN	July 20, 2011	2009	4,750,000	95,000	7.89%	7.89%	100%
Petsmart — Various(8)	July 21, 2011	Various	74,000,000	1,480,000	7.33%	7.62%	100%
Food Lion — Moyock, NC	July 21, 2011	1999	3,458,000	69,160	8.83%	8.83%	100%
The Forum — Fort Myers, FL	July 22, 2011	2008	34,250,000	685,000	8.83%	9.21%	91%
Denver West Plaza — Lakewood, CO	July 22, 2011	2002	14,000,000	280,000	9.06%	9.33%	96%
DaVita Dialysis — Douglasville, GA	July 22, 2011	2001	1,566,000	31,320	7.25%	8.52%	100%
Hobby Lobby Center — Greenville, SC	July 22, 2011	2003	6,300,000	126,000	8.85%	9.41%	100%
Wal-Mart — Riverside, CA	July 25, 2011	2011	91,500,000	1,830,000	(9)	(9)	100%
Walgreens — Watertown, NY	July 26, 2011	2006	5,702,000	114,040	7.12%	7.12%	100%
Best Buy — Richmond, IN	July 27, 2011	2011	4,775,000	95,500	7.83%	7.98%	100%
DaVita Dialysis — Augusta, GA	July 27, 2011	2000	1,534,000	30,680	7.25%	8.53%	100%
Sam’s Club — Douglasville, GA	July 28, 2011	1999	12,343,369	246,867	7.49%	7.49%	100%
Wal-Mart — Douglasville, GA	July 28, 2011	1999	20,456,631	409,133	7.49%	7.49%	100%
Walgreens — Wichita, KS	August 1, 2011	2000	4,000,000	80,000	8.25%	8.25%	100%
Walgreens — Bartlett, TN	August 1, 2011	2001	3,768,000	75,360	8.53%	8.53%	100%
Stripes — Laredo, TX	August 3, 2011	2010	2,828,412	56,568	8.75%	10.15%	100%
Petsmart — Parma, OH	August 4, 2011	1996	4,212,500	84,250	8.00%	8.40%	100%
Stop & Shop — Cranston, RI	August 5, 2011	N/A(4)	13,521,468	270,429	7.22%	7.39%	100%
The Plaza at Power Marketplace II — Queen Creek, AZ	August 12, 2011	2007	13,250,000	265,000	9.59%	10.01%	92%
Walgreens — Dubuque, IA	August 12, 2011	2008	4,620,000	92,400	7.10%	7.10%	100%
Walgreens — Cape Carteret, NC	August 15, 2011	2008	4,175,000	83,500	7.09%	7.09%	100%
Kohl’s — Brownsville, TX	August 16, 2011	N/A(4)	6,570,000	131,400	7.00%	7.43%	100%
Highlands Ranch — Highlands Ranch, CO	August 16, 2011	2007	6,346,000	126,920	8.46%	8.72%	100%
Kingman Gateway — Kingman, AZ	August 16, 2011	2009	4,756,000	95,120	8.84%	9.11%	100%
CVS/ Huntington Bank — Northville, MI	August 17, 2011	N/A(4)	3,797,224	75,944	7.52%	7.70%	100%
PLS Financial Services Portfolio — Various(10)	August 18, 2011	Various	14,171,110	283,422	8.40%	10.37%	100%
Kohl’s Parkway Plaza — Napa, CA	August 23, 2011	1983	19,825,000	396,500	7.10%	8.55%	97%
Tractor Supply — Rincon, GA	August 23, 2011	2007	2,600,000	52,000	7.88%	8.98%	100%

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		Year	Purchase	Fees Paid to	Initial	Average	Physical
Property Description	Date Acquired	Built	Price	Sponsor(1)	Yield(2)	Yield(3)	Occupancy

Petsmart Headquarters — Phoenix, AZ	August 23, 2011	2008	$102,500,000	$2,050,000	7.19%	8.26%	100%
Walgreens — Anthony, TX	August 29, 2011	2008	4,850,000	97,000	7.01%	7.01%	100%
Dick’s Sporting Goods — Charleston, SC	August 31, 2011	2005	7,500,000	150,000	8.55%	8.71%	100%
LA Fitness — Avondale, AZ	August 31, 2011	2006	8,089,474	161,789	8.90%	10.43%	100%
Walgreens — Union City, GA	September 9, 2011	2005	4,825,175	96,504	7.15%	7.15%	100%
Lowe’s — Miamisburg, OH	September 9, 2011	1994	11,650,000	233,000	7.35%	7.07%	100%
CVS Portfolio — Various(11)	September 16, 2011	Various	22,165,099	443,302	7.00%	7.00%	100%
CarMax — Henderson, NV	September 21, 2011	2002	18,412,000	368,240	7.50%	7.50%	100%
Advanced Auto — Brownstown, MI	September 23, 2011	2008	1,902,000	38,040	8.35%	8.35%	100%
Advanced Auto — Romulus, MI	September 23, 2011	2007	1,775,000	35,500	8.30%	8.66%	100%
Advanced Auto — Washington Township, MI	September 23, 2011	2008	2,038,000	40,760	8.30%	8.30%	100%
LA Fitness — Duncanville, TX	September 26, 2011	2007	7,200,000	144,000	9.69%	9.69%	100%
Best Buy — Southaven, MS	September 26, 2011	2007	4,950,000	99,000	8.87%	8.98%	100%
Dimond Crossing — Anchorage, AK	September 27, 2011	2007	14,375,500	287,510	8.81%	9.45%	100%
Golden Corral — Independence, MO	September 28, 2011	2010	3,422,275	68,446	8.25%	8.67%	100%
Emdeon — Nashville, TN	September 29, 2011	2010	9,600,000	192,000	8.09%	9.54%	100%
Winchester Station — Winchester, VA	September 29, 2011	2005	26,881,031	537,621	7.71%	7.74%	87%
Retail Center — GA	September 29, 2011	2007	38,000,000	760,000	7.66%	8.05%	98%
BJ’s Wholesale Club Portfolio — Various(12)	September 30, 2011	Various	225,776,613	4,515,532	7.75%	7.75%	100%
Walgreens — Xenia, OH	October 4, 2011	2009	5,575,244	111,505	7.15%	7.15%	100%
Giant Eagle — Columbus, OH	October 5, 2011	2000	19,510,000	390,200	8.04%	8.13%	100%

			$1,491,290,714	$29,825,817

(1)	Fees paid to sponsor are payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 75 of the prospectus.

(2)	Initial yield is calculated as the current annualized rental income for the in-place leases at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. The properties are subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable. The majority of our properties are subject to triple net leases. Accordingly, our management believes that current annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income.

(3)	Average yield is calculated as the average annual rental income, adjusted for any rent incentives, for the in-place leases over the non-cancellable lease term at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. The properties are subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable. The majority of our properties are subject to triple net leases. Accordingly our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.

(4)	Subject to ground lease and therefore year built is not applicable.

(5)	We purchased our joint venture partner’s interest in the entity that owns this property.

(6)	The Dahl’s portfolio consists of four single-tenant retail properties located in Iowa, which were purchased under a sale-leaseback agreement. The properties are subject to individual lease agreements with identical terms.

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(7)	The California Pizza Kitchen portfolio consists of five single-tenant retail properties located in Georgia, Illinois, Arizona and Texas which were purchased under a sale-leaseback agreement. The properties are subject to individual lease agreements with identical terms.

(8)	The Petsmart portfolio consists of 11 single-tenant retail properties located in California, Florida, Illinois, Massachusetts, Maryland, Michigan and Texas, which were purchased under a sale-leaseback agreement. The properties are subject to a master lease.

(9)	Initial and average yield are not disclosed in accordance with a confidentiality agreement between us and the tenant.

(10)	The PLS Financial Services portfolio consists of 11 single-tenant retail properties located in Texas, Illinois, Wisconsin and Arizona, which were purchased under a sale-leaseback agreement. The properties are subject to a master lease.

(11)	The CVS portfolio consists of three single-tenant retail properties located in Illinois and Arizona. The properties are subject to individual lease agreements with identical terms.

(12)	The BJ’s Wholesale Club portfolio consists of 12 single-tenant properties located in Pennsylvania, Florida, Massachusetts, New Hampshire, New Jersey and Maryland, which were purchased under a sale-leaseback agreement. The properties are subject to a master lease.

Joint venture properties

Our interests in the Joint Ventures were acquired through the use of proceeds from our initial public offering and our ongoing follow-on public offering of our common stock and mortgage notes payable.

The following table summarizes properties acquired by two of the Joint Ventures between April 2, 2011 and October 12, 2011:

		Year		Purchase	Fees Paid to		Initial		Average		Physical
Property Description	Date Acquired	Built		Price	Sponsor(1)		Yield(2)		Yield(3)		Occupancy

LA Fitness (Land Parcel) — Marana, AZ	April 19, 2011	N/A	(4)	$1,038,127	$—		9.50	%(4)	9.50	%(4)	100%
S. Elgin Crossing — South Elgin, IL(5)	June 13, 2011	2007		34,000,000	340,000	(6)	7.92%		8.48%		99%

				$35,038,127	$340,000

(1)	Fees paid to sponsor are payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for financing coordination fees for services performed in connection with the origination or assumption of debt financing obtained to acquire the respective property, where applicable. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 75 of the prospectus.

(2)	Initial yield is calculated as the current annualized rental income for the in-place leases at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. The properties are subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable. The majority of our properties are subject to triple net leases. Accordingly, our management believes that current annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income.

(3)	Average yield is calculated as the average annual rental income, adjusted for any rent incentives, for the in-place leases over the non-cancellable lease term at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. The properties are subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable. The majority of our properties are subject to triple net leases. Accordingly our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.

(4)	We have a controlling interest in the LA Fitness Joint Venture which owns the land upon which a LA Fitness facility, of approximately 45,000 rentable square feet, will be developed. Upon completion of the

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building, we will be obligated to purchase the property from the LA Fitness Joint Venture subject to meeting certain requirements as specified in the LA Fitness Joint Venture agreement. Based on budgeted construction costs, the purchase price will be approximately $7.7 million.

(5)	We have a 50% indirect interest in the property.

(6)	Represents fees paid to our sponsor based on our 50% indirect interest in the property.

Wholly-owned properties

The following table sets forth the principal provisions of the lease term for the major tenants at the wholly-owned properties listed above:

				% of
		Total		Total				Base Rent
		Square		Rentable		Current		per
	Major	Feet		Square	Renewal	Annual Base		Square
Property	Tenants(1)	Leased		Feet	Options(2)	Rent		Foot	Lease Term(3)

CVS — Edison, NJ	CVS 506 NJ, LLC	—	(4)	100%	5/5 yr.	$233,780		$2.81	4/13/2011	1/31/2034

Northpoint Shopping	Bed Bath & Beyond, Inc.	27,978		24%	4/5 yr.	139,890		5.00	4/13/2011	1/31/2020

Center — Cape Coral, FL	AC Moore, Inc.	21,107		18%	4/5 yr.	223,734		10.60	4/13/2011	3/31/2012

						316,605		15.00	4/1/2012	6/30/2013

						337,712		16.00	7/1/2013	6/30/2018

	Petsmart, Inc.	20,301		18%	3/5 yr.	322,786		15.90	4/13/2011	5/31/2013

						332,936		16.40	6/1/2013	5/31/2018

Oxford Exchange —	Hobby Lobby Stores,	54,990		16%	3/5 yr.	398,798		7.25	4/18/2011	8/31/2011

Oxford, AL	Inc.					426,173		7.75	9/1/2011	8/31/2016

						453,668		8.25	9/1/2016	8/31/2021

	Dick’s Sporting Goods, Inc.	45,000		13%	4/5 yr.	427,500		9.50	4/18/2011	1/31/2013

						450,000		10.00	2/1/2013	1/31/2018

DaVita Dialysis — Grand	Physicians Dialysis	8,500		100%	1/5 yr.	146,510		17.24	4/19/2011	1/31/2015

Rapids, MI	Acquisitions, Inc.					161,161		18.96	2/1/2015	1/31/2020

Walgreens — Wilmington, NC	Walgreen Co.	14,820		100%	10/5 yr.	418,000		28.21	4/21/2011	8/31/2035

Walgreens — Roanoke, VA	Walgreen Co.	14,820		100%	10/5 yr.	375,000		25.30	4/26/2011	8/31/2034

CVS — Charlotte, NC	North Carolina CVS Pharmacy, LLC	12,203		100%	10/5 yr.	228,512		18.73	4/26/2011	1/31/2034

CVS — St. Augustine, FL	Holiday CVS, LLC	13,053		100%	10/5 yr.	367,472		28.15	4/26/2011	1/31/2034

Walgreens — Chicago (Canfield), IL	Bond Drug Company of Illinois	19,332		100%	8/5 yr.	384,000		19.86	4/28/2011	8/31/2020

Office Depot — Mobile, AL	Office Depot, Inc.	20,898		100%	5/5 yr.	250,776		12.00	4/29/2011	1/31/2021

Office Depot — Houston, TX	Office Depot of Texas, LP	20,898		100%	5/5 yr.	350,459		16.77	4/29/2011	9/30/2024

Office Depot — Corsicana, TX	Office Depot of Texas, LP	20,931		100%	4/5 yr.	219,776		10.50	4/29/2011	9/30/2019

Ryan’s — Jasper, AL	Fire Mountain Restaurants, LLC	10,665		100%	4/5 yr.	263,930	(5)	24.75	4/29/2011	11/1/2026

Ryan’s — Prattville, AL	Fire Mountain Restaurants, LLC	10,571		100%	4/5 yr.	242,437	(5)	22.93	4/29/2011	11/1/2026

Fire Mountain Restaurant — Cullman, AL	Fire Mountain Restaurants, LLC	11,003		100%	4/5 yr.	252,513	(5)	22.95	4/29/2011	11/1/2025

Ryan’s — Columbus, GA	Fire Mountain Restaurants, LLC	10,919		100%	4/5 yr.	330,261	(5)	30.25	4/29/2011	5/1/2026

Ryan’s — Commerce, GA	Fire Mountain Restaurants, LLC	10,418		100%	4/5 yr.	210,000	(5)	20.16	4/29/2011	5/1/2026

Ryan’s — Rome, GA	Fire Mountain Restaurants, LLC	9,745		100%	4/5 yr.	215,000	(5)	22.06	4/29/2011	11/1/2025

Ryan’s — Paducah, KY	Fire Mountain Restaurants, LLC	10,167		100%	4/5 yr.	217,869	(5)	21.43	4/29/2011	5/1/2027

Ryan’s — Owensboro, KY	Fire Mountain Restaurants, LLC	10,382		100%	4/5 yr.	245,498	(5)	23.65	4/29/2011	11/1/2026

Fire Mountain Restaurant — Bossier City, LA	Fire Mountain Restaurants, LLC	11,101		100%	4/5 yr.	313,178	(5)	28.21	4/29/2011	5/1/2027

Fire Mountain Restaurant — Horn Lake, MS	Fire Mountain Restaurants, LLC	10,948		100%	4/5 yr.	269,058	(5)	24.58	4/29/2011	5/1/2026

Ryan’s — Pearl, MS	Fire Mountain Restaurants, LLC	10,867		100%	4/5 yr.	242,586	(5)	22.32	4/29/2011	11/1/2025

Ryan’s — Asheville, NC	Fire Mountain Restaurants, LLC	10,624		100%	4/5 yr.	298,424	(5)	28.09	4/29/2011	5/1/2026

Old Country Buffet — Coon Rapids, MN	Fire Mountain Restaurants, LLC	9,097		100%	4/5 yr.	292,550	(5)	32.16	4/29/2011	11/1/2025

Ryan’s — Sevierville, TN	Fire Mountain Restaurants, LLC	10,982		100%	4/5 yr.	152,000	(5)	13.84	4/29/2011	5/1/2027

Ryan’s — Texas City, TX	Fire Mountain Restaurants, LLC	11,042		100%	4/5 yr.	284,197	(5)	25.74	4/29/2011	5/1/2026

Ryan’s — Beckley, WV	Fire Mountain Restaurants, LLC	10,790		100%	4/5 yr.	296,479	(5)	27.48	4/29/2011	11/1/2025

BI-LO — Greenwood, SC	BI-LO, LLC	41,417		100%	6/5 yr.	334,437		8.07	5/3/2011	2/28/2019

BI-LO — Mt. Pleasant, SC	BI-LO, LLC	64,368		100%	6/5 yr.	920,894		14.31	5/3/2011	5/31/2023

12

			% of
		Total	Total				Base Rent
		Square	Rentable		Current		per
	Major	Feet	Square	Renewal	Annual Base		Square
Property	Tenants(1)	Leased	Feet	Options(2)	Rent		Foot	Lease Term(3)

FedEx — McComb, MS	FedEx Ground Package System, Inc.	26,878	100%	2/5 yr.	$276,954		$10.30	5/5/2011	7/31/2018

Walgreens — Medina, OH	Walgreen Co.	14,490	100%	8/5 yr.	378,000		26.09	5/5/2011	12/31/2021

Walgreens — Chicago (79th St.), IL	Walgreen Co.	11,228	100%	8/5 yr.	295,000		26.27	5/5/2011	1/31/2023

Walgreens — Decatur, GA	Walgreen Co.	14,440	100%	8/5 yr.	355,104		24.59	5/5/2011	10/31/2021

Walgreens — Independence, MO	Walgreen Co.	15,120	100%	8/5 yr.	357,250		23.63	5/5/2011	8/31/2021

Walgreens — Muscatine, IA	Walgreen Co.	15,120	100%	8/5 yr.	275,000		18.19	5/5/2011	11/30/2021

Kohl’s — Rice Lake, WI(6)	Kohl’s Value Services, Inc.	64,080	100%	8/5 yr.	519,932		8.11	5/5/2011	1/31/2032

Walgreens — La Crosse, WI	Walgreen Co.	14,550	100%	10/5 yr.	384,068		26.40	5/6/2011	1/31/2035

Advance Auto — Rock	Advanced Stores	8,049	100%	4/5 yr.	103,037		12.80	5/12/2011	12/31/2014

Hill, SC	Company, Inc.				97,500		12.11	1/1/2015	12/31/2020

Advance Auto — Charlotte, NC	Advanced Stores Company, Inc.	6,874	100%	4/5 yr.	111,600		16.24	5/12/2011	12/31/2020

Camp Creek Marketplace — East Point, GA	BJ’s Wholesale Club, Inc.	115,396	27%	4/5 yr.	1,253,778	(7)	10.87	5/13/2011	4/27/2023

LA Fitness — Broadview, IL	LA Fitness International, LLC	50,040	100%	4/5 yr.	913,230	(8)	18.25	5/18/2011	3/31/2026

Glen’s Market — Manistee , MI	Prevo’s Family Markets, Inc.	38,392	100%	5/5 yr.	495,415		12.90	5/19/2011	7/31/2029

St. Luke’s Urgent Care — Creve Coeur, MO	St. Luke’s Episcopal-Presbyterian Hospitals	14,862	100%	3/5 yr.	420,000	(9)	28.26	5/20/2011	10/31/2025

Banner Life — Urbana, MD	Banner Life Insurance Company	115,758	100%	3/5 yr.	2,662,434	(10)	23.00	6/1/2011	8/31/2026

Riverside Centre — St.	HOB-LOB, LTD	57,000	92%	1/3 yr.,	418,950		7.35	6/8/2011	10/31/2012

Augustine, FL				2/5 yr.	447,450		7.85	11/1/2012	10/31/2017

					467,400		8.20	11/1/2017	10/31/2019

Century Town Center —	Marshalls of MA, Inc.	52,000	49%	4/5 yr.	546,000		10.50	6/10/2011	8/31/2015

Vero Beach, FL					572,000		11.00	9/1/2015	8/31/2018

	Petco Animal Supplies	15,000	14%	2/5 yr.	266,250		17.75	6/10/2011	1/31/2014

	Stores, Inc.				281,250		18.75	2/1/2014	1/31/2019

	Jo-Ann Stores, Inc.	11,048	10%	4/5 yr.	107,718		9.75	2/1/2012	1/31/2017

					118,766		10.75	2/1/2017	1/31/2022

CVS — Sherman, TX	CVS Pharmacy, Inc.	10,908	100%	5/5 yr.	295,282		27.07	6/10/2011	6/30/2036

O’Reilly Auto Parts —	O’Reilly Automotive,	6,800	100%	3/5 yr.	81,600		12.00	6/10/2011	4/30/2020

Central, LA	Inc.				86,496		12.72	5/1/2020	4/30/2030

Advance Auto — Milwaukee, WI	Advanced Stores Company, Inc.	6,790	100%	3/5 yr.	149,011		21.95	6/10/2011	8/31/2023

ConAgra Foods —	ConAgra Foods	718,910	100%	2/5 yr.	2,336,457		3.25	6/14/2011	6/30/2016

Milton, PA	Packaged Foods, LLC				2,516,185		3.50	7/1/2016	6/30/2021

Dahl’s — Various(11)	Associated Wholesale Grocers, Inc.	215,801	100%	4/5 yr.	2,301,750		10.67	6/15/2011	6/30/2031

Hobby Lobby — Avon, IN	Hobby Lobby Stores, Inc.	56,100	100%	3/5 yr.	454,410	(12)	8.10	6/17/2011	11/30/2022

Nature Coast Commons	TSA Stores, Inc.	42,046	19%	4/5 yr.	578,133		13.75	6/21/2011	1/31/2015

— Spring Hill, FL					620,179		14.75	2/1/2015	1/31/2020

	Best Buy Stores, LP	30,183	13%	4/5 yr.	430,108		14.25	6/21/2011	7/31/2015

					445,199		14.75	8/1/2015	7/31/2020

	Ross Dress for Less,	27,783	12%	4/5 yr.	263,939		9.50	6/21/2011	1/31/2015

	Inc.				277,830		10.00	2/1/2015	1/31/2020

Advance Auto — Massillon, OH	Advanced Stores Company, Inc.	6,846	100%	3/5 yr.	159,507		23.30	6/21/2011	12/31/2022

Advance Auto — Monroe, MI	Advanced Stores Company, Inc.	6,786	100%	3/5 yr.	140,358		20.68	6/21/2011	12/31/2022

Advance Auto — South Lyon, MI	Advanced Stores Company, Inc.	6,765	100%	3/5 yr.	141,465		20.91	6/21/2011	6/30/2023

Advance Auto —	Advanced Stores	6,783	100%	3/5 yr.	103,603		15.27	6/21/2011	1/31/2017

Vermillion, OH	Company, Inc.				113,964		16.80	2/1/2017	1/31/2022

Walgreens — Clarkston, MI	Walgreens Co.	13,905	100%	8/5 yr.	424,103		30.50	6/24/2011	8/31/2020

Walgreens — Madisonville, KY	Walgreens Co.	14,820	100%	10/5 yr.	303,000		20.45	6/28/2011	1/31/2033

Walgreens — Springdale, AR	Walgreens Co.	14,550	100%	10/5 yr.	390,000		26.80	6/29/2011	2/28/2034

Stripes — Odessa, TX	Stripes LLC	4,731	100%	4/5 yr.	227,144	(13)	48.01	6/30/2011	6/30/2031

Santa Rosa Commons — Pace, FL	Publix Super Markets, Inc.	45,600	33%	7/5 yr.	544,920		11.95	6/30/2011	8/12/2028

	The TJX Companies,	27,689	20%	4/5 yr.	290,735		10.50	6/30/2011	10/31/2013

	Inc.				304,579		11.00	11/1/2013	10/31/2018

	Petsmart, Inc.	20,025	14%	3/5 yr.	267,734		13.37	6/30/2011	8/31/2013

13

				% of
		Total		Total				Base Rent
		Square		Rentable		Current		per
	Major	Feet		Square	Renewal	Annual Base		Square
Property	Tenants(1)	Leased		Feet	Options(2)	Rent		Foot	Lease Term(3)

						$277,747		$13.87	9/1/2013	8/31/2018

Tractor Supply — Grayson, KY	Tractor Supply Company	19,097		100%	4/5 yr.	222,300	(14)	11.64	6/30/2011	5/31/2026

Telegraph Plaza —	The TJX Companies,	26,055		36%	4/5 yr.	247,522		9.50	6/30/2011	10/31/2011

Monroe, MI	Inc.					260,550		10.00	11/1/2011	10/31/2016

	Petsmart, Inc.	20,100		27%	3/5 yr.	246,225		12.25	6/30/2011	9/30/2012

						251,049		12.49	10/1/2012	9/30/2017

Kohl’s — Monroe, MI	Kohl’s Michigan, LP	68,727		100%	5/5 yr.	501,005		7.29	6/30/2011	1/31/2026

California Pizza Kitchen — Various(15)	California Pizza Kitchen, Inc.	31,788		100%	4/5 yr.	1,551,250	(9)	48.80	7/7/2011	7/31/2031

Owens Corning — Newark, OH	Owens Corning Insulating Systems, LLC	480,545		100%	4/5 yr.	929,575	(16)	1.93	7/8/2011	7/31/2022

CVS — Dolton, IL	Highland Park CVS, LLC	13,050		100%	10/5 yr.	405,851		31.10	7/8/2011	1/31/2034

CVS — Lawrenceville, GA	Georgia CVS Pharmacy, LLC	13,279		100%	10/5 yr.	374,243		28.18	7/8/2011	1/31/2034

Christmas Tree Shops/ Buy Buy Baby — Utica,	Christmas Tree Shops, Inc.	38,695		50%	3/5 yr.	245,713	(17)	6.35	7/8/2011	1/31/2025

MI	Buy Buy Baby, Inc.	32,179		42%	3/5 yr.	204,337	(18)	6.35	7/8/2011	1/31/2025

CVS — Evansville, IN	Hook-Superx, Inc.	10,125		100%	5/5 yr.	247,000		24.40	7/11/2011	7/31/2036

Best Buy — Kenosha, WI	Best Buy Stores, LP	30,085		100%	4/5 yr.	510,000		16.95	7/12/2011	1/31/2019

The Crossing — Killeen, TX	Gold’s Texas Holdings, LP	39,974		66%	2/5 yr.	424,767	(19)	10.63	7/15/2011	9/30/2021

	University of Phoenix, Inc.	10,000		17%	2/5 yr.	239,300	(20)	23.93	7/15/2011	5/31/2021

	University of Phoenix,	7,924		13%	2/5 yr.	150,556		19.00	7/15/2011	12/31/2014

	Inc.					152,814	(20)	19.28	1/1/2014	5/31/2021

Best Buy — Indianapolis, IN	Best Buy Stores, LP	30,067		100%	4/5 yr.	375,000		12.47	7/20/2011	1/31/2020

Petsmart — Various(21)	Petsmart, Inc.	299,253		100%	1/10 yr., 2/5 yr.	5,424,495		18.13	7/21/2011	12/24/2021

Food Lion — Moyock, NC	Food Lion, LLC	38,118		100%	4/5 yr.	305,250		8.01	7/21/2011	4/27/2019

The Forum — Fort	Ross Dress for Less,	30,187		16%	4/5 yr.	384,884		12.75	7/22/2011	1/31/2014

Myers, FL	Inc.					415,071		13.75	2/1/2014	1/31/2019

	Best Buy Stores, LP	30,162		16%	3/5 yr.	527,835		17.50	7/22/2011	1/31/2014

						542,916		18.00	2/1/2014	1/31/2019

	Bed Bath & Beyond, Inc.	28,000		15%	4/5 yr.	304,360	(22)	10.87	7/22/2011	1/31/2019

	Staples the Office Superstore East, Inc.	20,390		11%	3/5 yr.	346,596		17.00	7/22/2011	8/31/2018

Denver West Plaza —	Best Buy Stores, LP	46,093		64%	3/5 yr.	841,197		18.25	7/22/2011	1/31/2013

Lakewood, CO						864,244		18.75	2/1/2013	1/31/2018

DaVita Dialysis —	DVA Healthcare Renal	7,350		100%	1/5 yr.	113,496		15.44	7/22/2011	7/31/2012

Douglasville, GA	Care, Inc.					136,196		18.53	8/1/2012	12/31/2020

Hobby Lobby Center	Hobby Lobby Stores,	58,885		85%	2/5 yr.	441,638		7.50	7/22/2011	1/31/2014

Greenville, SC	Inc.					471,080		8.00	2/1/2014	1/31/2019

Wal-Mart — Riverside, CA	Wal-Mart Stores, Inc.	496,064		100%	8/5 yr.	(23)		(23)	7/25/2011	3/31/2026

Walgreens — Watertown, NY	Walgreen Eastern Co, Inc.	14,490		100%	10/5 yr.	406,000		28.02	7/26/2011	7/31/2031

Best Buy — Richmond,	Best Buy Stores, LP	30,983		100%	5/5 yr.	373,655		12.06	7/27/2011	1/31/2017

IN						389,146		12.56	2/1/2017	1/31/2022

DaVita Dialysis —	DVA Healthcare Renal	7,200		100%	1/5 yr.	111,180		15.44	7/27/2011	7/31/2012

Augusta, GA	Care, Inc.					133,416		18.53	8/1/2012	12/31/2020

Sam’s Club — Douglasville, GA	Sams Real Estate Business Trust	129,562		100%	6/5 yr.	925,073		7.14	7/28/2011	10/27/2019

Wal-Mart — Douglasville, GA	Wal-Mart Real Estate Business Trust	222,511		100%	6/5 yr.	1,533,101		6.89	7/28/2011	10/26/2019

Walgreens — Wichita, KS	Walgreen Co.	15,120		100%	8/5 yr.	330,000		21.83	8/1/2011	9/30/2020

Walgreens — Bartlett, TN	Walgreen Co.	14,490		100%	8/5 yr.	321,400		22.18	8/1/2011	7/31/2021

Stripes — Laredo, TX	Stripes LLC	4,730		100%	4/5 yr.	247,486	(13)	52.32	8/3/2011	8/31/2031

Petsmart — Parma, OH	Petsmart, Inc.	26,931		100%	3/5 yr.	337,070	(24)	12.52	8/4/2011	12/31/2021

Stop & Shop — Cranston, RI	Stop & Shop Supermarket Company, LLC	—	(4)	100%	11/5 yr.	976,250	(25)	2.88	8/5/2011	12/31/2031

The Plaza at Power Marketplace II — Queen Creek, AZ	LA Fitness International, LLC	45,000		63%	3/5 yr.	742,500	(8)	16.50	8/12/2011	9/30/2022

Walgreens — Dubuque, IA	Walgreen Co.	14,568		100%	10/5 yr.	328,000		22.52	8/12/2011	4/30/2034

Walgreens — Cape Carteret, NC	Walgreen Co.	14,820		100%	10/5 yr.	295,888		19.97	8/15/2011	4/30/2033

Kohl’s — Brownsville,	Kohl’s Illinois, Inc.	—	(4)	100%	8/5 yr.	460,000		0.96	8/16/2011	1/31/2018

TX						506,000		1.05	2/1/2018	1/31/2028

14

				% of
		Total		Total					Base Rent
		Square		Rentable			Current		per
	Major	Feet		Square		Renewal	Annual Base		Square
Property	Tenants(1)	Leased		Feet		Options(2)	Rent		Foot	Lease Term(3)

Highlands Ranch —	Ross Dress for Less,	29,990		59%		4/5 yr.	$269,910		$9.00	8/16/2011	1/31/2013

Highlands Ranch, CO	Inc.						291,503		9.72	2/1/2013	1/31/2018

	Staples the Office Superstore, LLC	20,521		41%		3/5 yr.	266,773		13.00	8/16/2011	9/30/2017

Kingman Gateway —	Petsmart, Inc.	19,208		39%		4/5 yr.	210,328		10.95	8/16/2011	8/31/2017

Kingman, AZ	Ross Dress for Less,	30,000		61%		4/5 yr.	210,000		7.00	8/16/2011	1/31/2013

	Inc.						226,800		7.56	2/1/2013	1/31/2018

CVS/ Huntington Bank	CVS 75124 MI, LLC	—	(4)	82	%(26)	10/5 yr.	175,000		8.90	8/17/2011	1/31/2034

— Northville, MI	The Huntington	—	(4)	18	%(26)	4/5 yr.	110,500		9.74	8/17/2011	12/31/2017

	National Bank						121,550		10.71	1/1/2018	12/31/2027

PLS Financial Services Portfolio — Various(27)	PLS Financial Services, Inc.	26,129		100%		5/5 yr.	1,190,373		45.56	8/18/2011	3/17/2033

Kohl’s Parkway Plaza — Napa, CA	Kohl’s Department Stores, Inc.	68,321		88%		2/5 yr.	1,188,425	(14)	17.39	8/23/2011	7/31/2031

Tractor Supply —	Tractor Supply	19,097		100%		4/5 yr.	204,996		10.73	8/23/2011	8/28/2012

Rincon, GA	Company						225,000		11.78	8/29/2012	8/28/2017

							248,004		12.99	8/29/2017	8/28/2022

Petsmart Headquarters — Phoenix, AZ	Petsmart, Inc.	365,672		100%		5/5 yr.	7,372,087	(28)	20.16	8/23/2011	8/31/2023

Walgreens — Anthony, TX	Walgreens Co.	14,820		100%		10/5 yr.	340,000		22.94	8/29/2011	12/31/2033

Dick’s Sporting Goods — Charleston, SC	Dick’s Sporting Goods, Inc.	47,082		100%		3/5 yr.	641,250	(29)	13.62	8/31/2011	1/31/2021

LA Fitness — Avondale,	LA Fitness	45,000		100%		3/5 yr.	720,000		16.00	8/31/2011	10/31/2011

AZ	International, LLC						787,500		17.50	11/1/2011	10/31/2016

							832,500	(8)	18.50	11/1/2016	10/31/2026

Walgreens — Union City, GA	Walgreens Co.	14,550		100%		10/5 yr.	345,000		23.71	9/9/2011	8/31/2030

Lowe’s — Miamisburg,	Lowe’s Home Centers,	125,357		100%		4/5 yr.	856,692		6.83	9/9/2011	7/31/2014

OH	Inc.						813,857		6.49	8/1/2014	7/31/2024

CVS Portfolio — Various(30)	Highland Part CVS, LLC/ Arizona CVS Stores, LLC	38,405		100%		10/5 yr.	1,551,558		40.40	9/16/2009	1/31/2035

CarMax — Henderson, NV	CarMax Auto Superstores West Coast, Inc.	59,792		100%		4/5 yr.	1,380,960		23.10	9/21/2011	11/30/2028

Advanced Auto — Brownstown, MI	Advanced Stores Company, Inc.	7,000		100%		3/5 yr.	158,856		22.69	9/23/2011	5/31/2023

Advanced Auto —	Advanced Stores Company, Inc.	7,000		100%		3/5 yr.	147,284		21.04	9/23/2011	5/31/2018

Romulus, MI							162,151		23.16	6/1/2018	5/31/2023

Advanced Auto — Washington Township, MI	Advanced Stores Company, Inc.	7,000		100%		3/5 yr.	169,183		24.17	9/23/2011	2/28/2024

LA Fitness — Duncanville, TX	LA Fitness International Texas, LP	45,000		100%		3/5 yr.	697,500	(31)	15.50	9/26/2011	5/31/2023

Best Buy — Southaven,	Best Buy Stores, LP	30,000		100%		4/5 yr.	438,900		14.63	9/26/2011	1/31/2013

MS							446,400		14.88	2/1/2018	1/31/2018

Dimond Crossing —	Petsmart, Inc	34,157		42%		3/5 yr.	273,256		8.00	9/27/2011	11/30/2015

Anchorage, AK							324,492		9.50	12/1/2015	11/30/2020

							375,727		11.00	12/1/2020	11/30/2025

	Bed Bath & Beyond, Inc.	29,486		36%		4/5 yr.	465,833		15.80	9/27/2011	1/31/2018

Golden Corral — Independence, MO	Golden Corral Corporation	12,767		100%		4/5 yr.	282,338	(32)	22.11	9/28/2011	9/30/2026

Emdeon — Nashville, TN	Envoy, LLC	54,558		100%		2/5 yr.	776,197	(10)	14.23	9/29/2011	9/30/2025

Winchester Station	Gregg Appliances, Inc.	33,913		19%		3/5 yr.	406,956		12.00	9/29/2011	4/30/2015

Winchester, VA							440,869		13.00	5/1/2015	4/30/2020

	Ross Dress for Less, Inc.	30,094		16%		4/5 yr.	285,893		9.50	9/29/2011	1/31/2016

	Bed Bath & Beyond, Inc.	25,960		14%		4/5 yr.	258,042		9.94	9/29/2011	1/31/2022

	Michaels Stores, Inc.	23,863		13%		4/5 yr.	322,151		13.50	9/29/2011	9/30/2015

	Old Navy, LLC	18,800		10%		2/5 yr.	239,700		12.75	9/29/2011	10/31/2015

Retail Center — GA	Dick’s Sporting Goods,	33,500		17%		4/5 yr.	410,375		12.25	9/29/2011	1/31/2017

	Inc.						427,125		12.75	2/1/2017	1/31/2022

	Ross Dress for Less, Inc.	30,084		16%		4/5 yr.	345,966		11.50	9/29/2011	1/31/2018

	Petsmart, Inc.	21,785		11%		4/5 yr.	294,098		13.50	9/29/2011	1/31/2018

	Michaels Stores, Inc.	21,566		11%		4/5 yr.	280,358		13.00	9/29/2011	8/31/2017

15

			% of
		Total	Total			Base Rent
		Square	Rentable		Current	per
	Major	Feet	Square	Renewal	Annual Base	Square
Property	Tenants(1)	Leased	Feet	Options(2)	Rent	Foot	Lease Term(3)

	Office Depot, Inc.	21,322	11%	3/5 yr.	$266,525	$12.50	9/29/2011	6/30/2017

BJ’s Wholesale Club Portfolio — Various(33)	BJ’s Wholesale Club, Inc.	2,114,537	100%	5/5 yr.	17,497,752	8.27	9/30/2011	9/30/2031

Walgreens — Xenia, OH	Walgreen Co.	14,550	100%	10/5 yr.	398,630	27.40	10/4/2011	2/28/2034

Giant Eagle —	The Tamarkin	116,238	100%	4/5 yr.	1,569,213	13.50	10/5/2011	11/30/2015

Columbus, OH	Company				1,598,273	13.75	12/1/2015	11/30/2021

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property.

(2)	Represents number of renewal options and the term of each option.

(3)	Represents lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancellable lease term.

(4)	Subject to a ground lease.

(5)	The annual base rent under the lease increases every year by the lesser of two times the cumulative percentage increase in the Consumer Price Index over the preceding year or 2% of the then-current annual base rent.

(6)	We purchased our joint venture partner’s interest in the entity that owns this property.

(7)	The annual base rent under the lease increases every five years by the lesser of two times the cumulative percentage increase in the Consumer Price Index over the preceding year or 6% of the then-current annual base rent.

(8)	The annual base rent under the lease increases every five years by the lesser of the cumulative percentage increase in the Consumer Price Index over the preceding five-year period or 10% of the then-current annual base rent.

(9)	The annual base rent under the lease increases every year by 2% of the then-current annual base rent.

(10)	The annual base rent under the lease increases every year by 2.5% of the then-current annual base rent.

(11)	The Dahl’s portfolio consists of four single-tenant retail properties located in Iowa, which were purchased under a sale-leaseback agreement. The properties are subject to individual lease agreements with identical terms.

(12)	The annual base rent under the lease increases every five years by $28,050.

(13)	The annual base rent under the lease increases every five years by the lesser of two times the cumulative percentage increase in the Consumer Price Index over the preceding year or 10% of the then-current annual base rent.

(14)	The annual base rent under the lease increases every five years by 10% of the then-current annual base rent.

(15)	The California Pizza Kitchen portfolio consists of five single-tenant retail properties located in Georgia, Illinois, Arizona and Texas which were purchased under a sale-leaseback agreement. The properties are subject to individual lease agreements with identical terms.

(16)	The annual base rent under the lease increases every two years by 3% of the then-current annual base rent.

(17)	The annual base rent under the lease increases every five years by $13,543.

(18)	The annual base rent under the lease increases every five years by $11,263.

(19)	The annual base rent under the lease increases every five years by $3,331.

(20)	The annual base rent under the lease increases every year by 1.5% of the then-current annual base rent.

(21)	The Petsmart Portfolio consists of 11 single-tenant retail properties located in California, Florida, Illinois, Massachusetts, Maryland, Michigan and Texas which were purchased under a sale-leaseback agreement. The properties are subject to a master lease. The annual base rent under the lease increases every five years by 9% of the then-current annual base rent.

16

(22)	The annual base rent under the lease increases annually by 0.5% of the then-current annual base rent.

(23)	The current annual base rent and base rent per square foot are not disclosed in accordance with a confidentiality agreement between us and the tenant.

(24)	The annual base rent under the lease increases every 18 or 30 months by 3% of the then-current annual base rent.

(25)	The annual base rent under the lease increases every five years by $27,500.

(26)	Percentage based on square feet of the building.

(27)	The PLS Financial Services portfolio consists of 11 single-tenant retail properties located in Texas, Illinois, Wisconsin and Arizona, which were purchased under a sale-leaseback agreement. The properties are subject to a master lease. The annual base rent under the lease increases every year by 2% of the then-current annual base rent.

(28)	The annual base rent under the lease increases every 30 months by approximately 7% of the then-current annual base rent.

(29)	The annual base rent under the lease increases every five years by $22,500.

(30)	The CVS portfolio consists of three single-tenant retail properties located in Illinois and Arizona. The properties are subject to individual lease agreements with identical terms.

(31)	The annual base rent under the lease increases every five years by the lesser of the cumulative percentage increase in the Consumer Price Index over the previous five-year period or $45,000.

(32)	The annual base rent under the lease increases every five years by 5% of the then-current annual base rent.

(33)	The BJ’s Wholesale Club portfolio consists of 12 single-tenant properties located in Pennsylvania, Florida, Massachusetts, New Hampshire, New Jersey and Maryland, which were purchased under a sale-leaseback agreement. The properties are subject to a master lease.

Joint venture properties

The following table sets forth the principal provisions of the lease terms for the major tenants at the joint venture properties listed above:

			% of
		Total	Total				Base Rent
		Square	Rentable			Current	per
		Feet	Square		Renewal	Annual Base	Square
Property	Major Tenants(1)	Leased	Feet		Options(2)	Rent	Foot	Lease Term(3)

LA Fitness (Land Parcel) — Marana, AZ	LA Fitness International, LLC	45,000 (4)	100%		3/5 yr.	$733,500 (5)	$16.30	5/1/2012	4/30/2017
S. Elgin Crossing —	Home Depot USA, Inc.	— (6)	46	%(7)	4/5 yr.	360,000 (8)	0.74	6/13/2011	1/31/2048
South Elgin, IL	Best Buy Stores, LP	30,525	13%		4/5 yr.	434,981	14.25	6/13/2011	1/31/2012
						450,244	14.75	2/1/2012	1/31/2017

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property.

(2)	Represents number of renewal options and the term of each option.

(3)	Represents lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancellable lease term.

(4)	We have a controlling interest in a joint venture which owns the land upon which a LA Fitness facility, of approximately 45,000 rentable square feet, will be developed. Upon completion of the building, we will be obligated to purchase the property from the joint venture subject to meeting certain requirements as specified in the joint venture agreement.

(5)	The annual base rent under the lease increases every five years by the lesser of the cumulative percentage increase in the Consumer Price Index over the preceding five-year period or 10% of the then-current annual base rent.

(6)	Subject to a ground lease.

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(7)	Percentage based on square feet of the building.

(8)	The annual base rent under the lease increases every ten years by 10% of the then-current annual base rent.

Other Investments

In September 2011, we entered into an investment advisory agreement (the Investment Agreement) with BlackRock Financial Management, Inc. (BlackRock) to provide investment advisory services to us. Under the Investment Agreement, we committed to acquire up to $100.0 million of commercial mortgage-backed securities (CMBS). Each CMBS investment made by us under the Investment Agreement will be alongside investments made by BlackRock on behalf of one or more of its fully-discretionary investment accounts. In addition, we have purchased, and may continue to purchase, CMBS outside of the Investment Agreement. As of October 12, 2011, we, through three separate transactions, acquired CMBS as listed below.

On September 29, 2011, we purchased CMBS, class D certificates of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2011 — C5 securitization (the JPM D Certificates) with a face value of approximately $32.8 million at a discounted price of approximately $25.1 million. The JPM D Certificates are rated Baa3 by Moody’s Ratings and BBB- by Fitch Ratings with a coupon rate of 5.314% per year and consist of a diversified pool of commercial mortgage loans secured by commercial real estate properties. We paid our advisor an acquisition fee of approximately $502,000, or 2% of the net purchase price.

On October 4, 2011, we acquired CMBS, class C certificates of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2011 — C5 securitization (the JPM C Certificates) with a face value of $10.0 million at a discounted price of approximately $7.8 million. The JPM C Certificates are rated A2 by Moody’s Ratings and A by Fitch Ratings with a coupon rate of 5.314% per year and consist of a diversified pool of commercial mortgage loans secured by commercial real estate properties. We paid our advisor an acquisition fee of approximately $156,000, or 2% of the net purchase price.

On October 5, 2011, under the Investment Agreement, we acquired CMBS, class F, G and H certificates of the Morgan Stanley Capital Trust 2011 — C3 securitization (the MSC Certificates). The MSC Certificates had an aggregate face value of approximately $42.0 million and were purchased by us at a discounted price of approximately $21.6 million. The MSC Certificates have a coupon rate of 5.357% and are comprised of three classes that are rated from BBB- to non-investment grade by Standard & Poor’s Ratings Services and from Ba2 to non-investment grade by Moody’s Ratings. The MSC Securities consist of a diversified pool of commercial mortgage loans secured by commercial real estate properties. We paid our advisor an acquisition fee of approximately $431,000, or 2% of the net purchase price.

Placement of Debt on Certain Real Property Investments

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Investment Objectives and Policies — Placement of Debt on Certain Real Property Investments” beginning on page 133 of the prospectus:

Wholly-owned properties

We obtained or assumed the following fixed and variable rate mortgage notes secured by certain previously acquired wholly-owned properties between April 2, 2011 and October 12, 2011:

Property	Lender	Loan Amount	Interest Rate		Loan Date	Maturity Date

Various(1)	Goldman Sachs Commercial Mortgage Capital, LP	$46,670,000	5.92%		4/7/2011	5/1/2021
Various(2)	Wells Fargo Bank, N.A.	60,450,000	5.54%		4/12/2011	5/1/2021
Various(3)	Morgan Stanley Mortgage Capital Holdings, LLC	19,512,995	5.67%		4/15/2011	5/1/2021
Various(4)	JP Morgan Chase Bank, N.A.	46,910,000	5.53%		4/19/2011	5/1/2021
Apollo — Phoenix, AZ	JP Morgan Chase Bank, N.A.	79,000,000	LIBOR + 3.00	%(5)	4/29/2011	4/29/2016

18

Property	Lender	Loan Amount	Interest Rate	Loan Date	Maturity Date

Banner Life — Urbana, MD	Aviva Life and Annuity Company	$19,600,000	5.02%	6/30/2011	7/1/2021
Various(6)	TCF National Bank	25,000,000	5.00%	6/30/2011	12/16/2014
Kohl’s — Monroe, MI	Bank of America, N.A.	5,300,748	5.99%	6/30/2011	12/1/2016
Various(7)	Jackson National Life Insurance Company	29,450,000	4.25%	9/21/2011	10/1/2018

		$331,893,743

(1)	The loan is secured by 15 single-tenant and two multi-tenant commercial properties that we own through our subsidiaries with an aggregate purchase price of approximately $84.8 million.

(2)	The loan is secured by 15 single-tenant and one multi-tenant commercial properties that we own through our subsidiaries with an aggregate purchase price of approximately $101.4 million.

(3)	The loan is secured by six single-tenant commercial properties that we own through our subsidiaries with an aggregate purchase price of approximately $35.5 million.

(4)	The loan is secured by 16 single-tenant and two multi-tenant commercial properties that we own through our subsidiaries with an aggregate purchase price of approximately $84.5 million.

(5)	We executed a swap agreement, which had the effect of fixing the variable interest rate per annum to 4.29% effective June 2012 through the maturity date of the loan.

(6)	The loan is secured by nine single-tenant commercial properties that we own through our subsidiaries with an aggregate purchase price of approximately $54.1 million.

(7)	The loan is secured by four single-tenant and two multi-tenant commercial properties that we own through our subsidiaries with an aggregate purchase price of approximately $55.4 million.

The mortgage notes are generally non-recourse to us and CCPT III OP, but both we and CCPT III OP are liable for customary non-recourse carveouts. The mortgage notes may generally be prepaid subject to meeting certain requirements and payment of a prepayment premium as specified in the respective loan agreement. In the event a mortgage note is not paid off on the maturity date, the mortgage loans include default provisions. Upon the occurrence of an event of default, interest on the mortgage notes will accrue at an annual default interest rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) the then-current interest rate plus 3.00% to 6.98%. Certain mortgage notes contain customary affirmative, negative and financial covenants, including requirements for minimum net worth and debt service coverage ratios, in addition to limits on leverage ratios and variable rate debt.

In connection with the mortgage notes above, we paid our advisor aggregate financing coordination fees of $3.3 million.

In addition, on June 27, 2011, our operating partnership, CCPT III OP, entered into a senior unsecured credit facility (the Credit Facility) providing for up to $700.0 million of borrowings with Bank of America, N.A., JP Morgan Chase Bank, N.A., U.S. Bank National Association, Wells Fargo Bank, N.A. and Regions Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC and other lending institutions. Concurrently, the obligations under the JPMorgan Credit Facility’s existing $100.0 million credit agreement dated as of January 6, 2010 were terminated. No amounts were outstanding under the JPMorgan Credit Facility on June 27, 2011 and all liens securing obligations under the JPMorgan Credit Facility have been released. In addition, we converted the TCF Loan to a term loan as described in the table above.

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The Credit Facility includes a $200.0 million term loan (the Term Loan) and allows CCPT III OP to borrow up to $500.0 million in revolving loans (the Revolving Loans). As of October 12, 2011, the borrowing base under the Credit Facility was approximately $700.0 million based on the underlying collateral pool. In addition, up to 15.0% of the total amount available may be used for issuing letters of credit and up to $50.0 million may be used for “swingline” loans. The Credit Facility may also be increased to a maximum of $950.0 million, with each increase being no less than $25.0 million. As of October 12, 2011, CCPT III OP had $682.0 million outstanding under the Credit Facility and $18.0 million available for borrowing. The Credit Facility matures on June 27, 2014.

The Revolving Loans will bear interest at rates depending upon the type of loan specified and overall leverage ratio, with possible base rates of one, two or three month LIBOR, one, two or three month LIBOR plus 1.0%, Bank of America N.A. ’s Prime Rate or the Federal Funds Rate plus 0.5% and spreads ranging from 1.25% to 3.00%. Effective June 30, 2011, the Term Loan will bear interest at three month LIBOR plus a spread ranging from 2.25% to 3.00%, based upon the overall leverage ratio. CCPT III OP will be required to make quarterly interest payments on the Term Loan, and the outstanding principal and any accrued and unpaid interest is due on June 27, 2014.

CCPT III OP has the right to prepay the outstanding amounts under the Credit Facility, in whole or in part, without premium or penalty provided that prior written notice is received by Bank of America, N.A. and the payment of any principal amount then outstanding. The Credit Facility contains customary affirmative, negative and financial covenants, representations, warranties and borrowing conditions. The Credit Facility also includes usual and customary events of default and remedies for facilities of this nature. As of October 12, 2011, finance coordination fees of $6.8 million were paid to CR III Advisors in connection with the Credit Facility.

Joint venture properties

One of the Joint Ventures obtained the following mortgage note in connection with the joint venture property listed above:

Property	Lender	Loan Amount	Interest Rate	Loan Date	Maturity Date

S. Elgin Crossing— South Elgin, IL(1)	The Royal Bank of Scotland PLC	$20,400,000	5.20%	6/13/2011	7/1/2021

(1)	The loan is secured by a multi-tenant commercial property that we have a 50% indirect interest in through the joint venture with an aggregate purchase price of $34.0 million.

The mortgage note may be prepaid subject to meeting certain requirements and payment of a prepayment premium as specified in the loan agreement. In the event the mortgage note is not paid off on the maturity date, the loan agreement includes default provisions. Upon the occurrence of an event of default, interest on the mortgage note will accrue at an annual default interest rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) the then-current interest rate plus 4.00%.

In connection with the mortgage note above, we paid our advisor aggregate financing coordination fees equal to $102,000, based on our indirect interest in the property.

In addition, we, through the joint venture that will develop the LA Fitness property located in Marana, Arizona, entered into a construction loan facility with an aggregate commitment, if fully funded, of $5.2 million. The construction loan facility has a variable interest rate of LIBOR plus 300 basis points, not to be less than 4.50%, and matures in October 2012. The construction loan facility is non-recourse to us. As of October 12, 2011, we had $149,000 outstanding under the construction loan facility.

Also, the joint venture that developed the Kohl’s property located in Rice Lake, Wisconsin fully repaid the $4.4 million outstanding under its construction loan facility.

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Tenant Lease Expirations

Wholly-owned properties

The following table sets forth lease expirations of our wholly-owned properties, as of October 12, 2011, for each of the next ten years assuming no renewal options are exercised. For purposes of the table, the Total Annual Base Rent column represents annualized base rent, based on rent in effect on January 1 of the respective year, for each lease that expires during the respective year.

				% of Total
	Number of	Approx. Square	Total Annual	Annual
Year Ending December 31,	Leases Expiring	Feet Expiring	Base Rent	Base Rent

2011	15	57,584	$710,886	0.18%
2012	54	153,896	3,109,124	0.77%
2013	60	462,332	4,435,566	1.10%
2014	42	162,743	3,144,413	0.78%
2015	46	168,137	2,975,915	0.74%
2016	56	752,814	9,509,723	2.36%
2017	42	573,443	7,240,118	1.79%
2018	69	1,452,084	18,203,970	4.51%
2019	55	1,599,139	20,475,977	5.07%
2020	35	603,719	8,039,257	1.99%
2021	49	2,077,576	24,412,628	6.05%

	523	8,063,467	$102,257,577	25.34%

Joint venture properties

The following table sets forth lease expirations of the joint venture properties, as of October 12, 2011, for each of the next ten years assuming no renewal options are exercised. For purposes of the table, the Total Annual Base Rent column represents annualized base rent, based on rent in effect on January 1 of the respective year, for each lease that expires during the respective year.

				% of Total
	Number of	Approx. Square	Total Annual	Annual
Year Ending December 31,	Leases Expiring	Feet Expiring	Base Rent	Base Rent

2011	2	5,800	$60,601	0.54%
2012	9	52,230	370,560	3.29%
2013	6	10,015	165,513	1.47%
2014	5	28,402	350,941	3.12%
2015	8	244,359	1,960,577	17.41%
2016	3	28,133	374,650	3.33%
2017	7	294,225	3,256,746	28.93%
2018	2	4,643	172,752	1.53%
2019	2	5,830	207,388	1.84%
2020	4	218,023	2,607,923	23.16%
2021	3	64,448	691,232	6.14%

	51	956,108	$10,218,883	90.76%

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Depreciable Tax Basis

Wholly-owned and joint venture properties

For federal income tax purposes, the aggregate depreciable basis in the wholly-owned and the joint venture properties noted above is approximately $1.2 billion and $27.6 million, respectively. As the LA Fitness property located in Marana, Arizona is a land parcel acquired by one of the joint ventures, it does not have a depreciable basis. When we calculate depreciation expense for federal income tax purposes, we depreciate buildings and improvements over a 40-year recovery period, land improvements over a 20-year recovery period and furnishings and equipment over a 12-year recovery period using a straight-line method and a mid-month convention. The preliminary depreciable basis in the properties noted above is estimated, as of October 12, 2011, as follows:

	Depreciable
Wholly-owned Property	Tax Basis

CVS — Edison, NJ	$—	(1)
Northpoint Shopping Center — Cape Coral, FL	8,961,446
Oxford Exchange — Oxford, AL	41,453,877
DaVita Dialysis — Grand Rapids, MI	1,603,393
Walgreens — Wilmington, NC	4,998,001
Walgreens — Roanoke, VA	4,450,695
CVS — Charlotte, NC	2,102,302
CVS — St. Augustine, FL	3,798,768
Walgreens — Chicago (Canfield), IL	3,945,881
Office Depot — Mobile, AL	2,348,706
Office Depot — Houston, TX	2,447,833
Office Depot — Corsicana, TX	1,928,950
Ryan’s — Jasper, AL	2,044,966
Ryan’s — Prattville, AL	1,612,777
Fire Mountain Restaurant — Cullman, AL	1,726,548
Ryan’s — Columbus, GA	1,986,771
Ryan’s — Commerce, GA	1,335,843
Ryan’s — Rome, GA	1,284,666
Ryan’s — Paducah, KY	1,224,474
Ryan’s — Owensboro, KY	1,284,256
Fire Mountain Restaurant — Bossier City, LA	2,168,513
Fire Mountain Restaurant — Horn Lake, MS	1,913,486
Ryan’s — Pearl, MS	1,576,616
Ryan’s — Asheville, NC	1,878,018
Old Country Buffet — Coon Rapids, MN	1,705,928
Ryan’s — Sevierville, TN	836,528
Ryan’s — Texas City, TX	2,247,168
Ryan’s — Beckley, WV	1,938,271
BI-LO — Greenwood, SC	3,854,828
BI-LO — Mt. Pleasant, SC	7,058,011
FedEx — McComb, MS	2,880,368
Walgreens — Medina, OH	3,728,447
Walgreens — Chicago (79th St.), IL	2,607,272
Walgreens — Decatur, GA	2,770,272

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	Depreciable
Wholly-owned Property	Tax Basis

Walgreens — Independence, MO	$3,065,375
Walgreens — Muscatine, IA	2,786,029
Kohl’s — Rice Lake, WI	4,062,131
Walgreens — La Crosse, WI	3,866,275
Advance Auto — Rock Hill, SC	805,366
Advance Auto — Charlotte, NC	948,132
Camp Creek Marketplace — East Point, GA	71,885,710
LA Fitness — Broadview, IL	8,164,895
Glen’s Market — Manistee , MI	5,516,817
St. Luke’s Urgent Care — Creve Coeur, MO	4,498,870
Banner Life — Urbana, MD	35,088,049
Riverside Centre — St. Augustine, FL	3,482,956
Century Town Center — Vero Beach, FL	10,977,892	(1)
CVS — Sherman, TX	3,331,957
O’Reilly Auto Parts — Central, LA	895,207
Advance Auto — Milwaukee, WI	1,346,641
ConAgra Foods — Milton, PA	26,018,292
Dahl’s — Various	23,802,593
Hobby Lobby — Avon, IN	4,083,487
Nature Coast Commons — Spring Hill, FL	24,351,303
Advance Auto — Massillon, OH	1,658,240
Advance Auto — Monroe, MI	1,054,945
Advance Auto — South Lyon, MI	1,098,109
Advance Auto — Vermillion, OH	924,841
Walgreens — Clarkston, MI	3,650,217
Walgreens — Madisonville, KY	3,222,492
Walgreens — Springdale, AR	4,534,629
Stripes — Odessa, TX	2,093,600
Santa Rosa Commons — Pace, FL	23,174,153
Tractor Supply — Grayson, KY	2,480,877
Telegraph Plaza — Monroe, MI	6,133,979
Kohl’s — Monroe, MI	5,041,892
California Pizza Kitchen — Various	11,128,285
Owens Corning — Newark, OH	11,401,319
CVS — Dolton, IL	5,108,624
CVS — Lawrenceville, GA	2,959,491
Christmas Tree Shops/ Buy Buy Baby — Utica, MI	3,430,100
CVS — Evansville, IN	3,051,713
Best Buy — Kenosha, WI	5,130,331
The Crossing — Killeen, TX	7,946,003
Best Buy — Indianapolis, IN	3,941,837
Petsmart — Various	53,319,262
Food Lion — Moyock, NC	2,521,317
The Forum — Fort Myers, FL	26,901,996

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	Depreciable
Wholly-owned Property	Tax Basis

Denver West Plaza — Lakewood, CO	$11,938,150
DaVita Dialysis — Douglasville, GA	1,442,419
Hobby Lobby Center — Greenville, SC	4,291,149
Wal-Mart — Riverside, CA	79,597,054
Walgreens — Watertown, NY	3,006,307
Best Buy — Richmond, IN	4,416,170
DaVita Dialysis — Augusta, GA	1,410,612
Sam’s Club — Douglasville, GA	10,327,466
Wal-Mart — Douglasville, GA	15,675,337
Walgreens — Wichita, KS	3,332,523
Walgreens — Bartlett, TN	2,051,862
Stripes — Laredo, TX	2,389,974
Petsmart — Parma, OH	3,346,901
Stop & Shop — Cranston, RI	—	(1)
The Plaza at Power Marketplace II — Queen Creek, AZ	10,832,329	(1)
Walgreens — Dubuque, IA	3,794,728
Walgreens — Cape Carteret, NC	3,204,036
Kohl’s — Brownsville, TX	—	(1)
Highlands Ranch — Highlands Ranch, CO	4,493,428
Kingman Gateway — Kingman, AZ	3,056,440
CVS/ Huntington Bank — Northville, MI	—	(1)
PLS Financial Services Portfolio — Various	20,276,243
Kohl’s Parkway Plaza — Napa, CA	18,571,601
Tractor Supply — Rincon, GA	1,916,225
Petsmart Headquarters — Phoenix, AZ	98,749,570
Walgreens — Anthony, TX	3,725,077
Dick’s Sporting Goods — Charleston, SC	4,440,004
LA Fitness — Avondale, AZ	6,559,289
Walgreens — Union City, GA	3,909,330
Lowe’s — Miamisburg, OH	9,495,119
CVS Portfolio — Various	17,023,569
CarMax — Henderson, NV	15,320,409
Advanced Auto — Brownstown, MI	1,131,148
Advanced Auto — Romulus, MI	1,238,127
Advanced Auto — Washington Township, MI	1,258,698
LA Fitness — Duncanville, TX	6,760,888
Best Buy — Southaven, MS	3,692,337
Dimond Crossing — Anchorage, AK	8,964,175
Golden Corral — Independence, MO	2,376,313
Emdeon — Nashville, TN	9,044,429
Winchester Station — Winchester, VA	22,874,345
Retail Center — GA	36,003,010
BJ’s Wholesale Club Portfolio — Various	170,613,495
Walgreens — Xenia, OH	4,596,629

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Depreciable
Wholly-owned Property	Tax Basis

Giant Eagle — Columbus, OH	$15,981,060

$1,211,718,083

(1)	Depreciable basis excludes any ground leases.

	Depreciable
Joint Venture Property	Tax Basis

LA Fitness (Land Parcel) — Marana, AZ	$—	(1)
S. Elgin Crossing — South Elgin, IL	27,608,000	(2)

	$27,608,000

(1)	Land parcel, which is not depreciated.

(2)	Depreciable basis excludes any ground leases.

Cole Realty Advisors, an affiliate of our advisor, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the properties listed above. In accordance with the property management agreement, we may pay Cole Realty Advisors (i) up to 2% of gross revenues from our single tenant properties and (ii) up to 4% of gross revenues from our multi-tenant properties. We currently have no plan for any renovations, improvements or development of the properties listed above and we believe the properties are adequately insured. We intend to obtain adequate insurance coverage for all future properties that we acquire.

Potential Real Property Investments

Our advisor has identified certain properties as potential suitable investments for us. The acquisition of each such property is subject to a number of conditions. A significant condition to acquiring any one of these potential acquisitions is our ability to raise sufficient proceeds in this offering to pay all or a portion of the purchase price. An additional condition to acquiring these properties may be securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.

Our evaluation of a property as a potential acquisition, including the appropriate purchase price, may include our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

We decide whether to acquire each property generally based upon:

•	satisfaction of the conditions to the acquisition contained in the contract;

•	no material adverse change occurring relating to the property, the tenant or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make the acquisition; and

•	our receipt of satisfactory due diligence information including the appraisal, environmental reports and tenant and lease information.

Other properties may be identified in the future that we may acquire prior to or instead of these properties. Due to the considerable conditions that must be satisfied in order to acquire these properties, we cannot make any assurances that the closing of these acquisitions is probable. The properties currently identified are listed below. The respective seller of each property is an unaffiliated third party.

25

	Expected		Approximate
	Acquisition	Approximate	Compensation to
Property	Date	Purchase Price	Sponsor(1)

Whole Foods Market — Reno, NV	October 2011	$18,300,000	$366,000
PLS Financial Services Portfolio — Various(2)	October 2011	3,778,583	75,572
Gaston Marketplace — Gaston, SC	October 2011	5,050,000	101,000
Crossroads Marketplace — Warner Robins, GA	October 2011	11,250,000	225,000
CVS — Cherry Hill, NJ	October 2011	6,506,365	130,127
Petsmart/ Hallmark — Cincinnati, OH	October 2011	5,041,600	100,832
Hobby Lobby — Logan, UT	October 2011	4,900,000	98,000
Office Depot — Alvin, TX	October 2011	2,865,000	57,300
HH Gregg — North Fayette, PA	October 2011	3,950,868	79,017

		$61,642,416	$1,232,848

(1)	Approximate fees paid to sponsor represent amounts payable to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for financing coordination fees for services performed in connection with the origination or assumption of debt financing obtained to acquire the respective property, where applicable.

(2)	The PLS Financial Services portfolio consists of three single-tenant properties located in Illinois, California and Arizona. The properties are subject to a master lease.

The potential property acquisitions are subject to net leases, pursuant to which each tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

	Number of		Rentable	Physical
Property	Tenants	Tenant	Square Feet(1)	Occupancy

Whole Foods Market — Reno, NV	2	Whole Foods Market, Inc. / Sierra Trading Post, Inc.	83,285	100%
PLS Financial Services Portfolio — Various(2)	3	PLS Financial Services, Inc.	5,065	100%
Gaston Marketplace — Gaston, SC	7	Various	44,133	97%
Crossroads Marketplace — Warner Robin, GA	9	Various	71,167	93%
CVS — Cherry Hill, NJ	1	New Jersey CVS Pharmacy, LLC	15,200	100%
Petsmart/ Hallmark — Cincinnati, OH	2	Petsmart Inc./ Ann’s, Inc.	31,579	100%
Hobby Lobby — Logan, UT	1	Hobby Lobby Stores, Inc.	55,137	100%
Office Depot — Alvin, TX	1	Office Depot of Texas, LP	21,000	100%
HH Gregg — North Fayette, PA	1	Gregg Appliances, Inc.	27,689	100%

			354,255

(1)	Includes square feet of buildings that are on land subject to ground leases.

(2)	The PLS Financial Services portfolio consists of three single-tenant properties located in Illinois, California and Arizona. The properties are subject to a master lease.

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The table below provides leasing information for the major tenants at each property:

			Current		Base Rent
		Renewal	Annual Base		per Square
Property	Major Tenants(1)	Options(2)	Rent		Foot		Lease Term(3)

Whole Foods Market — Reno, NV	Whole Food Market, Inc.	6/5 yr.	$879,886	(4)	$17.00		1/25/2008	1/31/2028
	Sierra Trading Post, Inc.	2/5 yr.	438,371		13.90		9/1/2011	8/31/2016
			479,371		15.21		9/1/2017	8/31/2021
PLS Financial Services Portfolio — Various(5)	PLS Financial Services, Inc.	5/5 yr.	317,401		62.67		10/21/2011	3/17/2033
Gaston Marketplace — Gaston, SC	Food Lion, LLC	4/5 yr.	310,885		10.77		12/13/2003	12/31/2024
	Family Dollar Stores of South Carolina, Inc.	6/5 yr.	67,000		7.30		12/12/2004	6/30/2017
Crossroads Marketplace — Warner	Best Buy Stores, LP	3/5 yr.	450,000		15.00		4/25/2008	1/31/2019
Robin, GA	Bed Bath & Beyond, Inc.	5/5 yr.	130,000		6.19		10/10/2008	1/31/2019
CVS — Cherry Hill, NJ	New Jersey CVS Pharmacy, LLC	5/5 yr.	460,000		3.55	(6)	4/27/2011	1/31/2037
Petsmart/ Hallmark —	Petsmart, Inc.	4/5 yr.	344,198		12.95		3/22/1998	1/31/2022
Cincinnati, OH	Ann’s, Inc.	1/5 yr.	75,750		15.15		7/7/1998	2/28/2014
Hobby Lobby — Logan, UT	Hobby Lobby Stores, Inc.	3/5 yr.	402,500		7.30		5/1/2008	4/30/2015
			430,068		7.80		5/1/2015	4/30/2020
Office Depot — Alvin, TX	Office Depot of Texas, LP	4/5 yr.	252,000		12.00		5/19/2009	5/18/2014
			262,500		12.50		5/19/2014	1/31/2022
HH Gregg — North Fayette, PA	Gregg Appliances, Inc.	4/5 yr.	332,268		12.00		6/9/2011	5/31/2016
			346,112		12.50		6/1/2016	6/30/2021

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the property.

(2)	Represents number of renewal options and the term of each option.

(3)	Represents lease term beginning with the current rent period through the end of the non-cancellable lease term.

(4)	The annual base rent under the lease increases every five years by 10% of the then-current annual base rent.

(5)	The PLS Financial Services portfolio consists of three single-tenant properties located in Illinois, California and Arizona. The properties are subject to a master lease. The annual base rent under the lease increases every year by 2% of the then- current annual base rent.

(6)	The base rent per square foot is based on the square footage of the land parcel as the property is subject to a ground lease.

We expect to purchase the properties with proceeds from our ongoing follow-on offering of our common stock and available debt proceeds. We may use the properties as collateral in future financings.

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Compensation, Fees and Reimbursements Payable to CR III Advisors and its Affiliates

The following data supplements, and should be read in conjunction with, the section of our prospectus captioned “Management Compensation” beginning on page 75 of the prospectus.

The following table summarizes the cumulative compensation, fees and reimbursements incurred by CR III Advisors and its affiliates related to the offering stage during the respective periods reflected below (in thousands).

	As of	As of	As of	As of
	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010

Offering Stage:
Selling commissions	$203,221	$184,913	$165,514	$144,256
Selling commissions reallowed by Cole Capital	$203,221	$184,913	$165,514	$144,256
Dealer manager fee	$59,031	$53,724	$48,084	$41,901
Dealer manager fee reallowed by Cole Capital	$29,178	$26,458	$23,583	$20,321
Other organization and offering expenses	$35,610	$31,627	$27,382	$23,014

The following table summarizes any compensation, fees and reimbursements incurred by CR III Advisors and its affiliates related to the acquisitions, operations and liquidation/listing stages during the respective periods (in thousands).

	For the	For the
	Three Months Ended	Three Months Ended
	June 30, 2011	June 30, 2010

Acquisitions and Operations Stage:
Acquisition fees and expenses	$11,105	$10,535
Asset management fees and expenses	$4,529	$1,473
Property management and leasing fees and expenses	$2,125	$749
Operating expenses	$518	$328
Financing coordination fees	$4,876	$2,181

During the three months ended June 30, 2011 and 2010, no commissions or fees were incurred for services provided by CR III Advisors and its affiliates related to the liquidation/listing stage.

As of June 30, 2011 and December 31, 2010, approximately $2.6 million and $804,000, respectively, had been incurred primarily for other organization and offering, operating and acquisition expenses by CR III Advisors and its affiliates, but had not yet been reimbursed by us and were included in due to affiliates on the consolidated balance sheets. As of June 30, 2011, CR III Advisors had paid organization and offering costs of $3.6 million in connection with our ongoing follow-on public offering. These costs were not included in our financial statements because such costs were not a liability to us as they exceeded 1.5% of gross proceeds from the Follow-on Offering. As we raise additional proceeds from the Follow-on Offering, these costs may become payable.

Selected Financial Data

The following data supplements and should be read in conjunction with the section of our prospectus captioned “Selected Financial Data” beginning on page 147 of the prospectus:

The selected June 30, 2011 and December 31, 2010 financial data presented below has been derived from our condensed consolidated unaudited interim financial statements as of and for the six months ended June 30, 2011 and 2010 and our audited balance sheet as of December 31, 2010, respectively (in thousands, except share and per share data).

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	As of	As of
Balance Sheet Data:	June 30, 2011	December 31, 2010

Total investment in real estate assets, net	$3,776,445	$2,987,707
Investment in mortgage notes receivable, net	$64,431	$63,933
Cash and cash equivalents	$316,800	$109,942
Restricted cash	$17,167	$12,123
Investment in unconsolidated joint ventures	$22,239	$14,966
Total assets	$4,287,366	$3,243,658
Notes payable and credit facility	$1,637,396	$1,061,207
Due to affiliates	$2,643	$804
Acquired below market lease intangibles, net	$72,787	$66,815
Redeemable common stock	$95,860	$65,898
Stockholders’ equity	$2,416,341	$1,996,781

	For the	For the
	Six Months Ended	Six Months Ended
Operating Data:	June 30, 2011	June 30, 2010

Total revenue	$153,155	$44,195
General and administrative expenses	$4,090	$2,656
Property operating expenses	$10,739	$2,539
Property and asset management expenses	$13,013	$3,921
Acquisition related expenses	$22,721	$17,929
Depreciation and amortization	$43,902	$11,873
Operating income	$58,690	$5,277
Equity in income (loss) of unconsolidated joint ventures	$777	$(516)
Interest and other income	$222	$769
Interest expense	$34,650	$7,297
Net income (loss) attributable to the Company	$24,740	$(1,767)
Modified funds from operations(1)	$92,192	$28,801
Per share data:
Net income (loss) attributable to the Company — basic and diluted	$0.09	$(0.01)
Weighted average dividends declared	$0.32	$0.34
Weighted average shares outstanding — basic and diluted	277,329,317	134,685,676

	For the	For the
	Six Months Ended	Six Months Ended
Cash Flow Data:	June 30, 2011	June 30, 2010

Net cash provided by operating activities	$62,492	$13,198
Net cash used in investing activities	$841,273	$742,903
Net cash provided by financing activities	$985,639	$881,137

(1)	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds From Operations and Modified Funds from Operations” contained in our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2011, incorporated by reference in the prospectus, for information regarding why we present modified funds from operations and for a reconciliation of this non-GAAP financial measure to net income.

29

Portfolio Information

The following data supplements, and should be read in conjunction with the section of the prospectus captioned “Selected Financial Data — Real Estate Portfolio” beginning on page 148 of the prospectus.

Real Estate Portfolio

As of June 30, 2011, we wholly-owned 539 properties, comprising approximately 23.4 million rentable square feet of single and multi-tenant retail and commercial space located in 42 states. As of June 30, 2011, the rentable space at these properties was approximately 99.0% leased, with an average remaining lease term of approximately 14.6 years. The aggregate effective rent of our real estate portfolio was $129.9 million for the six months ended June 30, 2011 and $118.4 million and $20.5 million for the years ended December 31, 2010 and 2009, respectively. The effective rent equals contract rent and excludes any rent abatements.

As of June 30, 2011, our five highest tenant concentrations, based on annualized gross rental revenue, were as follows:

			2011 Gross	Percentage of
			Annualized	2011 Gross
	Total Number	Rentable	Rental Revenue	Annualized
Tenant	of Leases	Square Feet(1)	(In thousands)	Rental Revenue

Walgreens — drugstore	71	1,039,868	$26,980	8%
Albertson’s — grocery	33	1,923,485	23,009	7%
Microsoft Corporation — technology	1	561,584	22,698	7%
CVS — drugstore	45	581,349	16,602	5%
Apollo Group — education	1	599,664	14,557	5%

	151	4,705,950	$103,846	32%

(1)	Including square feet of the buildings on land that is subject to ground leases.

As of June 30, 2011, our five highest tenant industry concentrations, based on annualized gross rental revenue, were as follows:

			2011 Gross	Percentage of
			Annualized	2011 Gross
	Total Number	Rentable	Rental Revenue	Annualized
Industry	of Leases	Square Feet(1)	(In thousands)	Rental Revenue

Specialty Retail	256	3,108,785	$43,706	14%
Drugstore	116	1,621,217	43,582	13%
Grocery	56	3,021,663	37,576	12%
Restaurant	143	912,991	30,801	10%
Technology	1	561,584	22,698	7%

	572	9,226,240	$178,363	56%

(1)	Including square feet of the buildings on land that is subject to ground leases.

30

As of June 30, 2011, our five highest geographic concentrations, based on annualized gross rental revenue, were as follows:

			2011 Gross	Percentage of
			Annualized	2011 Gross
	Total Number	Rentable	Rental Revenue	Annualized
Location	of Properties	Square Feet(1)	(In thousands)	Rental Revenue

Texas	101	4,574,421	$61,878	19%
Arizona	18	1,829,434	27,608	9%
Washington	1	583,179	23,077	7%
Florida	27	1,643,277	19,168	6%
Illinois	31	829,085	16,245	5%

	178	9,459,396	$147,976	46%

(1)	Including square feet of the buildings on land that is subject to ground leases.

Mortgage Notes Receivable Portfolio

As of June 30, 2011, we owned two mortgage notes receivable with an aggregate book value of $64.4 million each secured by an office building subject to a net lease, and mature on October 1, 2018.

Investment in Joint Ventures

As of June 30, 2011, through four joint venture arrangements, we had interests in eight properties comprising 1.1 million gross rentable square feet of commercial space, and a land parcel under development comprising 139,000 square feet of land.

Net Tangible Book Value Per Share

The following information supersedes and replaces in its entirety the first full paragraph under the section captioned “Investment Objectives and Policies — Dilution of the Net Tangible Book Value of Our Shares” on page 146 of the prospectus.

In connection with this ongoing offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. It assumes that the value of real estate assets diminishes predictably over time, as shown through the depreciation and amortization of real estate investments; while historically, real estate values have risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon the sale of our company, an orderly liquidation of our portfolio or the listing of our shares of common stock for trading on a national securities exchange consistent with our potential exit strategies. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (i) accumulated depreciation and amortization of real estate investments, (ii) fees and expenses paid in connection with our public offering, including selling commissions and dealer manager fees, (iii) the fees and expenses paid to our advisor and third parties in connection with the acquisition of our assets and related financing, and (iv) the funding of distributions from sources other than our cash flow from operations. As of June 30, 2011, our net tangible book value per share was $8.21. The offering price for our common stock was $10.00 per share pursuant to our primary offering (ignoring purchase price discounts for certain categories of purchasers) at June 30, 2011. Accordingly, investors in this offering will experience immediate dilution of the net tangible book value per share of our common stock from the per share offering price.

31

Distribution Policy and Distributions

The following data supplements, and should be read in conjunction with, the section of our prospectus captioned “Description of Shares — Distribution Policy and Distributions” beginning on page 162 of the prospectus.

As of June 30, 2011, cumulative since inception, we have declared $238.3 million of distributions and we have paid $222.2 million, of which $94.8 million was paid in cash and $127.4 million was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. Net income and funds from operations were $10.4 million and $101.1 million, respectively, as of June 30, 2011, cumulative since inception. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations and Modified Funds from Operations” in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2011, and incorporated by reference in the prospectus for information regarding why we present funds from operations and for reconciliations of this non-GAAP financial measure to net loss.

The following table presents distributions and source of distributions for the periods indicated below (in thousands):

	Three Months Ended
	June 30, 2011		March 31, 2011		December 31, 2010		September 30, 2010
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent

Distributions paid in cash	$20,179	44%	$17,997	43%	$16,467	43%	$13,620	42%
Distributions reinvested	26,136	56%	23,453	57%	22,113	57%	18,767	58%

Total distributions	$46,315	100%	41,450	100%	$38,580	100%	$32,387	100%

Source of distributions:
Net cash provided by operating activities	$35,256	76%	$27,236	66%	$13,773	36%	$8,821	27%
Proceeds from issuance of common stock	11,059	24%	8,593	21%	24,564	63%	16,203	50%
Proceeds from notes payable	—	—	5,621	13%	243	1%	7,363	23%

Total sources	$46,315	100%	$41,450	100%	$38,580	100%	$32,387	100%

Net cash provided by operating activities of approximately $35.3 million, $27.2 million, $13.8 million and $8.8 million for the three months ended June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010, respectively, has been reduced by approximately $14.1 million, $8.6 million, $24.6 million and $16.2 million, respectively, of real estate acquisition related expenses incurred and expensed during the period in accordance with Accounting Standards Codification 805, Business Combinations. As set forth in the section of our prospectus captioned “Estimated Use of Proceeds” beginning on page 57, we treat our real estate acquisition expenses as funded by the proceeds from the offering of our shares. Therefore, for consistency, real estate acquisition related expenses are treated in the same manner in describing the sources of distributions above, to the extent that distributions paid exceed net cash provided by operating activities.

Share Redemptions

The following data supplements, and should be read in conjunction with, the section of our prospectus captioned “Description of Shares — Share Redemptions” beginning on page 170 of the prospectus.

During the six months ended June 30, 2011, we received valid redemption requests relating to approximately 2.0 million shares, which we redeemed in full for approximately $19.6 million (an average of $9.67 per share). As of December 31, 2010, we had received valid redemption requests relating to approximately 1.2 million shares of our common stock, which we redeemed in full for approximately $11.7 million (an average of $9.68 per share). A valid redemption request is one that complies with the applicable requirements and guidelines of our share redemption program set forth in our prospectus. We have funded and intend to continue funding share redemptions with proceeds from our distribution reinvestment plan.

32

Incorporation by Reference

The section captioned “Incorporation by Reference” on page 211 of the prospectus is superseded and replaced in its entirety as follows:

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Securities and Exchange Commission, or “SEC.” The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-164884) except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

(1)	Current Report on Form 8-K filed with the SEC on March 11, 2011;

(2)	Current Report on Form 8-K filed with the SEC on March 24, 2011;

(3)	Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 31, 2011;

  (4)    Definitive Proxy Statement filed with the SEC on April 12, 2011;

  (5)    Current Report on Form 8-K filed with the SEC on April 22, 2011;

  (6)    Quarterly Report on Form 10-Q filed with the SEC on May 11, 2011;

  (7)    Current Report on Form 8-K filed with the SEC on May 13, 2011;

  (8)    Current Report on Form 8-K filed with the SEC on May 31, 2011;

  (9)    Current Report on Form 8-K filed with the SEC on June 28, 2011;

(10)    Quarterly Report on Form 10-Q filed with the SEC on August 12, 2011; and

(11)    Current Report on Form 8-K filed with the SEC on August 22, 2011.

All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website, www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

In addition, we will provide to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write us at 2555 E. Camelback Rd. Ste. 400, Phoenix, Arizona, 85016, Attention: Investor Relations, or contact our offices at (866) 341-2653. The documents also may be accessed on our website at www.colecapital.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

33

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.	Quantitative and Qualitative Disclosures about Market Risk

As a result of our expected use of debt, primarily to acquire properties, we will be exposed to interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flow primarily through a moderate level of overall borrowings. We will manage our ratio of fixed to floating rate debt with the objective of achieving a mix that we believe is appropriate. Our floating rate debt is based on variable interest rates in order to provide the necessary financing flexibility; however, we are closely monitoring interest rates and will continue to consider the sources and terms of our borrowing facilities to determine whether we have appropriately guarded ourselves against the risk of increasing interest rates in future periods.

Incorporated by reference from Items 7 and 7A of our Annual Report on Form 10-K for the year ended December 31, 2010.

We do not have any foreign operations or assets. As a result, we are not exposed to fluctuations in foreign currently rates.

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than selling commissions, to be paid by us while issuing and distributing the common stock being registered. All amounts are estimates and assume the sale of 275,000,000 shares except the registration fee and the FINRA filing fee.

SEC Registration Fee	$195,184
FINRA Filing Fee	75,500
Printing Expenses	1,942,500
Legal Fees and Expenses	1,500,000
Accounting Fees and Expenses	1,400,000
Blue Sky Fees and Expenses	420,000
Detailed and Itemized Due Diligence Expenses	800,000
Literature	5,584,500
Advertising and Sales Expenses	6,491,010
Transfer Agent Fees	2,600,000

Total expenses	$21,008,694

Item 32.	Sales to Special Parties

The Company’s executive officers and directors, as well as officers and employees of Cole Advisors III and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares will be $9.10 per share, reflecting the fact that the 7% selling commission and the 2% dealer manager fee will not be payable in connection with such sales. The net offering proceeds the Company receives will not be affected by such sales of shares at a discount. In addition, volume discounts are permitted as set forth in the “Plan of Distribution” section of the prospectus.

Item 33.	Recent Sales of Unregistered Securities; Use of Public Offering Proceeds

On October 1, 2008, our Registration Statement on Form S-11 (SEC Registration No. 333-149290), covering a public offering of up to 230.0 million shares of common stock to be offered at a price of $10.00 per share, subject to reduction in certain circumstances, was declared effective under the Securities Act of 1933, as amended. The Registration Statement also covered up to 20.0 million shares of common stock available pursuant to our distribution reinvestment plan. On September 22, 2010, our Registration Statement on Form S-11 (SEC Registration No. 333-164884) for the Follow-on Offering of up to 275.0 million shares of our common stock was declared effective by the Securities and Exchange Commission. The Company commenced sales of its common stock pursuant to the Follow-on Offering following the termination of the Initial Offering on October 1, 2010. The remaining approximately 32.5 million unsold shares in the Initial Offering have been deregistered.

As of December 31, 2010, we had issued approximately 249.3 million shares in the Offerings for gross proceeds of $2.5 billion, out of which we paid $213.6 million in selling commissions and dealer manager fees and $27.5 million in organization and offering costs to our advisor or its affiliates. With the net offering proceeds, we acquired $3.0 billion in real estate and related assets and an interest in an unconsolidated joint venture of $16.1 million and paid costs of $78.0 million in acquisition related expenses. As of April 1, 2011, we have sold approximately 280.5 million shares in the Offerings for gross offering proceeds of $2.8 billion.

Item 34.	Indemnification of the Officers and Directors

The Maryland General Corporation Law, as amended (the MGCL), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability for money damages to the maximum extent permitted by Maryland law, provided that certain conditions are met, and subject to the NASAA REIT Guidelines.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Our charter provides that we shall indemnify and hold harmless a director, officer, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. We may, with the approval of our board of directors or any duly authorized committee thereof, provide such indemnification to our employees and agents, subject to the limitations of Maryland law and the NASAA REIT Guidelines.

However, under our charter, we shall not indemnify the directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, our advisor or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, our advisor or its affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the non-independent directors, our advisor or its affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, our advisor or its affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Our charter provides that the advancement of funds to our directors, our advisor or our advisor’s affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) our directors, our advisor or our advisor’s affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder, or if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (iv) our directors, our advisor or our advisor’s affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

We also have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not Applicable.

Item 36.	Financial Statements and Exhibits

(a) Financial Statements:

The consolidated financial statements of Cole Credit Property Trust III, Inc. and its subsidiaries are incorporated into this registration statement and the prospectus included herein by reference to Cole Credit Property Trust III, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

(b) Exhibits.

The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Item 37.	Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities

Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(e) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e. the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(f) The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration Statement or made in a document incorporated or deemed incorporated by reference into the registration Statement or prospectus that is part of the registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration Statement or prospectus that was part of the registration Statement or made in any such document immediately prior to such date of first use.

(g) For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(h) The Registrant undertakes to provide to the stockholders the financial statements as required by Form 10-K for the first full fiscal year of the Registrant’s operations.

(i) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)

Table VI presents summary information on properties acquired in the three years ended December 31, 2010 by Prior Real Estate Programs with similar investment objectives to us. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Rome, NY Specialty Retail	HH Gregg Greensboro, NC Consumer Electronics	Starbucks Altus, OK Restaurant
Gross leasable square footage	19,097	30,167	1,741
Date of purchase	01/04/08	01/11/08	01/16/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,213,000	6,936,000	1,195,862

Contract purchase price plus acquisition fee	3,213,000	6,936,000	1,195,862
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	36,291	25,101	17,473

Total acquisition cost	$3,249,291	$6,961,101	$1,213,335

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Milford Commons Milford, NH Shopping Center	CarMax Greenville, SC Automotive Dealership	Bank of America Delray Beach, FL Bank
Gross leasable square footage	78,430	46,535	54,254
Date of purchase	01/17/08	01/25/08	01/31/08
Mortgage financing at date of purchase	$5,816,924	$15,125,000	$10,632,014
Cash down payment	2,292,076	7,315,000	4,667,986

Contract purchase price plus acquisition fee	8,109,000	22,440,000	15,300,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	97,029	47,000	240,104

Total acquisition cost	$8,206,029	$22,487,000	$15,540,104

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Arby’s New Castle, PA Restaurant	Mustang Engineering Houston, TX Office	Circuit City Kennesaw, GA Consumer Electronics
Gross leasable square footage	3,283	136,954	182,035
Date of purchase	01/31/08	01/31/08	01/31/08
Mortgage financing at date of purchase	$1,063,201	$13,467,218	$14,176,019
Cash down payment	487,199	5,912,782	6,060,781

Contract purchase price plus acquisition fee	1,550,400	19,380,000	20,236,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	41,196	163,269	140,168

Total acquisition cost	$1,591,596	$19,543,269	$20,376,968

	Cole	Cole	Cole
	Credit Property	Credit Property	Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	CarMax Raleigh, NC Automotive Dealership	Office Depot Alcoa, TN Office Supply	CarMax Pineville, NC Automotive Dealership
Gross leasable square footage	57,010	26,850	16,375
Date of purchase	01/31/08	01/31/08	01/31/08
Mortgage financing at date of purchase	$6,520,969	$2,888,364	$7,017,129
Cash down payment	2,806,931	842,796	3,068,631

Contract purchase price plus acquisition fee	9,327,900	3,731,160	10,085,760
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	85,562	50,844	84,739

Total acquisition cost	$9,413,462	$3,782,004	$10,170,499

	Cole	Cole	Cole
	Credit Property	Credit Property	Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	FedEx Mishawaka, IN Distribution Center	Best Buy Wichita, KS Consumer Electronics	Boscov’s Voorhees, NJ Department Store
Gross leasable square footage	54,804	66,756	173,767
Date of purchase	02/06/08	02/06/08	02/06/08
Mortgage financing at date of purchase	$2,799,764	$8,080,331	$3,189,604
Cash down payment	1,210,876	3,467,089	982,196

Contract purchase price plus acquisition fee	4,010,640	11,547,420	4,171,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	40,541	111,473	101,795

Total acquisition cost	$4,051,181	$11,658,893	$4,273,595

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole	Cole	Cole
	Credit Property	Credit Property	Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Bridgestone / Firestone Atlanta, GA Automotive Parts	Academy Sports Lufkin, TX Sporting Goods	Marsh Supermarkets Indianapolis, IN Grocery
Gross leasable square footage	10,325	60,750	65,000
Date of purchase	02/06/08	02/06/08	02/06/08
Mortgage financing at date of purchase	$1,754,282	$3,685,765	$10,242,174
Cash down payment	726,358	1,618,235	4,360,146

Contract purchase price plus acquisition fee	2,480,640	5,304,000	14,602,320
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	29,749	57,877	97,290

Total acquisition cost	$2,510,389	$5,361,877	$14,699,610

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Indianapolis, IN Drugstore	Hilltop Plaza Bridgeton, MO Shopping Center	Starbucks Stillwater, OK Restaurant
Gross leasable square footage	10,880	302,921	1,850
Date of purchase	02/06/08	02/06/08	02/28/08
Mortgage financing at date of purchase	$2,675,724	$—	$—
Cash down payment	1,088,076	23,658,900	1,329,517

Contract purchase price plus acquisition fee	3,763,800	23,658,900	1,329,517
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	37,575	40,446	18,850

Total acquisition cost	$3,801,375	$23,699,346	$1,348,367

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(1) Oneida, TN Drugstore	Starbucks Memphis, TN Restaurant	Starbucks Ponca City, OK Restaurant
Gross leasable square footage	14,820	1,853	1,750
Date of purchase	02/29/08	03/04/08	03/11/08
Mortgage financing at date of purchase	$3,800,000	$—	$—
Cash down payment	1,222,901	1,394,340	1,082,988

Contract purchase price plus acquisition fee	5,022,901	1,394,340	1,082,988
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	146,858	29,221	19,939

Total acquisition cost	$5,169,759	$1,423,561	$1,102,927

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Starbucks Kingsport, TN Restaurant	Pep Boys El Centro, CA Automotive Parts	Pep Boys Lakeland, FL Automotive Parts
Gross leasable square footage	1,850	18,196	20,747
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,354,560	2,474,520	2,771,340

Contract purchase price plus acquisition fee	1,354,560	2,474,520	2,771,340
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,139	12,505	13,605

Total acquisition cost	$1,381,699	$2,487,025	$2,784,945

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Tamarac, FL Automotive Parts	Pep Boys Clarksville, IN Automotive Parts	Pep Boys Frederick, MD Automotive Parts
Gross leasable square footage	18,020	22,211	17,690
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,166,700	2,567,340	4,811,340

Contract purchase price plus acquisition fee	4,166,700	2,567,340	4,811,340
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,135	15,984	21,064

Total acquisition cost	$4,185,835	$2,583,324	$4,832,404

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys West Warwick, RI Automotive Parts	Pep Boys Pasadena, TX Automotive Parts	Pep Boys Orem, UT Automotive Parts
Gross leasable square footage	22,211	22,341	21,770
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,776,040	5,046,960	3,149,760

Contract purchase price plus acquisition fee	3,776,040	5,046,960	3,149,760
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	17,951	62,959	(24,491)

Total acquisition cost	$3,793,991	$5,109,919	$3,125,269

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Hampton, VA Automotive Parts	Pep Boys Redlands, CA Automotive Parts	Pep Boys El Paso, CO Automotive Parts
Gross leasable square footage	22,211	22,290	22,211
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,077,960	4,712,400	2,718,300

Contract purchase price plus acquisition fee	4,077,960	4,712,400	2,718,300
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,157	20,439	12,232

Total acquisition cost	$4,096,117	$4,732,839	$2,730,532

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Tampa, FL Automotive Parts	Pep Boys Fort Myers, FL Automotive Parts	Pep Boys Arlington Heights, IL Automotive Parts
Gross leasable square footage	22,356	22,225	20,464
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,963,500	3,108,960	6,261,780

Contract purchase price plus acquisition fee	1,963,500	3,108,960	6,261,780
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	10,017	14,328	25,570

Total acquisition cost	$1,973,517	$3,123,288	$6,287,350

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Nashua, NH Automotive Parts	Pep Boys Albuquerque, NM Automotive Parts	Pep Boys New Hartford, NY Automotive Parts
Gross leasable square footage	19,300	21,768	22,211
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,462,500	3,848,460	2,416,380

Contract purchase price plus acquisition fee	4,462,500	3,848,460	2,416,380
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,798	19,065	11,095

Total acquisition cost	$4,481,298	$3,867,525	$2,427,475

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys San Antonio, TX Automotive Parts	Walgreens Batesville, MS Drugstore	Tractor Supply Clovis, NM Specialty Retail
Gross leasable square footage	22,373	14,250	19,097
Date of purchase	03/25/08	03/31/08	04/07/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,509,200	5,427,420	3,121,200

Contract purchase price plus acquisition fee	2,509,200	5,427,420	3,121,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,445	31,609	26,120

Total acquisition cost	$2,520,645	$5,459,029	$3,147,320

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	BJ’s Wholesale Club Haverhill, MA Warehouse	Walgreens Elmira, NY Drugstore	Tractor Supply Carroll, OH Specialty Retail
Gross leasable square footage	119,598	14,820	40,700
Date of purchase	04/14/08	05/01/08	05/08/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	19,788,000	6,197,520	2,040,000

Contract purchase price plus acquisition fee	19,788,000	6,197,520	2,040,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	52,683	37,837	30,879

Total acquisition cost	$19,840,683	$6,235,357	$2,070,879

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Onley, VA Drugstore	Walgreens Hibbing, MN Drugstore	Allstate Yuma, AZ Office
Gross leasable square footage	13,225	14,820	28,800
Date of purchase	05/08/08	05/14/08	05/22/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,595,720	4,284,000	7,840,137

Contract purchase price plus acquisition fee	5,595,720	4,284,000	7,840,137
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,725	25,881	38,569

Total acquisition cost	$5,614,445	$4,309,881	$7,878,706

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Essex, MD Drugstore	Convergy’s Las Cruces, NM Office	Walgreens Bath, NY Drugstore
Gross leasable square footage	14,820	45,761	12,222
Date of purchase	05/30/08	06/02/08	06/02/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,617,760	8,273,485	4,320,726

Contract purchase price plus acquisition fee	6,617,760	8,273,485	4,320,726
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	41,097	55,078	31,798

Total acquisition cost	$6,658,857	$8,328,563	$4,352,524

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Chino Valley, AZ Drugstore	III Forks Dallas, TX Restaurant	Kohl’s Grand Forks, ND Department Store
Gross leasable square footage	14,820	21,145	68,725
Date of purchase	06/02/08	06/05/08	06/11/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,543,700	11,220,000	8,695,500

Contract purchase price plus acquisition fee	5,543,700	11,220,000	8,695,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	24,526	51,821	22,385

Total acquisition cost	$5,568,226	$11,271,821	$8,717,885

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Albany, GA Drugstore	Coral Walk Cape Coral, FL Shopping Center	LA Fitness Brooklyn Park, MN Fitness
Gross leasable square footage	14,820	94,817	45,000
Date of purchase	06/11/08	06/12/08	06/17/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,692,000	27,540,000	10,659,000

Contract purchase price plus acquisition fee	4,692,000	27,540,000	10,659,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,220	2,397,962	24,728

Total acquisition cost	$4,719,220	$29,937,962	$10,683,728

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Market Pointe Papillion, NE Shopping Center	Petsmart McCarran, NV Specialty Retail	Cumming Town Center Cumming, GA Shopping Center
Gross leasable square footage	254,125	870,720	310,192
Date of purchase	06/20/08	07/02/08	07/11/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	26,010,000	52,555,500	59,548,929

Contract purchase price plus acquisition fee	26,010,000	52,555,500	59,548,929
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	83,527	351,110	5,724,660

Total acquisition cost	$26,093,527	$52,906,610	$65,273,589

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Rome, NY Drugstore	LA Fitness Matteson, IL Fitness	Walgreens Columbus, MS Drugstore
Gross leasable square footage	13,770	45,000	14,450
Date of purchase	07/15/08	07/16/08	07/24/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,567,282	10,290,780	4,508,400

Contract purchase price plus acquisition fee	4,567,282	10,290,780	4,508,400
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	37,016	24,201	22,652

Total acquisition cost	$4,604,298	$10,314,981	$4,531,052

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Weston Shops Weston, FL Shopping Center	LA Fitness Greenwood, IN Fitness	JoAnn’s Fabric Alpharetta, GA Specialty Retail
Gross leasable square footage	30,420	45,000	38,418
Date of purchase	07/30/08	08/05/08	08/05/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	16,728,000	10,817,100	6,569,820

Contract purchase price plus acquisition fee	16,728,000	10,817,100	6,569,820
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	58,772	19,587	30,176

Total acquisition cost	$16,786,772	$10,836,687	$6,599,996

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Petsmart Chattanooga, TN Specialty Retail	Petsmart Daytona Beach, FL Specialty Retail	Petsmart Fredericksburg, VA Specialty Retail
Gross leasable square footage	26,040	26,194	26,051
Date of purchase	08/05/08	08/05/08	08/05/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,911,300	5,439,660	5,302,980

Contract purchase price plus acquisition fee	4,911,300	5,439,660	5,302,980
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,209	28,342	27,755

Total acquisition cost	$4,944,509	$5,468,002	$5,330,735

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Ferguson Enterprises Shallotte, NC Specialty Retail	Ferguson Enterprises Salisbury, MD Specialty Retail	Ferguson Enterprises Powhatan, VA Specialty Retail
Gross leasable square footage	17,234	97,912	48,131
Date of purchase	08/21/08	08/21/08	08/21/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,541,551	10,997,986	7,529,534

Contract purchase price plus acquisition fee	2,541,551	10,997,986	7,529,534
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	29,635	119,536	74,475

Total acquisition cost	$2,571,186	$11,117,522	$7,604,009

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Ferguson Enterprises Ocala, FL Specialty Retail	Ferguson Enterprises Front Royal, VA Specialty Retail	Ferguson Enterprises Cohasset, MN Specialty Retail
Gross leasable square footage	55,321	764,000	14,300
Date of purchase	08/21/08	08/21/08	08/21/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,113,824	45,305,275	1,501,525

Contract purchase price plus acquisition fee	7,113,824	45,305,275	1,501,525
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	39,611	281,253	28,638

Total acquisition cost	$7,153,435	$45,586,528	$1,530,163

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Cole Credit Property
Program:	Inc.	Inc.	Trust II, Inc.

Name, location, type of property	Ferguson Enterprises Auburn, AL Specialty Retail	Ferguson Enterprises Charlotte, NC Specialty Retail	Home Depot Lakewood, CO Home Improvement
Gross leasable square footage	15,000	99,945	102,000
Date of purchase	08/21/08	08/21/08	08/27/08
Mortgage financing at date of purchase	$—	$—	$8,034,632
Cash down payment	2,329,039	11,210,380	3,491,368

Contract purchase price plus acquisition fee	2,329,039	11,210,380	11,526,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,040	35,761	33,433

Total acquisition cost	$2,362,079	$11,246,141	$11,559,433

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Mobile, AL Drugstore	Aaron’s Rents Alamogordo, NM Specialty Retail	Aaron’s Rents Anderson, SC Specialty Retail
Gross leasable square footage	13,360	8,006	9,475
Date of purchase	08/28/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,523,300	880,584	1,145,665

Contract purchase price plus acquisition fee	5,523,300	880,584	1,145,665
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	30,395	28,166	29,600

Total acquisition cost	$5,553,695	$908,750	$1,175,265

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Baton Rouge, LA Specialty Retail	Aaron’s Rents Beeville, TX Specialty Retail	Aaron’s Rents Calmet City, IL Specialty Retail
Gross leasable square footage	7,959	7,969	9,001
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	857,730	1,566,182	1,454,381

Contract purchase price plus acquisition fee	857,730	1,566,182	1,454,381
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,897	33,183	35,931

Total acquisition cost	$886,627	$1,599,365	$1,490,312

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Charlotte, NC Specialty Retail	Aaron’s Rents Chiefland, FL Specialty Retail	Aaron’s Rents Clanton, AL Specialty Retail
Gross leasable square footage	6,287	7,692	8,000
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	913,871	1,414,526	1,222,902

Contract purchase price plus acquisition fee	913,871	1,414,526	1,222,902
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,387	27,461	29,798

Total acquisition cost	$941,258	$1,441,987	$1,252,700

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Essex, MD Specialty Retail	Aaron’s Rents Forrest City, AR Specialty Retail	Aaron’s Rents Griffin, GA Specialty Retail
Gross leasable square footage	14,220	6,896	7,692
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,098,730	1,158,864	1,777,529

Contract purchase price plus acquisition fee	2,098,730	1,158,864	1,777,529
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	72,931	32,776	27,772

Total acquisition cost	$2,171,661	$1,191,640	$1,805,301

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Grovetown, GA Specialty Retail	Aaron’s Rents Harrisonville, MO Specialty Retail	Aaron’s Rents Hartsville, SC Specialty Retail
Gross leasable square footage	7,692	6,741	9,459
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,237,009	720,773	1,355,439

Contract purchase price plus acquisition fee	1,237,009	720,773	1,355,439
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	26,801	28,733	29,496

Total acquisition cost	$1,263,810	$749,506	$1,384,935

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Largo, FL Specialty Retail	Aaron’s Rents Mansfield, TX Specialty Retail	Aaron’s Rents Navasota, TX Specialty Retail
Gross leasable square footage	14,299	9,459	7,692
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	783,331	1,396,495	1,326,292

Contract purchase price plus acquisition fee	783,331	1,396,495	1,326,292
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,054	32,391	32,405

Total acquisition cost	$810,385	$1,428,886	$1,358,697

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Okeechobee, FL Specialty Retail	Aaron’s Rents Rensselaer, NY Specialty Retail	Aaron’s Rents Rome, NY Specialty Retail
Gross leasable square footage	7,597	14,714	13,146
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,585,525	1,581,454	1,169,759

Contract purchase price plus acquisition fee	1,585,525	1,581,454	1,169,759
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,526	33,281	31,459

Total acquisition cost	$1,613,051	$1,614,735	$1,201,218

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Sandersville, GA Specialty Retail	Aaron’s Rents Shreveport, LA Specialty Retail	Aaron’s Rents Sweetwater, TX Specialty Retail
Gross leasable square footage	7,692	9,163	8,256
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,235,863	588,347	1,085,875

Contract purchase price plus acquisition fee	1,235,863	588,347	1,085,875
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,643	27,929	15,448

Total acquisition cost	$1,263,506	$616,276	$1,101,323

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Mineral Wells, TX Specialty Retail	Aaron’s Rents Wichita, KS Specialty Retail	Aaron’s Rents Wilton, NY Specialty Retail
Gross leasable square footage	8,000	7,577	41,063
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	994,207	870,848	2,864,922

Contract purchase price plus acquisition fee	994,207	870,848	2,864,922
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,143	29,656	36,576

Total acquisition cost	$1,008,350	$900,504	$2,901,498

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	HH Gregg Grove City, OH Consumer Electronics	Lowe’s Chester, NY Home Improvement	BJ’s Wholesale Club Ft. Lauderdale, FL Warehouse
Gross leasable square footage	30,167	131,798	119,598
Date of purchase	09/17/08	09/19/08	09/23/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,020,040	7,177,778	28,838,314

Contract purchase price plus acquisition fee	6,020,040	7,177,778	28,838,314
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	37,410	55,468	24,290

Total acquisition cost	$6,057,450	$7,233,246	$28,862,604

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	HH Gregg Mt. Juliet, TN Consumer Electronics	Winter Garden Village Winter Garden, FL Shopping Center	FedEx Huntsville, AL Distribution Center
Gross leasable square footage	30,000	698,210	56,360
Date of purchase	09/23/08	09/26/08	09/30/08
Mortgage financing at date of purchase	$—	$105,700,000	$—
Cash down payment	6,472,920	78,258,312	11,166,742

Contract purchase price plus acquisition fee	6,472,920	183,958,312	11,166,742
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,789	1,076,828	34,450

Total acquisition cost	$6,501,709	$185,035,140	$11,201,192

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	AT&T (1) Santa Clara, CA Office	Best Buy(1) Las Cruces, NM Consumer Electronics	CVS(1) Columbia I, TN Drugstore
Gross leasable square footage	33,257	30,000	10,715
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$6,032,000	$3,809,000	$1,715,000
Cash down payment	4,372,000	2,413,000	937,000

Contract purchase price plus acquisition fee	10,404,000	6,222,000	2,652,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,942	14,417	47,475

Total acquisition cost	$10,412,942	$6,236,417	$2,699,475

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS(1) Columbia II, TN Drugstore	CVS(1) Hamilton, OH Drugstore	CVS(1) Mechanicville, NY Drugstore
Gross leasable square footage	10,759	11,180	10,125
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$1,735,000	$1,787,500	$1,290,000
Cash down payment	713,000	1,884,500	1,362,000

Contract purchase price plus acquisition fee	2,448,000	3,672,000	2,652,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	47,416	12,915	13,049

Total acquisition cost	$2,495,416	$3,684,915	$2,665,049

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Home Depot(1) Colma, CA Home Improvement	Office Depot(1) Laurel, MS Office Supply	Office Depot(1) London, KY Office Supply
Gross leasable square footage	99,970	20,515	20,468
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$21,613,000	$1,270,000	$1,680,000
Cash down payment	18,483,200	1,433,000	1,890,000

Contract purchase price plus acquisition fee	40,096,200	2,703,000	3,570,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	39,368	12,699	13,447

Total acquisition cost	$40,135,568	$2,715,699	$3,583,447

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Payless Shoes(1) Columbia, SC Specialty Retail	Staples(1) Angola, IN Office Supply	TJ Maxx(1) Staunton, VA Department Store
Gross leasable square footage	5,534	24,049	78,823
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$860,000	$1,999,000	$3,116,000
Cash down payment	568,000	1,265,000	1,270,000

Contract purchase price plus acquisition fee	1,428,000	3,264,000	4,386,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,681	12,578	12,627

Total acquisition cost	$1,442,681	$3,276,578	$4,398,627

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(1) Akron, OH Drugstore	Walgreens(1) Broken Arrow, OK Drugstore	Walgreens(1) Crossville, TN Drugstore
Gross leasable square footage	13,500	12,751	15,070
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$1,900,000	$1,127,500	$2,753,000
Cash down payment	976,400	1,014,500	1,786,000

Contract purchase price plus acquisition fee	2,876,400	2,142,000	4,539,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,811	13,338	13,175

Total acquisition cost	$2,889,211	$2,155,338	$4,552,175

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(1) Jacksonville, AR Drugstore	Walgreens(1) LaMarque, TX Drugstore	Walgreens(1) Tulsa (Memorial), OK Drugstore
Gross leasable square footage	14,560	15,120	13,500
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$2,510,750	$2,277,000	$1,926,000
Cash down payment	2,640,250	2,323,200	1,083,000

Contract purchase price plus acquisition fee	5,151,000	4,600,200	3,009,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,165	14,458	13,633

Total acquisition cost	$5,165,165	$4,614,658	$3,022,633

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(1) Newton, IA Drugstore	Walgreens(1) Saginaw, MI Drugstore	Walgreens(1) Seattle, WA Drugstore
Gross leasable square footage	15,047	15,120	14,410
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$2,393,000	$2,282,500	$3,349,500
Cash down payment	2,023,600	2,001,500	3,555,900

Contract purchase price plus acquisition fee	4,416,600	4,284,000	6,905,400
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,644	12,940	10,524

Total acquisition cost	$4,430,244	$4,296,940	$6,915,924

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(1) Tulsa, OK Drugstore	FedEx Baton Rouge, LA Distribution Center	CVS Atlanta, GA Drugstore
Gross leasable square footage	13,000	29,400	12,013
Date of purchase	09/30/08	10/03/08	10/07/08
Mortgage financing at date of purchase	$1,215,500	$—	$—
Cash down payment	1,018,300	9,178,858	3,917,820

Contract purchase price plus acquisition fee	2,233,800	9,178,858	3,917,820
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,338	39,249	27,360

Total acquisition cost	$2,247,138	$9,218,107	$3,945,180

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Baldwinsville, NY Specialty Retail	BE Aerospace Winston-Salem, NC Warehouse	Church’s Chicken Birmingham (29th Ave), AL Restaurant
Gross leasable square footage	24,727	89,600	787
Date of purchase	10/15/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$2,024,013	$—	$40,011
Cash down payment	1,446,149	5,528,400	36,489

Contract purchase price plus acquisition fee	3,470,162	5,528,400	76,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	29,036	33,724	5,304

Total acquisition cost	$3,499,198	$5,562,124	$81,804

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Birmingham (Ensley), AL Restaurant	Church’s Chicken Birmingham (Jefferson), AL Restaurant	Church’s Chicken Birmingham (Vanderbilt), AL Restaurant
Gross leasable square footage	1,130	1,750	1,364
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$40,011	$375,732	$301,451
Cash down payment	36,489	342,659	274,916

Contract purchase price plus acquisition fee	76,500	718,391	576,367
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,304	5,305	5,305

Total acquisition cost	$81,804	$723,696	$581,672

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Greensboro, AL Restaurant	Church’s Chicken Montgomery (Day), AL Restaurant	Church’s Chicken Montgomery (South), AL Restaurant
Gross leasable square footage	787	1,560	1,230
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$338,402	$259,909	$472,192
Cash down payment	308,614	237,031	430,627

Contract purchase price plus acquisition fee	647,016	496,940	902,819
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,592	5,406	5,407

Total acquisition cost	$652,608	$502,346	$908,226

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Montgomery (Fairview), AL Restaurant	Church’s Chicken Montgomery (Hwy 31), AL Restaurant	Church’s Chicken Montgomery (Wetumpka), AL Restaurant
Gross leasable square footage	1,286	1,230	1,781
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$400,082	$379,328	$272,019
Cash down payment	364,864	345,938	248,075

Contract purchase price plus acquisition fee	764,946	725,266	520,094
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,406	5,406	5,406

Total acquisition cost	$770,352	$730,672	$525,500

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Phenix City, AL Restaurant	Church’s Chicken Talladega, AL Restaurant	Church’s Chicken West Birmingham, AL Restaurant
Gross leasable square footage	1,335	1,232	1,395
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$439,166	$206,453	$221,387
Cash down payment	400,508	188,281	201,900

Contract purchase price plus acquisition fee	839,674	394,734	423,287
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,775	5,488	5,304

Total acquisition cost	$845,449	$400,222	$428,591

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Little Rock (12th St), AR Restaurant	Church’s Chicken Little Rock (Geyer), AR Restaurant	Church’s Chicken Little Rock (MLK), AR Restaurant
Gross leasable square footage	945	1,144	945
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$271,305	$309,080	$118,614
Cash down payment	247,424	281,873	108,174

Contract purchase price plus acquisition fee	518,729	590,953	226,788
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,189	5,190	5,189

Total acquisition cost	$523,918	$596,143	$231,977

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken North Little Rock, AR Restaurant	Church’s Chicken Pine Bluff, AR Restaurant	Church’s Chicken Nogales, AZ Restaurant
Gross leasable square footage	1,230	945	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$49,138	$626,959	$295,098
Cash down payment	44,812	571,772	269,121

Contract purchase price plus acquisition fee	93,950	1,198,731	564,219
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,189	7,200	5,468

Total acquisition cost	$99,139	$1,205,931	$569,687

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Phoenix (4245 Central), AZ Restaurant	Church’s Chicken Phoenix (7444 Central), AZ Restaurant	Church’s Chicken Phoenix (Roosevelt), AZ Restaurant
Gross leasable square footage	1,157	966	1,156
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$269,924	$474,007	$288,142
Cash down payment	246,164	432,282	262,778

Contract purchase price plus acquisition fee	516,088	906,289	550,920
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,952	4,952

Total acquisition cost	$521,040	$911,241	$555,872

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Phoenix (E Thomas), AZ Restaurant	Church’s Chicken Phoenix (Grand), AZ Restaurant	Church’s Chicken Phoenix (35th Ave), AZ Restaurant
Gross leasable square footage	1,176	1,169	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$345,198	$250,297	$393,080
Cash down payment	314,811	228,266	358,479

Contract purchase price plus acquisition fee	660,009	478,563	751,559
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,951	4,952

Total acquisition cost	$664,961	$483,514	$756,511

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Phoenix (W Thomas), AZ Restaurant	Church’s Chicken Tucson (Golf Links), AZ Restaurant	Church’s Chicken Tucson (Grant), AZ Restaurant
Gross leasable square footage	1,172	987	1,176
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$279,370	$314,739	$276,165
Cash down payment	254,780	287,034	251,855

Contract purchase price plus acquisition fee	534,150	601,773	528,020
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,952	4,952

Total acquisition cost	$539,101	$606,725	$532,972

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Tucson (Oracle), AZ Restaurant	Church’s Chicken Tucson (Valencia), AZ Restaurant	Church’s Chicken Americus, GA Restaurant
Gross leasable square footage	1,155	1,106	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$186,239	$319,272	$258,631
Cash down payment	169,846	291,167	235,865

Contract purchase price plus acquisition fee	356,085	610,439	494,496
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,952	4,951

Total acquisition cost	$361,036	$615,391	$499,447

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Atlanta (Campbelton), GA Restaurant	Church’s Chicken Atlanta (Cleveland), GA Restaurant	Church’s Chicken Atlanta (MLK), GA Restaurant
Gross leasable square footage	1,144	1,350	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$281,549	$307,062	$276,957
Cash down payment	256,765	280,033	252,578

Contract purchase price plus acquisition fee	538,314	587,095	529,535
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,988	4,951

Total acquisition cost	$543,265	$592,083	$534,486

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Atlanta (Moreland), GA Restaurant	Church’s Chicken Columbus (Buena Vista), GA Restaurant	Church’s Chicken Columbus (Ft. Benning), GA Restaurant
Gross leasable square footage	1,176	1,335	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$376,283	$468,923	$99,600
Cash down payment	343,161	427,647	90,832

Contract purchase price plus acquisition fee	719,444	896,570	190,432
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,216	5,342	4,951

Total acquisition cost	$724,660	$901,912	$195,383

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Cordele, GA Restaurant	Church’s Chicken Decatur (1805 Candler), GA Restaurant	Church’s Chicken Decatur (2700 Candler), GA Restaurant
Gross leasable square footage	420	1,134	1,155
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$270,647	$266,180	$279,838
Cash down payment	246,822	242,749	255,206

Contract purchase price plus acquisition fee	517,469	508,929	535,044
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,166	4,960	4,951

Total acquisition cost	$522,635	$513,889	$539,995

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Decatur (Decatur), GA Restaurant	Church’s Chicken Decatur (Wesley Chapel), GA Restaurant	Church’s Chicken East Point, GA Restaurant
Gross leasable square footage	1,491	1,302	1,320
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$280,127	$261,576	$286,491
Cash down payment	255,469	238,551	261,273

Contract purchase price plus acquisition fee	535,596	500,127	547,764
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,952	5,048

Total acquisition cost	$540,547	$505,079	$552,812

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Fort Valley, GA Restaurant	Church’s Chicken Griffin, GA Restaurant	Church’s Chicken LaGrange, GA Restaurant
Gross leasable square footage	1,176	1,335	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$318,999	$314,631	$230,535
Cash down payment	290,919	286,936	210,243

Contract purchase price plus acquisition fee	609,918	601,567	440,778
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,961	4,968	4,951

Total acquisition cost	$614,879	$606,535	$445,729

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Macon (Georgia), GA Restaurant	Church’s Chicken Macon (Pio Nono), GA Restaurant	Church’s Chicken Macon (Shurling), GA Restaurant
Gross leasable square footage	1,169	1,335	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$225,619	$335,637	$408,473
Cash down payment	205,758	306,094	372,518

Contract purchase price plus acquisition fee	431,377	641,731	780,991
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,992	5,080

Total acquisition cost	$436,329	$646,723	$786,071

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Marietta, GA Restaurant	Church’s Chicken Kansas City, KS Restaurant	Church’s Chicken Kansas City (Blue Ridge), MO Restaurant
Gross leasable square footage	1,122	940	1,395
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$223,270	$375,383	$441,310
Cash down payment	203,617	342,339	402,464

Contract purchase price plus acquisition fee	426,887	717,722	843,774
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,150	5,709	5,625

Total acquisition cost	$432,037	$723,431	$849,399

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Kansas City (12th St), MO Restaurant	Church’s Chicken Kansas City (Gregory), MO Restaurant	Church’s Chicken Kansas City (Indiana), MO Restaurant
Gross leasable square footage	1,080	1,774	1,245
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$553,206	$436,595	$318,954
Cash down payment	504,511	398,164	290,877

Contract purchase price plus acquisition fee	1,057,717	834,759	609,831
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,625	5,625	5,626

Total acquisition cost	$1,063,342	$840,384	$615,457

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Kansas City (Prospect), MO Restaurant	Church’s Chicken Fort Worth (28th St), TX Restaurant	Church’s Chicken Gulfport, MS Restaurant
Gross leasable square footage	1,110	1,172	983
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$372,309	$202,621	$453,269
Cash down payment	339,537	184,785	413,370

Contract purchase price plus acquisition fee	711,846	387,406	866,639
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,625	5,244	4,951

Total acquisition cost	$717,471	$392,650	$871,590

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Jackson (Ellis), MS Restaurant	Church’s Chicken Jackson (Northside), MS Restaurant	Church’s Chicken Jackson (Terry), MS Restaurant
Gross leasable square footage	1,335	1,472	1,200
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$881,939	$323,662	$454,422
Cash down payment	804,307	295,172	414,422

Contract purchase price plus acquisition fee	1,686,246	618,834	868,844
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,747	5,748	5,748

Total acquisition cost	$1,691,993	$624,582	$874,592

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Jackson (Woodrow Wilson), MS Restaurant	Church’s Chicken Laurel, MS Restaurant	Church’s Chicken Vicksburg, MS Restaurant
Gross leasable square footage	1,335	985	983
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$287,786	$526,565	$207,872
Cash down payment	262,453	480,215	189,573

Contract purchase price plus acquisition fee	550,239	1,006,780	397,445
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,748	5,357	4,951

Total acquisition cost	$555,987	$1,012,137	$402,396

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Albuquerque (Broadway), NM Restaurant	Church’s Chicken Albuquerque (Fourth), NM Restaurant	Church’s Chicken Albuquerque (Isleta), NM Restaurant
Gross leasable square footage	1,190	1,190	1,190
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$359,424	$306,040	$519,573
Cash down payment	327,787	279,101	473,838

Contract purchase price plus acquisition fee	687,211	585,141	993,411
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,578	4,952	6,252

Total acquisition cost	$692,789	$590,093	$999,663

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Albuquerque (Juan Tabo), NM Restaurant	Church’s Chicken Hobbs, NM Restaurant	Church’s Chicken Roswell, NM Restaurant
Gross leasable square footage	1,190	1,144	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$205,443	$617,934	$315,859
Cash down payment	187,359	563,540	288,055

Contract purchase price plus acquisition fee	392,802	1,181,474	603,914
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	7,428	5,516

Total acquisition cost	$397,753	$1,188,902	$609,430

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Altus, OK Restaurant	Church’s Chicken Midwest City, OK Restaurant	Church’s Chicken Oklahoma City (23rd), OK Restaurant
Gross leasable square footage	1,390	1,350	945
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$186,155	$398,549	$259,595
Cash down payment	169,768	363,466	236,744

Contract purchase price plus acquisition fee	355,923	762,015	496,339
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,411	5,976	5,976

Total acquisition cost	$361,334	$767,991	$502,315

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Oklahoma City (44th), OK Restaurant	Church’s Chicken The Village, OK Restaurant	Church’s Chicken Tulsa (Peoria), OK Restaurant
Gross leasable square footage	1,500	1,335	1,491
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$292,081	$328,037	$445,986
Cash down payment	266,371	299,163	406,728

Contract purchase price plus acquisition fee	558,452	627,200	852,714
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,976	5,189	6,005

Total acquisition cost	$564,428	$632,389	$858,719

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Tulsa (Garnett), OK Restaurant	Church’s Chicken Memphis (2275 Elvis Presley), TN Restaurant	Church’s Chicken Memphis (4458 Elvis Presley), TN Restaurant
Gross leasable square footage	1,100	1,276	1,008
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$573,052	$193,368	$40,011
Cash down payment	522,609	176,347	36,489

Contract purchase price plus acquisition fee	1,095,661	369,715	76,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,005	4,952	4,951

Total acquisition cost	$1,101,666	$374,667	$81,451

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Memphis (Airways), TN Restaurant	Church’s Chicken Memphis (Bellevue), TN Restaurant	Church’s Chicken Memphis (Chelsea), TN Restaurant
Gross leasable square footage	875	960	1,140
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$68,992	$130,900	$190,327
Cash down payment	62,920	119,378	173,574

Contract purchase price plus acquisition fee	131,912	250,278	363,901
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,952	4,952

Total acquisition cost	$136,863	$255,230	$368,853

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Memphis (Frayser), TN Restaurant	Church’s Chicken Memphis (Jackson), TN Restaurant	Church’s Chicken Memphis (Park), TN Restaurant
Gross leasable square footage	1,176	960	960
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$389,148	$40,011	$250,409
Cash down payment	354,894	36,489	228,367

Contract purchase price plus acquisition fee	744,042	76,500	478,776
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,951	4,951

Total acquisition cost	$748,993	$81,451	$483,727

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Memphis (Third), TN Restaurant	Church’s Chicken Memphis (Summer), TN Restaurant	Church’s Chicken Memphis (Sycamore View), TN Restaurant
Gross leasable square footage	1,230	1,134	1,230
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$282,753	$93,610	$445,939
Cash down payment	257,863	85,370	406,685

Contract purchase price plus acquisition fee	540,616	178,980	852,624
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	36,564	4,952	4,951

Total acquisition cost	$577,180	$183,932	$857,575

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Abilene, TX Restaurant	Church’s Chicken Alamo, TX Restaurant	Church’s Chicken Arlington, TX Restaurant
Gross leasable square footage	1,543	1,176	787
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$230,301	$1,508,134	$129,701
Cash down payment	210,029	1,375,381	118,284

Contract purchase price plus acquisition fee	440,330	2,883,515	247,985
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$445,573	$2,888,758	$253,229

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Austin (Airport), TX Restaurant	Church’s Chicken Austin (Cameron), TX Restaurant	Church’s Chicken Austin (Research), TX Restaurant
Gross leasable square footage	1,945	1,122	1,924
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$683,454	$693,511	$592,644
Cash down payment	623,294	632,465	540,477

Contract purchase price plus acquisition fee	1,306,748	1,325,976	1,133,121
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$1,311,991	$1,331,219	$1,138,364

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Austin (Riverside), TX Restaurant	Church’s Chicken Austin (Oltorf), TX Restaurant	Church’s Chicken Balch Springs, TX Restaurant
Gross leasable square footage	1,758	886	1,945
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$522,960	$50,082	$373,465
Cash down payment	476,926	45,673	340,590

Contract purchase price plus acquisition fee	999,886	95,755	714,055
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$1,005,129	$100,998	$719,299

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Beeville, TX Restaurant	Church’s Chicken Brownsville (Boca Chica), TX Restaurant	Church’s Chicken Brownsville (Farm), TX Restaurant
Gross leasable square footage	1,360	1,335	420
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$187,945	$775,279	$506,149
Cash down payment	171,400	707,035	461,594

Contract purchase price plus acquisition fee	359,345	1,482,314	967,743
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$364,588	$1,487,557	$972,987

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Brownsville (International), TX Restaurant	Church’s Chicken Brownsville (Padre Island), TX Restaurant	Church’s Chicken Brownsville (Southmost), TX Restaurant
Gross leasable square footage	1,169	1,723	1,784
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$672,366	$692,234	$426,697
Cash down payment	613,181	631,300	389,138

Contract purchase price plus acquisition fee	1,285,547	1,323,534	815,835
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$1,290,790	$1,328,777	$821,078

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Brownsville (Elizabeth), TX Restaurant	Church’s Chicken Bryan, TX Restaurant	Church’s Chicken Carrolton, TX Restaurant
Gross leasable square footage	1,428	1,200	1,934
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$416,576	$494,249	$322,460
Cash down payment	379,907	450,743	294,076

Contract purchase price plus acquisition fee	796,483	944,992	616,536
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,244	5,243

Total acquisition cost	$801,727	$950,236	$621,779

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Cleburne, TX Restaurant	Church’s Chicken Coperas Cove, TX Restaurant	Church’s Chicken Dallas (Buckner), TX Restaurant
Gross leasable square footage	1,150	1,122	1,462
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$250,473	$169,131	$237,648
Cash down payment	228,425	154,244	216,728

Contract purchase price plus acquisition fee	478,898	323,375	454,376
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,244

Total acquisition cost	$484,142	$328,618	$459,620

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Dallas (Camp Wisdom), TX Restaurant	Church’s Chicken Dallas (Gaston), TX Restaurant	Church’s Chicken Dallas (Inwood), TX Restaurant
Gross leasable square footage	2,123	1,386	1,100
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$207,473	$121,065	$464,240
Cash down payment	189,210	110,409	423,375

Contract purchase price plus acquisition fee	396,683	231,474	887,615
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,244

Total acquisition cost	$401,927	$236,717	$892,859

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Dallas (Lancaster), TX Restaurant	Church’s Chicken Dallas (Singleton), TX Restaurant	Church’s Chicken Dallas (Mockingbird), TX Restaurant
Gross leasable square footage	852	780	1,800
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$277,499	$40,011	$292,357
Cash down payment	253,072	36,489	266,621

Contract purchase price plus acquisition fee	530,571	76,500	558,978
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,244

Total acquisition cost	$535,815	$81,743	$564,222

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Donna, TX Restaurant	Church’s Chicken Eagle Pass, TX Restaurant	Church’s Chicken Edinburg, TX Restaurant
Gross leasable square footage	1,470	1,335	1,924
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$648,743	$474,311	$816,250
Cash down payment	591,638	432,560	744,400

Contract purchase price plus acquisition fee	1,240,381	906,871	1,560,650
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$1,245,625	$912,114	$1,565,893

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Elsa, TX Restaurant	Church’s Chicken Floresville, TX Restaurant	Church’s Chicken Fort Worth (Lackland), TX Restaurant
Gross leasable square footage	420	1,218	1,406
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$678,816	$237,552	$373,926
Cash down payment	619,064	216,642	341,011

Contract purchase price plus acquisition fee	1,297,880	454,194	714,937
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$1,303,123	$459,437	$720,181

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Fort Worth (Mansfield), TX Restaurant	Church’s Chicken Fort Worth (Miller), TX Restaurant	Church’s Chicken Fort Worth (Seminary), TX Restaurant
Gross leasable square footage	1,320	1,176	1,430
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$325,264	$293,535	$348,382
Cash down payment	296,634	267,697	317,715

Contract purchase price plus acquisition fee	621,898	561,232	666,097
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$627,141	$566,475	$671,340

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Garland, TX Restaurant	Church’s Chicken Grand Prairie (Main), TX Restaurant	Church’s Chicken Grand Prairie (Pioneer), TX Restaurant
Gross leasable square footage	1,280	1,496	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$211,939	$266,579	$358,086
Cash down payment	193,283	166,633	326,566

Contract purchase price plus acquisition fee	405,222	433,212	684,652
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$410,465	$438,456	$689,895

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Greenville, TX Restaurant	Church’s Chicken Haltom City, TX Restaurant	Church’s Chicken Harlingen (Sunshine), TX Restaurant
Gross leasable square footage	983	950	1,470
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$312,666	$426,881	$362,832
Cash down payment	285,144	389,305	330,894

Contract purchase price plus acquisition fee	597,810	816,186	693,726
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$603,053	$821,429	$698,970

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Harlingen (Tyler), TX Restaurant	Church’s Chicken Hildalgo, TX Restaurant	Church’s Chicken Irving, TX Restaurant
Gross leasable square footage	1,516	2,600	780
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$962,822	$749,623	$357,100
Cash down payment	878,071	683,637	325,667

Contract purchase price plus acquisition fee	1,840,893	1,433,260	682,767
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$1,846,136	$1,438,504	$688,010

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Kilgore, TX Restaurant	Church’s Chicken Killeen, TX Restaurant	Church’s Chicken Kingsville, TX Restaurant
Gross leasable square footage	2,080	1,122	994
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$236,648	$343,002	$302,827
Cash down payment	215,817	312,809	276,170

Contract purchase price plus acquisition fee	452,465	655,811	578,997
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,283	5,243	5,243

Total acquisition cost	$457,748	$661,054	$584,240

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Kirby, TX Restaurant	Church’s Chicken La Feria, TX Restaurant	Church’s Chicken Laredo (Guadalupe), TX Restaurant
Gross leasable square footage	1,800	2,123	1,590
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$55,725	$554,919	$420,758
Cash down payment	50,819	506,073	383,721

Contract purchase price plus acquisition fee	106,544	1,060,992	804,479
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,244

Total acquisition cost	$111,788	$1,066,235	$809,723

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Laredo (San Bernardo), TX Restaurant	Church’s Chicken Lewisville, TX Restaurant	Church’s Chicken Longview, TX Restaurant
Gross leasable square footage	1,180	1,144	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$739,289	$667,723	$290,655
Cash down payment	674,214	608,948	265,070

Contract purchase price plus acquisition fee	1,413,503	1,276,671	555,725
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$1,418,746	$1,281,914	$560,968

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Lubbock (Ave Q), TX Restaurant	Church’s Chicken Lubbock (Broadway), TX Restaurant	Church’s Chicken Marlin, TX Restaurant
Gross leasable square footage	2,123	950	1,274
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$456,863	$40,011	$149,954
Cash down payment	416,647	36,489	136,755

Contract purchase price plus acquisition fee	873,510	76,500	286,709
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$878,753	$81,743	$291,952

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken McAllen (10th St), TX Restaurant	Church’s Chicken McAllen (Nolana), TX Restaurant	Church’s Chicken Mercedes, TX Restaurant
Gross leasable square footage	1,144	1,336	1,176
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$40,011	$618,863	$580,934
Cash down payment	36,489	564,388	529,798

Contract purchase price plus acquisition fee	76,500	1,183,251	1,110,732
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$81,743	$1,188,494	$1,115,975

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Mesquite, TX Restaurant	Church’s Chicken Midland, TX Restaurant	Church’s Chicken Mission, TX Restaurant
Gross leasable square footage	1,945	983	1,470
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$276,588	$61,712	$609,998
Cash down payment	252,241	56,280	556,303

Contract purchase price plus acquisition fee	528,829	117,992	1,166,301
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$534,073	$123,235	$1,171,544

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken New Braunfels, TX Restaurant	Church’s Chicken Odessa (Andrews), TX Restaurant	Church’s Chicken Odessa (County), TX Restaurant
Gross leasable square footage	1,144	983	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$285,884	$440,751	$575,440
Cash down payment	260,720	401,955	524,787

Contract purchase price plus acquisition fee	546,604	842,706	1,100,227
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$551,847	$847,949	$1,105,471

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Pharr, TX Restaurant	Church’s Chicken Pleasanton, TX Restaurant	Church’s Chicken Port Isabel, TX Restaurant
Gross leasable square footage	1,800	420	2,123
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$538,466	$515,344	$468,804
Cash down payment	491,069	469,980	427,537

Contract purchase price plus acquisition fee	1,029,535	985,324	896,341
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,244

Total acquisition cost	$1,034,778	$990,568	$901,585

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Port Lavaca, TX Restaurant	Church’s Chicken Raymondville, TX Restaurant	Church’s Chicken Richland Hills, TX Restaurant
Gross leasable square footage	1,750	1,169	1,100
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$381,214	$583,733	$192,104
Cash down payment	347,657	532,351	175,195

Contract purchase price plus acquisition fee	728,871	1,116,084	367,299
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$734,114	$1,121,327	$372,542

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Rio Grand City, TX Restaurant	Church’s Chicken Roma, TX Restaurant	Church’s Chicken San Antonio (Commercial), TX Restaurant
Gross leasable square footage	420	1,512	576
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$1,053,427	$671,362	$207,055
Cash down payment	960,701	612,265	188,828

Contract purchase price plus acquisition fee	2,014,128	1,283,627	395,883
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,244

Total acquisition cost	$2,019,371	$1,288,871	$401,127

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Five Palms), TX Restaurant	Church’s Chicken San Antonio (Flores), TX Restaurant	Church’s Chicken San Antonio (Gen McMullen), TX Restaurant
Gross leasable square footage	1,512	764	1,855
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$568,079	$124,546	$437,939
Cash down payment	518,073	113,583	399,390

Contract purchase price plus acquisition fee	1,086,152	238,129	837,329
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,244	5,244

Total acquisition cost	$1,091,396	$243,373	$842,573

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Goliad), TX Restaurant	Church’s Chicken San Antonio (Huebner), TX Restaurant	Church’s Chicken San Antonio (New Braunfels), TX Restaurant
Gross leasable square footage	638	420	5,468
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$551,084	$204,433	$408,373
Cash down payment	502,575	186,438	372,426

Contract purchase price plus acquisition fee	1,053,659	390,871	780,799
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$1,058,902	$396,115	$786,042

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Hwy 90), TX Restaurant	Church’s Chicken San Antonio (Perrin Beitel), TX Restaurant	Church’s Chicken San Antonio (Rigsby), TX Restaurant
Gross leasable square footage	1,260	1,144	480
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$358,496	$537,298	$193,864
Cash down payment	326,939	490,003	176,800

Contract purchase price plus acquisition fee	685,435	1,027,301	370,664
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$690,678	$1,032,545	$375,907

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (San Pedro), TX Restaurant	Church’s Chicken San Antonio (Walzem), TX Restaurant	Church’s Chicken San Antonio (West), TX Restaurant
Gross leasable square footage	1,500	1,296	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$392,419	$326,872	$201,356
Cash down payment	357,878	298,100	183,632

Contract purchase price plus acquisition fee	750,297	624,972	384,988
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$755,540	$630,216	$390,231

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Bitters), TX Restaurant	Church’s Chicken San Antonio (Wurzbach), TX Restaurant	Church’s Chicken San Antonio (White), TX Restaurant
Gross leasable square footage	2,378	1,118	800
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$249,028	$212,761	$488,212
Cash down payment	227,108	194,032	445,238

Contract purchase price plus acquisition fee	476,136	406,793	933,450
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$481,379	$412,037	$938,693

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Zarzamora), TX Restaurant	Church’s Chicken San Benito, TX Restaurant	Church’s Chicken Temple, TX Restaurant
Gross leasable square footage	780	1,335	1,176
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$162,249	$1,248,408	$573,162
Cash down payment	147,967	1,138,518	522,709

Contract purchase price plus acquisition fee	310,216	2,386,926	1,095,871
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$315,459	$2,392,170	$1,101,114

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Tyler, TX Restaurant	Church’s Chicken Universal City, TX Restaurant	Church’s Chicken Victoria (Ben Jordan), TX Restaurant
Gross leasable square footage	1,144	1,169	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$311,207	$319,430	$250,733
Cash down payment	283,812	291,312	228,662

Contract purchase price plus acquisition fee	595,019	610,742	479,395
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$600,262	$615,986	$484,638

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Victoria (Rio Grande), TX Restaurant	Church’s Chicken Waco, TX Restaurant	Church’s Chicken Weslaco (Hwy 83), TX Restaurant
Gross leasable square footage	1,701	1,196	1,300
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$242,767	$398,736	$613,636
Cash down payment	221,397	363,636	559,621

Contract purchase price plus acquisition fee	464,164	762,372	1,173,257
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,244	5,243

Total acquisition cost	$469,408	$767,616	$1,178,500

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Weslaco (Texas), TX Restaurant	Church’s Chicken Norfolk (Hampton), VA Restaurant	Church’s Chicken Norfolk (Princess Ann), VA Restaurant
Gross leasable square footage	1,575	1,100	1,572
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$787,813	$240,954	$372,815
Cash down payment	718,465	219,744	339,998

Contract purchase price plus acquisition fee	1,506,278	460,698	712,813
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,448	5,720

Total acquisition cost	$1,511,521	$466,146	$718,533

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Portsmouth, VA Restaurant	Tractor Supply LaGrange, KY Specialty Retail	Walgreens Evansville, IN Drugstore
Gross leasable square footage	1,169	19,097	14,820
Date of purchase	10/31/08	11/19/08	11/25/08
Mortgage financing at date of purchase	$426,285	$—	$—
Cash down payment	388,761	3,372,715	4,794,000

Contract purchase price plus acquisition fee	815,046	3,372,715	4,794,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,832	37,160	18,173

Total acquisition cost	$820,878	$3,409,875	$4,812,173

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Carrolton, TX Drugstore	CVS Kissimmee, FL Drugstore	CVS Lake Worth, TX Drugstore
Gross leasable square footage	9,504	9,504	9,504
Date of purchase	12/19/08	12/19/08	12/19/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,158,728	2,568,258	1,886,184

Contract purchase price plus acquisition fee	2,158,728	2,568,258	1,886,184
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,223	31,085	32,669

Total acquisition cost	$2,191,951	$2,599,343	$1,918,853

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Richardson, TX Drugstore	CVS River Oaks, TX Drugstore	CVS The Colony, TX Drugstore
Gross leasable square footage	10,560	10,908	9,504
Date of purchase	12/19/08	12/19/08	12/19/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,450,448	2,809,080	2,000,118

Contract purchase price plus acquisition fee	2,450,448	2,809,080	2,000,118
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	35,734	37,644	33,292

Total acquisition cost	$2,486,182	$2,846,724	$2,033,410

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Wichita Falls, TX Drugstore	CVS Wichita Falls (SW), TX Drugstore	BJ’s Wholesale Club Woodstock, GA Warehouse
Gross leasable square footage	9,504	9,504	115,426
Date of purchase	12/19/08	12/19/08	01/29/09
Mortgage financing at date of purchase	$—	$—	$10,131,105
Cash down payment	1,918,416	2,197,386	6,239,895

Contract purchase price plus acquisition fee	1,918,416	2,197,386	16,371,000
Other cash expenditures expensed	—	—	35,072
Other cash expenditures capitalized	32,924	34,535	—

Total acquisition cost	$1,951,340	$2,231,921	$16,406,072

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Chili’s Tilton, NH Restaurant	Kohl’s Tilton, NH Department Store	Lowe’s Tilton, NH Home Improvement
Gross leasable square footage	—(3)	—(3)	—(3)
Date of purchase	03/27/09	03/27/09	03/27/09
Mortgage financing at date of purchase	$1,260,000	$3,780,000	$12,960,000
Cash down payment	75,415	299,382	765,248

Contract purchase price plus acquisition fee	1,335,415	4,079,382	13,725,248
Other cash expenditures expensed	38,692	85,563	240,669
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,374,107	$4,164,945	$13,965,917

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Myrtle Beach, SC Drugstore	Walgreens Austin, MN Drugstore	Walgreens Canton, IL Drugstore
Gross leasable square footage	11,970	14,820	14,490
Date of purchase	03/27/09	03/27/09	03/27/09
Mortgage financing at date of purchase	$4,788,000	$3,531,000	$4,428,500
Cash down payment	426,905	199,004	510,026

Contract purchase price plus acquisition fee	5,214,905	3,730,004	4,938,526
Other cash expenditures expensed	34,254	29,241	31,968
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,249,159	$3,759,245	$4,970,494

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Galloway, OH Drugstore	Walgreens Humble, TX Drugstore	Walgreens Memphis, TN Drugstore
Gross leasable square footage	14,560	14,560	14,490
Date of purchase	03/27/09	03/27/09	03/27/09
Mortgage financing at date of purchase	$4,250,000	$4,395,000	$5,058,000
Cash down payment	596,022	849,386	611,607

Contract purchase price plus acquisition fee	4,846,022	5,244,386	5,669,607
Other cash expenditures expensed	35,594	26,980	39,684
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,881,616	$5,271,366	$5,709,291

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Parkville, MO Drugstore	Walgreens San Antonio, TX Drugstore	Walgreens Toledo, OH Drugstore
Gross leasable square footage	14,820	14,560	14,820
Date of purchase	03/27/09	03/27/09	03/27/09
Mortgage financing at date of purchase	$4,274,000	$4,060,000	$5,400,000
Cash down payment	518,459	789,006	284,527

Contract purchase price plus acquisition fee	4,792,459	4,849,006	5,684,527
Other cash expenditures expensed	26,571	25,754	37,312
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,819,030	$4,874,760	$5,721,839

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Maynard, MA Drugstore	CVS Waynesville, NC Drugstore	Walgreens Antioch, TN Drugstore
Gross leasable square footage	10,880	10,055	14,490
Date of purchase	03/31/09	03/31/09	03/31/09
Mortgage financing at date of purchase	$5,596,000	$3,966,000	$4,425,000
Cash down payment	247,873	331,115	424,006

Contract purchase price plus acquisition fee	5,843,873	4,297,115	4,849,006
Other cash expenditures expensed	35,716	29,908	48,728
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,879,589	$4,327,023	$4,897,734

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Decatur, IL Drugstore	Walgreens Long Beach, MS Drugstore	Walgreens Roselle, NJ Drugstore
Gross leasable square footage	14,490	14,820	12,875
Date of purchase	03/31/09	03/31/09	03/31/09
Mortgage financing at date of purchase	$4,003,000	$3,662,000	$5,742,000
Cash down payment	562,525	417,133	673,608

Contract purchase price plus acquisition fee	4,565,525	4,079,133	6,415,608
Other cash expenditures expensed	30,383	26,200	110,185
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,595,908	$4,105,333	$6,525,793

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Saraland, AL Drugstore	LA Fitness League City, TX Fitness	Tractor Supply Lowville, NY Specialty Retail
Gross leasable square footage	14,560	45,000	19,097
Date of purchase	03/31/09	05/21/10	06/03/10
Mortgage financing at date of purchase	$5,079,000	$—	$—
Cash down payment	366,807	7,481,700	2,246,040

Contract purchase price plus acquisition fee	5,445,807	7,481,700	2,246,040
Other cash expenditures expensed	28,667	63,035	31,086
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,474,474	$7,544,735	$2,277,126

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Malone, NY Specialty Retail	LA Fitness Naperville, IL Fitness	CVS Indianapolis, IN Drugstore
Gross leasable square footage	19,097	45,000	12,222
Date of purchase	06/03/10	06/30/10	07/21/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,292,960	9,384,000	3,282,386

Contract purchase price plus acquisition fee	2,292,960	9,384,000	3,282,386
Other cash expenditures expensed	31,723	66,148	19,675
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,324,683	$9,450,148	$3,302,061

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Elletsville, IN Specialty Retail	CVS Lincoln, IL Drugstore	Ruth Chris Metairie, LA Restaurant
Gross leasable square footage	19,097	13,225	5,189
Date of purchase	09/13/10	09/17/10	09/27/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,658,182	3,243,600	3,616,364

Contract purchase price plus acquisition fee	2,658,182	3,243,600	3,616,364
Other cash expenditures expensed	46,081	20,032	24,344
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,704,263	$3,263,632	$3,640,708

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Ruth Chris Sarasota, FL Restaurant	Columbus Fish Market Grandview, OH Restaurant	J. Jill Tilton, NH Department Store
Gross leasable square footage	7,726	7,766	573,000
Date of purchase	09/27/10	09/27/10	09/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,078,998	3,327,054	23,538,461

Contract purchase price plus acquisition fee	3,078,998	3,327,054	23,538,461
Other cash expenditures expensed	20,273	23,976	212,919
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,099,271	$3,351,030	$23,751,380

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Childtime Childcare Cuyahoga Falls, OH Child Care and Development	Childtime Childcare Arlington, TX Child Care and Development	Childtime Childcare Oklahoma City, OK Child Care and Development
Gross leasable square footage	5,934	10,845	6,656
Date of purchase	12/15/10	12/15/10	12/15/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	837,082	997,767	529,217

Contract purchase price plus acquisition fee	837,082	997,767	529,217
Other cash expenditures expensed	39,206	34,422	23,825
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$876,288	$1,032,189	$553,042

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Childtime Childcare Oklahoma City, OK Child Care and Development	Childtime Childcare Rochester, NY Child Care and Development	TutorTime Pittsburgh, PA Child Care and Development
Gross leasable square footage	6,671	4,801	10,071
Date of purchase	12/15/10	12/15/10	12/15/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	913,645	733,724	1,222,192

Contract purchase price plus acquisition fee	913,645	733,724	1,222,192
Other cash expenditures expensed	33,310	27,953	41,934
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$946,955	$761,677	$1,264,126

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Childtime Childcare Modesto, CA Child Care and Development	CVS Azle, TX Drugstore	Logan’s Roadhouse Trussville, AL Restaurant
Gross leasable square footage	6,464	12,900	7,236
Date of purchase	12/15/10	12/16/10	12/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	899,581	4,947,000	2,789,259

Contract purchase price plus acquisition fee	899,581	4,947,000	2,789,259
Other cash expenditures expensed	31,307	26,788	18,578
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$930,888	$4,973,788	$2,807,837

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Logan’s Roadhouse Wichita Falls, TX Restaurant	Ivex Packaging New Castle, PA Distribution Center	Walgreens Mt. Pleasant, TX Drugstore
Gross leasable square footage	8,026	135,303	14,820
Date of purchase	12/17/10	12/20/10	12/21/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,789,259	5,100,000	5,647,740

Contract purchase price plus acquisition fee	2,789,259	5,100,000	5,647,740
Other cash expenditures expensed	19,370	37,769	24,500
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,808,629	$5,137,769	$5,672,240

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Charlotte, NC Automotive Parts	Advanced Auto Irvington, NJ Automotive Parts	Advanced Auto Midwest City, OK Automotive Parts
Gross leasable square footage	6,896	6,684	7,000
Date of purchase	12/22/10	12/22/10	12/22/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,656,805	2,297,126	1,703,886

Contract purchase price plus acquisition fee	1,656,805	2,297,126	1,703,886
Other cash expenditures expensed	25,630	55,588	31,382
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,682,435	$2,352,714	$1,735,268

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Penns Grove, NJ Automotive Parts	Advanced Auto St. Francis, WI Automotive Parts	Advanced Auto Willingboro, NJ Automotive Parts
Gross leasable square footage	7,000	6,889	6,781
Date of purchase	12/22/10	12/22/10	12/22/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,585,823	1,653,698	1,822,973

Contract purchase price plus acquisition fee	1,585,823	1,653,698	1,822,973
Other cash expenditures expensed	45,921	25,831	48,798
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,631,744	$1,679,529	$1,871,771

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit	Cole Credit	Cole Collateralized
	Property Trust II,	Property Trust II,	Senior Notes II,
Program:	Inc.	Inc.	LLC

Name, location, type of property	Advanced Auto Dunellen, NJ Automotive Parts	JoAnn’s Fabric Independence, MO Specialty Retail	CVS(2) Fredericksburg, VA Drugstore
Gross leasable square footage	6,781	46,350	12,900
Date of purchase	12/22/10	12/23/10	11/19/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,753,375	4,625,000	6,238,861

Contract purchase price plus acquisition fee	2,753,375	4,625,000	6,238,861
Other cash expenditures expensed	61,045	19,287	113,704
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,814,420	$4,644,287	$6,352,565

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes II,	Senior Notes II,	Senior Notes III,
Program:	LLC	LLC	LLC

Name, location, type of property	Walgreens(2) Fredericksburg, VA Drugstore	Kohl’s(2) Burnsville, MN Department Store	Walgreens Indianapolis, IN Drugstore
Gross leasable square footage	14,820	101,346	14,820
Date of purchase	11/19/08	12/19/08	12/12/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,435,047	10,551,900	6,375,000

Contract purchase price plus acquisition fee	7,435,047	10,551,900	6,375,000
Other cash expenditures expensed	131,342	20,875	30,865
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,566,389	$10,572,775	$6,405,865

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes III,	Senior Notes IV,	Senior Notes IV,
Program:	LLC	LLC	LLC

Name, location, type of property	Walgreens(2) Tulsa (S Yale), OK Drugstore	Land Parcel Canyon Trails, AZ Land	Sam’s Club(2) Hoover, AL Warehouse
Gross leasable square footage	13,650	591,458	115,347
Date of purchase	12/12/08	05/14/08	12/16/08
Mortgage financing at date of purchase	$—	$200,000	$—
Cash down payment	3,980,040	1,840,000	12,546,000

Contract purchase price plus acquisition fee	3,980,040	2,040,000	12,546,000
Other cash expenditures expensed	21,365	56,399	105,467
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,001,405	$2,096,399	$12,651,467

(1)	These properties were acquired at their original cost from an affiliate.

(2)	These properties were sold at their original cost to an affiliate.

(3)	These properties are subject to a ground lease.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 18th day of October, 2011.

Cole Credit Property Trust III, Inc.

By:	/s/ D. Kirk McAllaster, Jr.
D. Kirk McAllaster, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

* Christopher H. Cole		Chief Executive Officer, President and Director (Principal Executive Officer)	October 18, 2011

/s/ D. Kirk McAllaster, Jr. D. Kirk McAllaster, Jr.		Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	October 18, 2011

/s/ Simon J. Misselbrook Simon J. Misselbrook		Vice President of Accounting (Principal Accounting Officer)	October 18, 2011

* Marc T. Nemer		Director	October 18, 2011

* Thomas A. Andruskevich		Director	October 18, 2011

* Marcus E. Bromley		Director	October 18, 2011

* Scott P. Sealy, Sr.		Director	October 18, 2011

* Leonard W. Wood		Director	October 18, 2011

*By:	/s/ D. Kirk McAllaster, Jr. D. Kirk McAllaster, Jr. Attorney-in-Fact

EXHIBIT INDEX

The following exhibits are included, or incorporated by reference, in this Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit
No.		Description

1.1		Dealer Manager Agreement between Cole Credit Property Trust III, Inc. and Cole Capital Corporation dated September 17, 2010 (Incorporated by reference to Exhibit 1.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-164884), filed on September 17, 2010).
3.1		Third Articles of Amendment and Restatement of Cole Credit Property Trust III, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-149290), filed on September 29, 2008).
3.2		Amended and Restated Bylaws of Cole Credit Property Trust III, Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s pre-effective amendment to Form S-11 (File No. 333-149290), filed on May 7, 2008).
3.3		Articles of Amendment (Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 333-149290) filed on April 9, 2010).
3.4		Second Articles of Amendment of Cole Credit Property Trust III, Inc. (Incorporated by reference to Exhibit 3.4 to the Company’s post-effective amendment to Form S-11 (File No. 333-164884), filed on July 22, 2011).
4	.1*	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix A to the prospectus).
4	.2*	Form of Additional Investment Subscription Agreement (included as Appendix B to the prospectus).
4	.3*	Form of Alternative Subscription Agreement (included as Appendix D to the prospectus).
4	.4*	Form of Alternative Additional Investment Subscription Agreement (included as Appendix E to the prospectus).
4.5		Form of Alternative Subscription Agreement (Incorporated by reference to Exhibit 4.5 to the Company’s post-effective amendment to Form S-11 (File No. 333-164884), filed on April 22, 2011).
4.6		Form of Alternative Additional Investment Subscription Agreement (Incorporated by reference to Exhibit 4.6 to the Company’s post-effective amendment to Form S-11 (File No. 333-164884), filed April 22, 2011).
5.1		Opinion of Venable LLP as to legality of securities (Incorporated by reference to Exhibit 5.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-164884), filed on September 17, 2010).
8.1		Opinion of Morris, Manning & Martin, LLP as to tax matters (Incorporated by reference to Exhibit 8.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-164884), filed on September 17, 2010).
10.1		Property Management and Leasing Agreement by and among Cole Credit Property Trust III, Inc., Cole REIT III Operating Partnership, LP and Cole Realty Advisors, Inc. dated October 8, 2008 (Incorporated by reference to Exhibit 10.3 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on October 9, 2008).
10.2		[Reserved.]
10.3		Amended and Restated Agreement of Limited Partnership of Cole REIT III Operating Partnership, LP, by and between Cole Credit Property Trust III, Inc. and the limited partners thereto dated May 6, 2008 (Incorporated by reference to Exhibit 10.5 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on October 9, 2008).
10	.4*	Amended and Restated Distribution Reinvestment Plan (included as Appendix C to the prospectus).
10.5		Amended and Restated Advisory Agreement by and between Cole Credit Property Trust III, Inc. and Cole REIT Advisors III, LLC, dated October 1, 2010 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 333-164884), filed on October 7, 2010).
10.6		First Mortgage, Security Agreement and Fixture Filing, dated as of June 22, 2009, by and between Cole WM Albuquerque NM, LLC and Aviva Life and Annuity Company (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 333-149290), filed on June 26, 2009).
10.7		Junior Mortgage, Security and Fixture Filing Agreement, dated as of June 22, 2009, by and between Cole WM Albuquerque NM, LLC and Aviva Life and Annuity Company (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K (File No. 333-149290), filed on June 26, 2009).

Exhibit
No.	Description

10.8	Promissory Note, dated June 22, 2009, by and between Cole WM Albuquerque NM, LLC and Aviva Life and Annuity Company (Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K (File No. 333-149290), filed on June 26, 2009).
10.9	First Deed of Trust, Security Agreement and Fixture Filing, dated as of June 22, 2009, by and between Cole MT Las Vegas NV, LLC and Aviva Life and Annuity Company (Incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K (File No. 333-149290), filed on June 26, 2009).
10.10	Promissory Note, dated June 22, 2009, by and between Cole MT Las Vegas NV, LLC and Aviva Life and Annuity Company (Incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K (File No. 333-149290), filed on June 26, 2009).
10.11	First Mortgage, Security Agreement and Fixture Filing, dated as of June 22, 2009, by and between Cole WG South Yale Avenue (Tulsa) OK, LLC and Aviva Life and Annuity Company (Incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K (File No. 333-149290), filed on June 26, 2009).
10.12	Promissory Note, dated June 22, 2009, by and between Cole WG South Yale Avenue (Tulsa) OK, LLC and Aviva Life and Annuity Company (Incorporated by reference to Exhibit 10.7 to the Company’s Form 8-K (File No. 333-149290), filed on June 26, 2009).
10.13	First Deed of Trust, Security Agreement and Fixture Filing, dated June 22, 2009, by and between Cole WG Fredericksburg VA, LLC and Aviva Life and Annuity Company (Incorporated by reference to Exhibit 10.8 to the Company’s Form 8-K (File No. 333-149290), filed on June 26, 2009).
10.14	Promissory Note, dated June 22, 2009, by and between Cole WG Fredericksburg VA, LLC and Aviva Life and Annuity Company (Incorporated by reference to Exhibit 10.9 to the Company’s Form 8-K (File No. 333-149290), filed on June 26, 2009).
10.15	Loan Agreement dated August 31, 2009, by and between Jackson National Life Insurance Company, as Lender and Cole HD San Diego CA, LP; Cole HT Durham NC, LLC; Cole KO Monrovia CA, LP; COLE HH North Charleston SC, LLC; Cole WG Edmond OK, LLC; Cole CV Southaven MS, LLC; Cole KO Tavares FL, LLC; Cole BB Coral Springs FL, LLC, collectively as Borrowers (Incorporated by reference to Exhibit 10.43 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.16	Fixed Rate Promissory Note dated August 31, 2009 by and between Jackson National Life Insurance Company, as Noteholder and Cole HD San Diego CA, LP; Cole HT Durham NC, LLC; Cole KO Monrovia CA, LP; COLE HH North Charleston SC, LLC; Cole WG Edmond OK, LLC; Cole CV Southaven MS, LLC; Cole KO Tavares FL, LLC; Cole BB Coral Springs FL, LLC collectively as Maker (Incorporated by reference to Exhibit 10.44 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.17	Affiliated Party Subordination and Cross-Default Agreement dated August 31, 2009 by and between Cole REIT III Operating Partnership and Jackson National Life Insurance Company (Incorporated by reference to Exhibit 10.45 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.18	Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement and Fixture Filing dated as of August 31, 2009 by and between Cole CB Abilene TX, LLC and J. Edward Blakey as Trustee for the benefit of Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.46 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.19	Promissory Note dated as of August 31, 2009 by and between Cole CB Abilene TX, LLC and Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.47 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.20	Deed to Secure Debt and Absolute Assignment of Rents and Leases and Security Agreement dated as of August 31, 2009 by and between Cole CB Braselton GA, LLC and Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.48 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.21	Promissory Note dated as of August 31, 2009 by and between Cole CB Braselton GA, LLC and Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.49 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).

Exhibit
No.	Description

10.22	Deed to Secure Debt and Absolute Assignment of Rents and Leases and Security Agreement dated as of August 31, 2009 by and between Cole CB Bremen GA, LLC and Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.50 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.23	Promissory Note dated as of August 31, 2009 by and between Cole CB Bremen GA, LLC and Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.51 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.24	Deed of Trust, Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB Bristol VA, LLC and Alexander Title Agency Incorporated as Trustee for the benefit of Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.52 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.25	Promissory Note dated as of August 31, 2009 by and between Cole CB Bristol VA, LLC and Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.53 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.26	Deed to Secure Debt and Absolute Assignment of Rents and Leases and Security Agreement dated as of August 31, 2009 by and between Cole CB Columbus GA, LLC and Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.54 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.27	Promissory Note dated as August 31, 2009 by and between Cole CB Columbus GA, LLC and Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.55 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.28	Deed of Trust, Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB Emporia VA, LLC and Alexander Title Agency Incorporated as Trustee for the benefit of Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.56 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.29	Promissory Note dated as August 31, 2009 by and between Cole CB Emporia VA, LLC and Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.57 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.30	Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB Fort Mill SC, LLC and Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.58 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.31	Promissory Note dated as of August 31, 2009 by and between Cole CB Fort Mill SC, LLC and Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.59 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.32	Deed of Trust, Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB Greensboro NC, LLC and J. Edward Blakey as Trustee for the benefit of Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.60 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.33	Promissory Note dated as of August 31, 2009 by and between Cole CB Greensboro NC, LLC and Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.61 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.34	Deed of Trust, Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB Mebane NC, LLC and J. Edward Blakey as Trustee for the benefit of Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.62 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.35	Promissory Note dated as of August 31, 2009 by and between Cole CB Mebane NC, LLC and Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.63 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).

Exhibit
No.	Description

10.36	Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB Piedmont SC, LLC and Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.64 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.37	Promissory Note dated as of August 31, 2009 by and between Cole CB Piedmont SC, LLC and Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.65 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.38	Deed of Trust, Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB Rocky Mount NC, LLC and J. Edward Blakey as Trustee for the benefit of Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.66 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.39	Promissory Note dated as of August 31, 2009 by and between Cole CB Rocky Mount NC, LLC and Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.67 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.40	Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB San Antonio TX, LLC and J. Edward Blakey as Trustee for the benefit of Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.68 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.41	Promissory Note dated as of August 31, 2009 by and between Cole CB San Antonio TX, LLC and Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.69 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.42	Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB Sherman TX, LLC and J. Edward Blakey as Trustee for the benefit of Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.70 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.43	Promissory Note dated as of August 31, 2009 by and between Cole CB Sherman TX, LLC and Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.71 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.44	Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB Waynesboro VA, LLC and Alexander Title Agency as Trustee Incorporated for the benefit of Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.72 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.45	Promissory Note dated as of August 31, 2009 by and between Cole CB Waynesboro VA, LLC and Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.73 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.46	Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB Woodstock VA, LLC and Alexander Title Agency Incorporated as Trustee for the benefit of Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.74 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.47	Promissory Note dated as of August 31, 2009 by and between Cole CB Woodstock VA, LLC and Wells Fargo Bank, NA (Incorporated by reference to Exhibit 10.75 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on November 2, 2009).
10.48	Borrowing Base Revolving Line of Credit Agreement dated as of December 16, 2009 by and between Cole REIT III Operating Partnership, LP and certain of its wholly-owned subsidiaries, collectively as Borrower, and TCF National Bank, a national banking association. (Incorporated by reference to Exhibit 10.76 to the Company’s post-effective amendment to its Registration Statement on Form S-11 (File No. 333-149290), filed on January 29, 2010).
10.49	Deed of Trust and Security Agreement dated as of December 18, 2009 by and between Cole HD Winchester VA, LLC and Manus E. Holmes Incorporated as Trustee for the benefit of Peoples United Bank, a federally chartered banking corporation. (Incorporated by reference to Exhibit 10.77 to the Company’s post-effective amendment to its Registration Statement on Form S-11 (File No. 333-149290), filed on January 29, 2010).

Exhibit
No.	Description

10.50	Mortgage and Security Agreement dated as of December 18, 2009 by and between Cole TS Gloucester NJ, LLC and Peoples United Bank, a federally chartered banking corporation. (Incorporated by reference to Exhibit 10.78 to the Company’s post-effective amendment to its Registration Statement on Form S-11 (File No. 333-149290), filed on January 29, 2010).
10.51	Promissory Note dated December 18, 2009 by and between Peoples United Bank, a federally chartered banking corporation, as Lender and Cole TS Gloucester NJ, LLC and Cole HD Winchester VA, LLC, collectively as Borrowers. (Incorporated by reference to Exhibit 10.79 to the Company’s post-effective amendment to its Registration Statement on Form S-11 (File No. 333-149290), filed on January 29, 2010).
10.52	Loan Agreement dated December 22, 2009 by and between Jackson National Life Insurance Company, as Lender and Cole HD Tucson AZ, LLC, Cole MT Flagstaff AZ, LLC, Cole WG Goose Creek SC, LLC, Cole PX Mountain Brook AL, LLC, Cole TS Irmo SC, LLC, Cole LO Kansas City MS, LLC and Cole KO Columbia SC, LLC, collectively as Borrowers. (Incorporated by reference to Exhibit 10.80 to the Company’s post-effective amendment to its Registration Statement on Form S-11 (File No. 333-149290), filed on January 29, 2010).
10.53	Fixed Rate Promissory Note dated December 22, 2009 by and between Jackson National Life Insurance Company, as Noteholder and Cole HD Tucson AZ, LLC, Cole MT Flagstaff AZ, LLC, Cole WG Goose Creek SC, LLC, Cole PX Mountain Brook AL, LLC, Cole TS Irmo SC, LLC, Cole LO Kansas City MS, LLC and Cole KO Columbia SC, LLC, collectively as Maker. (Incorporated by reference to Exhibit 10.81 to the Company’s post-effective amendment to its Registration Statement on Form S-11 (File No. 333-149290), filed on January 29, 2010).
10.54	Borrowing Base Revolving Line of Credit Agreement dated as of January 6, 2010 by and between Cole REIT III Operating Partnership, LP and certain of its wholly-owned subsidiaries, collectively as Borrower and JPMorgan Chase Bank, N.A., as Administrative Agent, US Bank National Association, as Sole Syndication Agent, RBS Citizens, N.A., D/B/A Charter One, as Co-Documentation Agent, Comerica Bank, as Co-Documentation Agent and J.P. Morgan Securities Inc., as Sole Bookrunner and Sole Lead Arranger. (Incorporated by reference to Exhibit 10.82 to the Company’s post-effective amendment to its Registration Statement on Form S-11 (File No. 333-149290), filed on January 29, 2010).
10.55	First Deed of Trust, Security Agreement and Fixture Filing dated as of January 27, 2010 by and between Cole MT Austin TX, LLC and Bryan E. Loocke as Trustee for the benefit of Aviva Life and Annuity Company. (Incorporated by reference to Exhibit 10.83 to the Company’s post-effective amendment to its Registration Statement on Form S-11 (File No. 333-149290), filed on January 29, 2010).
10.56	Promissory Note, dated January 27, 2010, by and between Cole MT Austin TX, LLC and Aviva Life and Annuity Company. (Incorporated by reference to Exhibit 10.84 to the Company’s post-effective amendment to its Registration Statement on Form S-11 (File No. 333-149290), filed on January 29, 2010).
10.57	Loan Agreement, dated April 1, 2010, by and between Cole Credit Property Trust III, Inc., and certain of its wholly-owned subsidiaries, collectively as Borrower, and The Royal Bank of Scotland PLC as lender. (Incorporated by reference to Exhibit 10.85 to the Company’s post-effective amendment to its Registration Statement on Form S-11 (File No. 333-149290), filed on April 16, 2010).
10.58	Loan Agreement, dated April 1, 2010, by and between Cole Mezzco CCPT III, LLC as Borrower, and RCG LV Debt IV REIT, LP as lender. (Incorporated by reference to Exhibit 10.86 to the Company’s post-effective amendment to its Registration Statement on Form S-11 (File No. 333-149290), filed on April 16, 2010).
10.59	Purchase and Sale Agreement dated as of April 30, 2010 by and between City Center Bellevue Development LLC and Cole MT Bellevue WA, LLC. (Incorporated by reference to Exhibit 10.76 to the Company’s pre-effective amendment on Form S-11 (File No. 333-164884) filed on May 13, 2010).
10.60	Loan Agreement dated May 19, 2010 by and between Cole Credit Property Trust III, Inc., as Borrower and JPMorgan Chase Bank, N.A., as Lender (Incorporated by reference to Exhibit 10.88 to the Company’s post-effective amendment to its Registration Statement on Form S-11 (File No. 333-149290), filed August 2, 2010).
10.61	Loan Agreement dated June 4, 2010 by and between Cole Credit Property Trust III, Inc. as Borrower and Goldman Sachs Commercial Mortgage Capital, L.P., as Lender (Incorporated by reference to Exhibit 10.89 to the Company’s post-effective amendment to its Registration Statement on Form S-11 (File No. 333-149290), filed August 2, 2010).

Exhibit
No.		Description

10.62		Loan Agreement dated as of July 30, 2010 by and between Cole MT Bellevue WA, LLC as Borrower and Wells Fargo Bank, National Association as Lender, administrative agent, sole book runner and lead arranger (Incorporated by reference to Exhibit 10.90 to the Company’s post-effective amendment to its Registration Statement on Form S-11 (File No. 333-149290), filed August 3, 2010).
10.63		Loan Agreement dated August 25, 2010 by and between Cole AT Dallas TX, LLC, Cole IG Katy TX, LLC, Cole CI Plano TX, LLC, Cole XP Schaumburg IL, LLC and Cole HD Tolleson AZ, LLC, collectively as Borrower and Wells Fargo Bank, National Association as Lender, Administrative Agent, Syndication Agent, Documentation Agent and Sole Book Runner and Lead Arranger (Incorporated by reference to Exhibit 10.91 to the Company’s pre-effective amendment to Form S-11 (File No. 333-164884), filed on September 17, 2010).
10.64		Agreement for Purchase and Sale of Real Estate dated September 12, 2010 by Cole REIT III Operating Partnership, LP as Purchaser and Albertson’s LLC and certain of its wholly-owned entities, collectively as Seller (Incorporated by reference to Exhibit 10.92 to the Company’s pre-effective amendment to Form S-11 (File No. 333-164884), filed on September 17, 2010).
10.65		Loan Agreement dated December 15, 2010 by and between Cole Credit Property Trust III, Inc. as Borrower and JP Morgan Chase Bank, National Association as Lender (Incorporated by reference to Exhibit 10.65 to the Company’s Annual Report on Form 10-K (File No. 000-53960), filed on March 31, 2011).
10.66		Credit Agreement dated June 27, 2011 by and between Cole REIT III Operating Partnership, LP as Borrower and Bank of America, National Association as Administrative Agent, Swing Line Lender and LIC Issuer, JP Morgan Chase Bank, National Association as Syndication Agent, U.S. Bank National Association, Wells Fargo Bank, National Association and Regions Bank as Co-Documentation Agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC as Joint Lead Arrangers and Joint Book Managers. (Incorporated by reference to Exhibit 10.66 to the Company’s post-effective amendment to Form S-11 (File No. 333-164884), filed on July 22, 2011).
14.1		Cole Credit Property Trust III, Inc. Code of Business Conduct and Ethics (Incorporated by reference to the Company’s pre-effective amendment on Form S-11 (File No. 333-149290), filed September 29, 2008).
21.1		List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-149290), filed on September 29, 2008).
23.1		Consent of Morris, Manning & Martin, LLP with respect to tax opinion (included in Exhibit 8.1).
23.2		Consent of Venable LLP (included in Exhibit 5.1).
23	.3*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
24.1		Power of Attorney (Incorporated by reference to signature page to the Company’s Form S-11 (File No. 333-164884), filed on February 12, 2010).
24.2		Power of Attorney for Marc T. Nemer (Incorporated by reference to Exhibit 24.2 to the Company’s pre-effective amendment to Form S-11 (File No. 333-164884), filed on September 17, 2010).
24.3		Power of Attorney for Simon J. Misselbrook (Incorporated by reference to Exhibit 24.3 to the Company’s post-effective amendment to Form S-11 (File No. 333-164884), filed December 7, 2010).

*	Filed herewith.